                                            Filed Pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-61440

[AMERISOURCE LOGO]
                                                                   [BERGEN LOGO]

                A MERGER PROPOSAL -- YOUR VOTE IS VERY IMPORTANT

To the shareholders of AmeriSource Health Corporation and Bergen Brunswig
Corporation:

     AmeriSource and Bergen have agreed to combine in a merger of equals. The new corporation is named AmerisourceBergen Corporation. We are proposing the merger because we believe the combined strengths of our two companies will enable us to achieve significant operating efficiencies and produce substantial benefits for customers and shareholders of both companies. We ask for your support in voting for the merger proposals at our respective special meetings.

     When the merger is completed:

     - AmeriSource common shareholders will receive one share of AmerisourceBergen common stock for each share of AmeriSource they own; and

     - Bergen common shareholders will receive 0.37 of a share of AmerisourceBergen common stock for each share of Bergen they own.

     AmerisourceBergen intends to apply to list its common stock on the New York Stock Exchange under the symbol "ABC".

     The board of directors of each of AmeriSource and Bergen has unanimously approved the merger and recommends that their shareholders vote FOR the merger proposals as described in the attached materials. Information about the merger is contained in this joint proxy statement-prospectus. WE URGE YOU TO READ THESE MATERIALS, INCLUDING THE SECTION DESCRIBING RISK FACTORS RELATING TO THE MERGER THAT BEGINS ON PAGE 17.

     The board of directors of each of AmeriSource and Bergen is convening a special meeting of its shareholders in order to vote on the merger proposal. The dates, times and places of the meetings are as follows:

       For AmeriSource shareholders:                      For Bergen shareholders:
              August 29, 2001                                 August 29, 2001
           11:00 a.m., local time                          9:00 a.m., local time
       AmeriSource Health Corporation                   Bergen Brunswig Corporation
             1300 Morris Drive                            4000 Metropolitan Drive
      Chesterbrook, Pennsylvania 19087                    Orange, California 92868

     YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU
OWN. Please vote as soon as possible to make sure that your shares are represented at the meeting. To vote your shares, you may be able to submit your proxy or voting instructions by telephone (and receive immediate acknowledgement of the casting of your vote) or you may complete and return the enclosed proxy card or voting instructions. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct the brokerage firm or bank on how to vote your shares. If you do not vote or do not instruct your brokerage firm or bank how to vote, it may have the same effect as voting against the merger.

     We strongly support this combination of our companies and join with our boards of directors in enthusiastically recommending that you vote in favor of the merger.

                R. David Yost                                Robert E. Martini
    Chairman and Chief Executive Officer           Chairman and Chief Executive Officer
       AmeriSource Health Corporation                   Bergen Brunswig Corporation

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this joint proxy statement-prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This joint proxy statement-prospectus is dated July 31, 2001, and is first being mailed to shareholders of AmeriSource and Bergen on or about August 1, 2001.

                             ADDITIONAL INFORMATION

     This joint proxy statement-prospectus incorporates important business and financial information about AmeriSource and Bergen from other documents that are not included in or delivered with this joint proxy statement-prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this joint proxy statement-prospectus by requesting them in writing or by telephone or over the Internet from the appropriate company at one of the following addresses:

AmeriSource Health Corporation              Bergen Brunswig Corporation

Investor Relations                          Investor Relations
1300 Morris Drive, Suite 100                4000 Metropolitan Drive
Chesterbrook, PA 19087-5594                 Orange, CA 92868-3510
(610) 727-7000                              (714) 385-4000
email: mkilpatric@amerisource.com or        email: donna.dolan@bergenbrunswig.com
       bbrungess@amerisource.com

     IF YOU WOULD LIKE TO REQUEST ANY DOCUMENTS, PLEASE DO SO BY AUGUST 22, 2001 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETINGS.

     See "Where You Can Find More Information" that begins on page 98.

                               [AMERISOURCE LOGO]

                         AMERISOURCE HEALTH CORPORATION
                          1300 MORRIS DRIVE, SUITE 100
                          CHESTERBROOK, PA 19087-5594

    NOTICE OF SPECIAL MEETING OF AMERISOURCE HEALTH CORPORATION SHAREHOLDERS

                                AUGUST 29, 2001

                         AMERISOURCE HEALTH CORPORATION
                               1300 MORRIS DRIVE
                 CHESTERBROOK, PENNSYLVANIA 19087 AT 11:00 A.M.

To the shareholders of AmeriSource Health Corporation:

     Notice is hereby given that a special meeting of Class A common shareholders of AmeriSource Health Corporation will be held on August 29, 2001, at 11:00 a.m., local time, at the offices of the company at 1300 Morris Drive, Chesterbrook, Pennsylvania 19087, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt a merger agreement between AmeriSource and Bergen pursuant to which AmeriSource and Bergen will each become a wholly-owned subsidiary of a new holding company named AmerisourceBergen Corporation and each share of AmeriSource common stock will be automatically converted into one share of AmerisourceBergen common stock and each share of Bergen common stock will be automatically converted into 0.37 of a share of AmerisourceBergen common stock.

     2. To adjourn the special meeting to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

     3. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

     These items of business are described in the attached joint proxy statement-prospectus. Holders of record of AmeriSource Class A common stock at the close of business on July 17, 2001, the record date, are entitled to receive notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

     YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. Your attention is directed to the accompanying joint proxy statement-prospectus and proxy card or voting instructions. Please vote as soon as possible to make sure that your shares are represented at the meeting. Whether or not you plan to attend the meeting, you are requested to promptly submit your vote by calling the toll-free telephone number as provided on the proxy card or that may be provided on the voting instructions (and receive immediate acknowledgement of the casting of your vote), or by completing, signing and dating the enclosed proxy card and returning it promptly in the enclosed postage prepaid envelope. Please note, however, that if your shares are held of record by a brokerage firm or bank and you wish to attend and vote at the meeting, you must obtain from such brokerage firm or bank a proxy issued in your name, and you must comply with the instructions you receive from such brokerage firm or bank to vote your shares. Any proxy given by a shareholder may be revoked at any time before its exercise by sending a subsequently dated proxy or by giving written notice to AmeriSource, in each case, to the attention of the Secretary of AmeriSource, at the above address.

                                          By order of the board of directors of
                                          AmeriSource Health Corporation,

                                          /s/ William D. Sprague
                                          WILLIAM D. SPRAGUE
                                          Vice President, General Counsel
                                          and Secretary

Chesterbrook, Pennsylvania
July 31, 2001

                                 [BERGEN LOGO]

                          BERGEN BRUNSWIG CORPORATION
                            4000 METROPOLITAN DRIVE
                         ORANGE, CALIFORNIA 92868-3510

     NOTICE OF SPECIAL MEETING OF BERGEN BRUNSWIG CORPORATION SHAREHOLDERS

                                AUGUST 29, 2001

                          BERGEN BRUNSWIG CORPORATION
                            4000 METROPOLITAN DRIVE
                     ORANGE, CALIFORNIA 92868 AT 9:00 A.M.

To the shareholders of Bergen Brunswig Corporation:

     We will hold a special meeting of the shareholders of Bergen Brunswig Corporation on August 29, 2001, at 9:00 a.m., local time, at the offices of the company at 4000 Metropolitan Drive, Orange, California 92868, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt a merger agreement between Bergen and AmeriSource pursuant to which AmeriSource and Bergen will each become a wholly-owned subsidiary of a new holding company named AmerisourceBergen Corporation and each share of Bergen common stock will be automatically converted into 0.37 of a share of AmerisourceBergen common stock and each share of AmeriSource common stock will be automatically converted into one share of AmerisourceBergen common stock.

     2. To adjourn the special meeting to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

     3. To transact such other business that may properly come before the special meeting or any adjournment or postponement thereof.

     These items of business are described in the attached joint proxy statement-prospectus. Holders of record of Bergen common stock at the close of business on July 17, 2001, the record date, are entitled to receive notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

     YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. Your attention is directed to the accompanying joint proxy statement-prospectus and proxy card or voting instructions. Please vote as soon as possible to make sure that your shares are represented at the meeting. Whether or not you plan to attend the meeting, you are requested to promptly submit your vote by calling the toll-free telephone number as provided on the proxy card or that may be provided on the voting instructions (and receive immediate acknowledgement of the casting of your vote), or by completing, signing and dating the enclosed proxy card and returning it promptly in the enclosed postage prepaid envelope. Please note, however, that if your shares are held of record by a brokerage firm or bank and you wish to attend and vote at the meeting, you must obtain from such brokerage firm or bank a proxy issued in your name, and you must comply with the instructions you receive from such brokerage firm or bank to vote your shares. Any proxy given by a shareholder may be revoked at any time before its exercise by sending a subsequently dated proxy or by giving written notice to Bergen, in each case, to the attention of the Secretary of Bergen, at the above address.

                                          By order of the board of directors of
                                          Bergen Brunswig Corporation,

                                          /s/ Milan A. Sawdei

                                          MILAN A. SAWDEI
                                          Senior Executive Vice President,
                                          Chief Legal and Compliance
                                          Officer and Secretary

Orange, California
July 31, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
SUMMARY OF THE JOINT PROXY STATEMENT-PROSPECTUS.............    4
The Companies...............................................    4
The Structure of the Merger.................................    4
Recommendation of the Boards of Directors and Opinions of
  Financial Advisors........................................    6
Shareholder Approvals.......................................    6
The Special Meetings........................................    7
Board of Directors and Management Following the Merger......    7
Interests of Directors and Executive Officers in the
  Merger....................................................    8
Treatment of Stock Options..................................    8
Tax Consequences............................................    9
Accounting Treatment........................................    9
Overview of the Merger Agreement............................    9
Regulatory Matters..........................................   10
Completion and Effectiveness of the Merger..................   10
Stock Option Agreements.....................................   11
Support/Voting Agreements...................................   11
Market Price Information....................................   11
Selected Historical and Pro Forma Financial Data............   12
Unaudited Comparative Per Share Information.................   16
RISK FACTORS................................................   17
THE COMPANIES...............................................   19
THE SPECIAL MEETINGS........................................   20
Joint Proxy Statement-Prospectus............................   20
Date, Time and Place of the Special Meetings................   20
Purpose of the Special Meetings.............................   20
Shareholder Record Date for the Special Meetings............   20
Vote Required for Approval and Adoption of the Merger
  Agreement.................................................   21
Proxies.....................................................   21
Voting by Telephone.........................................   22
Solicitation of Proxies.....................................   23
Other Action to be Taken at the AmeriSource Special
  Meeting...................................................   23
Other Action to be Taken at the Bergen Special Meeting......   23
THE MERGER..................................................   24
Background of the Merger....................................   24
AmeriSource's Reasons for the Merger........................   28
Bergen's Reasons for the Merger.............................   29
Recommendation of AmeriSource's Board of Directors..........   31
Opinion of AmeriSource's Financial Advisor..................   31
Recommendation of Bergen's Board of Directors...............   37
Opinion of Bergen's Financial Advisor.......................   37
Interests of AmeriSource Directors and Executive Officers in
  the Merger................................................   43
Interests of Bergen Directors and Executive Officers in the
  Merger....................................................   44
Completion and Effectiveness of the Merger..................   48
Structure of the Merger and Conversion of AmeriSource and
  Bergen Stock..............................................   48
Exchange of Stock Certificates for AmerisourceBergen Stock
  Certificates..............................................   49
Treatment of AmeriSource and Bergen Stock Options...........   49

                                                              PAGE
                                                              ----
Effect of the Merger on Outstanding AmeriSource Convertible
  Notes.....................................................   50
Material United States Federal Income Tax Consequences of
  the Merger................................................   51
Accounting Treatment of the Merger..........................   54
Regulatory Matters..........................................   54
Restrictions on Sales of Shares by Affiliates of AmeriSource
  and Bergen................................................   55
New York Stock Exchange Listing of AmerisourceBergen Common
  Stock to be Issued in the Merger..........................   55
Appraisal Rights............................................   55
Delisting and Deregistration of AmeriSource and Bergen
  Common Stock after the Merger.............................   55
The Merger Agreement........................................   55
AmerisourceBergen Charter and Bylaws........................   65
Stock Option Agreements.....................................   65
Support/Voting Agreements...................................   67
MARKET PRICE INFORMATION....................................   70
AMERISOURCEBERGEN CORPORATION UNAUDITED PRO FORMA
  CONSOLIDATED CONDENSED FINANCIAL INFORMATION..............   71
DESCRIPTION OF AMERISOURCEBERGEN CAPITAL STOCK..............   79
Authorized Capital Stock....................................   79
AmerisourceBergen Common Stock..............................   79
AmerisourceBergen Preferred Stock...........................   79
Transfer Agent..............................................   80
Anti-Takeover Considerations................................   80
COMPARISON OF RIGHTS OF AMERISOURCEBERGEN SHAREHOLDERS,
  AMERISOURCE SHAREHOLDERS AND BERGEN SHAREHOLDERS..........   80
Capitalization..............................................   81
Voting Rights...............................................   81
Number and Election of Directors............................   81
Vacancies on the Board of Directors and Removal of
  Directors.................................................   82
Amendments to the Certificate of Incorporation..............   82
Amendments to Bylaws........................................   83
Action by Written Consent...................................   84
Ability to Call Special Meetings of the Shareholders........   84
Notice of Shareholder Action................................   85
Limitation of Personal Liability of Directors and
  Officers..................................................   85
Indemnification of Directors and Officers...................   86
Super-Majority Voting Requirements..........................   87
Shareholders Rights Plans...................................   88
State Anti-Takeover Statutes................................   94
MANAGEMENT AND DIRECTORS OF AMERISOURCEBERGEN AFTER THE
  MERGER....................................................   95
Board of Directors of AmerisourceBergen.....................   95
Committees of the AmerisourceBergen Board of Directors......   96
Compensation of Directors...................................   96
Executive Officers of AmerisourceBergen.....................   96
Compensation of Executive Officers..........................   97

                                                              PAGE
                                                              ----
LEGAL MATTERS...............................................   97
EXPERTS.....................................................   98
OTHER MATTERS...............................................   98
WHERE YOU CAN FIND MORE INFORMATION.........................   98
STATEMENTS REGARDING FORWARD-LOOKING INFORMATION............  100
INDEX TO CONSOLIDATED BALANCE SHEET.........................  F-1

ANNEX A  -- Agreement and Plan of Merger
ANNEX B  -- AmeriSource Stock Option Agreement
ANNEX C  -- Bergen Stock Option Agreement
ANNEX D  -- Support/Voting Agreement for Robert E. Martini
ANNEX E  -- Support/Voting Agreement for Neil F. Dimick
ANNEX F  -- Support/Voting Agreement for R. David Yost
ANNEX G  -- Support/Voting Agreement for Kurt J. Hilzinger
ANNEX H  -- Opinion of Goldman, Sachs & Co.
ANNEX I -- Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated ANNEX J -- Amended and Restated Certificate of Incorporation of
            AmerisourceBergen, as Amended
ANNEX K  -- Amended and Restated Bylaws of AmerisourceBergen

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHY ARE AMERISOURCE AND BERGEN PROPOSING THE MERGER?

A: We are proposing the merger because we believe the combined strengths of our two companies will enable us to achieve significant operating efficiencies and produce substantial benefits for our customers and shareholders. By combining the companies, AmerisourceBergen will create the potential for stronger operating results and a stronger financial condition than either company could achieve on its own.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: Shareholders of AmeriSource and Bergen will receive the following in the merger:

     - AmeriSource common shareholders will receive one share of AmerisourceBergen common stock for each share of AmeriSource common stock they own; and

     - Bergen common shareholders will receive 0.37 of a share of AmerisourceBergen common stock for each share of Bergen common stock they own.

Q:  WHERE WILL MY SHARES OF AMERISOURCEBERGEN COMMON STOCK BE LISTED?

A: We intend to apply to list the AmerisourceBergen common stock on the New York Stock Exchange under the symbol "ABC".

Q:  WHAT SHAREHOLDER APPROVALS ARE NEEDED?

A: For AmeriSource, the affirmative vote of the holders of a majority of the outstanding shares of AmeriSource's Class A common stock outstanding as of the record date is required to approve and adopt the merger agreement. Each holder of Class A common stock is entitled to one vote per share.

    For Bergen, the affirmative vote of a majority of the votes cast at the special meeting by holders of the outstanding shares of Bergen's common stock, assuming a quorum is present in person or by proxy, is required to approve and adopt the merger agreement.

Q:  WHAT DO I NEED TO DO NOW?

A: After you have carefully read and considered the information contained in this joint proxy statement-prospectus, please respond by submitting your proxy card or voting instructions by telephone and receive immediate acknowledgement of the casting of your vote or by completing, signing and dating your proxy card or voting instructions and returning it in the enclosed postage paid envelope, as soon as possible so that your shares may be represented at your special meeting.

Q:  WHAT IF I DON'T VOTE?

A:  If you are an AmeriSource shareholder and you:

     - fail to execute and mail either your proxy card or voting instructions, telephone your response or vote in person, your shares will not be counted for purposes of establishing a quorum and your failure to respond will have the same effect as a vote AGAINST the approval and adoption of the merger agreement;

     - execute and mail your voting instructions, and your shares are held by a brokerage firm or a bank, and you do not indicate how you want to vote, your shares will be counted for purposes of establishing a quorum and your broker or bank non-vote will have the same effect as a vote AGAINST the approval and adoption of the merger agreement; or

     - execute and mail your proxy card, telephone your response or vote in person and you are a registered holder and do not indicate how you want to vote, your shares will be voted FOR the approval and adoption of the merger agreement.

     If you are a Bergen shareholder and you:

     - fail to execute and mail either your proxy card or voting instructions, telephone your response or vote in person, your shares will not be counted for purposes of establishing a quorum or for purposes of determining the number of votes cast in connection with the proposal to approve and adopt the merger agreement;

     - execute and mail your voting instructions, and your shares are held by a brokerage firm or a bank, and you do not indicate how you want to vote, your shares will be counted for purposes of establishing a quorum and your broker or bank non-vote will have no effect on the approval and adoption of the merger agreement; or

     - execute and mail your proxy card, telephone your response or vote in person and you are a registered holder and do not indicate how you want to vote, your shares will be voted FOR the approval and adoption of the merger agreement.

Q:  HOW DO I VOTE MY SHARES IF MY SHARES ARE HELD IN "STREET NAME"?

A: If your shares are held at an account at a brokerage firm or bank, a set of voting instructions should have accompanied this joint proxy statement-prospectus which should provide instructions on how to vote your shares. If you have not received such voting instructions or require further information regarding the voting instructions you received, you should contact your brokerage firm or bank and it can give you instructions on how to vote your shares. Your brokerage firm or bank cannot vote your shares unless it receives appropriate instructions from you.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can revoke your proxy. Second, you can submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the Secretary of AmeriSource or Bergen, as appropriate, before the special meeting. Third, you can attend the special meeting and vote in person and, if you are a Bergen shareholder, you must also submit a written notice of revocation with the Secretary of the meeting prior to the vote. If you submit your proxy or voting instructions by telephone, you can change your vote by submitting a proxy at a later date, using the same procedures, in which case your later submitted proxy will be recorded and your earlier proxy will be revoked. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, you will receive written instructions from the exchange agent on how to exchange your stock certificates for shares of AmerisourceBergen. Please DO NOT send in your stock certificates with your proxy.

Q:  WILL I RECEIVE DIVIDENDS ON MY AMERISOURCEBERGEN SHARES?

A: Yes. AmerisourceBergen currently intends to pay quarterly cash dividends on its common stock of $0.025 per share.

Q: AM I ENTITLED TO EXERCISE ANY DISSENTERS' OR APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER?

A: No. Neither AmeriSource shareholders nor Bergen shareholders are entitled to dissenters' or appraisal rights.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger as quickly as possible. In addition to shareholder approvals, we must obtain regulatory approvals and satisfy other conditions set forth in the merger agreement. Assuming timely receipt of these approvals, we hope to complete the merger during the third quarter of calendar year 2001.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this joint proxy statement-prospectus or the enclosed proxy card or voting instructions, you should contact:

     - if you are an AmeriSource shareholder:

             Morrow & Co., Inc.
          445 Park Avenue
          5th Floor
          New York, NY 10022
          Telephone: (800) 607-0088

          or

          AmeriSource Health Corporation
          Investor Relations
          1300 Morris Drive, Suite 100
          Chesterbrook, PA 19087-5594
          Telephone: (610) 727-7000
          e-mail: mkilpatric@amerisource.com or
                bbrungess@amerisource.com

     - if you are a Bergen shareholder:

             Morrow & Co., Inc.
          445 Park Avenue
          5th Floor
          New York, NY 10022
          Telephone: (800) 607-0088

          or

          Bergen Brunswig Corporation
          Investor Relations
          4000 Metropolitan Drive
          Orange, CA 92868-3510
          Telephone: (714) 385-4000
          email: donna.dolan@bergenbrunswig.com

                SUMMARY OF THE JOINT PROXY STATEMENT-PROSPECTUS

     This summary highlights selected information in the joint proxy statement-prospectus and may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement-prospectus and the other documents we refer to for a more complete understanding of the merger. In particular, you should read the documents attached to this joint proxy statement-prospectus, including the merger agreement, the stock option agreements and the support/voting agreements, which are attached as Annexes A through G. In addition, we incorporate by reference important business and financial information about AmeriSource and Bergen into this joint proxy statement-prospectus. You may obtain the information incorporated by reference into this joint proxy statement-prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" that begins on page 98 of this joint proxy statement-prospectus.

THE COMPANIES (SEE PAGE 19)

AmeriSource Health Corporation
1300 Morris Drive, Suite 100
Chesterbrook, Pennsylvania 19087-5594
(610) 727-7000
http://www.amerisource.com

     AmeriSource Health Corporation is a holding company and substantially all of its operations are conducted through its direct wholly-owned subsidiary, AmeriSource Corporation. AmeriSource is a leading wholesale distributor of pharmaceutical products and related healthcare solutions in the United States.

Bergen Brunswig Corporation
4000 Metropolitan Drive
Orange, California 92868-3510
(714) 385-4000
http://www.bergenbrunswig.com

     Bergen Brunswig Corporation is one of the nation's largest wholesalers of pharmaceuticals and specialty healthcare products to the managed care and retail pharmacy markets, and also distributes pharmaceuticals to long-term care and workers' compensation patients.

AmerisourceBergen Corporation
1300 Morris Drive, Suite 100
Chesterbrook, Pennsylvania 19087-5594
(610) 727-7000

     AmerisourceBergen is a newly formed corporation that has not yet conducted any activities other than those incident to its formation, the matters contemplated by the merger agreement and the preparation of this joint proxy statement-prospectus. Upon completion of the merger, AmeriSource and Bergen will each become a wholly-owned subsidiary of AmerisourceBergen. The business of AmerisourceBergen will be the combined businesses currently conducted by AmeriSource and Bergen.

THE STRUCTURE OF THE MERGER (SEE PAGE 48)

     To accomplish the combination of their businesses, AmeriSource and Bergen jointly formed a new company, AmerisourceBergen, with two subsidiaries, A-Sub Acquisition Corp. and B-Sub Acquisition Corp.

     Prior to the effective time of the merger, the organization of the companies is:

                               BEFORE THE MERGER

                                   [GRAPHICS]

     At the effective time of the merger:

     - A-Sub Acquisition Corp. will be merged with and into AmeriSource, and AmeriSource will be the surviving corporation. In the AmeriSource merger, AmeriSource shareholders will receive one AmerisourceBergen share for each AmeriSource share; and

     - B-Sub Acquisition Corp. will be merged with and into Bergen, and Bergen will be the surviving corporation. In the Bergen merger, Bergen shareholders will receive 0.37 of an AmerisourceBergen share for each Bergen share.

As a result, AmeriSource and Bergen will each become a wholly-owned subsidiary of AmerisourceBergen and the shareholders of AmeriSource and Bergen will become shareholders of AmerisourceBergen. AmerisourceBergen will indirectly own the AmeriSource and Bergen ownership interest in AmerisourceBergen at the effective time of the merger.

                                AFTER THE MERGER

                                   [GRAPHICS]

     In the event that either outside legal counsel of AmeriSource or outside legal counsel of Bergen is unable to render an opinion that neither AmeriSource or Bergen, as the case may be, nor the AmeriSource shareholders or Bergen shareholders, as the case may be, will recognize any gain or loss for federal income tax purposes in connection with the merger, except for taxes payable because of the reimbursement of conveyance taxes or conveyance fees, and in the case of Bergen shareholders, because of cash received instead of fractional shares, we may amend the merger agreement to provide for the simultaneous merger of AmeriSource and Bergen with and into AmerisourceBergen, with AmerisourceBergen as the surviving corporation in each merger.

RECOMMENDATION OF THE BOARDS OF DIRECTORS AND OPINIONS OF FINANCIAL ADVISORS (SEE PAGES 31 AND 37)

     To AmeriSource Shareholders: The AmeriSource board of directors believes that the merger is fair to you and in your best interest and unanimously voted to approve the merger agreement and unanimously recommends that you vote FOR the approval and adoption of the merger agreement.

     To Bergen Shareholders: The Bergen board of directors believes that the merger is fair to you and in your best interest and unanimously voted to approve the merger agreement and unanimously recommends that you vote FOR the approval and adoption of the merger agreement.

     Opinion of AmeriSource's Financial Advisor. In deciding to approve the merger, the AmeriSource board of directors considered the opinion of its financial advisor, Goldman, Sachs & Co., that, as of the date of its opinion, and subject to and based on the considerations referred to in its opinion, the ratio to exchange shares of AmeriSource common stock for shares of AmerisourceBergen common stock was fair from a financial point of view to holders of AmeriSource common stock. The full text of the written opinion of Goldman Sachs, which sets forth assumptions made, matters considered and limitation on the review undertaken in connection with the opinion, is attached as Annex H to this joint proxy statement-prospectus. AmeriSource urges its shareholders to read the opinion of Goldman Sachs in its entirety.

     Opinion of Bergen's Financial Advisor. In deciding to approve the merger, the Bergen board of directors considered the opinion of its financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, that, as of the date of its opinion, and based upon and subject to the factors and assumptions set forth in its opinion, the ratio to exchange shares of Bergen common stock for AmerisourceBergen common stock was fair from a financial point of view to the holders of Bergen common stock. The full text of the written opinion of Merrill Lynch which sets forth assumptions made, matters considered and qualifications and limitations on the review undertaken in connection with the opinion, is attached as Annex I to this joint proxy statement-prospectus. Bergen urges its shareholders to read the opinion of Merrill Lynch in its entirety.

SHAREHOLDER APPROVALS (SEE PAGE 21)

     Approval of AmeriSource's Shareholders. A majority of the outstanding shares of AmeriSource Class A common stock must be represented either in person or by proxy to constitute a quorum at the AmeriSource special meeting. The affirmative vote of the holders of a majority of the shares of AmeriSource Class A common stock outstanding as of the record date is required to approve and adopt the merger agreement. As of the record date, AmeriSource directors and executive officers and their affiliates owned approximately 1.08% of the outstanding shares of AmeriSource Class A common stock.

     Approval of Bergen's Shareholders. A majority of the outstanding shares of Bergen common stock must be represented either in person or by proxy to constitute a quorum at the Bergen special meeting. The affirmative vote of a majority of the votes cast at the Bergen special meeting, assuming a quorum is present, is required to approve and adopt the merger agreement. As of the record date, Bergen directors and executive officers and their affiliates owned approximately 4.20% of the outstanding shares.

     Procedures for Voting Your Shares. Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the appropriate meeting. Whether or not you plan to attend your meeting, you are requested to submit your vote by either calling the toll-free telephone number provided on the proxy card or voting instructions (and receive immediate acknowledgement of the casting of your vote) or completing, signing and dating the enclosed proxy card and returning it in the prepaid envelope. If you are a holder of record, you may vote in person at the appropriate special meeting. If you submit a properly executed proxy card and do not include instructions on how to vote, your shares will be voted FOR approval and adoption of the merger agreement. If you fail to respond, your shares will not be counted for purposes of establishing a quorum and, in the case of AmeriSource shareholders, it will have the same effect as voting against the approval and adoption of the merger agreement.

     If your shares are held in an account at a brokerage firm or bank, your brokerage firm or bank should have provided a set of voting instructions with this joint proxy statement-prospectus which should provide instructions on how to vote your shares. If you have not received such voting instructions or require further information regarding such voting instructions, contact your brokerage firm or bank and they can give you directions on how to vote your shares. Your brokerage firm or bank cannot vote your shares unless they receive appropriate instructions from you.

     Procedure for Changing Your Vote. You can change your vote at any time before your proxy is voted at the special meeting of your company's shareholders. You can do this in one of three ways. First, you can send a written notice stating that you are revoking your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy for AmeriSource shares to the Secretary of AmeriSource at the address on page 22 and for Bergen shares to the Secretary of Bergen at the address on page 22. Third, if you are a holder of record, you can attend the special meeting of your company's shareholders and vote in person and, if you are a Bergen shareholder, you must give written notice of revocation to the Secretary of Bergen. To revoke a proxy previously submitted by telephone, you may simply submit a proxy at a later date, using the same procedures, in which case your later submitted proxy will be recorded and your earlier proxy will be revoked. If your shares are held in an account at a brokerage firm or bank, you should contact your broker or bank to change your vote.

     Appraisal Rights. Under Delaware law, AmeriSource shareholders are not entitled to appraisal rights in connection with the merger. Under New Jersey law, Bergen shareholders are not entitled to appraisal rights in connection with the merger.

THE SPECIAL MEETINGS (SEE PAGE 20)

     Special Meeting of AmeriSource's Shareholders. The AmeriSource special meeting will be held at the offices of the company at 1300 Morris Drive, Chesterbrook, Pennsylvania 19087 on August 29, 2001, starting at 11:00 a.m., local time.

     Special Meeting of Bergen's Shareholders. The Bergen special meeting will be held at the offices of the company at 4000 Metropolitan Drive, Orange, California 92868 on August 29, 2001, starting at 9:00 a.m., local time.

BOARD OF DIRECTORS AND MANAGEMENT FOLLOWING THE MERGER (SEE PAGE 95)

     Upon completion of the merger, the board of directors of AmerisourceBergen will be comprised of at least eight individuals, four of whom will be former AmeriSource directors and four of whom will be former Bergen directors. The members of the board of directors of AmerisourceBergen will include:

     - Robert E. Martini, the current Chairman and Chief Executive Officer of Bergen,

     - R. David Yost, the current Chairman and Chief Executive Officer of AmeriSource,

     - three of the independent directors of Bergen immediately prior to the merger designated by Bergen, and

     - three of the independent directors of AmeriSource immediately prior to the merger designated by AmeriSource.

Robert E. Martini will be the Chairman of the board of directors of AmerisourceBergen. AmeriSource and Bergen intend that, prior to or as soon as possible after the merger, the board of directors of AmerisourceBergen will be expanded to ten persons and two additional directors not previously affiliated with either AmeriSource or Bergen will join the board of directors.

     The principal executive officers and members of the Executive Management Committee of AmerisourceBergen upon completion of the merger will be as follows:

     - R. David Yost, President and Chief Executive Officer (currently Chairman and Chief Executive Officer of AmeriSource);

     - Kurt J. Hilzinger, Executive Vice President and Chief Operating Officer (currently President and Chief Operating Officer of AmeriSource);

     - Neil F. Dimick, Executive Vice President and Chief Financial Officer (currently Senior Executive Vice President and Chief Financial Officer of Bergen);

     - Brent R. Martini, Senior Vice President of AmerisourceBergen and the President of AmeriSourceBergen Drug Company (currently Senior Executive Vice President of Bergen and President of Bergen Brunswig Drug Company);

     - Charles J. Carpenter, Senior Vice President of AmerisourceBergen and President of PharMerica, Inc. (currently Senior Executive Vice President of Bergen and President of Bergen's subsidiary PharMerica, Inc.); and

     - Steven H. Collis, Senior Vice President of AmerisourceBergen and President of ASD Specialty Healthcare, Inc. (currently Senior Executive Vice President of Bergen and President of Bergen's subsidiary ASD Specialty Healthcare, Inc.).

     The executive management committee shall have and shall exercise all of the powers and authority in the management of the business and affairs of AmerisourceBergen, insofar as it pertains to capital expenditures and acquisitions, as the board of directors of AmerisourceBergen may determine.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (SEE PAGES 43 AND
44)

     Some of the directors and executive officers of AmeriSource and Bergen have interests in the merger that are different from, or are in addition to, the interests of their company's shareholders. These interests include the potential for positions as directors or executive officers of AmerisourceBergen, potential benefits under employment or benefit arrangements as a result of the merger, acceleration of vesting of options or lapse of restrictions on restricted stock as a result of the merger, potential severance and other benefits payments in the event of termination of employment in connection with the merger, and the right to continued indemnification and insurance coverage by AmerisourceBergen for acts or omissions occurring prior to the merger.

TREATMENT OF STOCK OPTIONS (SEE PAGE 49)

     AmeriSource. When the merger is completed, each outstanding AmeriSource stock option will be converted into an option to purchase the number of shares of AmerisourceBergen common stock equal to the number of shares of AmeriSource common stock issuable upon the exercise of the AmeriSource option at an exercise price per share equal to the exercise price per share of AmeriSource common stock subject to the option before the conversion.

     The board of directors of AmeriSource will cause each outstanding AmeriSource stock option granted prior to February 15, 2001 to vest as of the close of business on the last business day prior to the merger, and to become exercisable upon the earlier to occur of its normal vesting date and the first anniversary of the completion of the merger.

     Bergen. When the merger is completed, each outstanding Bergen stock option will be converted into an option to purchase the number of shares of AmerisourceBergen common stock equal to the number of shares of Bergen common stock issuable under the Bergen option multiplied by 0.37, at an exercise price per share equal to the exercise price per share of Bergen common stock subject to the option before the conversion divided by 0.37.

     The board of directors of Bergen will cause each outstanding Bergen stock option granted prior to February 15, 2001 to vest as of the close of business on the last business day prior to the merger, and to become exercisable upon the earlier to occur of its normal vesting date and the first anniversary of the completion of the merger.

TAX CONSEQUENCES (SEE PAGE 51)

     None of AmeriSource, Bergen or their respective shareholders who exchange their shares for shares of AmerisourceBergen common stock will recognize a gain or loss for United States federal income tax purposes in connection with the merger, except for taxes payable because of the reimbursement of conveyance taxes or conveyance fees, and in the case of Bergen shareholders, because of cash received instead of fractional shares.

ACCOUNTING TREATMENT (SEE PAGE 54)

     The merger will be accounted for under the purchase method of accounting for business combinations. Since current AmeriSource shareholders will own approximately 51% of AmerisourceBergen's common stock immediately after the merger (with current Bergen shareholders owning the remaining approximately 49% of AmerisourceBergen common stock), AmerisourceBergen will account for the merger as an acquisition by AmeriSource of Bergen. The value of Bergen as indicated by the fair value of the stock of AmerisourceBergen issued to acquire Bergen (i.e., the purchase price) over the fair value of Bergen's net tangible and identifiable intangible assets, will be treated as an intangible asset termed "goodwill". The goodwill will be allocated to one or more reporting units.

     In July 2001, the Financial Accounting Standards Board issued Statement No. 141 entitled Business Combinations and Statement No. 142 entitled Goodwill and Other Intangible Assets. These Statements provide that goodwill, including goodwill recognized in connection with the merger, will no longer be amortized and charged against earnings, but will instead be subject to periodic testing for impairment and corresponding write-downs, if necessary. This accounting treatment is in all material respects consistent with the rules set forth in the Financial Accounting Standards Board's Exposure Draft entitled Business Combinations and Intangible Assets -- Accounting for Goodwill, dated February 14, 2001, and the unaudited pro forma consolidated condensed financial information included in this joint proxy statement-prospectus has been prepared under the rules set forth in the two new Statements. The merger is conditioned upon the promulgation of these new accounting and financial reporting rules.

OVERVIEW OF THE MERGER AGREEMENT (SEE PAGE 55)

     Conditions to the Completion of the Merger. Each of AmeriSource's and Bergen's obligation to complete the merger is subject to the satisfaction or waiver of specified conditions, including those listed below:

     - the approval and adoption of the merger agreement by both the holders of AmeriSource Class A common stock and Bergen common stock;

     - the applicable waiting period under U.S. antitrust laws must expire or be earlier terminated;

     - the absence of any action by any governmental authority challenging the merger or seeking to limit the ownership or operation of AmeriSource, Bergen or their subsidiaries before or after the merger;

     - the declaration of effectiveness of the registration statement on Form S-4, of which this joint proxy statement-prospectus forms a part, by the Securities and Exchange Commission, and the absence of any stop order or threatened or pending proceedings seeking a stop order;

     - the shares of AmerisourceBergen common stock to be issued in the merger must be approved for listing on the New York Stock Exchange, subject to official notice of issuance;

     - the promulgation by the Financial Accounting Standards Board of a final Statement of Financial Accounting Standard which provides for accounting treatment of the merger in all material respects as in the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets -- Accounting for Goodwill, dated February 14, 2001; and

     - AmeriSource and Bergen must each receive an opinion of tax counsel that neither it nor its shareholders will be subject to U.S. federal income tax as a result of the merger, other than due to the payment of cash in lieu of fractional shares or to reimburse conveyance taxes.

     Termination of the Merger Agreement. AmeriSource and Bergen can jointly agree to terminate the merger agreement at any time. Either company may also terminate the merger agreement if:

     - the merger is not completed on or before September 15, 2001; however, this termination right is not available to any party whose failure to perform any material covenant or obligation under the merger agreement resulted in the failure to complete the merger by that date;

     - the approval of either party's shareholders is not obtained because of the failure to obtain the required vote to approve and adopt the merger agreement;

     - the other party materially breaches any of its representations, warranties, covenants or agreements in the merger agreement, which breach would result in the failure to satisfy a condition to the completion of the merger, and the breach, if curable, is not cured within 30 days after notice is received by the breaching party;

     - the other party materially breaches any of its obligations under its stock option agreement; or

     - the other party adversely changes its board recommendation of the merger agreement, recommends a competing transaction or fails to recommend against a competing offer, each as described beginning on page 59.

     Termination Fees and Expenses. The merger agreement provides that AmeriSource or Bergen may be required to pay a termination fee of $75 million, as well as expenses not to exceed $15 million, to the other party as described beginning on page 60.

     No Solicitation of Alternative Transactions. The merger agreement contains detailed provisions prohibiting AmeriSource and Bergen from seeking an alternative transaction to the merger. These "no solicitation" provisions prohibit AmeriSource and Bergen, and prohibit AmeriSource and Bergen from authorizing or permitting any of their subsidiaries and any of their directors, officers, employees, agents and representatives, from taking any action to solicit a proposal for a competing transaction, as described on page 57. However, the merger agreement does not prohibit either party or its board of directors from considering and potentially recommending a written proposal for a competing transaction which was not solicited or encouraged after the date of the merger agreement, as described on page 58.

REGULATORY MATTERS (SEE PAGE 54)

     Under U.S. antitrust laws, AmeriSource and Bergen may not complete the merger until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the specified waiting periods are terminated or expire. AmeriSource and Bergen filed the required information and materials with the Department of Justice and the Federal Trade Commission on April 6, 2001. On May 7, 2001, the Federal Trade Commission issued a request for additional information. On July 27, 2001, AmeriSource and Bergen certified compliance with such requests. As a result, the waiting period under U.S. antitrust laws will expire on August 27, 2001, unless, prior to that date, the Federal Trade Commission terminates the waiting period or AmeriSource and Bergen agree to an extension of the waiting period. See "The Merger-Regulatory Matters" which begins on page 54.

COMPLETION AND EFFECTIVENESS OF THE MERGER (SEE PAGE 48)

     The parties will complete the merger when all of the conditions to completion of the merger are satisfied or waived in accordance with the merger agreement. The merger will be completed when AmeriSource files a certificate of merger with the Delaware Secretary of State and Bergen files a certificate of merger with the New Jersey Department of the Treasury. However, AmeriSource and Bergen may agree to a later time for completion of the merger and specify that time in their respective certificates of merger.

STOCK OPTION AGREEMENTS (SEE PAGE 65)

     Each of AmeriSource and Bergen has issued to the other an option to purchase up to approximately 19.9% of their respective outstanding shares of common stock. An option becomes exercisable if the grantee becomes entitled to receive the termination fee under the merger agreement as described on page 65. The purchase price of the option issued by AmeriSource to Bergen is $48.48 per AmeriSource share, and the purchase price of the option issued by Bergen to AmeriSource is $17.9376 per Bergen share. The stock option agreements limit the amount of profit that an option holder is permitted to receive.

SUPPORT/VOTING AGREEMENTS (SEE PAGE 67)

     In connection with the merger agreement, AmeriSource has entered into support/voting agreements with Robert E. Martini and Neil F. Dimick, both of whom are executive officers and directors of Bergen. As of the record date, Messrs. Martini and Dimick held approximately 4,725,683 Bergen common shares, representing 3.49% of the outstanding Bergen common shares. Pursuant to the support/voting agreements, each of Messrs. Martini and Dimick has agreed, among other things, to vote all of his shares held on the record date in favor of adoption and approval of the merger agreement and the merger at the special meeting.

     In connection with the merger agreement, Bergen has entered into support/voting agreements with R. David Yost, who is an executive officer and director of AmeriSource, and Kurt J. Hilzinger, who is an executive officer of AmeriSource. As of the record date, Messrs. Yost and Hilzinger held approximately 492,700 AmeriSource Class A common shares, representing 0.93% of the outstanding AmeriSource Class A common shares. Pursuant to the support/voting agreements, each of Messrs. Yost and Hilzinger has agreed, among other things, to vote all of his shares held on the record date in favor of the adoption and approval of the merger agreement and the merger at the special meeting.

MARKET PRICE INFORMATION (SEE PAGE 70)

     Shares of each of AmeriSource Class A common stock and Bergen common stock are traded on the New York Stock Exchange. AmeriSource has never paid dividends. Bergen has paid cash dividends on its common stock totaling $0.170, $0.225 and $0.315 per share in fiscal 2000, 1999 and 1998, respectively. The following table sets forth comparative market price information as of March 16, 2001, the last trading day before the public announcement of the merger, and as of July 30, 2001, the most recent date for which information was available at the time of printing this joint proxy statement-prospectus. The AmeriSource and Bergen share prices represent the closing sale prices on the New York Stock Exchange on each of the dates indicated.

                                                                              BERGEN PRO FORMA
                                          AMERISOURCE PER    BERGEN PER     EQUIVALENT PER SHARE
DATE                                        SHARE PRICE      SHARE PRICE          VALUE(A)
----                                      ---------------    -----------    --------------------
March 16, 2001..........................      $48.48           $15.94              $17.94
July 30, 2001...........................      $59.47           $21.45              $22.00

---------------
(a) Represents the AmeriSource per share price multiplied by 0.37, being the exchange ratio of Bergen shares into AmerisourceBergen shares.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA (SEE PAGE 71)

     The following tables present (1) selected historical financial data of AmeriSource, (2) selected historical financial data of Bergen, and (3) selected unaudited pro forma consolidated financial information of AmerisourceBergen, which reflect the merger.

                                  AMERISOURCE

                       SELECTED HISTORICAL FINANCIAL DATA

     The selected historical financial data of AmeriSource has been derived from the audited consolidated financial statements and related notes of AmeriSource for each of the years in the five-year period ended September 30, 2000 and the unaudited consolidated financial statements for the six months ended March 31, 2001 and 2000. The historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports of AmeriSource which have been incorporated by reference into this joint proxy statement-prospectus.

                          AS OF OR FOR THE SIX MONTHS
                                ENDED MARCH 31,                    AS OF OR FOR THE YEAR ENDED SEPTEMBER 30,
                          ---------------------------   ---------------------------------------------------------------
                              2001           2000         2000(A)      1999(B)      1998(C)      1997(D)        1996
                          ------------   ------------   -----------   ----------   ----------   ----------   ----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS
  DATA:
Operating revenue.......   $6,787,436     $5,660,795    $11,609,995   $9,760,083   $9,373,482   $8,173,679   $5,806,126
Bulk deliveries to
  customer warehouses...          757         20,790         35,026       47,280      129,555      124,956      111,046
                           ----------     ----------    -----------   ----------   ----------   ----------   ----------
Total revenue...........    6,788,193      5,681,585     11,645,021    9,807,363    9,503,037    8,298,635    5,917,172
Income before
  extraordinary items...       57,707         45,898         99,014       70,915       46,030       50,123       43,463
Net income(e)...........       57,707         45,898         99,014       67,466       46,030       48,141       36,221
Earnings per share --
  assuming dilution:
  Income before
    extraordinary
    items...............         1.07            .89           1.90         1.38          .91         1.00          .90
  Net income............         1.07            .89           1.90         1.31          .91          .96          .75
BALANCE SHEET DATA:
Cash and cash
  equivalents and
  restricted cash.......      126,268         49,240        120,818       59,497       90,344       71,551       73,832
Total assets............    2,784,410      2,101,696      2,458,567    2,060,599    1,726,272    1,798,109    1,236,221
Long-term debt,
  including current
  portion...............      473,613        469,837        413,675      559,127      540,327      602,166      443,908
Stockholders' equity
  (deficit).............      365,437        213,792        282,294      166,277       75,355       18,881      (34,856)

---------------
(a) Includes a $0.7 million reversal of costs related to facility consolidations and employee severance, net of income tax benefit of $0.4 million.

(b) Includes $9.3 million of costs related to facility consolidations and employee severance, net of income tax benefit of $2.4 million and $2.7 million of merger costs, net of income tax benefit of $0.5 million.

(c) Includes $11.2 million of merger costs, net of income tax benefit of $7.2 million and $5.1 million of costs related to facility consolidations and employee severance, net of income tax benefit of $3.2 million.

(d) Includes $7.1 million of costs related to facility consolidations and employee severance, net of income tax benefit of $4.5 million.

(e) In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" ("SFAS No. 141") and SFAS No. 142. SFAS No. 141 applies to all business combinations completed after June 30, 2001 and requires the use of the purchase method of accounting. SFAS No. 141 also establishes new criteria for determining whether intangible assets should be recognized separately from goodwill. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001; however, companies with fiscal years beginning after March 15, 2001 may elect to adopt the statement early. SFAS No. 142 provides that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested for impairment on an annual basis. SFAS No. 141 is not expected to have a significant impact on the results of operations or financial position of AmeriSource. If the merger is not consummated, AmeriSource expects to early adopt SFAS 142 on October 1, 2001. While AmeriSource has not fully evaluated the impact of SFAS 142, adoption of this standard is expected to result in the elimination of approximately $1.4 million of amortization expense per year.

                                     BERGEN

                       SELECTED HISTORICAL FINANCIAL DATA

     The selected historical financial data of Bergen has been derived from the audited consolidated financial statements and related notes of Bergen for each of the years in the five-year period ended September 30, 2000 and the unaudited consolidated financial statements for the six months ended March 31, 2001 and 2000. The historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports of Bergen which have been incorporated by reference into this joint proxy statement-prospectus.

                       AS OF OR FOR THE SIX MONTHS
                             ENDED MARCH 31,                      AS OF OR FOR THE YEAR ENDED SEPTEMBER 30,
                       ---------------------------   --------------------------------------------------------------------
                           2001           2000       2000(A)(F)    1999(B)(F)    1998(C)(D)(F)     1997(E)        1996
                       ------------   ------------   -----------   -----------   -------------   -----------   ----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF EARNINGS
  DATA:
Net sales and other
  revenues:
Excluding bulk
  shipments to
  customers'
  warehouses.........   $9,764,074     $9,082,825    $18,725,611   $16,137,864    $12,943,739    $10,908,560   $9,321,645
Bulk shipments to
  customers'
  warehouses.........    1,989,826      2,116,036      4,217,291     4,056,479      3,401,651      2,837,646    2,476,110
                        ----------     ----------    -----------   -----------    -----------    -----------   ----------
Total net sales and
  other revenues.....   11,753,900     11,198,861     22,942,902    20,194,343     16,345,390     13,746,206   11,797,755
Earnings (loss) from
  continuing
  operations(g)(h)...       49,533         44,596       (481,026)       84,380         95,247         81,044       73,608
Earnings (loss) per
  share from
  continuing
  operations --
  diluted............          .36            .33          (3.58)          .71            .93            .80          .73
Cash dividends
  declared per Class
  A Common share.....         .020           .150           .170          .225           .315           .216         .192
BALANCE SHEET DATA:
Cash and cash
  equivalents........       57,510         14,131         94,032       116,356         79,003         54,493       21,407
Total assets.........    5,122,027      5,556,774      4,571,424     5,399,452      2,929,622      2,637,828    2,426,892
Long-term debt,
  including current
  portion............    1,088,530      1,252,005      1,089,646     1,537,604        448,323        418,177      398,030
Preferred securities
  of subsidiary trust
  holding solely debt
  securities of
  Bergen.............      300,000        300,000        300,000       300,000             --             --           --
Shareowners'
  equity.............      773,568      1,509,591        723,249     1,495,490        629,064        644,861      578,966

---------------
(a) Includes special charges for goodwill impairment of $505.3 million, no income tax effect; provision for doubtful receivables associated with two customers of $40.4 million, net of income tax benefit of $26.3 million; restructuring charge of $6.4 million, net of income tax benefit of $4.3 million; abandonment of capitalized software of $3.8 million, net of income tax benefit of $2.5 million; officer severance of $2.4 million, net of income tax benefit of $1.6 million; and impairment of investment of $3.0 million, net of income tax benefit of $2.0 million.

(b) Includes a special provision for doubtful receivables of $27.8 million, net of income tax benefit of $18.2 million.

(c) Includes special charges for merger expenses of $8.6 million, net of income tax benefit of $6.0 million, primarily relating to the termination of a previously proposed merger; and abandonment of capitalized software of $3.2 million, net of income tax benefit of $2.1 million.

(d) Includes a cash dividend of $0.075 per share declared September 24, 1998 and paid December 1, 1998.

(e) Includes special charges for merger expenses of $3.4 million, net of income tax benefit of $2.4 million, relating to the termination of a previously proposed merger.

(f) For information regarding business acquisitions and dispositions during these fiscal years, see Item 7 of Bergen's Form 10-K for the fiscal year ended September 30, 2000.

(g) The following table summarizes the special charges described in notes
    (a)(b)(c) and (e) above:

                                                YEAR ENDED SEPTEMBER 30,
                                          ------------------------------------
                                           2000       1999      1998     1997
                                          -------    ------    ------    -----
                                                     (IN MILLIONS)
Goodwill impairment.....................  $(505.3)   $   --    $   --    $  --
Special provision for doubtful
  receivables...........................    (66.7)    (46.0)       --       --
Restructuring charge....................    (10.7)       --        --       --
Abandonment of capitalized software.....     (6.3)       --      (5.3)      --
Impairment of investment................     (5.0)       --        --       --
Officer severance.......................     (4.0)       --        --       --
Merger-related expenses.................       --        --     (14.6)    (5.8)
                                          -------    ------    ------    -----
  Total pre-tax effect..................   (598.0)    (46.0)    (19.9)    (5.8)
Income tax benefit......................     36.7      18.2       8.1      2.4
                                          -------    ------    ------    -----
  Effect on earnings from continuing
     operations.........................  $(561.3)   $(27.8)   $(11.8)   $(3.4)
                                          =======    ======    ======    =====

(h) In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" ("SFAS No. 141") and SFAS No. 142. SFAS No. 141 applies to all business combinations completed after June 30, 2001 and requires the use of the purchase method of accounting. SFAS No. 141 also establishes new criteria for determining whether intangible assets should be recognized separately from goodwill. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001; however, companies with fiscal years beginning after March 15, 2001 may elect to adopt the statement early. SFAS No. 142 provides that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested for impairment on an annual basis. SFAS No. 141 is not expected to have a significant impact on the results of operations or financial position of Bergen. If the merger is not consummated, Bergen expects to early adopt SFAS 142 on October 1, 2001. While Bergen has not fully evaluated all the provisions of SFAS No. 142, it would be expected to eliminate a substantial portion of ongoing amortization of goodwill. During the year ended September 30, 2000, the amortization of goodwill was approximately $31.7 million.

                               AMERISOURCEBERGEN

                   SELECTED UNAUDITED PRO FORMA CONSOLIDATED
                             FINANCIAL INFORMATION

     The following table summarizes, under the purchase method of accounting, selected unaudited pro forma consolidated statement of operations data for the six months ended March 31, 2001 and the year ended September 30, 2000 as if the merger between AmeriSource and Bergen had been completed on October 1, 1999 and selected unaudited pro forma consolidated balance sheet data as of March 31, 2001 as if the merger had been completed on that date. We have included this selected unaudited pro forma consolidated financial information only for the purposes of illustration, and it does not necessarily indicate what the operating results or financial position would have been if the merger between AmeriSource and Bergen had been completed on the dates indicated. Moreover, this information does not necessarily indicate what the future operating results or financial position of the combined company will be. You should read this selected unaudited pro forma consolidated financial information in conjunction with the "Unaudited Pro Forma Consolidated Condensed Financial Information" included elsewhere in this document. This selected unaudited pro forma consolidated financial information does not reflect any adjustments to reflect any cost savings or other synergies anticipated as a result of the merger or any future merger-related expenses.

                                                           SIX MONTHS ENDED         YEAR ENDED
                                                            MARCH 31, 2001     SEPTEMBER 30, 2000(A)
                                                           ----------------    ---------------------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
  Operating revenue......................................    $16,551,510            $30,335,606
  Bulk deliveries to customer warehouses.................      1,990,583              4,252,317
                                                             -----------            -----------
     Total revenue.......................................     18,542,093             34,587,923
Income from continuing operations........................        111,836                145,535
Earnings per share from continuing operations -- assuming
  dilution...............................................           1.07                   1.43
Cash dividends declared per share(b).....................            .05                    .10

                                                                 MARCH 31, 2001
                                                              ---------------------
                                                              (IN THOUSANDS, EXCEPT
                                                               PER SHARE AMOUNTS)
Cash and cash equivalents...................................       $  183,778
Total assets................................................        9,487,337
Long-term debt, including current portion of $41,741........        1,531,402
Preferred securities of subsidiary trust holding solely debt
  securities of the company.................................          247,800
Total stockholders' equity..................................        2,737,821
Book value per share........................................            26.62

---------------
(a) Amounts include the effect of AmeriSource's and Bergen's special items as described in Note 5 of the Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements. The aggregate effect of these items was:

     - to reduce pro forma consolidated income from continuing operations by $55.3 million; and

     - to reduce pro forma earnings per share from continuing operations -- assuming dilution by $.54.

(b) Pro forma consolidated cash dividends declared per share represent the combined company's intention to declare and pay a quarterly dividend of $.025 per share.

                  UNAUDITED COMPARATIVE PER SHARE INFORMATION

     We have set forth below per share information regarding earnings, cash dividends declared and book value of AmeriSource and Bergen on both historical and unaudited pro forma consolidated bases and on a per share equivalent unaudited pro forma basis for Bergen. We have derived the unaudited pro forma consolidated earnings per share information from the "Unaudited Pro Forma Consolidated Condensed Financial Information" presented elsewhere in this document. Unaudited pro forma consolidated cash dividends declared per share reflect the combined company's intention to declare and pay a quarterly dividend of $.025 per share. Book value per share for the unaudited pro forma consolidated presentation is based upon outstanding shares of AmeriSource and Bergen common stock, adjusted to reflect the exchange of common stock in the merger for shares of AmerisourceBergen common stock, at the time the merger is completed. The per share equivalent unaudited pro forma consolidated data for shares of Bergen common stock is based on the assumed conversion of each share of Bergen common stock into 0.37 of a share of AmerisourceBergen common stock. See "The Merger -- Structure of the Merger and Conversion of AmeriSource and Bergen Stock." You should read the information set forth below in conjunction with the respective audited and unaudited financial statements of AmeriSource and Bergen incorporated by reference in this document and the "Unaudited Pro Forma Consolidated Condensed Financial Information" and the notes thereto presented elsewhere in this document. See "Where You Can Find More Information."

                                                             AS OF OR FOR THE     AS OF OR FOR THE
                                                             SIX MONTHS ENDED        YEAR ENDED
                                                              MARCH 31, 2001     SEPTEMBER 30, 2000
                                                             ----------------    ------------------
AmeriSource -- Historical
  Earnings per share -- assuming dilution..................       $ 1.07               $ 1.90
  Cash dividends declared per share........................       $   --               $   --
  Book value per share.....................................       $ 6.92               $ 5.42

Bergen -- Historical
  Earnings (loss) per share from continuing
     operations -- assuming dilution.......................       $  .36               $(3.58)
  Cash dividends declared per share........................       $  .02               $  .17
  Book value per share.....................................       $ 5.72               $ 5.37

AmerisourceBergen -- Pro Forma Consolidated
  Earnings per share from continuing operations -- assuming
     dilution..............................................       $ 1.07               $ 1.43
  Cash dividends declared per share........................       $  .05               $  .10
  Book value per share.....................................       $26.62               $26.03

Bergen Per Share Equivalent Pro Forma
  Earnings per share from continuing operations -- assuming
     dilution..............................................       $  .40               $  .53
  Cash dividends declared per share........................       $  .02               $  .04
  Book value per share.....................................       $ 9.85               $ 9.63

                                  RISK FACTORS

     You should carefully consider the following risk factors in deciding whether to vote for approval and adoption of the merger agreement. These factors are important, and we cannot quantify their potential effects on the combined company. These factors are in addition to the risks faced by AmeriSource and Bergen in their day-to-day operations and are not presented in order of magnitude or importance. These factors are also in addition to the other information contained in or incorporated by reference into this joint proxy statement-prospectus.

THE SHARES OF AMERISOURCEBERGEN STOCK THAT YOU RECEIVE MAY HAVE LESS VALUE THAN YOUR SHARES OF AMERISOURCE COMMON STOCK OR BERGEN COMMON STOCK.

     Upon completion of the merger, all shares of AmeriSource common stock and Bergen common stock will convert into shares of AmerisourceBergen common stock. The exchange ratios on which the shares will convert are fixed, and changes in the market price of either AmeriSource common stock or Bergen common stock will not result in an adjustment of the exchange ratios. As a result, shares of AmeriSource common stock and shares of Bergen common stock may have a greater market value than the shares of AmerisourceBergen common stock for which they are exchanged. Neither party is permitted to "walk away" from the merger or re-solicit the vote of its shareholders solely because of changes in the market price of either party's common stock. Changes in the market price of the Bergen or AmeriSource common stock may result from a variety of factors that are beyond the control of AmeriSource or Bergen, including changes in their businesses, operations and prospects, regulatory considerations, general market and economic conditions, or other factors. The prices of the shares of AmeriSource common stock and the shares of Bergen common stock at the time of the merger may vary from their respective prices disclosed in the joint proxy statement-prospectus and on the day of the special meetings.

     AmeriSource and Bergen will hold the special meetings prior to the completion of the merger. The shares of AmerisourceBergen common stock will not trade publicly until the completion of the merger. As a result, at the time of the special meeting you will not know the market value of the AmerisourceBergen common stock that you will receive upon completion of the merger.

THE NEED FOR GOVERNMENTAL APPROVALS MAY AFFECT THE DATE OF CONSUMMATION OF THE MERGER OR MAY DIMINISH THE BENEFITS OF THE MERGER.

     The merger is conditioned upon, among other things, the expiration or termination of the applicable waiting period under the applicable United States antitrust laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Satisfying this condition to the merger may affect the date of consummation of the merger. In addition, you should be aware that it is possible that government agencies may seek to challenge the merger or limit AmerisourceBergen's ownership or operation of AmeriSource, Bergen or their subsidiaries after the merger or otherwise seek to restrict the combined operations of AmeriSource and Bergen as a condition to approving the merger. In 1998, the Federal Trade Commission requested and received injunctions to prevent previous mergers contemplated by AmeriSource and Bergen with other parties. Both of the previous proposed mergers were terminated as a result of such injunctions. Any challenges, limitations or restrictions imposed by government agencies could prevent the merger or diminish the benefits of the merger to AmerisourceBergen and shareholders of AmeriSource and Bergen who become shareholders of AmerisourceBergen.

AMERISOURCEBERGEN MAY NOT REALIZE ALL OF THE ANTICIPATED BENEFITS OF THE MERGER.

     The success of the merger will depend in part on the ability of AmerisourceBergen to realize the anticipated synergies of $125 million per year by the end of the third year of the existence of AmerisourceBergen and growth opportunities from integrating the businesses of AmeriSource and Bergen. AmerisourceBergen's success in realizing these synergies, cost savings and growth opportunities, and the timing of this realization, depends on the successful integration of AmeriSource's and Bergen's operations. Even if AmerisourceBergen successfully integrates the business operations of AmeriSource and Bergen,

AmerisourceBergen cannot assure you that this integration will result in the realization of the full benefits of the synergies, cost savings and growth opportunities that AmerisourceBergen currently expects or that these benefits will be achieved within the anticipated time frame. For example, the elimination of duplicative costs may not be possible or may take longer than anticipated and the benefits from the merger may be offset by costs incurred in integrating the companies.

DIRECTORS OF AMERISOURCE AND BERGEN HAVE POTENTIAL CONFLICTS OF INTEREST IN RECOMMENDING THAT YOU VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     A number of directors of AmeriSource and a number of directors of Bergen who recommend that you vote in favor of the approval and adoption of the merger agreement may have employment or severance agreements or benefit arrangements that provide them with interests in the merger that may differ from yours. Following completion of the merger, Robert E. Martini, Chairman and Chief Executive Officer of Bergen, will become the non-executive Chairman of the board of directors of AmerisourceBergen. R. David Yost, Chairman and Chief Executive Officer of AmeriSource, will become President and Chief Executive Officer of AmerisourceBergen and a member of the AmerisourceBergen board of directors. Neil
F. Dimick, a director and Senior Executive Vice President and Chief Financial Officer of Bergen, will become Executive Vice President and Chief Financial Officer of AmerisourceBergen. Brent R. Martini, a director and Senior Executive Vice President of Bergen and President of Bergen Brunswig Drug Company, will become a Senior Vice President of AmerisourceBergen and the President of AmerisourceBergen Drug Company.

     The expected receipt of compensation or other benefits in the merger, including the vesting of stock options, the continuation of indemnification arrangements for current directors of AmeriSource and Bergen following completion of the merger, the payment of severance and other benefits, or, in the case of Bergen, lapse of restrictions on restricted stock, may have influenced these directors in recommending that you vote in favor of the approval and adoption of the merger agreement. See "The Merger -- Interests of AmeriSource Directors and Executive Officers in the Merger" and "The
Merger -- Interests of Bergen Directors and Executive Officers in the Merger" on pages 43 and 44.

PROVISIONS IN THE ORGANIZATIONAL DOCUMENTS OF AMERISOURCEBERGEN MAY AFFECT THE ABILITY OF SHAREHOLDERS TO REMOVE THE MANAGEMENT OF AMERISOURCEBERGEN.

     Some provisions of the AmerisourceBergen amended and restated certificate of incorporation, as amended, and amended and restated bylaws could have the effect of delaying, discouraging or preventing the removal of management. These provisions include the following:

     - a classified board, with each board member serving a three-year term,

     - no authorization for shareholders to call a special meeting,

     - the ability of shareholders to remove directors only for cause and with the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of stock of AmerisourceBergen entitled to vote,

     - prohibition of action by written consent of shareholders and

     - an advance notice requirement for nomination of directors and for shareholder proposals.

     These provisions, among others, may have the effect of discouraging a third party from attempting to obtain control of the company.

                                 THE COMPANIES

AmeriSource Health Corporation
1300 Morris Drive, Suite 100
Chesterbrook, Pennsylvania 19087-5594
(610) 727-7000
http://www.amerisource.com

     AmeriSource Health Corporation was incorporated in Delaware in 1988. AmeriSource Health Corporation is a holding company and substantially all of its operations are conducted through its direct wholly-owned subsidiary, AmeriSource Corporation. AmeriSource is a leading wholesale distributor of pharmaceutical products and related healthcare solutions in the United States. AmeriSource provides services to health systems (hospitals and other acute care facilities), alternate site customers (mail order facilities, nursing homes, clinics and other non-acute care facilities), independent community pharmacies and chain drugstores. AmeriSource believes it is the largest provider of pharmaceuticals to the health systems market.

     AmeriSource is typically the primary source of supply for pharmaceutical and related products to its customers. AmeriSource offers a broad range of solutions to its customers and suppliers designed to enhance the efficiency and effectiveness of their operations, allowing them to improve the delivery of healthcare to patients and consumers.

Bergen Brunswig Corporation
4000 Metropolitan Drive
Orange, California 92868-3510
(714) 385-4000
http://www.bergenbrunswig.com

     Bergen Brunswig Corporation was formed in New Jersey in 1956. Together with its subsidiaries, Bergen is a diversified drug and health care distribution organization. Bergen is one of the nation's largest wholesalers of pharmaceuticals and specialty healthcare products to the managed care and retail pharmacy markets, and also distributes pharmaceuticals to long-term care and workers' compensation patients. Bergen provides product distribution, logistics, pharmacy management programs, consulting services, and Internet fulfillment services designed to reduce costs and improve patient outcomes.

     Bergen is organized based upon the products and services it provides to its customers. Bergen's operating businesses are divided into three segments: (i) pharmaceutical distribution, (ii) PharMerica, and (iii) other businesses. The pharmaceutical distribution segment includes Bergen Brunswig Drug Company and ASD Specialty Healthcare, Inc., which is comprised of the pharmaceutical alternate site distribution business, Integrated Commercialization Solutions and The Lash Group.

AmerisourceBergen Corporation
1300 Morris Drive, Suite 100
Chesterbrook, Pennsylvania 19087-5594
(610) 727-7000

     AmerisourceBergen is a newly formed corporation that has not yet conducted any activities other than those incident to its formation, the matters contemplated by the merger agreement and the preparation of this joint proxy statement-prospectus. Upon completion of the merger, AmeriSource and Bergen will each become a wholly-owned subsidiary of AmerisourceBergen. The business of AmerisourceBergen will be the combined businesses currently conducted by AmeriSource and Bergen.

                              THE SPECIAL MEETINGS

JOINT PROXY STATEMENT-PROSPECTUS

     AmeriSource and Bergen are furnishing this joint proxy statement-prospectus to you in connection with the solicitation of proxies by AmeriSource, Bergen and their respective boards of directors in connection with the proposed merger.

     AmeriSource and Bergen are furnishing this joint proxy statement-prospectus to shareholders of AmeriSource and Bergen on or about August 1, 2001.

DATE, TIME AND PLACE OF THE SPECIAL MEETINGS

     The special meetings are scheduled to be held as follows:

        For AmeriSource shareholders:                     For Bergen shareholders:
               August 29, 2001                                August 29, 2001
            11:00 a.m., local time                         9:00 a.m., local time
        AmeriSource Health Corporation                  Bergen Brunswig Corporation
              1300 Morris Drive                           4000 Metropolitan Drive
       Chesterbrook, Pennsylvania 19087                   Orange, California 92868

PURPOSE OF THE SPECIAL MEETINGS

     AmeriSource and Bergen are holding the special meetings so that shareholders of each of AmeriSource and Bergen may consider and vote upon a proposal to approve and adopt the merger agreement among AmeriSource, Bergen, AmerisourceBergen (formerly named AABB Corporation), A-Sub Acquisition Corp. and B-Sub Acquisition Corp., pursuant to which AmeriSource and Bergen will become wholly-owned subsidiaries of AmerisourceBergen, and to transact any other business that properly comes before the special meetings or any adjournment or postponement of the special meetings. Approval and adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

     If the shareholders of AmeriSource and Bergen approve and adopt the merger agreement, upon completion of the merger:

     - each outstanding share of AmeriSource common stock will automatically convert into one share of AmerisourceBergen common stock; and

     - each outstanding share of Bergen common stock will automatically convert into 0.37 of a share of AmerisourceBergen common stock.

     At the AmeriSource and Bergen special meetings, AmeriSource and Bergen shareholders will also consider and vote on a proposal to adjourn the relevant special meeting to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

SHAREHOLDER RECORD DATE FOR THE SPECIAL MEETINGS

     AmeriSource. AmeriSource's board of directors fixed the close of business on July 17, 2001 as the record date for determination of AmeriSource shareholders entitled to notice of and to vote at the special meeting. On the record date, there were 52,833,684 shares of AmeriSource Class A common stock outstanding, held by approximately 262 holders of record.

     Bergen. Bergen's board of directors fixed the close of business on July 17, 2001 as the record date for determination of Bergen shareholders entitled to notice of and to vote at the Bergen special meeting. On the record date, there were 135,520,503 shares of Bergen common stock outstanding, held by approximately 4,129 holders of record.

VOTE REQUIRED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT

     AmeriSource. A majority of the outstanding shares of AmeriSource Class A common stock must be represented, either in person or by proxy, to constitute a quorum at the AmeriSource special meeting. The affirmative vote of the holders of a majority of the outstanding shares of AmeriSource's Class A common stock outstanding as of the record date is required to approve and adopt the merger agreement.

     As of the record date, AmeriSource directors and executive officers and their affiliates owned approximately 571,600 shares of AmeriSource Class A common stock, representing 1.08% of the outstanding shares of AmeriSource Class A common stock. Each of the directors and executive officers of AmeriSource currently intend to vote their AmeriSource shares in favor of the merger.

     Bergen. A majority of the outstanding shares of Bergen common stock must be represented, either in person or by proxy, to constitute a quorum at the Bergen special meeting. The affirmative vote of a majority of the votes cast at the special meeting by the holders of the outstanding shares of Bergen's common stock outstanding as of the record date is required to approve and adopt the merger agreement.

     As of the record date, Bergen directors and executive officers and their affiliates owned approximately 5,692,783 shares of Bergen common stock, representing 4.20% of the outstanding shares of Bergen common stock. Each of the directors and executive officers of Bergen currently intend to vote their Bergen shares in favor of the merger.

PROXIES

     Your vote is very important regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the appropriate meeting. Whether or not you plan to attend your meeting, you are requested to promptly submit your vote by either calling the toll-free telephone number provided on the proxy card or voting instructions (and receive immediate acknowledgement of the casting of your vote) or completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope.

     All shares of AmeriSource Class A common stock represented by properly executed proxies received before or at the AmeriSource special meeting and all shares of Bergen common stock represented by properly executed proxies received before or at the Bergen special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If you are a holder of record, you may vote in person at either of the applicable special meetings. If you submit a properly executed proxy card and do not include instructions on how to vote, the proxy card provides that your shares will be voted for approval and adoption of the merger agreement and the applicable adjournment proposal. You are urged to mark the box on the proxy card to indicate how to vote your shares.

     If your shares are held in an account at a brokerage firm or bank, your brokerage firm or bank should have provided a set of voting instructions with this joint proxy statement-prospectus which should provide instructions on how to vote your shares. If you have not received such voting instructions or require further information regarding such voting instructions contact your brokerage firm or bank and they can give you directions on how to vote your shares. Your brokerage firm or bank cannot vote your shares unless they receive appropriate instructions from you.

     If you fail to execute and mail either your proxy card or your voting instructions, telephone your response or vote in person at the meeting, your shares will not be counted for purposes of establishing a quorum and, in the case of AmeriSource shareholders, will have the same effect as a vote against the approval and adoption of the merger agreement. If properly executed voting instructions are returned and your shares are held by a brokerage firm or a bank and you do not indicate how you want to vote, the AmeriSource Class A common stock or Bergen common stock represented by the voting instructions will be considered present at the special meeting for purposes of determining a quorum, but, in the case of AmeriSource, will have the same effect as a vote against the approval and adoption of the merger agreement.

     A broker or bank non-vote occurs when a broker or bank is not permitted to vote on a matter without instructions from the beneficial owner of the shares and the beneficial owner does not provide instructions. Under New York Stock Exchange rules, if your broker or bank holds your shares in its name, your broker or bank may not vote on the proposals at the meetings absent instructions from you. Therefore, if you do not provide voting instructions, a broker or bank non-vote will occur. Broker or bank non-votes are distinguished from properly executed proxy cards from record owners who fail to include instructions on how to vote, which are voted for approval and adoption of the merger agreement.

     If you execute and mail your proxy card, telephone your response or vote in person and you are a registered holder and do not indicate how you want to vote, your shares will be voted FOR the approval and adoption of the merger agreement.

     In the case of AmeriSource shareholders, because the approval and adoption of the merger agreement requires the affirmative vote of at least a majority of the shares of AmeriSource's Class A common stock outstanding on the record date, abstentions and broker or bank non-votes and failures to vote will have the same effect as a vote against the approval and adoption of the merger agreement.

     Neither AmeriSource nor Bergen expects that any person will bring any matter other than approval and adoption of the merger agreement before its special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld on the proxy card.

     A shareholder may revoke his or her proxy at any time before it is voted by:

     - notifying in writing that you are revoking your proxy or granting a subsequently dated proxy to the Secretary of AmeriSource Health Corporation at 1300 Morris Drive, Suite 100, Chesterbrook, Pennsylvania 19087-5594, if you are an AmeriSource shareholder, or the Secretary of Bergen Brunswig Corporation at 4000 Metropolitan Drive, Orange, California 92868-3510, if you are a Bergen shareholder; or

     - appearing in person (and in the case of Bergen shareholders, filing written notice of revocation with the secretary of the meeting) and voting at the special meeting if you are a holder of record.

     Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

     If you submit your proxy by telephone, you can change your vote by submitting a proxy at a later date using the same procedures.

     If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.

VOTING BY TELEPHONE

     Because Delaware, the state in which AmeriSource is incorporated, and New Jersey, the state in which Bergen is incorporated, permit submission of proxies by telephone, instead of submitting your vote by mail on the enclosed proxy card or voting instructions, all shareholders will have the option to submit their proxies, and many shareholders will have the option to submit their voting instructions, by telephone. Please note that there are separate arrangements for using the telephone depending on whether your shares are registered in your company's stock records in your name and you must therefore submit a proxy or in the name of a brokerage firm or bank and you must therefore provide voting instructions. Shareholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available.

     The telephone procedures for submitting your proxy or voting instructions are designed to authenticate shareholders' identities, to allow shareholders to have their shares voted and to confirm that their instructions have been properly recorded. Counsel has advised us that the procedures that have been put in place are consistent with the requirements of applicable law.

SOLICITATION OF PROXIES

     AmeriSource and Bergen will share equally the expenses incurred in connection with the printing and mailing of this joint proxy statement-prospectus. Each of AmeriSource and Bergen has retained Morrow & Co., Inc. at an estimated cost of $20,000 plus reimbursement of expenses, to assist in the solicitation of proxies. AmeriSource, Bergen and their proxy solicitors will also request banks, brokerage firms and other intermediaries holding shares of AmeriSource Class A common stock or Bergen common stock beneficially owned by others, to send this joint proxy statement-prospectus to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing.

     The directors, officers or employees of AmeriSource and Bergen may supplement solicitation of proxies by mail with solicitation by telephone, telegram and other electronic means, advertisements and personal solicitation. Neither AmeriSource nor Bergen will pay additional compensation to directors, officers or employees for such solicitation.

     You should not send in any stock certificates with your proxy card. We will mail a transmittal letter with instructions for the surrender of stock certificates to you as soon as practicable after completion of the merger.

OTHER ACTION TO BE TAKEN AT THE AMERISOURCE SPECIAL MEETING

     AmeriSource Adjournment Proposal

     AmeriSource is submitting a proposal to the holders of AmeriSource Class A common stock to authorize the named attorneys-in-fact to vote in favor of the adjournment proposal at the special meeting of shareholders in the event that there are not sufficient votes at the special meeting to approve and adopt the merger agreement. Even though a quorum may be present at the special meeting, it is possible that AmeriSource may not have received sufficient votes to approve the merger proposal. In that event, AmeriSource would need to adjourn the special meeting in order to solicit additional proxies.

     To allow the proxies that have been received by AmeriSource at the time of the special meeting of shareholders to be voted for such adjournment, if necessary, AmeriSource has submitted the question of adjournment under such circumstances, and only under such circumstances, to the AmeriSource shareholders for their consideration. Approval of the adjournment proposal requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal.

     The AmeriSource board of directors recommends that the AmeriSource shareholders vote their proxies in favor of the AmeriSource adjournment proposal so that their proxies may be used for such purpose, should it become necessary. Properly executed proxies will be voted in favor of the adjournment proposal unless otherwise noted thereon. If it is necessary to adjourn the special meeting, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of such time and place at the special meeting. The adjournment proposal relates only to an adjournment occurring for purposes of soliciting additional proxies for approval of the merger proposal in the event that there are insufficient votes to approve the merger proposal at the special meeting. Any other adjournment (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

     The AmeriSource board of directors retains full authority to postpone the special meeting prior to such meeting being convened, without the consent of any shareholder.

     THE BOARD OF DIRECTORS OF AMERISOURCE RECOMMENDS THAT THE HOLDERS OF AMERISOURCE CLASS A COMMON STOCK VOTE FOR THE ADJOURNMENT PROPOSAL.

OTHER ACTION TO BE TAKEN AT THE BERGEN SPECIAL MEETING

     Bergen Adjournment Proposal

     Bergen is submitting a proposal to the holders of Bergen common stock to authorize the named attorneys-in-fact to vote in favor of the adjournment proposal at the special meeting of shareholders in the event that there are not sufficient votes at the special meeting to approve and adopt the merger agreement. Even though a quorum may be present at the special meeting, it is possible that Bergen may not have received sufficient votes to approve the merger proposal. In that event, Bergen would need to adjourn the special meeting in order to solicit additional proxies.

     To allow the proxies that have been received by Bergen at the time of the special meeting of shareholders to be voted for such adjournment, if necessary, Bergen has submitted the question of adjournment under such circumstances, and only under such circumstances, to the Bergen shareholders for their consideration. Approval of the adjournment proposal requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal.

     The Bergen board of directors recommends that the Bergen shareholders vote their proxies in favor of the Bergen adjournment proposal so that their proxies may be used for such purpose, should it become necessary. Properly executed proxies will be voted in favor of the adjournment proposal unless otherwise noted thereon. If it is necessary to adjourn the special meeting, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of such time and place at the special meeting. The adjournment proposal relates only to an adjournment occurring for purposes of soliciting additional proxies for approval of the merger proposal in the event that there are insufficient votes to approve the merger proposal at the special meeting. Any other adjournment (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

     The Bergen board of directors retains full authority to postpone the special meeting prior to such meeting being convened, without the consent of any shareholder.

     THE BOARD OF DIRECTORS OF BERGEN RECOMMENDS THAT THE HOLDERS OF BERGEN COMMON STOCK VOTE FOR THE ADJOURNMENT PROPOSAL.

                                   THE MERGER

     This section of this joint proxy statement-prospectus describes material aspects of the proposed merger, including the merger agreement, the stock option agreements, the support/voting agreements and the opinions of our financial advisers. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read this entire joint proxy statement-prospectus and the other documents we refer to carefully for a more complete understanding of the merger. In addition, we incorporate important business and financial information about each of us into this joint proxy statement-prospectus by reference. You may obtain the information incorporated by reference into this joint proxy statement-prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" that begins on page 98 of this joint proxy statement-prospectus.

BACKGROUND OF THE MERGER

     Each of AmeriSource and Bergen have from time to time evaluated potential acquisitions or combinations that would further the companies' strategic objectives, including consolidation opportunities in the pharmaceutical wholesaling industry and supplementing the core wholesaling business with complementary businesses. The senior management of each of AmeriSource and Bergen has periodically reviewed these strategic opportunities with their respective boards.

     In February of 2000, R. David Yost, Chairman, President and Chief Executive Officer of AmeriSource, and Robert E. Martini, Chairman and Chief Executive Officer of Bergen, initiated conversations regarding a potential business combination involving AmeriSource and Bergen through a stock-for-stock merger of equals. Following some initial discussions, AmeriSource retained legal counsel and Goldman Sachs as its financial advisor. Bergen retained legal counsel and Merrill Lynch as its financial advisor. In addition, after the initial conversations, representatives of AmeriSource and Bergen engaged in preliminary discussions and conducted preliminary due diligence reviews of the other company in order to evaluate the merits of a potential business combination. However, while the boards of directors of both companies considered the strategic rationale of a proposed combination and regulatory considerations, these discussions between the parties never progressed beyond preliminary matters.

     In July of 2000, Mr. Yost and Mr. Martini resumed discussions of the benefits of a potential merger of equals transaction and decided to attempt to structure and negotiate the terms and conditions of such a transaction.

     Following this discussion, AmeriSource and Bergen entered into a mutual confidentiality and standstill agreement, dated July 19, 2000. Following execution of the confidentiality agreement, during the months of July and August, 2000 representatives of AmeriSource and Bergen met on several occasions to conduct further due diligence reviews of the other company and to discuss potential synergies that could be realized through a business combination. During this period, the legal and financial advisors of AmeriSource and Bergen also began preliminary due diligence reviews of the companies and commenced preliminary discussions regarding the terms and conditions of a transaction. The legal advisors also began drafting and negotiating a merger agreement. However, the parties never reached agreement, and the parties terminated negotiations in early September, 2000.

     On December 4, 2000, following the announcement of the proposed acquisition of Bindley Western Industries, Inc. by Cardinal Health, Inc., Mr. Yost and Mr. Martini discussed the announced Cardinal Health -- Bindley Western merger and the implications of the transaction for the pharmaceutical wholesaling industry. No further discussions between AmeriSource and Bergen were planned.

     On December 21, 2000, Mr. Yost and Mr. Martini spoke and mutually decided to resume discussions regarding a potential merger of equals transaction. Following these initial discussions, Mr. Yost and Mr. Martini each had separate conversations with a number of important customers of AmeriSource or Bergen regarding a potential business combination and received expressions of support from the customers for such a business combination between AmeriSource and Bergen; a number of these customers contacted AmeriSource or Bergen on their own initiative.

     In January of 2001, AmeriSource and Bergen, and their respective advisors, intensified discussions and resumed due diligence efforts. On January 8 and 9, senior management of AmeriSource and Bergen, along with their respective legal and financial advisors, met to discuss a possible merger of equals transaction and to conduct financial due diligence. During these meetings, the parties discussed the material terms of a possible transaction, including management of the combined company, the terms of a draft merger agreement, the exchange ratio and required regulatory approvals. Although no agreement was reached regarding the proposed transaction, future discussions were contemplated and each party continued to conduct due diligence.

     During the month of January and the first half of February 2001, representatives of AmeriSource and Bergen and their respective auditors investigated and discussed whether the proposed merger could be accounted for as a "pooling of interests" for financial reporting purposes. Following these investigations and discussions, AmeriSource and Bergen determined that the proposed merger would likely be accounted for as a "purchase transaction" for financial reporting purposes and considered the implications of accounting for the proposed merger as a "purchase transaction" under current accounting rules on the reported earnings, if any, of the combined AmeriSource and Bergen entity following a merger.

     On February 7, 2001, senior management of AmeriSource and Bergen, along with their respective legal and financial advisors, met to continue discussions of the material terms of the proposed transaction, including the accounting treatment of the potential merger. While the meeting concluded without agreement on the terms of the proposed transaction, representatives of AmeriSource and Bergen, as well as their respective advisors, thereafter intensified due diligence activities and negotiations of a merger agreement and related transaction agreements.

     On February 12 through 15, 2001, representatives of AmeriSource and Bergen and their respective financial advisors met to conduct due diligence reviews and discuss synergies that could be realized as a result of the merger. AmeriSource and Bergen determined that achieving annual synergies of $125 million by the end of the third year could be realized through (a) fewer, but larger and more efficient distribution centers, (b) consolidating AmeriSource's and Bergen's corporate staff, (c) efficiencies in purchasing and improved buying and vendor margin opportunities, (d) lower financing costs and improved working capital turns, and

(e) combining and significantly enhancing customer offerings and programs. AmeriSource and Bergen have not made specific decisions as to layoffs or distribution center closures.

     On February 14, 2001, the Financial Accounting Standards Board issued the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets -- Accounting for Goodwill, dated February 14, 2001, proposing, among other things, that goodwill not be amortized unless such goodwill is found to be impaired in which case an impairment charge would be taken to reduce goodwill to its fair value.

     On February 21, 2001, representatives of AmeriSource and Bergen and their respective legal and financial advisors again met to discuss the proposed transaction, including consummating the merger through a newly established holding company and that the proposed merger be conditioned on the Financial Accounting Standards Board promulgating a final Statement of Financial Accounting Standards that provides for accounting treatment of the merger in all material respects as in the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets -- Accounting for Goodwill, dated February 14, 2001. During this meeting, there were again discussions, but no agreement about an appropriate exchange ratio and governance and management structure for the merged entity. However, following this meeting, Mr. Yost and Mr. Martini continued to discuss the terms of the proposed transaction, including the relative exchange ratios for shares of AmeriSource common stock and shares of Bergen common stock, in a series of meetings and telephone conversations over the next three weeks. In addition, the parties' legal advisors continued to negotiate a definitive merger agreement and other agreements related to the proposed transaction.

     While discussing an appropriate exchange ratio in the context of a merger of equals, representatives of AmeriSource and Bergen considered a number of potential methods of allocating ownership of the resulting corporation. With the assistance of their respective financial advisors, Mr. Yost and Mr. Martini discussed potential exchange ratios based on a number of criteria, including ratios based upon the average share prices of AmeriSource and Bergen stock, the price to earnings multiples of AmeriSource and Bergen, the relative contribution to earnings of a combined company and an even division of the company between the shareholders of AmeriSource and the shareholders of Bergen. The final exchange ratio was reached through extensive negotiations, and was not based on any single factor.

     On the afternoon of Monday, March 12, 2001, the board of directors of Bergen held a special meeting to discuss the progress of negotiations with AmeriSource. At this meeting, senior management of Bergen presented the strategic rationale for a possible transaction to the Bergen board of directors and the preliminary results of its business and financial due diligence review of AmeriSource. In addition, Bergen's legal advisors discussed with Bergen's board of directors its fiduciary duties under applicable law and the results of their legal due diligence review, described to the board of directors the proposed terms and conditions of the proposed merger agreement, stock option agreements and support/voting agreements, as well as those terms and conditions still under negotiation, discussed regulatory considerations and responded to questions from directors. Merrill Lynch also presented a summary of its financial analysis relating to the proposed merger at this Bergen board meeting. During the Merrill Lynch presentation, members of the Bergen board of directors discussed matters related to Merrill Lynch's financial analyses and the assumptions on which the analyses were based, including the strategic and financial rationale for the proposed transaction, the results of operations of AmeriSource and Bergen and the ability of AmerisourceBergen to realize synergies. The Bergen board also discussed payments that could become payable to executives of Bergen under longstanding employment and severance agreements and discussed the willingness of Bergen executives to consider amendments to such agreements in order to facilitate the proposed transaction.

     During the week of March 12, 2001, representatives of AmeriSource and Bergen, together with their respective financial advisors and legal counsel, continued to negotiate a definitive merger agreement and other related agreements. In addition, the entering into, by Bergen with executive officers of Bergen, letter amendments relating to the amendment of existing employment and severance agreements and other compensation arrangements was a condition to AmeriSource's willingness to agree to the proposed business combination.

     On the afternoon of Friday, March 16, 2001, the board of directors of AmeriSource held a special meeting to consider the proposed merger of equals transaction. At this meeting, the management of AmeriSource presented the strategic rationale for the transaction to the board and the results of its due diligence review of the other company. This presentation supplemented information previously provided to the board of directors, including through regularly scheduled board of directors meetings and monthly conference calls with management during the prior year. In addition, AmeriSource's legal advisors discussed with the board of directors its fiduciary duties under applicable law, described to the board of directors the terms of the proposed merger agreement, stock option agreements and voting/support agreements, discussed regulatory considerations and responded to questions from directors. In addition, AmeriSource's legal advisors described the material terms of the proposed AmeriSource rights agreement. At this AmeriSource board meeting, Goldman Sachs presented a summary of its financial analyses, including references to and identification of the assumptions and data underlying such analyses, relating to the proposed merger and delivered its opinion that, as of such dates and based upon and subject to matters discussed with the AmeriSource board of directors, the ratio to exchange shares of AmeriSource common stock for shares of AmerisourceBergen common stock pursuant to the proposed merger agreement was fair from a financial point of view to the holders of AmeriSource common stock. During the Goldman Sachs approximately one and one half hour long presentation, members of the board of directors discussed matters relating to the fairness determination, including AmeriSource's ability to achieve synergies and the results of operations of Bergen. The board of directors also considered and discussed the overall strategic and financial benefits of the proposed transaction and the costs associated with achieving such benefits, including the cost of severance payments to employees of Bergen in connection with the consummation of the merger. After deliberations, the board of directors determined that such costs, including the Bergen severance costs, were a negative factor but were outweighed by the strategic and financial benefits of the merger. Following the presentations and deliberations during the special meeting, the board of directors of AmeriSource unanimously approved the merger agreement and the related agreements and the transactions contemplated by those agreements and resolved to recommend that AmeriSource shareholders vote to approve and adopt the merger agreement.

     During the evening of Friday, March 16, 2001, the board of directors of Bergen held a telephonic special meeting to consider the proposed merger. At this meeting, Bergen's legal advisors described to the board of directors the revised terms of the proposed merger agreement, stock option agreements and support/voting agreements, confirmed to the board the results of their due diligence review and responded to questions from directors. In addition, Merrill Lynch summarized its financial analysis relating to the proposed merger and orally delivered its opinion that the proposed exchange ratio in the merger was fair to Bergen shareholders from a financial point of view and a written opinion dated the same day was subsequently delivered. Following deliberations, the Bergen board of directors unanimously approved the merger agreement and the related agreements and the transactions contemplated by those agreements and resolved to recommend that Bergen shareholders vote to approve and adopt the merger agreement.

     After negotiating the final terms of the merger agreement and the related agreements, Mr. Yost and Mr. Martini executed the merger agreement and the stock option agreements, and R. David Yost, Kurt J. Hilzinger, Robert E. Martini and Neil F. Dimick, executives of AmeriSource and Bergen, executed voting/ support agreements. In addition, Bergen negotiated and entered into letter amendments with Neil F. Dimick, Brent R. Martini, Charles J. Carpenter, and Steven H. Collis pursuant to which these four executive officers of Bergen agreed to amend their existing employment and severance agreements and other compensation arrangements. These letter agreements were subsequently rescinded and superseded by settlement agreements entered into with these executives that relate to the severance agreements and other compensation arrangements. See "The
Merger -- Interest of Bergen Directors and Executive Officers in the Merger."

     On the morning of Monday, March 19, 2001, AmeriSource and Bergen issued a joint press release announcing the transaction.

     After execution of the merger agreement, the companies created a joint integration committee and engaged third party consultants to analyze the best way to achieve the synergies that could be realized as a result of the merger. Such committee and consultants were instructed to evaluate alternative means of achieving realizable synergies, and their evaluation was not limited by any predetermined course of action.

AMERISOURCE'S REASONS FOR THE MERGER

     After careful consideration, AmeriSource's board of directors unanimously determined the merger to be fair to the shareholders of AmeriSource and in the best interests of AmeriSource and its shareholders. AMERISOURCE'S BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS YOUR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

     In the course of reaching its decision to approve the merger agreement and the transactions contemplated thereby, the AmeriSource board of directors consulted with AmeriSource's legal and financial advisors as well as with AmeriSource's management, and considered a number of factors, including, among others:

     - the strategic and geographic fit between AmeriSource and Bergen;

     - the common culture of AmeriSource and Bergen with respect to the importance of outstanding service and for making customer satisfaction paramount;

     - the opportunity for improved working capital and for an increase in operating cash flow through synergies and cost savings through facilities rationalization, elimination of redundant overhead, improved inventory and capital usage, particularly by creating higher-volume, state-of-the-art distribution centers in place of lower volume, less efficient distribution centers;

     - the opportunity to reduce marginal operating costs for the combined company below levels which either party could achieve independently, enabling these savings to be passed on to customers in the form of greater value and enhanced services, while maintaining an acceptable level of profitability;

     - management's expectation that even before consideration of any synergies the merger will be accretive to earnings of the combined company under new accounting standards before special charges and integration related costs, as compared to AmeriSource's stand-alone earnings expectations;

     - the opinion of Goldman, Sachs & Co., AmeriSource's financial advisor, that, as of the date of its opinion and based upon and subject to matters stated in such opinion, the ratio to exchange shares of AmeriSource common stock for shares of AmerisourceBergen common stock pursuant to the merger agreement was fair from a financial point a view to the holders of shares of AmeriSource common stock;

     - the opportunity to enhance and expand programs and services AmeriSource currently offers to its customers;

     - the complementary nature of the two companies businesses with AmeriSource's leadership in the acute care business, strength with independent community pharmacies, and focus on regional drugstore chains, and Bergen's leadership in the long-term care pharmacy business, strength in independent community pharmacies, and focus on national and regional drugstore chains, worker's compensation business, and ASD's specialty healthcare offerings in oncology, vaccines and biotech products;

     - the opportunity to serve AmeriSource's customers better by combining AmeriSource's Health Packaging unit and Bergen's PharMerica and drug distribution operations; and

     - a strong management team drawn from AmeriSource and Bergen to work together to integrate the companies.

     The AmeriSource board of directors also considered a number of potential risks and disadvantages relating to the merger, including the following risks and disadvantages:

     - the difficulty and management distraction inherent in integrating two large and geographically dispersed operations and the risk that the synergies and benefits sought in the merger might not be fully achieved;

     - the cost of Bergen's severance payments in connection with the consummation of the merger;

     - the risk that the merger would not be consummated including the risk that the merger will not be approved by the Federal Trade Commission and the risk that the Financial Accounting Standards

       Board would not promulgate final Statements of Financial Accounting Standards which provided for accounting treatment of the merger in all material respects as in the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets -- Accounting for Goodwill, dated February 14, 2001; and

     - the substantial expenses expected to be incurred by AmeriSource and Bergen in connection with the merger.

     The AmeriSource board of directors believed that these potential risks and disadvantages were greatly outweighed by the potential benefits anticipated to be realized from the merger.

     The foregoing discussion of the factors considered by the AmeriSource board of directors is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the merger, the AmeriSource board of directors did not find it practicable to quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determinations. In addition, individual AmeriSource directors may have given differing weights to different factors. The AmeriSource board of directors considered all these factors as a whole, and overall considered them to be favorable to and to support its determination to approve the merger.

     THE BOARD OF DIRECTORS OF AMERISOURCE RECOMMENDS THAT THE HOLDERS OF AMERISOURCE CLASS A COMMON STOCK VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

BERGEN'S REASONS FOR THE MERGER

     After careful consideration, Bergen's board of directors unanimously determined the merger to be fair to the shareholders of Bergen and in the best interests of Bergen and its shareholders. BERGEN'S BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS YOUR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     In the course of reaching its decision to approve and adopt the merger agreement and the transactions contemplated thereby, and the merger, Bergen's board of directors consulted with Bergen's legal and financial advisors as well as with Bergen's management, and considered a number of factors, including:

     - the opportunities for economies of scale, synergies and enhanced services available through a combination of Bergen and AmeriSource, the benefits of which could be shared with customers, including the rationalization of facilities and the establishment of new, more efficient distribution centers, both of which could result in reduced marginal operating costs and an improved credit rating, as well as greater access to financing sources and a reduction in the cost of capital;

     - the fact that the per share consideration to be received by Bergen shareholders in the merger represents a premium of approximately 12% based on the closing price of the Bergen common stock and AmeriSource common stock on the last trading day prior to the announcement of the signing of the merger agreement;

     - management's expectation that the merger will be accretive to earnings of the combined company under the proposed new accounting standard before special charges and integration related costs and before consideration of any synergies, as compared to Bergen's stand-alone earnings expectations;

     - the strategic and geographic fit between Bergen and AmeriSource and the complementary nature of Bergen's and AmeriSource's customer bases;

     - the common culture of Bergen and AmeriSource which demands outstanding service and makes customer satisfaction paramount;

     - advice of legal counsel concerning the likelihood that the merger would be permitted by antitrust authorities and the fact that, subsequent to the announcement of Cardinal Health's acquisition of Bindley Western, Bergen customers had communicated that they would be in favor of a combination involving Bergen and AmeriSource in the belief that such a combined entity would be a stronger alternative source of products and services in the industry;

     - the assessment of Bergen's strategic alternatives to the merger, including remaining an independent public company, pursuing acquisitions or merging or consolidating with a party other than AmeriSource, including parties outside of the pharmaceutical wholesaling industry, and the likely benefits to customers, employees and shareholders of such alternatives;

     - the opportunity to enhance and expand programs and services Bergen currently offers to its customers and the opportunity to improve customer service by implementing the best practices of Bergen and AmeriSource in a variety of service-oriented aspects of the combined companies' business;

     - the expected tax treatment of the merger for U.S. federal income tax purposes;

     - the fact that the merger would be accounted for under the purchase method and the likelihood that proposed new accounting and financial reporting rules would be promulgated that would result in more favorable reporting of the financial results of AmerisourceBergen than under then existing accounting and financial reporting rules, and the advice of advisors concerning the likelihood of the adoption of new standards;

     - the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bergen's financial advisor, that, as of the date of its opinion and based on and subject to the factors and assumptions set forth in its opinion, the ratio for the exchange of shares of Bergen common stock for shares of AmerisourceBergen common stock pursuant to the merger agreement was fair from a financial point a view to the holders of common stock of Bergen;

     - the fact that the merger provides for a fixed exchange ratio and, as a result, the number of shares of AmerisourceBergen common stock to be received by Bergen shareholders and their ownership interest in AmerisourceBergen will remain fixed notwithstanding increases or decreases in the value of Bergen common stock as compared to increases or decreases in the value of AmeriSource common stock during the period of time between execution of the merger agreement and closing of the merger;

     - the opportunity of Bergen shareholders to continue as shareholders of a combined organization with greater financial and market strength than Bergen on a stand-alone basis, and having strategic goals and an operating philosophy similar to and compatible with those of Bergen, stressing growth within the healthcare industry, and the assessment that the greater resources that will be available to Bergen following the merger are important to the long-term future of Bergen;

     - the fact that the merger is structured as a "merger of equals" with the establishment of a new holding company and provides that the board of directors of AmerisourceBergen will initially consist of an equal number of individuals designated by each of Bergen and AmeriSource and that Robert E. Martini will serve as Chairman; in addition, that the merger agreement provides that senior executives of Bergen will continue to serve as senior executives of AmerisourceBergen, as Executive Vice President and Chief Financial Officer, Senior Vice President and President of AmerisourceBergen Drug Company, Senior Vice President and President of PharMerica and Senior Vice President and President of ASD, and that these executives will serve on the Executive Management Committee of AmerisourceBergen;

     - the fact that Bergen has long-standing employment arrangements with its executives that protect such executives in the event they are terminated by AmerisourceBergen without cause or they leave for good reason after the consummation of the merger and the willingness of certain Bergen executives to amend their existing employment and severance agreements and other compensation arrangements to accommodate the wishes of AmeriSource was intended to facilitate the continuity of management of AmerisourceBergen; and

     - a strong management team drawn from Bergen and AmeriSource to work together to integrate and lead the companies.

     The Bergen board of directors also considered a number of potential risks and disadvantages relating to the merger, including the following risks and disadvantages:

     - the difficulty and management distraction inherent in integrating two large and geographically dispersed operations and the risk that the synergies and benefits sought in the merger might not be fully achieved;

     - the fact that the merger provides for a fixed exchange ratio and, as a result, the number of shares of AmerisourceBergen common stock to be received by Bergen shareholders and their ownership interest will remain fixed notwithstanding decreases in the value of AmeriSource common stock as compared to increases or decreases in the value of Bergen common stock during the period of time between the execution of the merger agreement and the closing of the merger;

     - the risk that the merger would not be consummated including the risk that the merger will not be approved by the Federal Trade Commission and the risk that the Financial Accounting Standards Board would not promulgate final Statements of Financial Accounting Standards which provided for accounting treatment of the merger in all material respects as in the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets -- Accounting for Goodwill, dated February 14, 2001; and

     - the substantial expenses expected to be incurred by Bergen and AmeriSource in connection with the merger.

     The Bergen board of directors believed that these potential risks and disadvantages were greatly outweighed by the potential benefits anticipated to be realized from the merger.

     The foregoing discussion of the factors considered by the Bergen board of directors is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the merger, the Bergen board of directors did not find it practicable to quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determinations. The order of the factors does not necessarily reduce their relative significance. In addition, individual Bergen directors may have given differing weights to different factors. The Bergen board of directors considered all these factors as a whole, and overall considered them to be favorable to and to support its determination to approve the merger.

     THE BOARD OF DIRECTORS OF BERGEN RECOMMENDS THAT THE HOLDERS OF BERGEN COMMON STOCK VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

RECOMMENDATION OF AMERISOURCE'S BOARD OF DIRECTORS

     The AmeriSource board of directors believes that the merger is fair to you and in your best interest, and unanimously voted to approve the merger agreement and unanimously recommends that you vote for the approval and adoption of the merger agreement.

     In considering the recommendation of the AmeriSource board of directors with respect to the merger agreement, you should be aware that directors and executive officers of AmeriSource may have interests in the merger that are different from, or are in addition to, the interests of AmeriSource shareholders. Please see the section entitled "Interests of AmeriSource Directors and Executive Officers in the Merger" that begins on page 43 of this joint proxy statement-prospectus.

OPINION OF AMERISOURCE'S FINANCIAL ADVISOR

     On March 16, 2001, Goldman Sachs & Co. delivered its oral opinion, which it confirmed in a written opinion dated March 16, 2001, to the board of directors of AmeriSource that, as of the date of such opinion, the ratio to exchange shares of AmeriSource common stock for shares of AmerisourceBergen common stock pursuant to the merger agreement was fair from a financial point of view to the holders of shares of AmeriSource common stock.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED MARCH 16, 2001, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX H TO THIS JOINT PROXY STATEMENT-PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. GOLDMAN SACHS PROVIDED ITS ADVISORY SERVICES AND ITS OPINION FOR THE INFORMATION AND ASSISTANCE OF THE AMERISOURCE BOARD OF DIRECTORS IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER. IT IS NOT A RECOMMENDATION AS TO HOW ANY HOLDER OF SHARES OF AMERISOURCE COMMON STOCK SHOULD VOTE AT THE AMERISOURCE MEETING. HOLDERS OF AMERISOURCE COMMON STOCK ARE URGED TO AND SHOULD READ THE OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things:

     - the merger agreement;

     - the annual reports to shareholders and annual reports on Form 10-K of AmeriSource and Bergen for the five fiscal years ended September 30, 2000;

     - a number of interim reports to shareholders and quarterly reports on Form 10-Q of AmeriSource and Bergen;

     - a number of other communications from AmeriSource and Bergen to their respective shareholders; and

     - a number of internal financial analyses and forecasts for AmeriSource and Bergen prepared by their respective managements, including cost savings and operating synergies projected by the management of AmeriSource to result from the merger (sometimes referred to as the synergies).

     Goldman Sachs also held discussions with members of the senior managements of AmeriSource and Bergen regarding their assessment of the strategic rationale for and the potential benefits of the merger and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for the AmeriSource common stock and the Bergen common stock, compared select financial and stock market information for AmeriSource and Bergen with similar information for several other companies the securities of which are publicly traded and reviewed the financial terms of several recent business combinations in the healthcare distribution industry specifically and in other industries generally. Goldman Sachs also performed such other studies and analyses that it considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by it and assumed that accuracy and completeness for purposes of rendering its opinion. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of AmeriSource or Bergen or any of their respective subsidiaries. No evaluation or appraisal of the assets and liabilities of AmeriSource or Bergen or any of their respective subsidiaries was furnished to Goldman Sachs. Goldman Sachs assumed that the internal financial forecasts prepared by the managements of AmeriSource and Bergen were reasonably prepared on a basis reflecting the best currently available estimates and judgments of AmeriSource and Bergen, that the synergies were reasonably prepared on a basis reflecting the best currently available estimates and judgments of AmeriSource and that such synergies will be realized in the amounts and at the time periods contemplated thereby. Goldman Sachs also assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the combined company following the merger or on AmeriSource or Bergen or the contemplated benefits of the merger.

     Additionally, Goldman Sachs assumed that the Financial Accounting Standards Board would have promulgated final Statements of Financial Accounting Standards with effective dates no later than the closing of the merger, providing for accounting treatment of the merger in all material respects as in the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets -- Accounting for Goodwill, dated February 14, 2001.

     Goldman Sachs provided its advisory services and its opinion for the information and assistance of the AmeriSource board of directors in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of AmeriSource common stock should vote.

     The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its March 16, 2001 written opinion to the AmeriSource board of directors. Some of the summaries of the financial analyses include information presented in tabular format. In order to more fully understand the financial analyses used by Goldman Sachs, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Goldman Sachs' financial analyses.

     (1) Historical Exchange Ratio Analysis. Goldman Sachs reviewed the historical trading prices for Bergen common stock and AmeriSource common stock in order to compare the Bergen exchange ratio relative to the AmeriSource exchange ratio of 0.370 to the historical exchange ratios of Bergen common stock to AmeriSource common stock. Goldman Sachs reviewed the historical prices for Bergen and AmeriSource for the five year period ended March 13, 2001. Goldman Sachs' analysis indicated the following average historical exchange ratios of Bergen common stock to AmeriSource common stock and implied exchange ratio premiums to the holders of shares of Bergen common stock:

                                       AVERAGE BERGEN COMMON STOCK TO    IMPLIED EXCHANGE RATIO
                                          AMERISOURCE COMMON STOCK       PREMIUM/(DISCOUNT) TO
HISTORICAL PERIOD                              EXCHANGE RATIO             BERGEN SHAREHOLDERS
-----------------                      ------------------------------    ----------------------
5 Years..............................              0.586x                        (36.9%)
1 Year...............................              0.287x                         28.7%
6 Months.............................              0.297x                         24.7%
3 Months.............................              0.335x                         10.4%
1 Month..............................              0.328x                         12.6%
March 13, 2001.......................              0.330x                         12.0%

     (2) Selected Transactions Analysis. This analysis was undertaken to provide information regarding the fairness of the ratio to exchange shares of AmeriSource common stock for shares of AmerisourceBergen common stock based upon a comparison of the financial terms of the merger with the financial terms of several other comparable business combinations involving national distributors in the drug distribution industry since 1997. Goldman Sachs compared the following acquisitions:

     - Cardinal Health, Inc.'s acquisition of Bindley Western Industries, Inc. completed in February 2001 (using publicly available financial information for Bindley Western for the period ending September 30, 2000 excluding nonrecurring charges);

     - McKesson Corporation's proposed acquisition of AmeriSource that was terminated prior to its closing (using publicly available financial information for AmeriSource for the period ending September 30, 1997 excluding nonrecurring charges); and

     - Cardinal Health, Inc.'s proposed acquisition of Bergen that was terminated prior to its closing (using publicly available financial information for Bergen for the period ending September 30, 1997 excluding nonrecurring charges).

     Goldman Sachs calculated and compared for each of the selected drug distribution industry transactions (i) the transaction value as a multiple of latest twelve month net income, (ii) the levered transaction value as a multiple of:

     - latest twelve months earnings before interest and taxes, sometimes referred to as EBIT, and

     - latest twelve months earnings before interest, taxes, depreciation and amortization, sometimes referred to as EBITDA,

and (iii) the premium to market price one day prior to the announcement of each transaction, each as compared to the corresponding values indicated for the merger.

     The following table presents the results of this analysis.

                                                                                        VALUATION OF
                                                                RANGES FOR THE        BERGEN AS PART OF
MULTIPLE                                                     SELECTED TRANSACTIONS       THE MERGER
--------                                                     ---------------------    -----------------
Transaction value as a multiple of LTM Net Income..........      29.4x - 37.8x              31.9x
Levered transaction value as a multiple of LTM EBIT........      16.4x - 20.0x              13.5x
Levered transaction value as a multiple of LTM EBITDA......      13.3x - 17.5x              10.6x
Premium over Market Value..................................      28.9% - 61.3%              12.0%

     In addition, Goldman Sachs also compared the combined company's name, headquarters location, ownership and corporate governance for each of the selected drug distribution industry transactions as follows:

                                                        APPROXIMATE PRO      PRO FORMA BOARD
                                NAME (HEADQUARTERS)    FORMA OWNERSHIP OF    REPRESENTATION
PARTIES                         OF COMBINED COMPANY         PARTIES            OF PARTIES
-------                         -------------------    ------------------    ---------------
Cardinal Health/Bindley
  Western.....................   Cardinal Health          94%/6%               93%/7%
                                     (Dublin)
McKesson/AmeriSource
  (not consummated)...........    McKesson (San          73%/27%              75%/25%
                                    Francisco)
Cardinal Health/Bergen
  (not consummated)...........   Cardinal Bergen         73%/27%              71%/29%
                                 Health (Dublin)
AmeriSource/Bergen............  AmerisourceBergen        52%/48%              50%/50%
                                  (Chesterbrook)

     Goldman Sachs also compared the Chairman, Chief Executive Officer and Chief Operating Officer positions for each of the combined companies as follows:

                                               CHAIRMAN, CHIEF EXECUTIVE OFFICER
PARTIES                                      AND CHIEF OPERATING OFFICER POSITIONS
-------                                     ----------------------------------------
Cardinal Health/Bindley Western.........    - Cardinal Health management remains
McKesson/AmeriSource
(not consummated).......................    - McKesson management remains
                                            - AmeriSource Chief Executive Officer
                                              named Group President of the
                                              AmeriSource Services Group
Cardinal Health/Bergen
(not consummated).......................    - Bergen Chairman named Chairman
                                            - Cardinal Health Chairman and Chief
                                              Executive Officer named Chief
                                              Executive Officer
                                            - Cardinal Health President and Chief
                                              Operating Officer and Bergen President
                                              and Chief Executive Officer named Co-
                                              Presidents and Chief Operating
                                              Officers
AmeriSource/Bergen......................    - Bergen Chairman named Chairman
                                            - AmeriSource Chairman and Chief
                                              Executive Officer named Chief
                                              Executive Officer
                                            - AmeriSource President and Chief
                                              Operating Officer named Chief
                                              Operating Officer

     (3) Selected Companies Analysis. Goldman Sachs reviewed and compared financial information of AmeriSource to corresponding financial information, ratios and public market multiples for selected wholesale pharmaceutical distributor companies. This analysis demonstrates how the public market values AmeriSource relative to other publicly traded companies in the pharmaceutical distributor industry. Goldman Sachs selected the following companies for comparison because they are publicly traded wholesale pharmaceutical distributor companies with operations that for purposes of analysis may be considered similar to operations of AmeriSource. The selected publicly traded wholesale pharmaceutical distributor companies consisted of:

     - Bergen,

     - Cardinal Health, Inc., and

     - McKesson HBOC, Inc.

     Goldman Sachs calculated and compared various financial multiples and ratios for the selected companies based on the latest publicly available financial statements and calendarized price to earnings multiples and projected 5-year compound annual earnings per share growth rates based on IBES, Inc. median estimates. The operating items data exclude one time gains and charges, the data for Cardinal Health is pro forma for the acquisition of Bindley Western, and the enterprise value of McKesson includes mandatorily redeemable securities. The multiples for the selected companies were calculated using closing per share prices as of March 13, 2001. With respect to the selected companies, Goldman Sachs considered:

     - closing share price on March 13, 2001 as a percentage of the 52 week high closing share price,

     - enterprise value as a multiple of latest twelve month EBITDA,

     - enterprise value as a multiple of latest twelve month EBIT,

     - estimated 2001 and 2002 calendarized median price to earnings multiples,

     - projected five year compound annual earnings per share growth rate, sometimes referred to as CAGR, and

     - estimated 2001 price to earnings multiple as a multiple of projected five year earnings per share CAGR.

     The results of these analyses are summarized in the following tables.

                                                                         ENTERPRISE VALUE AS MULTIPLE OF
                                                                                       LTM
                                                 STOCK PRICE AS % OF     -------------------------------
SELECTED COMPANIES                               52 WEEK CLOSING HIGH       EBITDA             EBIT
------------------                               --------------------    -------------    --------------
Mean...........................................       85.7%                 15.4x            21.9x
Median.........................................       84.2%                 17.4x            22.5x
Range..........................................    76.0%-97.0%           9.8x-18.9x       12.5x-30.6x
AmeriSource....................................       87.9%                 14.7x            15.8x

                                       CALENDARIZED MEDIAN
                                      PRICE/EARNINGS RATIOS                           2001E PE/5 YEAR
                                    --------------------------    5 YEAR PROJECTED       PROJECTED
SELECTED COMPANIES                     2001E          2002E           EPS CAGR           EPS CAGR
------------------                  -----------    -----------    ----------------    ---------------
Mean..............................     24.0x          19.6x           17.7%               1.4x
Median............................     22.5x          17.3x           17.0%               1.3x
Range.............................  20.0x-29.4x    17.0x-24.5x     15.0%-21.0%         1.3x-1.4x
AmeriSource.......................     21.4x          18.1x           18.0%               1.2x

     (4) Pro Forma Merger Analysis. Goldman Sachs prepared a pro forma analysis of the financial impact of the merger using IBES, Inc. estimates for AmeriSource and Bergen as of March 13, 2001. For each of the estimated fiscal years 2002 and 2003, Goldman Sachs analyzed the accretion or dilution to earnings per share of the common stock of the combined company on a pro forma basis under current purchase accounting, assuming goodwill is amortized over 40 years, and under the proposed new purchase accounting, assuming goodwill is not amortized and is written down only if impaired. Goldman Sachs performed this analysis based on the AmeriSource closing share price of $50.69 on March 13, 2001, and under the scenario that no synergies are realized, under the scenario that management's assumptions of pre-tax synergies are realized, and under the scenario that management's assumptions of pre-tax synergies are realized and including extraordinary items. The analysis under the proposed new purchase accounting rules indicated that without synergies the merger would be modestly accretive on an earnings per share basis in 2002 and 2003, with synergies the merger would be significantly accretive on an earnings per share basis in 2002 and 2003, and with synergies and including extraordinary items the merger would be moderately accretive on an earnings per share basis in 2002 and 2003.

     (5) Contribution Analysis. Goldman Sachs reviewed historical and estimated future operating and financial information including, among other things, sales (excluding bulk revenues), EBITDA, EBIT, net income (each of EBITDA, EBIT and net income, excluding special charges, such as merger costs, facility consolidation costs and employee severance costs), equity market capitalization on a diluted basis, and enterprise value (each of equity market capitalization and enterprise value assuming an AmeriSource and Bergen stock price of $50.69 and $16.75, respectively, as of March 13, 2001 and assuming net debt of $530.8 million for AmeriSource as of December 31, 2000 and $1,344.9 million for Bergen as of December 31, 2000), for AmeriSource, Bergen, and the pro forma combined entity resulting from the merger based on AmeriSource and Bergen managements' financial forecasts dated March 3, 2001 and January 5, 2001, respectively.

     A contribution analysis demonstrates the parties' respective historical and projected contributions, on a percentage basis, to certain balance sheet and income statement items of the combined company and compares such contributions to the parties' shareholders' relative equity interests in the combined company following the merger.

     Goldman Sachs noted that AmeriSource shareholders' pro forma ownership of the common equity of the combined company after the merger would be 52% (assuming the exercise of options of AmeriSource and Bergen outstanding as of September 30, 2000), based on the Bergen exchange ratio relative to the AmeriSource exchange ratio of 0.37. The analysis indicated that AmeriSource would contribute 54.7% of the equity market capitalization and 47.5% of the enterprise value to the combined entity based on closing stock prices on March 13, 2001. Goldman Sachs also analyzed the relative income statement contribution of AmeriSource and Bergen to the combined company on a pro forma basis based on the scenario assuming no synergies and based on financial data and on the assumptions provided to Goldman Sachs by AmeriSource and Bergen managements for fiscal year 2000 and estimated fiscal year 2001.

     The results of these analyses are summarized as follows:

                                                      AMERISOURCE'S CONTRIBUTION TO
                                                             COMBINED ENTITY
                                                  -------------------------------------
                                                  SALES    EBITDA    EBIT    NET INCOME
                                                  -----    ------    ----    ----------
FY 2000A........................................  38.3%     37.2%    41.4%      55.0%
FY 2001E........................................  40.4%     36.7%    39.1%      52.0%

                            ------------------------

     General. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstance, and therefore is not readily susceptible to partial analysis. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of each of these analyses in their totality and did not isolate or reach separate conclusions with respect to any particular analysis. No company or transaction used in the above analyses as a comparison is directly comparable to AmeriSource or Bergen or the merger. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to AmeriSource's board of directors as to the fairness from a financial point of view of the ratio to exchange shares of AmeriSource common stock for shares of AmerisourceBergen common stock pursuant to the merger agreement to the holders of shares of AmeriSource common stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their advisors, none of AmeriSource, Bergen, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs' opinion to AmeriSource's board of directors was one of many factors taken into consideration by AmeriSource's board of directors in making its determination to approve the merger agreement. This summary is not a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex H.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. AmeriSource selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger and because of its familiarity with AmeriSource. AmeriSource did not place any limitations on Goldman Sachs in its capacity as financial advisor to the AmeriSource board. Goldman Sachs is familiar with AmeriSource, having provided investment banking services to AmeriSource from time to time, including having acted as lead manager of its 144A offering of 5% Convertible Subordinated Notes due December 2007, aggregate principal amount $300 million, in December 2000 and having acted as its financial advisor in connection with, and having participated in a portion of the negotiations leading to, the merger agreement. Goldman Sachs has also provided investment banking services to Bergen from time to time, including having acted as a co-manager with respect to the public offering of Trust Originated Preferred Securities by Bergen Capital I, a wholly-owned subsidiary of Bergen, aggregate principal amount $300 million, in May 1999. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of AmeriSource or Bergen for its own account and for the accounts of customers.

     Pursuant to a letter agreement dated April 22, 2000, AmeriSource engaged Goldman Sachs to act as its financial advisor in connection with a possible transaction involving all or a portion of the stock or assets of Bergen. Pursuant to the terms of the letter agreement, AmeriSource has agreed to pay Goldman Sachs upon consummation of the merger a transaction fee of $13 million. AmeriSource has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against specified liabilities, including specified liabilities under the federal securities laws.

RECOMMENDATION OF BERGEN'S BOARD OF DIRECTORS

     The Bergen board of directors believes that the merger is fair to you and in your best interest, and unanimously voted to approve the merger agreement and unanimously recommends that you vote for the approval and adoption of the merger agreement.

     In considering the recommendation of the Bergen board of directors with respect to the merger agreement, you should be aware that directors and executive officers of Bergen may have interests in the merger that are different from, or are in addition to, the interests of Bergen shareholders. Please see the section entitled "Interests of Bergen Directors and Executive Officers in the Merger" that begins on page 44 of this joint proxy statement-prospectus.

OPINION OF BERGEN'S FINANCIAL ADVISOR

     Bergen retained Merrill Lynch to act as its financial advisor in connection with a possible business combination with AmeriSource. On March 16, 2001, Merrill Lynch rendered its opinion, which it confirmed in a written opinion dated March 16, 2001, to the Board of Directors of Bergen that, as of such date and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio in the proposed merger of 0.37 of a share of AmerisourceBergen common stock for each share of Bergen common stock was fair from a financial point of view to the holders of Bergen common stock.

     THE FULL TEXT OF MERRILL LYNCH'S OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS ANNEX I TO THIS JOINT PROXY STATEMENT-PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE SUMMARY OF MERRILL LYNCH'S OPINION SET FORTH IN THIS JOINT PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE HOLDERS OF BERGEN COMMON STOCK ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. MERRILL LYNCH'S OPINION WAS PROVIDED FOR THE USE AND BENEFIT OF THE BOARD OF DIRECTORS OF BERGEN FOR ITS INFORMATION AND WAS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO TO THE HOLDERS OF BERGEN COMMON STOCK. MERRILL LYNCH'S OPINION DID NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY BERGEN TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF BERGEN COMMON STOCK AS TO HOW SUCH HOLDER SHOULD VOTE ON THE PROPOSED MERGER.

     The exchange ratio was determined through negotiations between Bergen and AmeriSource and was approved by the board of directors of Bergen. Merrill Lynch provided advice to Bergen during the course of such negotiations.

     The summary set forth below does not purport to be a complete description of the analyses underlying the Merrill Lynch opinion or the presentations made by Merrill Lynch to the board of directors of Bergen. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. In arriving at its opinion, Merrill Lynch considered the results of all analyses and did not attribute any particular weight to any analysis or factor considered by it; Merrill Lynch made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. While each factor set forth below is separate, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses or of the summary set forth below, without considering all analyses, would create an incomplete view of the process underlying its opinion.

     In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch or Bergen. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, Merrill Lynch's opinion was among several factors taken into consideration by the board of directors of Bergen in making its determination to approve the merger agreement and the merger. Consequently, the analyses performed by Merrill Lynch described below should not be viewed as determinative of the decision of the board of directors of Bergen or Bergen's management with respect to the fairness of the exchange ratio.

     In arriving at its opinion, Merrill Lynch, among other things,

     - reviewed publicly available business and financial information relating to Bergen and AmeriSource which Merrill Lynch deemed to be relevant;

     - reviewed information with respect to AmeriSource, including financial forecast information, relating to the business, earnings, cash flow, assets, liabilities and prospects of AmeriSource, furnished to Merrill Lynch by AmeriSource;

     - reviewed information with respect to Bergen, including financial forecast information from publicly available analysts' forecasts acknowledged and approved by Bergen as reasonable forecasts appropriate for use by Merrill Lynch in rendering its opinion, relating to the business, earnings, cash flow, assets, liabilities and prospects of Bergen, as well as information provided by Bergen to Merrill Lynch relating to the amount and timing of the cost savings and related expenses and synergies expected to result from the merger, furnished to Merrill Lynch by Bergen;

     - conducted discussions with members of senior management of Bergen and AmeriSource concerning the matters described above, as well as their respective businesses and prospects before and after giving effect to the merger and the cost savings and related expenses and synergies expected to result from the merger;

     - reviewed the market prices and valuation multiples for Bergen common stock and AmeriSource common stock and compared them with those of other selected publicly traded companies which Merrill Lynch deemed to be relevant;

     - reviewed the results of operations of Bergen and AmeriSource and compared them with those of other selected publicly traded companies which Merrill Lynch deemed to be relevant;

     - compared the proposed financial terms of the merger with the financial terms of other selected transactions which Merrill Lynch deemed to be relevant;

     - reviewed the potential pro forma impact of the merger, before and after giving effect to the cost savings and related expenses and synergies expected to result from the merger;

     - reviewed the merger agreement, the stock option agreements between Bergen and AmeriSource, the support/voting agreements between AmeriSource and Robert E. Martini and Neil F. Dimick, holders of Bergen common stock, and the support/voting agreements between Bergen and R. David Yost and Kurt
       J. Hilzinger, holders of AmeriSource common stock;

     - participated in numerous discussions and negotiations among representatives of Bergen and AmeriSource and their financial and legal advisors; and

     - reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

     In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information and Merrill Lynch has not undertaken an independent evaluation or appraisal of any of the assets or liabilities of Bergen or AmeriSource or been furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of Bergen or AmeriSource. With respect to the financial forecast information and the cost savings and related expenses and synergies expected to result from the merger furnished to or discussed with Merrill Lynch by Bergen or AmeriSource, Merrill Lynch assumed that they have been reasonably prepared or reviewed and reflect the best currently available estimates and judgment of Bergen's or AmeriSource's management as to the expected future financial performance of Bergen or AmeriSource, as the case may be, and the cost savings and related expenses and synergies expected to result from the merger. Merrill Lynch also assumed that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes and that all conditions to the merger will be satisfied, including with respect to the promulgation of new purchase accounting rules (i.e., no goodwill amortization).

     The Merrill Lynch opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of the Merrill Lynch opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would have a material adverse effect on the contemplated benefits of the merger.

     In connection with the preparation of its opinion, Merrill Lynch was not authorized by Bergen or the board of directors of Bergen to solicit, nor did Merrill Lynch solicit, third-party indications of interest for the acquisition of all or any part of Bergen.

     The following is a summary of the material valuation, financial and comparative analyses presented by Merrill Lynch to the board of directors of Bergen in connection with the rendering of its opinion.

     For the purposes of the summary only, the references to "operating projections of Bergen management" refer to the financial forecast information from publicly available analysts' forecasts acknowledged and approved by Bergen as reasonable forecasts appropriate for use by Merrill Lynch in rendering its opinion, relating to the business, earnings, cash flow, assets, liabilities and prospects of Bergen.

     Historical Exchange Ratio Analysis. Merrill Lynch compared the exchange ratio to the relative daily closing stock prices of Bergen and AmeriSource from March 15, 2000 to March 15, 2001. The following table presents the average historical implied exchange ratio resulting from this analysis:

                                                     AVERAGE IMPLIED EXCHANGE RATIO
                                                     ------------------------------
March 15, 2001.....................................              0.330
1 Week prior.......................................              0.324
1 Month prior......................................              0.325
3 Months prior.....................................              0.336
6 Months prior.....................................              0.297
12 Months prior....................................              0.287

     Relative Earnings Contribution Analysis. Merrill Lynch performed an analysis of the pro forma relative contributions by each of Bergen and AmeriSource to, among other things, the net income, cash earnings, revenues and EBIT (earnings before interest and taxes) of AmerisourceBergen, in each case before taking into account purchase accounting adjustments and cost savings and related expenses and synergies expected to result from the merger. These comparisons were calculated based upon the actual results before one-time items of Bergen and AmeriSource for the fiscal year ended September 30, 2000 and the operating projections of Bergen and AmeriSource management for the fiscal years ending September 30, 2001 and 2002. The following table presents the implied Bergen exchange ratios, based on the percentage contributions of Bergen to AmerisourceBergen's pro forma net income, cash earnings, revenues and EBIT, resulting from this analysis:

                                                       2000         2001           2002
                                                     (ACTUAL)    (ESTIMATED)    (ESTIMATED)
                                                     --------    -----------    -----------
Net Income.........................................   0.32x         0.36x          0.38x
Cash Earnings......................................   0.44x         0.41x          0.42x
Revenues...........................................   0.51x         0.43x          0.40x
EBIT...............................................   0.42x         0.45x          0.42x

     Comparable Publicly Traded Company Analysis. Merrill Lynch reviewed publicly available information as of March 15, 2001, including information from First Call and other publicly available research analyst materials, to calculate specified financial and operating information, market values and trading multiples (as described below) and then compared such financial and operating information, market values and trading multiples of Bergen as of March 15, 2001, with the corresponding financial and operating information, market values and multiples of Cardinal Health, Inc., McKesson HBOC, Inc. and AmeriSource. Merrill Lynch selected such companies for comparison with Bergen because they are the three largest publicly traded competitors of Bergen in the wholesale pharmaceutical distribution industry with operations that for the purposes of analysis may be considered similar to certain operations of Bergen.

     Merrill Lynch derived an estimated valuation range for Bergen by comparing:

     - market capitalization (defined as market value plus total debt and preferred stock less cash and cash equivalents) as of March 15, 2001, as a multiple of estimated EBITDA (earnings before interest, taxes, depreciation and amortization) for the fiscal year ending September 30, 2001, for Cardinal Health, Inc., McKesson HBOC, Inc. and AmeriSource, which estimates ranged from 8.6x to 15.0x (as compared to a multiple of 9.4x for Bergen);

     - the price per share as a multiple of estimated earnings per share (calculated in accordance with GAAP) for the fiscal years ending September 30, 2001 and 2002, for Cardinal Health, Inc. common stock, McKesson HBOC, Inc. common stock and AmeriSource common stock, which estimates ranged from 21.8x to 29.4x for fiscal year 2001 and from 18.4x to 24.4x for fiscal year 2002 (as compared to a multiple of 20.4x for fiscal year 2001 and 16.9x for fiscal year 2002 for Bergen common stock);

     - the price per share as a multiple of estimated cash earnings per share (calculated without deducting estimated goodwill amortization from earnings) for the fiscal years ending September 30, 2001 and 2002, for Cardinal Health, Inc. common stock, McKesson HBOC, Inc. common stock and AmeriSource common stock, which estimates ranged from 19.8x to 28.2x for fiscal year 2001 and 16.4x to 23.5x for fiscal year 2002 (as compared with 17.7x for fiscal year 2001 and 15.0x for fiscal year 2002 for Bergen common stock); and

     - the ratio of price per share to earnings per share (calculated in accordance with GAAP) for the fiscal year ending September 30, 2001, as a multiple of estimated 5-year compound annual growth rates for earnings per share for Cardinal Health, Inc. common stock, McKesson HBOC, Inc. common stock and AmeriSource common stock, which estimates ranged from 1.21x to 1.47x (as compared with 1.36x for Bergen common stock).

     Using this analysis, Merrill Lynch calculated the following ranges of implied Bergen exchange ratios:

                                                              IMPLIED EXCHANGE
                                                                   RATIO
                                                              ----------------
MEASURE                                                        LOW       HIGH
-------                                                       ------    ------
GAAP P/E Multiple
  2001......................................................  0.322     0.339
  2002......................................................  0.342     0.343
CASH P/E Multiple
  2001......................................................  0.361     0.366
  2002......................................................  0.355     0.360
EBITDA Multiple
  2001......................................................  0.404     0.487
GAAP P/E/Growth
  2001......................................................  0.294     0.294
Mean........................................................  0.346     0.365

     None of the selected comparable companies listed above and used in the above analysis is identical to Bergen. Accordingly, an analysis of the results of the foregoing analysis is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

     Relative Discounted Cash Flow Contribution Analysis. Using a discounted cash flow analysis, Merrill Lynch calculated a range of implied Bergen exchange ratios based on the implied per share values for Bergen and AmeriSource before taking into account the cost savings and related expenses and synergies expected to result from the merger. Such implied per share values were based on operating projections of Bergen and AmeriSource management for the fiscal years ending September 30, 2001 through 2005, a range of discount rates from 9% to 11% and a range of 2005 terminal unlevered net income multiples of 17x to 23x. The implied Bergen exchange ratios resulting from this analysis are summarized in the following table:

                                                              IMPLIED EXCHANGE
                                                                   RATIO
                                                              ----------------
DISCOUNT RATE                                                  LOW       HIGH
-------------                                                 ------    ------
9.0%........................................................  0.356     0.391
10.0%.......................................................  0.349     0.386
11.0%.......................................................  0.342     0.381

     Pro Forma Merger Analysis. Merrill Lynch performed an analysis of the potential pro forma financial impacts of the merger on the earnings per share of Bergen common stock for the fiscal years ending

September 30, 2001, 2002 and 2003, respectively, based upon the operating projections of Bergen management. In performing this analysis, Merrill Lynch assumed, among other things:

     - the exchange ratio of 0.370;

     - the merger was completed as of September 30, 2000;

     - the pre-tax synergies expected to result from cost reduction initiatives following the closing of the merger projected by the management of Bergen; and

     - that the merger would be accounted for under new purchase accounting rules (i.e., no goodwill amortization).

     The results of this analysis indicated that, including the impact of the cost savings and related expenses and synergies expected to result from the merger, the merger would be accretive to the projected cash earnings per share of Bergen common stock by 6% in fiscal year 2001, 8% in fiscal year 2002 and 13% in fiscal year 2003.

     Merrill Lynch also performed an analysis of the potential pro forma impact of the merger on the per share value of Bergen common stock for the fiscal years ending September 30, 2001, 2002 and 2003, respectively. Using the assumptions outlined in the previous paragraphs, and based on an assumed pro forma price/cash earnings ratio ranges for AmerisourceBergen derived from the weighted average multiples for Bergen and AmeriSource as of March 15, 2001, to 26x for fiscal year 2001, to 22x for fiscal year 2002 and to 18x for fiscal year 2003, the results of this analysis indicated that, including the impact of the cost savings and related expenses and synergies expected to result from the merger, the merger would be accretive to the per share value of Bergen common stock by 23% to 63% in fiscal year 2001, 32% to 75% in fiscal year 2002 and 40% to 76% in fiscal year 2003.

     Merrill Lynch Financial Advisor Fee. Pursuant to a letter agreement between Bergen and Merrill Lynch, dated as of March 16, 2001, Bergen agreed to pay Merrill Lynch (i) a fee of $1 million upon the execution of the merger agreement, (ii) a fee of $12 million upon the closing of the merger or certain other transactions involving Bergen and AmeriSource and (iii) the lesser of $12 million or 10% of any fee, payment, judgment, amount or profit payable to Bergen following or in connection with the termination, abandonment or failure to occur of the merger or other transactions involving Bergen and AmeriSource. Any fee paid pursuant to clause (i), however, will be deducted from any fee to which Merrill Lynch is entitled to receive pursuant to clauses (ii) or (iii). Bergen has also agreed to indemnify Merrill Lynch and certain related persons for various liabilities, including liabilities under the federal securities laws, related to or arising out of the performance by Merrill Lynch of services under its engagement. In addition to acting as financial advisor to Bergen in connection with the merger, Merrill Lynch has, during the past two years, advised Bergen in connection with a divestiture. In connection with the provision of such services, Merrill Lynch received compensation from Bergen of approximately $2.75 million.

     Bergen retained Merrill Lynch to act as its financial advisor in connection with the merger based upon Merrill Lynch's qualifications, experience, reputation and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm. Bergen did not place any limitations on Merrill Lynch concerning its engagement as financial advisor to the Bergen board of directors in connection with the merger. Merrill Lynch, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     Merrill Lynch has, in the past, provided financial advisory and financing services to Bergen and may continue to do so and has received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of its business, Merrill Lynch and its affiliates may actively trade shares of Bergen common stock and other securities of Bergen, as well as shares of AmeriSource common stock and other securities of AmeriSource, for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF AMERISOURCE DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     In considering the recommendation of the board of directors of AmeriSource to vote for the proposal to approve and adopt the merger agreement, shareholders of AmeriSource should be aware that members of the AmeriSource board of directors and members of AmeriSource's management team have agreements and arrangements that provide them with interests in the merger that differ from, or are in addition to, those of AmeriSource shareholders. The AmeriSource board of directors was aware of these agreements and arrangements during its deliberations of the merits of the merger and in determining to recommend to the shareholders of AmeriSource that they vote for the proposal to approve and adopt the merger agreement.

     Governance Structure and Management Positions. Pursuant to the terms of the merger agreement, upon completion of the merger:

     - Eight individuals, one of whom will be R. David Yost, Chairman and Chief Executive Officer of AmeriSource, and three of whom will be current independent directors of AmeriSource, will initially comprise the board of directors of AmerisourceBergen;

     - An equal number of directors designated by each of AmeriSource and Bergen will initially comprise each committee of AmerisourceBergen;

     - R. David Yost, Chairman and Chief Executive Officer of AmeriSource, will serve as Chief Executive Officer and President of AmerisourceBergen; and

     - Kurt J. Hilzinger, President and Chief Operating Officer of AmeriSource, will serve as Executive Vice President and Chief Operating Officer of AmerisourceBergen.

     AmeriSource Employee Stock Options. The board of directors of AmeriSource will cause all AmeriSource stock options granted prior to February 15, 2001, to the extent not already vested, to vest as of the close of business on the last business day prior to the merger, and to become exercisable upon the earlier to occur of their normal vesting date and the first anniversary of the completion of the merger. As of July 17, 2001, which is the record date for the AmeriSource special meeting, the number of unvested stock options (with a weighted average exercise price of $32.9995) held by directors and executive officers of AmeriSource totaled 1,151,000, and the number of vested stock options (with a weighted average exercise price of $27.1625) held by directors and executive officers totaled 703,250.

     If an AmeriSource option holder is terminated following the merger for cause the exercise period of such employee's options will be as set forth in the relevant option plan of AmeriSource. In all cases where employment is terminated following the merger other than for cause, the exercise period of an AmeriSource option that vested on the last business day prior to the merger, but would not otherwise have vested until after the first anniversary of the merger, will terminate as of the later of:

     - 13 months from the completion of the merger; or

     - the end of the exercise period of such AmeriSource option as set forth in the relevant AmeriSource option plan at the time the merger agreement was executed.

     Prior to the completion of the merger, AmeriSource may grant options to purchase shares of its common stock so long as:

     - such grants are made at such times and in such amounts as are consistent with previous grants by AmeriSource in the ordinary course of business; and

     - such options provide that the consummation of the mergers contemplated by the merger agreement will not be an event which accelerates the vesting of such options.

     Pursuant to the terms of the merger agreement, each AmeriSource stock option outstanding immediately prior to the merger will be converted upon completion of the merger into an option to purchase, on the same terms and conditions, an identical number of shares of AmerisourceBergen common stock at an exercise price per share equal to the exercise price per share of AmeriSource common stock subject to the option before the conversion.

     Indemnification and Insurance. The merger agreement provides that, upon completion of the merger, AmerisourceBergen will indemnify and hold harmless and provide advancement of expenses to all past and present directors, officers and employees of AmeriSource and its subsidiaries, in all of their capacities:

     - to the same extent they were indemnified or had the right to advancement of expenses as of March 16, 2001, which is the date of the merger agreement, pursuant to AmeriSource's restated certificate of incorporation, bylaws and indemnification agreements with any directors, officers and employees of AmeriSource and its subsidiaries; and

     - to the fullest extent permitted by law,

in each case for acts or omissions occurring at or prior to the completion of the merger.

     The merger agreement also provides that, upon completion of the merger, AmerisourceBergen will cause to be maintained, for a period of six years after completion of the merger, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by AmeriSource, or policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured, with respect to claims arising from facts or events that occurred on or before the completion of the merger, although AmerisourceBergen will not be required to expend in any one year an amount in excess of $1,500,000 for the annual premiums for such directors' and officers' liability insurance and fiduciary liability insurance. If the annual premiums of such insurance coverage exceed such amount, AmerisourceBergen will obtain a policy with the greatest coverage available for a cost not exceeding such amount.

     Severance Payments Following the Merger. AmeriSource has agreed to pay George L. James III, Vice President and Chief Financial Officer of AmeriSource, a payment equal to three times his base salary upon termination of employment by the company without cause or by Mr. James for good reason after consummation of the merger and under other circumstances prior to the consummation of the merger. Such payment would be approximately $840,000.

     Management's Stock Ownership. AmeriSource directors and executive officers beneficially owned, as of July 17, 2001, the record date for the AmeriSource special meeting, approximately 1,274,850 shares of AmeriSource Class A common stock, including vested AmeriSource Class A common stock options, representing 2.36% of the outstanding AmeriSource Class A common stock, including vested AmeriSource Class A common stock options. In connection with the execution of the merger agreement, R. David Yost and Kurt J. Hilzinger each executed a support/voting agreement in which each agreed to vote the AmeriSource Class A common stock he owns or controls in favor of the merger. As of the record date,
R. David Yost owned 376,000 shares of AmeriSource Class A common stock, representing 0.71% of the outstanding AmeriSource Class A common stock and Kurt
J. Hilzinger owned 116,700 shares of AmeriSource Class A common stock, representing 0.22% of the outstanding AmeriSource Class A common stock. See "The Merger -- The Support/Voting Agreement".

INTERESTS OF BERGEN DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     In considering the recommendation of the board of directors of Bergen to vote for the proposal to approve and adopt the merger agreement, shareholders of Bergen should be aware that members of the Bergen board of directors and members of Bergen's management team have agreements and arrangements that provide them with interests in the merger that differ from, or are in addition to, those of Bergen shareholders. The Bergen board of directors was aware of these agreements and arrangements during its deliberations of the merits of the merger and in determining to recommend to the shareholders of Bergen that they vote for the proposal to approve and adopt the merger agreement.

     Governance Structure and Management Positions. Pursuant to the terms of the merger agreement, upon completion of the merger:

     - Eight individuals, one of whom will be Robert E. Martini, Chairman and Chief Executive Officer of Bergen, who will serve as non-executive Chairman of AmerisourceBergen, and three of whom will be current independent directors of Bergen will initially comprise the board of directors of AmerisourceBergen;

     - An equal number of directors designated by AmeriSource and Bergen will initially comprise each committee of AmerisourceBergen;

     - Neil F. Dimick, a director and Senior Executive Vice President and Chief Financial Officer of Bergen, will serve as Executive Vice President and Chief Financial Officer of AmerisourceBergen;

     - Brent R. Martini, a director and Senior Executive Vice President of Bergen and President of Bergen Brunswig Drug Company, will serve as Senior Vice President of AmerisourceBergen and President of AmerisourceBergen Drug Company;

     - Charles J. Carpenter, Senior Executive Vice President of Bergen and President of PharMerica, Inc., will serve as Senior Vice President of AmerisourceBergen and President of PharMerica, Inc.; and

     - Steven H. Collis, Senior Executive Vice President of Bergen and President of ASD Specialty Healthcare, Inc. will serve as Senior Vice President of AmerisourceBergen and President of ASD Specialty Healthcare, Inc.

     Bergen Employee Stock Options. The board of directors of Bergen will cause all Bergen stock options granted prior to February 15, 2001, to the extent not already vested, to vest as of the close of business on the last business day prior to the merger, and to become exercisable upon the earlier to occur of their normal vesting date and the first anniversary of the completion of the merger. As of July 17, 2001, the record date for the Bergen special meeting, the number of unvested stock options held by directors and executive officers of Bergen totaled 1,832,336 (with a weighted average exercise price of $9.1560), and the number of vested stock options (with a weighted average exercise price of $12.3526) held by directors and executive officers totaled 2,154,323.

     If a Bergen option holder is terminated, following the merger, for cause the exercise period of such employee's options will be as set forth in the relevant option plan of Bergen. In all cases where employment is terminated other than for cause, the exercise period of a Bergen option that vested on the last business day prior to the merger, but would not otherwise have vested until after the first anniversary of the merger, will terminate as of the later of:

     - 13 months from the completion of the merger, or

     - the end of the exercise period of such Bergen option as set forth in the relevant Bergen option plan at the time the merger agreement was executed.

     Prior to the completion of the merger, Bergen may grant options to purchase shares of its common stock so long as:

     - such grants are made at such times and in such amounts as are consistent with previous grants by Bergen in the ordinary course of business, and

     - such options provide that the consummation of the mergers contemplated by the merger agreement will not be an event which accelerates the vesting of such options.

     Pursuant to the merger agreement, each Bergen stock option outstanding immediately prior to the merger will be converted, upon completion of the merger, into an option to purchase, on the same terms and conditions, the number of shares of AmerisourceBergen common stock equal to the number of shares of Bergen common stock issuable under the Bergen option multiplied by 0.37, at an exercise price per share equal to the exercise price per share of Bergen common stock subject to the option before the conversion, divided by 0.37.

     Indemnification and Insurance. The merger agreement provides that, upon completion of the merger, AmerisourceBergen will indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Bergen and its subsidiaries, in all of their capacities:

     - to the same extent they were indemnified or had the right to advancement of expenses as of March 16, 2001, which is the date of the merger agreement, pursuant to Bergen's restated certificate of incorporation, by-laws and indemnification agreements with any directors, officers and employees of Bergen and its subsidiaries; and

     - to the fullest extent permitted by law,

in each case for acts or omissions occurring at or prior to the completion of the merger.

     The merger agreement also provides that, upon completion of the merger, AmerisourceBergen will cause to be maintained, for a period of six years after completion of the merger, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Bergen, or policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured, with respect to claims arising from facts or events that occurred on or before the completion of the merger, although AmerisourceBergen will not be required to expend in any one year an amount in excess of $1,500,000 for such annual premiums for directors' and officers' liability insurance and fiduciary liability insurance. If the annual premiums of such insurance coverage exceed such amount, AmerisourceBergen will obtain a policy with the greatest coverage available for a cost not exceeding such amount.

     Employment and Severance Agreements. Bergen and each of Linda M. Burkett, Charles J. Carpenter, Steven H. Collis, Neil F. Dimick, Brent R. Martini, Milan
A. Sawdei and Carol E. Scherman (the "Executives") are parties to employment and severance agreements, the forms of which were adopted in 1994. Under the employment and severance agreements, the Executives are entitled to payments and benefits in the event their employment is terminated after completion of the merger.

     Each of the employment agreements is for a term of three years and automatically extends on a monthly basis so that the outstanding term is always three years, subject to the option of either party to terminate the automatic extension provision at any time. Under the employment agreements, each Executive is to receive his or her effective annual compensation, and a bonus determined in accordance with criteria used for other executives at the same level but, regardless of what may be paid to other executives, in any event no less than 50 percent of the average of the Executive's previous two annual bonuses, and other benefits and allowances. If the employment agreement is terminated by Bergen for any reason other than cause, or if the Executive terminates the employment agreement for good reason, he or she will be entitled to damages. The amount of damages will be the present value of the compensation the Executive would have received for the three years following termination, which includes (i) three years of salary and annual bonuses and (ii) an amount corresponding to the value of three years of benefits, subject to reduction for other income earned by the Executive from another employer during the three years after termination. The damages under the employment agreement are payable to the Executive upon termination by Bergen without cause or by the Executive for good reason, even if there were no change in control.

     The severance agreements provide for benefits additional to the employment agreements and require payment of cash to the Executives if, within three years following the merger:

     - the Executive is terminated without cause;
     - the Executive terminates for any reason within 180 days after the merger; or
     - the Executive terminates for good reason.

     Payment would consist of 2.99 times the average annual W-2 compensation paid by Bergen for the five most recent taxable years of the Executive ending before the date of the merger.

     The severance agreements also provide that if any payment or benefits extended by Bergen to any Executive upon a change in control are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then the Executive is entitled to receive an additional gross up payment in an amount necessary to provide the Executive with sufficient funds (after payment of income taxes) to fully

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

pay all such excise taxes on both the payment and the gross up payment. The severance agreements continue until three years and one day after a change in control or until the Executive receives the severance payment and other benefits under the severance agreements.

     Supplemental Executive Retirement Plan and Capital Accumulation Plan. The Executives are entitled to a lump sum payment of enhanced benefits under the Bergen Amended and Restated Capital Accumulation Plan (the "Bergen CAP") and the Bergen Fourth Amended and Restated Supplemental Executive Retirement Plan (the "Bergen SERP") in the event of a change in control. The merger is a change in control under the Bergen CAP and the Bergen SERP.

     The Bergen CAP and the Bergen SERP also provide that if any payment or benefits extended by Bergen to any Executive upon a change in control are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then the Executive is entitled to receive an additional gross up bonus in an amount necessary to provide the Executive with sufficient funds (after payment of income taxes) to fully pay all such excise taxes on both the payment and the gross up bonus.

     Payments under Compensation Agreements and Arrangements. In order to retain the services of the Executives after the merger, and not to require the Executives to terminate their employment to receive the payments to which they are entitled under the severance agreements, Bergen has entered into settlement agreements with each Executive in which Bergen agrees to pay to the Executive on the date of the merger all amounts that he or she would be entitled to under the severance agreement, the Bergen SERP and the Bergen CAP (other than the amount of any tax gross up under Section 280G of the Internal Revenue Code of 1986, as amended) as if the Executive's employment were terminated. Bergen and Neil F. Dimick, Brent R. Martini, Charles J. Carpenter and Steven H. Collis have also rescinded the letter agreements dated March 16, 2001 in which they had agreed to amend their existing employment and severance agreements and other compensation arrangements. Under their settlement agreements, total cash payments to the Executives on the merger date will be approximately as follows:

     - Linda M. Burkett -- $4,100,000
     - Charles J. Carpenter -- $5,800,000
     - Steven H. Collis -- $3,700,000
     - Neil F. Dimick -- $7,900,000
     - Brent R. Martini -- $5,200,000
     - Milan A. Sawdei -- $5,100,000
     - Carol E. Scherman -- $4,300,000

     In addition, Bergen and AmerisourceBergen have acknowledged that as a result of the merger each Executive will have good reason to terminate his or her employment agreement at any time during the three years following the merger and have agreed that if the Executive elects to terminate his or her agreement, he or she will be entitled to the damages as described in his or her employment agreement.

     If the Executives' employment were terminated on September 1, 2001, the damages to which each of them would be entitled under their employment agreements would be approximately as follows (such amounts would be subject to reduction for other income earned by the Executive from another employer during the three years after termination):

     - Linda M. Burkett -- $1,500,000
     - Charles J. Carpenter -- $1,900,000
     - Steven H. Collis -- $1,600,000
     - Neil F. Dimick -- $2,600,000
     - Brent R. Martini -- $2,000,000
     - Milan A. Sawdei -- $1,600,000
     - Carol E. Scherman -- $1,500,000

     In addition, if the Executive's employment were terminated on September 1, 2001, and if the merger is determined to be a change in control subjecting the above described payments under the settlement and employment agreements to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the approximate amount of gross up payments which would be payable by the company to the Internal Revenue Service in respect of all of the Executives would be up to approximately $24,000,000.

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

     Consulting Agreement with Robert E. Martini. Bergen and Robert E. Martini entered into a consulting agreement as of June 1, 1997, that provides for a three-year evergreen term. Mr. Martini is entitled to a fee of $675,000 per year and certain continued benefits, including all the same benefits and perquisites that were available under his prior employment and severance agreement, which were in the same form as the employment and severance agreements of the Executives. Upon completion of the merger, Mr. Martini will no longer serve as Chief Executive Officer and, thus, will be entitled to severance payments and damages as described in the severance and employment agreements of the Executives. Total cash payments to Mr. Martini will amount to approximately $7,800,000. In addition, if the merger is determined to be a change in control subjecting Mr. Martini's payments to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the approximate amount of gross up payment which would be payable by the company to the Internal Revenue Service would be up to approximately $3,900,000.

     Management's Stock Ownership. As of July 17, 2001, the record date for the Bergen special meeting, directors and executive officers of Bergen beneficially owned approximately 7,847,106 shares of Bergen common stock, including vested Bergen common stock options, representing 5.70% of the outstanding Bergen common stock, including vested Bergen common stock options. In connection with the execution of the merger agreement, Robert E. Martini and Neil F. Dimick each executed a support/voting agreement in which he agreed to vote the Bergen common stock he owns or controls in favor of the merger. As of the record date, Robert
E. Martini owned 4,704,377 shares of Bergen common stock, representing 3.47% of the outstanding Bergen common stock and Neil F. Dimick owned 21,306 shares of Bergen common stock, representing 0.02% of the outstanding Bergen common stock. See "The Merger -- Support/Voting Agreements."

COMPLETION AND EFFECTIVENESS OF THE MERGER

     AmeriSource and Bergen will complete the merger when all of the conditions to completion of the merger are satisfied or waived, including the approval and adoption of the merger agreement by the shareholders of AmeriSource and Bergen. The merger will become effective upon the filing of certificates of merger with the Secretary of State of the State of Delaware and the Department of the Treasury of the State of New Jersey.

     We are working toward completing the merger as quickly as possible. We expect to complete the merger during the third quarter of calendar year of 2001.

STRUCTURE OF THE MERGER AND CONVERSION OF AMERISOURCE AND BERGEN STOCK

     Structure. To accomplish the combination of their businesses, AmeriSource and Bergen jointly formed a new company, AmerisourceBergen (formerly named AABB Corporation), with two subsidiaries, A-Sub Acquisition Corp. and B-Sub Acquisition Corp. At the effective time of the merger:

     - A-Sub Acquisition Corp. will be merged with and into AmeriSource, and AmeriSource will be the surviving corporation; and

     - B-Sub Acquisition Corp. will be merged with and into Bergen, and Bergen will be the surviving corporation.

     As a result, AmeriSource and Bergen will each become a wholly owned subsidiary of AmeriSourceBergen.

     Conversion of AmeriSource and Bergen Stock.  When the merger is completed:

     - AmeriSource common shareholders will receive one share of AmerisourceBergen common stock for each share they own; and

     - Bergen common shareholders will receive 0.37 of a share of AmerisourceBergen common stock for each share they own.

     The number of shares of AmerisourceBergen stock issuable in the merger will be proportionately adjusted for any stock split, stock dividend or similar event with respect to the AmeriSource common stock or Bergen common stock effected between the date of the merger agreement and the date of completion of the merger.

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

     In the event that either outside legal counsel of AmeriSource or outside legal counsel of Bergen is unable to render an opinion that neither AmeriSource or Bergen, as the case may be, nor the AmeriSource shareholders or Bergen shareholders, as the case may be, will recognize any gain or loss for federal income tax purposes in connection with the merger, except for taxes payable because of the reimbursement of conveyance taxes or conveyance fees, and in the case of Bergen shareholders, because of cash received instead of fractional shares, we may amend the merger agreement to provide for the simultaneous merger of AmeriSource and Bergen with and into AmerisourceBergen, with AmerisourceBergen as the surviving corporation in each merger.

EXCHANGE OF STOCK CERTIFICATES FOR AMERISOURCEBERGEN STOCK CERTIFICATES

     When the merger is completed, the exchange agent will mail to you a letter of transmittal and instructions for use in surrendering your AmeriSource or Bergen stock certificates in exchange for AmerisourceBergen stock certificates. When you deliver your stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, your stock certificates will be canceled and you will receive AmerisourceBergen stock certificates representing the number of full shares of AmerisourceBergen stock to which you are entitled under the merger agreement. Bergen shareholders will receive payment in cash, without interest, in lieu of any fractional shares of AmerisourceBergen common stock which would have been otherwise issuable to them as a result of the merger.

     You should not submit your AmeriSource or Bergen stock certificates for exchange until you receive the transmittal instructions and a form of letter of transmittal from the exchange agent.

     You are not entitled to receive any dividends or other distributions on AmerisourceBergen common stock until the merger is completed and you have surrendered your AmeriSource or Bergen stock certificates in exchange for AmerisourceBergen stock certificates.

     If there is any dividend or other distribution on AmerisourceBergen stock with a record date after the date on which the merger is completed and a payment date prior to the date you surrender your AmeriSource or Bergen stock certificates in exchange for AmerisourceBergen stock certificates, you will receive the dividend or distribution with respect to the whole shares of AmerisourceBergen stock issued to you promptly after they are issued. If there is any dividend or other distribution on AmerisourceBergen stock with a record date after the date on which the merger is completed and a payment date after the date you surrender your AmeriSource or Bergen stock certificates in exchange for AmerisourceBergen stock certificates, you will receive the dividend or distribution with respect to the whole shares of AmerisourceBergen issued to you promptly after the payment date.

     AmerisourceBergen will only issue an AmerisourceBergen stock certificate or a check in lieu of a fractional share in a name other than the name in which a surrendered AmeriSource or Bergen stock certificate is registered if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes.

TREATMENT OF AMERISOURCE AND BERGEN STOCK OPTIONS

     Each of the boards of directors of AmeriSource and Bergen will cause all outstanding stock options granted prior to February 15, 2001, under their respective stock option plans, to vest as of the close of business on the last business day prior to the merger, and to become exercisable upon the earlier to occur of their normal vesting date and the first anniversary of the completion of the merger. If the option holder is terminated following the merger for cause the exercise period of such employee's options will be as set forth in the applicable option plan of AmeriSource or Bergen, as the case may be. In all cases where employment is terminated following the merger other than for cause, the exercise period of an AmeriSource or Bergen option that vested on the last business day prior to the merger, but would not otherwise have vested until after the first anniversary of the merger, will terminate as of the later of:

     - 13 months from the completion of the merger; or

     - the end of the exercise period of such option as set forth in the AmeriSource option plan (for AmeriSource options) or Bergen option plan (for Bergen options) at the time the merger agreement was executed.

     Prior to the completion of the merger, AmeriSource and Bergen may grant options to purchase shares of their respective common stock so long as:

     - such grants are made at such times and in such amounts as are consistent with previous grants by AmeriSource or Bergen in the ordinary course of business; and

     - such options provide that the consummation of the mergers contemplated by the merger agreement will not be an event which accelerates the vesting of such options.

     AmerisourceBergen, AmeriSource and Bergen will cause each outstanding option granted prior to completion of the merger under stock option plans of AmeriSource or Bergen to automatically convert, upon completion of the merger, into an option to purchase, on the same terms and conditions, that number of shares of AmerisourceBergen common stock:

     - in the case of an AmeriSource option, equal to the identical number of shares of AmeriSource common stock issuable immediately prior to the completion of the merger, upon exercise of the AmeriSource option (without regard to actual restrictions on exercisability), with an exercise price equal to the exercise price under the corresponding AmeriSource option; and

     - in the case of a Bergen option, equal to the identical number of shares of Bergen common stock issuable immediately prior to the completion of the merger, upon exercise of the Bergen option (without regard to actual restrictions on exercisability), multiplied by 0.37, with an exercise price equal to the exercise price under the corresponding Bergen option divided by 0.37.

     With respect to any Bergen option that is an "incentive stock option", within the meaning of Section 422 of the Internal Revenue Code of 1986, the conversion shall be carried out in a manner satisfying the requirements of
Section 424(a) of the Code.

     In connection with the issuance of AmerisourceBergen options, AmerisourceBergen shall:

     - reserve for issuance the number of shares of AmerisourceBergen common stock that will become subject to AmerisourceBergen options; and

     - from and after the completion of the merger, upon exercise of AmerisourceBergen options, make available for issuance all shares of AmerisourceBergen common stock covered by the options.

     AmeriSource and Bergen each agree to issue treasury shares of AmeriSource or Bergen, to the extent available, upon the exercise of AmeriSource options or Bergen options prior to the completion of the merger.

     AmerisourceBergen agrees to use its reasonable best efforts to file with the Securities and Exchange Commission within five business days after the completion of the merger a registration statement on Form S-8 or other appropriate form under the Securities Act of 1933 to register the shares of AmerisourceBergen common stock issuable upon exercise of the AmerisourceBergen options and use its reasonable best efforts to cause such registration statement to remain effective until the exercise or expiration of all such options.

EFFECT OF THE MERGER ON OUTSTANDING AMERISOURCE CONVERTIBLE NOTES

     On December 12, 2000, AmeriSource sold $250,000,000 aggregate principal amount of 5% convertible subordinated notes due December 1, 2007. On December 18, 2000, the underwriters exercised the overallotment option on the notes due in 2007. As a result, AmeriSource sold additional notes with an aggregate principal amount of $50,000,000.

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

     The convertible notes due in 2007 were issued under an indenture dated as of December 6, 2000 between AmeriSource, AmeriSource Corporation, a wholly-owned subsidiary of AmeriSource, and Bank One Trust Company, N.A., as trustee. Upon consummation of the merger, AmerisourceBergen will enter into a supplemental indenture providing that, subject to the terms and conditions of the indenture, each note will thereafter be convertible into the number of shares of AmerisourceBergen common stock which the note holder would have received in the merger if the note holder had converted the note immediately prior to the merger.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following summary discusses the material U.S. federal income tax consequences of the merger to U.S. Holders of AmeriSource and Bergen stock.

     For purposes of this discussion, a U.S. Holder means:

     - a citizen or resident of the United States;

     - a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any of its political subdivisions;

     - a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

     - an estate that is subject to U.S. federal income tax on its income regardless of its source.

     This discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative rulings and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect. The discussion assumes that AmeriSource shareholders hold their AmeriSource common stock and will hold their AmerisourceBergen common stock, and that Bergen shareholders hold their Bergen common stock and will hold their AmerisourceBergen common stock, as a capital asset within the meaning of
Section 1221 of the Internal Revenue Code. Further, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular shareholder in light of his, her or its personal investment circumstances or to shareholders subject to special treatment under the U.S. federal income tax laws, including:

     - insurance companies;

     - tax-exempt organizations;

     - dealers in securities or foreign currency;

     - banks or trusts;

     - persons that hold their AmeriSource common stock or Bergen common stock as part of a straddle, a hedge against currency risk or a constructive sale or conversion transaction;

     - persons that have a functional currency other than the U.S. dollar;

     - investors in pass-through entities;

     - shareholders who acquired their AmeriSource common stock or Bergen common stock through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan; or

     - holders of options granted under any AmeriSource or Bergen benefit plan.

     If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds AmeriSource common stock or Bergen common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding AmeriSource common stock or Bergen common stock should consult their tax advisors.

     Furthermore, this discussion does not consider the potential effects of any state, local or foreign tax laws.

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

     None of AmeriSource, Bergen or AmerisourceBergen has requested a ruling from the U.S. Internal Revenue Service with respect to any of the U.S. federal income tax consequences of the merger and, as a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described below.

     It is a condition to the closing of the merger that each of AmeriSource and Bergen receive a tax opinion from its counsel to the effect that, based on the facts, representations and assumptions set forth in such opinion, the shareholders of AmeriSource and Bergen will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of AmeriSource common stock or Bergen common stock for AmerisourceBergen common stock in the merger except to the extent cash is received in lieu of fractional shares and payments of shareholders' conveyance taxes or conveyance fees are made by AmerisourceBergen. The opinion from Dechert, counsel to AmeriSource, and the opinion from Shearman & Sterling, counsel to Bergen, will be based upon representation letters provided by AmeriSource and Bergen. Neither AmeriSource nor Bergen knows any reason why they would not be able to deliver their expected representation letters or why their respective counsel would not be able to deliver their opinions. Any change in currently applicable law, which may or may not be retroactive, or failure of any factual representations or assumptions to be true, correct and complete in all material respects, could affect the ability of the firms to deliver, or the continuing validity of the Dechert tax opinion and the Shearman & Sterling tax opinion after delivery.

     Based on such tax opinions to be delivered, the U.S. federal income tax consequences of the merger would be as follows:

     - None of AmerisourceBergen, AmeriSource, Bergen, A-Sub Acquisition Corp. or B-Sub Acquisition Corp. will recognize any gain or loss in connection with the merger.

     - Neither (i) U.S. Holders of AmeriSource common stock on the exchange of their AmeriSource common stock for AmerisourceBergen common stock (except to the extent of any payments made by AmerisourceBergen on behalf of the U.S. Holders of AmeriSource common stock with respect to any conveyance taxes or conveyance fees which may become payable in connection with the merger) or (ii) U.S. Holders of Bergen common stock on the exchange of their Bergen common stock for AmerisourceBergen common stock (except to the extent of cash received by U.S. Holders of Bergen common stock in lieu of fractional shares of AmerisourceBergen common stock and to the extent of any payments made by AmerisourceBergen on behalf of the U.S. Holders of Bergen common stock with respect to any conveyance taxes or conveyance fees which may become payable in connection with the merger) will recognize any gain or loss.

     - The aggregate adjusted basis of the AmerisourceBergen common stock received in the merger by a U.S. Holder of AmeriSource common stock will be equal to the aggregate adjusted basis of the U.S. Holder's AmeriSource common stock exchanged for that AmerisourceBergen common stock (reduced by any amount allocable to payments of shareholders' conveyance taxes or conveyance fees made by AmerisourceBergen and increased by the amount of gain, if any, recognized on account of such payments). The aggregate adjusted basis of the AmerisourceBergen common stock received in the merger by a U.S. Holder of Bergen common stock (including any fractional share of AmeriSourceBergen common stock with respect to which the U.S. Holder receives cash) will be equal to the aggregate adjusted basis of the U.S. Holder's Bergen common stock exchanged for that AmeriSourceBergen common stock (reduced by any amount allocable to payments of shareholders' conveyance taxes or conveyance fees made by AmerisourceBergen and increased by the amount of gain, if any, recognized on account of such payments).

     - The holding period of the AmerisourceBergen common stock received in the merger by a U.S. Holder of AmeriSource common stock will include the holding period of the U.S. Holder's AmeriSource common stock exchanged for that AmerisourceBergen common stock. The holding period of the AmerisourceBergen common stock received in the merger by a U.S. Holder of Bergen common stock will include the holding period of the U.S. Holder's Bergen common stock exchanged for that AmerisourceBergen common stock.

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

     Cash Instead of Fractional Shares. The receipt of cash instead of a fractional share of AmeriSourceBergen common stock by a U.S. Holder of Bergen common stock will be treated as a taxable disposition of that fractional share interest and the U.S. Holder will recognize taxable gain or loss for U.S. federal income tax purposes based upon the difference between the amount of cash received by such U.S. Holder and the U.S. Holder's adjusted tax basis in the fractional share. The gain or loss will constitute capital gain or loss and will constitute long-term capital gain or loss if the U.S. Holder's holding period in the Bergen common stock surrendered is greater than 12 months as of the date of the merger. For non-corporate U.S. Holders, long-term capital gain generally will be subject to tax at a maximum U.S. federal income tax rate of 20%. The deductibility of capital losses is subject to limitations.

     Payments of Conveyance Taxes or Conveyance Fees. A payment of conveyance taxes or conveyance fees made by AmerisourceBergen on behalf of a U.S. Holder of AmeriSource or Bergen common stock will be treated as consideration that is not permitted to be received without the recognition of gain. An AmeriSource or Bergen shareholder who has payments of shareholders' conveyance taxes or conveyance fees made by AmerisourceBergen and whose aggregate tax basis for the AmeriSource or Bergen common stock surrendered in the merger is less than the sum of the fair market value of the AmerisourceBergen common stock received in the merger (in the case of a Bergen shareholder, including any fractional shares of AmerisourceBergen common stock with respect to which the shareholder receives cash) plus the amount of such payments of shareholders' conveyance taxes or conveyance fees made by AmerisourceBergen, will recognize gain for U.S. federal income tax purposes in an amount equal to the lesser of (A) the amount of gain realized and (B) the amount of payments of shareholders' conveyance taxes or conveyance fees made by AmerisourceBergen. The amount of gain realized will generally be calculated as the amount by which the sum of the fair market value of the AmerisourceBergen common stock received (in the case of a Bergen shareholder, including any fractional shares of AmerisourceBergen common stock with respect to which the shareholder receives cash) plus the amount of such payments of shareholders' conveyance taxes or conveyance fees made by AmerisourceBergen exceeds the aggregate tax basis of the AmeriSource or Bergen stock surrendered. Any gain that an AmeriSource or Bergen shareholder recognizes should generally be capital gain, and should be long-term capital gain if the holding period for the AmeriSource or Bergen common stock surrendered is greater than 12 months as of the date of the merger. An AmeriSource or Bergen shareholder will not recognize any loss on account of any payment made by AmerisourceBergen on behalf of such shareholder with respect to any conveyance taxes or conveyance fees.

     Backup Withholding. Non-corporate Bergen shareholders may be subject to backup withholding at a 31% rate on cash payments received instead of fractional shares of AmerisourceBergen common stock. Backup withholding will not apply, however, to a Bergen shareholder who:

     - furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to Bergen shareholders following the date of completion of the merger; or

     - is otherwise exempt from backup withholding.

     Reporting Requirements. A U.S. Holder of AmeriSource common stock or Bergen common stock receiving AmerisourceBergen common stock as a result of the merger may be required to retain records related to the merger and file with its federal income tax return a statement setting forth facts relating to the merger.

     This summary of U.S. federal income tax consequences is intended to provide only a general summary and is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. In addition, the summary does not address tax consequences that may vary with, or depend on, individual circumstances. Moreover, the summary does not address any U.S. non-income tax or any foreign, state or local tax consequences of the merger. The summary does not address the tax consequences of any transaction other than the merger. Accordingly, each AmeriSource and Bergen shareholder is strongly urged to consult with a tax advisor to determine the particular federal, state, local or foreign income or other tax consequences of the merger to the holder.

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ACCOUNTING TREATMENT OF THE MERGER

     Since current AmeriSource shareholders will own approximately 51% of AmerisourceBergen's common stock immediately after the merger (with current Bergen shareholders owning the remaining approximately 49% of AmerisourceBergen common stock), AmerisourceBergen will account for the merger as an acquisition by AmeriSource of Bergen.

     In July, 2001, the Financial Accounting Standards Board issued Statement No. 141 entitled Business Combinations and Statement No. 142 entitled Goodwill and Other Intangible Assets. Under the accounting and reporting rules set forth in these Statements, AmerisourceBergen will have to:

     - account for the merger as an acquisition by AmeriSource of Bergen;

     - treat the value of Bergen as indicated by the fair value of AmerisourceBergen stock issued to acquire the stock of Bergen (i.e., the purchase price);

     - record acquired tangible assets, intangible assets and obligations at their fair value;

     - recognize goodwill as an asset and allocate it to one or more reporting units (goodwill is the excess of the purchase price over the fair value of Bergen's net assets); and

     - test the goodwill of each reporting unit for impairment annually and whenever an event or circumstance occurs which may indicate that the fair value of the reporting unit is more-likely-than-not to be below its carrying value. To the extent that goodwill is impaired, its carrying amount will be written down to fair value and an impairment charge made against earnings.

     The aforementioned accounting treatment is in all material respects consistent with the rules set forth in the Financial Accounting Standards Board's Exposure Draft entitled Business Combinations and Intangible
Assets -- Accounting for Goodwill, dated February 14, 2001, and the unaudited pro forma consolidated condensed financial information included in this joint proxy statement-prospectus has been prepared under the rules set forth in the two new Statements. The merger is conditioned upon the promulgation of these new accounting and financial reporting rules. See "The Merger -- The Merger Agreement -- Conditions to Completion of the Merger."

REGULATORY MATTERS

     We have summarized below the material regulatory requirements affecting the merger. Although we have not yet received the required approvals we discuss, we anticipate that we will receive regulatory approvals sufficient to complete the merger during the third quarter of 2001.

     Antitrust Considerations. The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which prevents specified transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and specified waiting periods are terminated or expire. On April 6, 2001, we filed the required information and materials to notify the Department of Justice and the Federal Trade Commission of the merger. On May 7, 2001, the Federal Trade Commission issued a request for additional information. On July 27, 2001, AmeriSource and Bergen certified compliance with such requests. As a result, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, will expire on August 27, 2001, unless, prior to that date, the Federal Trade Commission terminates the waiting period or AmeriSource and Bergen agree to an extension of the waiting period.

     The Antitrust Division and the Federal Trade Commission frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the consummation of the merger, the Antitrust Division or the Federal Trade Commission could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking the divestiture of assets of AmeriSource or Bergen. AmeriSource and Bergen believe that the consummation of the merger will not violate antitrust laws. There can be no assurance, however, that a

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

challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be.

     AmeriSource and Bergen expect that the merger will not generally require filings, approvals or clearances with foreign antitrust regulatory authorities under foreign antitrust laws.

     Other than as described in this joint proxy statement-prospectus, the merger does not require the approval of any federal, state or foreign agency. We will, however, be required to make filings with state and federal governmental authorities in connection with the merger.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF AMERISOURCE AND BERGEN

     We will register the shares of AmerisourceBergen common stock to be issued in connection with the merger under the Securities Act of 1933, and such shares will be freely transferable under the Securities Act, except for shares of AmerisourceBergen common stock issued to any person who is deemed to be an "affiliate" of either AmeriSource or Bergen at the time of the special meetings. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control of either AmeriSource or Bergen and may include our executive officers and directors, as well as our significant shareholders. Affiliates may not sell their shares of AmerisourceBergen common stock acquired in connection with the merger except pursuant to:

     - an effective registration statement under the Securities Act covering the resale of those shares;

     - an exemption under paragraph (d) of Rule 145 under the Securities Act; or

     - any other applicable exemption under the Securities Act.

     AmerisourceBergen's registration statement on Form S-4, of which this joint proxy statement-prospectus forms a part, does not cover the resale of shares of AmerisourceBergen common stock to be received by our affiliates in the merger.

NEW YORK STOCK EXCHANGE LISTING OF AMERISOURCEBERGEN COMMON STOCK TO BE ISSUED IN THE MERGER

     AmerisourceBergen will use reasonable best efforts to cause the shares of AmerisourceBergen common stock to be issued in connection with the merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, before the completion of the merger. Such approval is a condition to the merger.

APPRAISAL RIGHTS

     Under Delaware law, AmeriSource shareholders are not entitled to appraisal rights in connection with the merger. Under New Jersey law, Bergen shareholders are not entitled to appraisal rights in connection with the merger.

DELISTING AND DEREGISTRATION OF AMERISOURCE AND BERGEN COMMON STOCK AFTER THE MERGER

     When the merger is completed, AmeriSource Class A common stock and Bergen common stock will each be delisted from the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934.

THE MERGER AGREEMENT

     The following summary of the merger agreement is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference and attached as Annex A to this joint proxy statement-prospectus. We urge you to read the full text of the merger agreement.

     Completion of the Merger. The merger will be completed when AmeriSource files a certificate of merger with the Delaware Secretary of State and Bergen files a certificate of merger with the New Jersey Department of the Treasury. However, AmeriSource and Bergen may agree to a later time for completion of
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

the merger and specify that time in the certificates of merger. AmeriSource and Bergen will file the certificates of merger as soon as practicable after the satisfaction or waiver of the closing conditions in the merger agreement, which are described below.

     The parties expect to complete the merger during the third quarter of calendar year 2001.

     Conditions to Completion of the Merger. Each of AmeriSource's and Bergen's obligations to complete the merger are subject to the satisfaction or waiver of specified conditions before completion of the merger, including the following:

     - the approval and adoption of the merger agreement by:

        - a majority of the votes cast at the special meeting (assuming a quorum is present in person or by proxy) by the holders of a majority of the outstanding shares of Bergen common stock and

        - the holders of a majority of the outstanding shares of AmeriSource Class A common stock;

     - the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

     - the absence of any law, order or injunction prohibiting completion of the merger;

     - the absence of any action by any governmental authority challenging the merger or seeking to limit the ownership or operation of AmeriSource, Bergen or their subsidiaries before or after the merger;

     - the declaration of effectiveness of the registration statement on Form S-4, of which this joint proxy statement-prospectus forms a part, by the Securities and Exchange Commission, and the absence of any stop order or threatened or pending proceedings seeking a stop order;

     - the approval for listing on the New York Stock Exchange of the shares of AmerisourceBergen common stock to be issued in the merger, subject to official notice of issuance; and

     - the promulgation by the Financial Accounting Standards Board of final Statements of Financial Accounting Standards providing for accounting treatment of the merger in all material respects as in the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets -- Accounting for Goodwill, dated February 14, 2001.

     AmeriSource's obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions before completion of the merger:

     - Bergen's representations and warranties, disregarding all qualifications and exceptions contained in the merger agreement relating to materiality or material adverse effect, must be true and correct as of the date of the merger agreement and as of the date of completion of the merger, except for:

        - representations and warranties that expressly address matters only as of a particular date, which must be true and correct as of such date; and

        - any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Bergen;

     - Bergen must have performed in all material respects each obligation and agreement and must have complied in all material respects with each covenant to be performed and complied with by it prior to the merger, except for breaches relating to the conduct of Bergen's operations which, in the aggregate, do not have a material adverse effect on Bergen; and

     - AmeriSource must have received an opinion from Dechert that neither AmeriSource nor the AmeriSource shareholders will recognize any gain or loss for federal income tax purposes in connection with the merger, except to the extent that cash may be received in lieu of fractional shares and to the extent of any payment of conveyance taxes.

     Bergen's obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions before completion of the merger:

     - AmeriSource's representations and warranties, disregarding all qualifications and exceptions contained in the merger agreement relating to materiality or material adverse effect, must be true and correct as of the date of the merger agreement and as of the date of completion of the merger, except for:

        - representations and warranties that expressly address matters only as of a particular date, which must be true and correct as of such date; and

        - any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on AmeriSource.

     - AmeriSource must have performed in all material respects each obligation and agreement and must have complied in all material respects with each covenant to be performed and complied with by it prior to the merger, except for breaches relating to the conduct of AmeriSource's operations which, in the aggregate, do not have a material adverse effect on AmeriSource; and

     - Bergen must have received an opinion from Shearman & Sterling that neither Bergen nor the Bergen shareholders will recognize any gain or loss for federal income tax purposes in connection with the merger, except to the extent that cash may be received in lieu of fractional shares and to the extent of any payment of conveyance taxes.

     For purposes of the merger agreement, a "material adverse effect" with respect to any party is deemed to occur if any event, change or effect, individually or in the aggregate with other such events, changes or effects, exists or has occurred which would reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of the party and its subsidiaries taken as a whole. However, there will be no material adverse effect with respect to any party to the extent that any change in or effect upon the business, assets, results of operations or financial condition of such party or any of its subsidiaries that directly or indirectly arises out of or is attributable to:

     - any decrease in the market price of the shares of AmeriSource Class A common stock (in the case of AmeriSource) or Bergen common stock (in the case of Bergen) (but not any event, change or effect underlying the decrease to the extent such event, change or effect would otherwise constitute a material adverse effect on such party);

     - conditions, events, or circumstances generally affecting the economy as a whole or the pharmaceutical wholesaling industry generally;

     - the loss by a party and its subsidiaries of any customer (including business of a customer and any financial consequence of the loss of a customer) to the other party; or

     - the announcement of the merger and the other transactions contemplated by the merger agreement.

     No Solicitations of Alternative Transactions. The merger agreement contains detailed provisions prohibiting AmeriSource and Bergen from seeking an alternative transaction to the merger. Under these "no solicitation" provisions, each of AmeriSource and Bergen has agreed that it will not, and will not authorize or permit any of its subsidiaries or any of its subsidiaries' or its directors, officers, employees, agents and representatives, directly or indirectly, to:

     - solicit, initiate, encourage or facilitate, or furnish or disclose any information in furtherance of, any inquiries or the making of any competing transaction, as described below;

     - negotiate or otherwise engage in discussions with any person with respect to any competing transaction; or

     - enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the merger or any other transactions contemplated by the merger agreement.

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

For purposes of the merger agreement, the term "competing transaction" means, with respect to either party:

     - any recapitalization, merger, consolidation or other business combination;

     - the acquisition of any capital stock from the party (other than pursuant to permitted employee stock options or upon the conversion of the AmeriSource convertible notes);

     - the acquisition of 15% or more of the assets of the party and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions; or

     - any acquisition by the party of any material assets or capital stock of any other person (other than inventory in the ordinary course of business or acquisitions valued at less than $100 million in the aggregate that would not materially and adversely affect the ability of the parties to satisfy conditions to the merger relating to antitrust laws or the timing of the satisfaction of such conditions).

     However, prior to approval by a party's shareholders, the merger agreement does not prevent each of AmeriSource and Bergen, or the board of directors of each of AmeriSource and Bergen, from furnishing information to, and negotiating or otherwise engaging in discussions with, any party who delivers a written proposal for a competing transaction which was not solicited or encouraged after the date of the merger agreement if and so long as:

     - the board of directors of the party receiving the proposal determines in good faith by a majority vote, after consultation with its outside legal counsel, that failing to take such action would constitute a breach of fiduciary duty under applicable law;

     - the board of directors of the party receiving the proposal determines, after consulting with its financial advisor, that the proposal is more favorable to its shareholders from a financial point of view than the merger (including any adjustment to the terms and conditions proposed by the other party in response to the competing transaction);

     - the board of directors of the party receiving the proposal determines that it is reasonably likely to be consummated after taking into consideration all the terms and conditions of the proposal (including the availability of financing, the conditions to consummation and the likelihood of objections under antitrust laws); and

     - prior to furnishing information, or entering into negotiations or discussions, the party receiving the proposal for a competing transaction uses its reasonable best efforts to execute a confidentiality agreement on terms no less favorable than those contained in the confidentiality agreement between AmeriSource and Bergen.

     In addition, the board of directors of either AmeriSource or Bergen may, prior to approval by their shareholders, withdraw, modify or change, in a manner adverse to the other party, its recommendation of the merger, take and disclose to shareholders a position with respect to a competing transaction and comply with Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended, with respect to a competing transaction by disclosing such change in board recommendation in connection with a tender or exchange offer if:

     - the board of directors of the party that is changing its recommendation determines in good faith by a majority vote, after consultation with its outside legal counsel, that failure to do so would constitute a breach of fiduciary duty under applicable law; and

     - the party that is changing its recommendation uses its reasonable best efforts to give the other party two days prior written notice of its intention to do so.

     The board of directors of each of AmeriSource and Bergen agreed that they will not, in connection with any change in recommendation, take any action to change the approval of the board of directors for purposes of causing any state takeover statute or other state law or the applicable shareholder's rights agreement to be applicable to the transactions contemplated by the merger agreement, including the stock option agreements, the support/voting agreements and the merger. In addition, each party agreed that, notwithstanding any

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

change in recommendation by its board of directors, it will submit the merger agreement to its shareholders for the purpose of obtaining the approval and adoption of the merger agreement and the transactions contemplated in the merger agreement and nothing in the "no solicitation" provisions of the merger agreement relieves a party of that obligation.

     If the board of directors of either AmeriSource or Bergen makes a change in recommendation, the other party may terminate the merger agreement and the party making the change in recommendation may owe a termination fee to the terminating party, as described below under "Termination Fee."

     Each of AmeriSource and Bergen have agreed, as of the date of the merger agreement, to:

     - cease all existing activities, discussions and negotiations with any parties with respect to any proposal for a competing transaction; and

     - immediately advise the other party in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a competing transaction (including the specific terms thereof and the identity of the third party or parties involved) and furnish to the other party, as promptly as practicable, and in any event within two days of receipt, an accurate description of all material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) of any written proposal in addition to any information provided to any third party relating to such proposal.

     Termination. The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after the shareholder approvals have been obtained:

     - by mutual written consent duly authorized by the board of directors of AmeriSource and Bergen;

     - by either AmeriSource or Bergen if the merger is not completed on or before September 15, 2001; except that this right to terminate the merger agreement will not be available to any party whose failure or whose affiliate's failure to perform any material covenant or obligation under the merger agreement has been the cause of or resulted in the failure of the merger to be completed by September 15, 2001;

     - by either AmeriSource or Bergen if at a meeting of shareholders the approval of either party's shareholders is not obtained because of the failure to obtain the required vote to approve and adopt the merger agreement;

     - by AmeriSource or Bergen if the other party materially breaches any of its representations, warranties, covenants or agreements contained in the merger agreement and the breach would result in the failure to satisfy one or more of the conditions to the completion of the merger relating to the accuracy of representations and warranties and the performance of or compliance with agreements and covenants and, if the breach by its nature can be cured, the breach is not cured within 30 days after notice is received by the party alleged to be in breach;

     - by AmeriSource if Bergen breaches in any material respect any of its obligations under the Bergen stock option agreement;

     - by Bergen if AmeriSource breaches in any material respect any of its obligations under the AmeriSource stock option agreement;

     - by Bergen if:

        - the board of directors of AmeriSource withdraws, or modifies or changes in any respect materially adverse to Bergen, its recommendation of the merger agreement or the transactions contemplated by the merger agreement or resolved to do so;

        - the board of directors of AmeriSource recommends to the shareholders of AmeriSource a competing transaction or resolves to do so; or

        - a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of AmeriSource is commenced, and the board of directors of AmeriSource fails, within ten business days, to recommend against acceptance of the tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of the tender offer or exchange offer by its shareholders); or

     - by AmeriSource if:

        - the board of directors of Bergen withdraws, or modifies or changes in any respect materially adverse to AmeriSource, its recommendation of the merger agreement or the transactions contemplated by the merger agreement or resolves to do so;

        - the board of directors of Bergen recommends to the shareholders of Bergen a competing transaction or resolves to do so; or

        - a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of Bergen is commenced, and the board of directors of Bergen fails, within ten business days, to recommend against acceptance of the tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of the tender offer or exchange offer by its shareholders).

     Termination Fees and Expenses. Whether or not the merger is completed and except as described below, all expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring the expenses, except that AmeriSource and Bergen each will pay one-half of all expenses relating to:

     - the filing of any required notices under the Hart-Scott-Rodino Act or other similar regulations;

     - the printing, filing and mailing of the registration statement and this joint proxy statement-prospectus and all Securities Exchange Commission and other regulatory filing fees incurred in connection with the registration statement and this joint proxy statement-prospectus; and

     - the fees and expenses of economic and accounting experts or consultants hired in connection with resolving any investigation or other inquiry relating to antitrust laws.

     The merger agreement provides that Bergen may be required to pay a termination fee to AmeriSource equal to $75 million, together with expenses not to exceed $15 million, in the following circumstances:

     - AmeriSource terminates the merger agreement due to a withdrawal of or change in the recommendation of the merger agreement, a recommendation of a Bergen competing transaction or the failure to recommend against a competing tender or exchange offer by the board of directors of Bergen, each as described above under "Termination," and at the time of termination there exists or has been publicly announced a proposal for a Bergen competing transaction;

     - either party terminates the merger agreement due to the failure of Bergen's shareholders to approve and adopt the merger agreement and at the time of such failure to approve and adopt the merger agreement there exists or has been publicly announced a proposal for a Bergen competing transaction; or

     - either party terminates the merger agreement due to the failure of the merger to be completed by September 15, 2001, at the time of termination there exists or has been publicly announced a proposal for a Bergen competing transaction and within nine months of termination Bergen consummates a Bergen competing transaction (other than a Bergen competing transaction that consists of the acquisition of capital stock from Bergen representing less than 15% of the then outstanding Bergen common stock on a fully-diluted basis or the acquisition by Bergen of assets or capital stock of another person so long as the acquisition would not result in such person (or the shareholders of such person) beneficially owning securities representing more than 35% of the capital stock of Bergen).

     The merger agreement also provides that AmeriSource may be required to pay a termination fee to Bergen equal to $75 million, together with expenses not to exceed $15 million, in the following circumstances:

     - Bergen terminates the merger agreement due to a withdrawal of or change in the recommendation of the merger agreement, a recommendation of an AmeriSource competing transaction or the failure to
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

       recommend against a competing tender or exchange offer by the board of directors of AmeriSource, each as described above under "Termination," and at the time of termination there exists or has been publicly announced a proposal for an AmeriSource competing transaction;

     - either party terminates the merger agreement due to the failure of AmeriSource's shareholders to approve and adopt the merger agreement and at the time of such failure to approve and adopt the merger agreement there exists or has been publicly announced a proposal for an AmeriSource competing transaction; or

     - either party terminates the merger agreement due to the failure of the merger to be completed by September 15, 2001, at the time of termination there exists or has been publicly announced a proposal for an AmeriSource competing transaction and within nine months of termination AmeriSource consummates an AmeriSource competing transaction (other than an AmeriSource competing transaction that consists of the acquisition of capital stock from AmeriSource representing less than 15% of the then outstanding AmeriSource Class A common stock on a fully-diluted basis or the acquisition by AmeriSource of assets or capital stock of another person so long as the acquisition would not result in such person (or the shareholders of such person) beneficially owning securities representing more than 35% of the capital stock of AmeriSource).

     In the merger agreement, AmeriSource and Bergen also agreed to pay all of the other party's expenses, up to a maximum of $10 million, if the other party terminates the merger agreement due to a material breach of the paying party's representations, warranties, covenants or agreements contained in the merger agreement.

     Conduct of Business Pending the Merger. Each of AmeriSource and Bergen has agreed that, during the period before completion of the merger, it will conduct its operations in the ordinary course except as expressly contemplated by the merger agreement and the transactions contemplated by the merger agreement and will use its reasonable best efforts to maintain and preserve its business organization and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties to the end that its goodwill and ongoing business will not be impaired in any material respect. In addition to the agreements regarding the conduct of business generally, each of AmeriSource and Bergen has agreed to various specific restrictions relating to the conduct of business, including the following (in each case except as otherwise expressly contemplated in the merger agreement or by the transactions contemplated by the merger agreement or pursuant to the prior written consent of the other party, which the other party will not withhold unreasonably):

     - the alteration of capital stock, including adjustments, splits, combinations or reclassifications;

     - the declaration or payment of dividends (other than, in the case of Bergen, its regular quarterly dividend of $0.01 per share of Bergen common stock);

     - the redemption, repurchase or other acquisition of any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

     - the issuance, delivery or sale, or any agreement to issue, deliver or sell, any shares of its capital stock or any other securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to the exercise of permitted options);

     - entering into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock;

     - the disposition of assets other than inventory in the ordinary course of business;

     - amending its certificate of incorporation or bylaws;

     - merging or consolidating with any other person;

     - the acquisition of assets (other than inventory in the ordinary course of business) or capital stock of or other equity interests in any other person or persons valued, giving effect to assumed indebtedness, at more than $100 million in the aggregate or that would materially and adversely affect the ability of the

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       parties to satisfy conditions to the merger relating to antitrust laws or the timing of the satisfaction of such conditions;

     - except pursuant to existing credit arrangements, in connection with refinancings of bank debt, or in the ordinary course of business consistent with past practice, incurring or guaranteeing debt;

     - compensation of officers, directors, consultants or employees other than in the ordinary course of business consistent with past practice and the making available of loans to Bergen executives;

     - the entrance into or adoption of any employee benefit or similar plan except as may be required by law;

     - changing any method or principle of accounting in a manner that is inconsistent with past practice except to the extent required by generally accepted accounting principles;

     - making any material tax election (unless required by law or consistent with prior practice) or, unless the other party is given reasonable prior written notice, settling any material tax liability;

     - modifying, amending or terminating, or waiving, releasing or assigning any material rights or claims with respect to, any contract, other than in the ordinary course of business consistent with past practices and which, individually or in the aggregate, would not be reasonably expected to have a material adverse effect;

     - entrance into any standstill or non-compete agreements or arrangements which after the merger would apply or purport to apply to AmerisourceBergen or any of its subsidiaries;

     - incurring or committing to any capital expenditures, individually or in the aggregate, in excess of the thresholds;

     - except as permitted by the merger agreement, taking any action to make any person exempt or not subject to any state takeover law or state law that limits or restricts business combinations or the ability to acquire or vote shares;

     - the modification or waiver of any rights under any confidentiality agreement or standstill agreement;

     - the taking of any action that will likely result in the party's representations and warranties in the merger agreement becoming false or inaccurate in any material respect;

     - entering into or carrying out any other transaction other than in the ordinary and usual course of business or other than as permitted pursuant to the merger agreement;

     - permitting or causing any subsidiary to do any of the restricted actions described above or agreeing or committing to do any of the actions described above; or

     - agreeing in writing or otherwise to take any of the actions described above.

     Antitrust Matters.  Each of AmeriSource and Bergen has agreed that:

     - it will make or cause to be made the filings required of it or any of its subsidiaries or affiliates under the Hart-Scott-Rodino Act with respect to the transactions contemplated by the merger agreement as promptly as practicable;

     - it will comply at the earliest practicable date with any request under the Hart-Scott-Rodino Act for additional information, documents, or other materials received from the Federal Trade Commission or the Department of Justice or any other governmental authority;

     - it will cooperate with the other party in connection with any filing under the Hart-Scott-Rodino Act (including by providing copies of all documents to the nonfiling party's outside counsel) and in connection with resolving any investigation or other inquiry of any such agency or other governmental authority under any antitrust laws;

     - it will use its best efforts to resolve objections asserted by any governmental authority under antitrust laws; and

     - it will use its best efforts to take such action as may be required to cause the waiting period under the Hart-Scott-Rodino Act or other antitrust laws to expire or be terminated as promptly as possible.

     Additional Agreements. Each of AmeriSource and Bergen has agreed that, except as otherwise provided in the merger agreement and subject to its legal obligations, it will use its reasonable best efforts to fulfill all conditions precedent specified in the merger agreement, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated by the merger agreement. Each of AmeriSource and Bergen has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to complete the merger in the most expeditious manner practicable, including:

     - the obtaining of all necessary actions or consents from governmental authorities and the making of all necessary registrations and filings; and

     - the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the merger that are necessary to consummate the merger or required to prevent a material adverse effect on AmeriSource, Bergen or AmerisourceBergen from occurring prior to or after the merger.

     The merger agreement also contains covenants relating to the cooperation between AmeriSource and Bergen in the preparation of this joint proxy statement-prospectus and additional agreements between them relating to, among other things, tax-free treatment, public announcements, indemnification of directors and officers, listing on the New York Stock Exchange, conveyance taxes and an AmerisourceBergen rights agreement.

     Benefits Matters. AmeriSource and Bergen have agreed to work together to design benefit plans to be adopted by AmerisourceBergen for the benefit of its employees as soon as practicable following the merger. Until the adoption of new plans, AmerisourceBergen has agreed to cause all AmeriSource and Bergen plans to be maintained in full force and effect. The benefit plans adopted by AmerisourceBergen will provide past service credit for employees of AmeriSource and of Bergen as service was credited under the corresponding plans maintained by AmeriSource or Bergen immediately prior to the adoption of the AmerisourceBergen plans. In addition, the AmerisourceBergen plans that are welfare benefit plans will waive any pre-existing condition limitations other than those to which employees are subject under the terms of the applicable AmeriSource or Bergen plan, credit any complete or partial satisfaction of any deductibles or out-of-pocket expenses incurred by any AmeriSource or Bergen employee or the dependent or beneficiary of any employee and will credit any credit balances or other entitlements under any cafeteria plan maintained by AmeriSource or Bergen.

     Each of the board of directors of AmeriSource and Bergen will cause outstanding stock options granted prior to February 15, 2001 under their respective stock option plans to vest as of the close of business on the last business day prior to the merger, and to become exercisable upon the earlier to occur of their normal vesting date and the first anniversary of the completion of the merger. If the option holder is terminated following the merger for cause, the exercise period of such employee's options will be as set forth in the relevant option plan of AmeriSource or Bergen, as the case may be. In all cases where employment is terminated following the merger other than for cause, the exercise period of any such options will terminate as of the later of:

     - 13 months from the completion of the merger; or

     - the end of the exercise period of such AmeriSource or Bergen option as set forth in the applicable AmeriSource option plan (for AmeriSource options) or Bergen option plan (for Bergen options) at the time the merger agreement was executed.

     Prior to the completion of the merger, AmeriSource and Bergen may grant options to purchase shares of their respective common stock so long as:

     - such grants are made at such times and in such amounts as are consistent with previous grants by AmeriSource or Bergen in the ordinary course of business, and

     - such options provide that the consummation of the mergers contemplated by the merger agreement will not be an event which accelerates the vesting of such options.

     Amendment, Extension and Waiver. The parties may amend the merger agreement by action taken or authorized by their respective boards of directors, at any time before or after approval of the merger agreement by shareholders of AmeriSource or Bergen. After the approval has been obtained, no amendment may be made which by law requires further approval by the shareholders of AmeriSource or Bergen without such further approval. All amendments to the merger agreement must be in writing and signed by each party.

     At any time prior to the completion of the merger, the parties may, by action taken or authorized by their respective boards of directors, to the extent legally allowed:

     - extend the time for the performance of any of the obligations or other acts of the other parties;

     - waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

     - waive compliance with any of the agreements or conditions contained in the merger agreement.

All extensions or waivers must be in writing and signed by the party against whom the waiver is to be effective.

     Representations and Warranties. The merger agreement contains customary and substantially reciprocal representations and warranties by AmeriSource and Bergen relating to, among other things:

     - organization and standing;

     - subsidiaries;

     - corporate power and authority;

     - capitalization;

     - conflicts, consents and approvals;

     - no material adverse change;

     - Securities and Exchange Commission documents;

     - taxes;

     - compliance with law;

     - intellectual property;

     - title to properties;

     - registration statement, joint proxy statement;

     - litigation;

     - brokerage and finder's fees expenses;

     - reorganization;

     - employee benefit plans;

     - contracts;

     - labor matters;

     - undisclosed liabilities;

     - operation of business relationships;

     - permits compliance;

     - environmental matters;

     - opinion of financial advisors;

     - board recommendation vote required;

     - state takeover law and rights agreements; and

     - related party transactions.

AMERISOURCEBERGEN CHARTER AND BYLAWS

     The amended and restated certificate of incorporation of AmerisourceBergen, as amended, is set forth in Annex J to this joint proxy statement-prospectus and the amended and restated bylaws of AmerisourceBergen are set forth in Annex K to this joint proxy statement-prospectus. For a summary of the material provisions of the amended and restated certificate of incorporation, as amended, and amended and restated bylaws of AmerisourceBergen, and the rights of shareholders of AmerisourceBergen under the amended and restated certificate of incorporation, as amended, and amended and restated bylaws, see the section entitled "Description of AmerisourceBergen Capital Stock."

STOCK OPTION AGREEMENTS

     The following summary of the stock option agreements is qualified in its entirety by reference to the complete text of the stock option agreements, which are incorporated by reference and attached as Annexes B and C to this joint proxy statement-prospectus. We urge you to read the full text of the stock option agreements.

     In connection with the execution and delivery of the merger agreement, AmeriSource and Bergen entered into:

     - the Bergen stock option agreement, under which Bergen granted to AmeriSource an irrevocable option to purchase, in whole or in part, an aggregate of up to 26,961,420 shares of Bergen common stock (representing approximately 19.9% of the issued and outstanding shares of common stock of Bergen) at a price of $17.9376 per share; and

     - the AmeriSource stock option agreement, under which AmeriSource granted to Bergen an irrevocable option to purchase, in whole or in part, an aggregate of up to 10,472,304 shares of AmeriSource Class A common stock (representing approximately 19.9% of the issued and outstanding shares of Class A common stock of AmeriSource) at a price of $48.48 per share.

     Exercise of the Options. Bergen may exercise the option granted by AmeriSource to Bergen pursuant to the AmeriSource stock option agreement after the date on which Bergen becomes unconditionally entitled to receive the AmeriSource termination fee pursuant to the merger agreement. Similarly, AmeriSource may exercise the option granted by Bergen to AmeriSource pursuant to the Bergen stock option agreement after the date on which AmeriSource becomes unconditionally entitled to receive the Bergen termination fee pursuant to the merger agreement.

     The right to purchase shares of common stock under each of the AmeriSource stock option agreement and the Bergen stock option agreement will expire on the first to occur of:

     - the date which is 180 days following the occurrence of an event causing the AmeriSource option or Bergen option, as the case may be, to be exercisable, unless the option cannot be exercised prior to such expiration date as a result of any injunction, order or similar restraint issued by a court of competent jurisdiction, in which case the exercise period for the option will terminate on the later of:

          - the date which is 180 days following the occurrence of an event causing the AmeriSource option or Bergen option, as the case may be, to be exercisable; and

          - the 10th business day after such injunction, order or restraint has been dissolved or has become permanent and no longer subject to appeal, as the case may be, but in no event later than 18 months after the option becomes exercisable;

     - the effective time of the merger; or

     - the termination of the merger agreement prior to the occurrence of an event causing the option to be exercisable unless, the optionholder has the right to receive a termination fee for which such option would otherwise be exercisable pursuant to the merger agreement following such termination, in which case the option will not terminate until the later of:

          - 180 days following the time such termination fee becomes payable;
            and

          - the expiration of the period in which an event may occur which would result in AmeriSource or Bergen, as the case may be, having the right to receive a termination fee.

     Adjustments Upon Changes in Capitalization and Substitute Option. The number and kind of securities subject to each stock option agreement and the exercise price will be adjusted for any change in the number of issued and outstanding shares of common stock of the issuer of the option by reason of a stock dividend, split-up, recapitalization or the like or in the event of any new issuance of common stock of the issuer of the option (other than an issuance pursuant to such option).

     Cash Payment in Respect of the Option. Under each of the stock option agreements, the optionholder has the right, at any time after the option has become exercisable, to elect to receive a cash payment in an amount equal to the sum of:

     (i) the difference between:

          (x) the higher of:

             - the highest price per share at which a tender or exchange offer has been made for the common stock of the issuer of the option, and

             - the highest closing price of the common stock of the issuer as reported by the New York Stock Exchange Composite Tape for any day during the exercise period, and

          (y) the purchase price paid for the shares of the common stock of the issuer of the option;

        multiplied by the number of shares subject to the option with respect to which the option has not been exercised or has been exercised but the related closing of such option has not occurred but only if (x) is greater than (y); and

     (ii) the greater of:

          - the highest price per share at which a tender or exchange offer has been made for the common stock of the issuer of the option,

          - the highest closing price of the common stock as reported by the New York Stock Exchange Composite Tape for any day during the exercise period, and

          - the purchase price paid for the shares of the common stock of the issuer of the option upon exercise of the option,

        multiplied by the number of shares of the common stock of the issuer of the option acquired pursuant to the exercise of the option.

     Profit Limitations. The AmeriSource stock option agreement provides that in no event will Bergen's total profit under the AmeriSource stock option agreement (including any amount received as a termination fee under the merger agreement) exceed in the aggregate an amount equal to $125,000,000. Similarly, the Bergen stock option agreement provides that in no event will AmeriSource's total profit under the Bergen stock option agreement (including any amount received as a termination fee under the merger agreement) exceed in the aggregate an amount equal to $125,000,000.

     If the total profit that would otherwise be received by the optionholder exceeds the maximum amount permissible, the optionholder must, in its sole discretion:

     - deliver to the issuer for cancellation shares previously purchased;

     - reduce the amount of the termination fee to be paid by the optionholder (other than payments with respect to expenses);

     - pay cash or other consideration to the issuer of the option; or

     - take any combination of these actions set forth above, so that its total profit does not exceed the maximum amount.

     Registration Rights and Listing. Each of the stock option agreements provides that the optionholder has specified rights to require the issuer to register, under the Securities Act of 1933 and any applicable state law, all shares purchased by the optionholder pursuant to the stock option agreement at anytime within two years from the closing of the exercise of the option. Each of the stock option agreements also provides that the optionholder has specified rights to require that the issuer list the shares purchased by the optionholder pursuant to the stock option agreement on the New York Stock Exchange or other national securities exchange or trading system on which shares of the issuer's common stock are listed for trading or quotation.

     Assignability. Neither of the stock option agreements, nor any of the rights, interests or obligations under them may be assigned by either of the parties without the prior written consent of the other party.

     Effect of Stock Option Agreements. AmeriSource and Bergen intend the stock option agreements to increase the likelihood that the merger will be completed on the terms set forth in the merger agreement. Consequently, the stock option agreements may discourage persons who might be interested in acquiring all or a significant interest in AmeriSource or Bergen before completion of the merger from considering or proposing an acquisition, even if those persons were prepared to offer higher consideration per share of AmeriSource common stock or Bergen common stock than the consideration implicit in the merger or a higher price per share of AmeriSource common stock or Bergen common stock than the stock market price.

SUPPORT/VOTING AGREEMENTS

     The following summary of the support/voting agreements is qualified in its entirety by reference to the complete text of the support/voting agreements, which are incorporated by reference and attached as Annexes D, E, F and G to this joint proxy statement-prospectus. We urge you to read the full text of the support/voting agreements.

     Support/Voting Agreements with Bergen Executives. In connection with the merger, AmeriSource has entered into support/voting agreements with Robert E. Martini and Neil F. Dimick, both of whom are executive officers and directors of Bergen pursuant to which each of them agreed that:

     - he will not, and will not permit any company, trust or other entity controlled by him to, contract to sell, sell or otherwise transfer or dispose of more than 5% of the shares of the capital stock of Bergen, and options to purchase such shares, of which he is the record or beneficial owner on March 16, 2001, the date of the merger agreement, or any interest therein or securities convertible thereinto or any voting rights with respect thereto, other than:

          - pursuant to the merger;

          - with AmeriSource's prior written consent; or

          - to the extent contractually required (as disclosed previously in writing to AmeriSource).

     - he will cause any company, trust or other entity controlled by him to, and will use his reasonable best efforts to cause its affiliates to, cooperate fully with AmeriSource in connection with the merger agreement and the transactions contemplated thereby;

     - until the earlier of the date on which the merger agreement is terminated and the consummation of the merger, he will not, and will not permit any such company, trust or other entity to, and will use his reasonable best efforts to not permit any of his affiliates to, directly or indirectly (including through its directors, officers, employees or other representatives):

          - solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any Bergen competing transaction;

          - negotiate or otherwise engage in discussions with any person (other than AmeriSource or its respective directors, officers, employees, agents and representatives) with respect to any Bergen competing transaction;

          - enter into any agreement, arrangement or understanding with respect to any Bergen competing transaction; or

          - agree to or otherwise assist in the effectuation of any Bergen competing transaction.

     - he will vote all of the shares of the capital stock of Bergen, and options to purchase such shares, beneficially owned by him (except shares subject to unexercised stock options), or over which he has voting power or control, directly or indirectly (including any common shares of Bergen acquired after March 16, 2001), at the record date for any meeting of shareholders of Bergen (and any adjournment thereof) called to consider and vote to approve and adopt the merger, the merger agreement, all agreements related to the merger, any actions related thereto and/or the transactions contemplated thereby and/or any Bergen competing transaction in favor of the approval and adoption of the merger, the merger agreement, all agreements related to the merger, any actions related thereto and/or the transactions contemplated thereby; and

     - he will not vote any of the shares of the capital stock of Bergen, and options to purchase such shares, beneficially owned by him (except shares subject to unexercised stock options), or over which he has voting power or control, directly or indirectly (including any common shares of Bergen acquired after March 16, 2001) in favor of the approval of:

          - any Bergen competing transaction until the earlier of the date on which the merger agreement is terminated and the consummation of the merger;

          - reorganization, recapitalization, liquidation or winding up of Bergen or any other extraordinary transaction involving Bergen, other than as contemplated by the merger agreement;

          - corporate action the consummation of which would frustrate the purposes or prevent or delay the consummation of the transactions contemplated by the merger agreement; or

          - other matters relating to, or in connection with, any of the actions set forth above.

     As of the record date, Mr. Martini held approximately 4,704,377 Bergen common shares, representing 3.47% of the outstanding Bergen common shares, and Mr. Dimick held approximately 21,306 Bergen common shares, representing 0.02% of the outstanding Bergen common shares. Pursuant to the support/voting agreements, each of Messrs. Martini and Dimick has agreed to vote all of his shares held on the record date in favor of the merger agreement and the merger at the special meeting.

     Support/Voting Agreements with AmeriSource Executives. In connection with the merger, Bergen entered into support/voting agreements with R. David Yost, who is an executive officer and director of AmeriSource, and Kurt J. Hilzinger, who is an executive officer of AmeriSource, pursuant to which each of them agreed that:

     - he will not, and will not permit any company, trust or other entity controlled by him to, contract to sell, sell or otherwise transfer or dispose of more than 5% of the shares of the capital stock of AmeriSource, and options to purchase such shares, of which he is the record or beneficial owner on March 16, 2001, the date of the merger agreement, or any interest therein or securities convertible thereinto or any voting rights with respect thereto, other than:

        - pursuant to the merger;

        - with Bergen's prior written consent; or

        - to the extent contractually required (as disclosed previously in writing to Bergen).

     - he will cause any company, trust or other entity controlled by him to, and will use his reasonable best efforts to cause its affiliates to, cooperate fully with Bergen in connection with the merger agreement and the transactions contemplated thereby;

     - until the earlier of the date on which the merger agreement is terminated and the consummation of the merger, he will not, and will not permit any such company, trust or other entity to, and will use his reasonable best efforts to not permit any of his affiliates to, directly or indirectly (including through its directors, officers, employees or other representatives):

        - solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any AmeriSource competing transaction;

        - negotiate or otherwise engage in discussions with any person (other than Bergen or its respective directors, officers, employees, agents and representatives) with respect to any AmeriSource competing transaction;

        - enter into any agreement, arrangement or understanding with respect to any AmeriSource competing transaction; or

        - agree to or otherwise assist in the effectuation of any AmeriSource competing transaction.

     - he will vote all of the shares of the capital stock of AmeriSource, and options to purchase such shares, beneficially owned by him (except shares subject to unexercised stock options), or over which he has voting power or control, directly or indirectly (including any common shares of AmeriSource acquired after March 16, 2001), at the record date for any meeting of shareholders of AmeriSource (and any adjournment thereof) called to consider and vote to approve and adopt the merger, the merger agreement, all agreements related to the merger, any actions related thereto and/or the transactions contemplated thereby and/or any AmeriSource competing transaction in favor of the approval and adoption of the merger, the merger agreement, all agreements related to the merger, any actions related thereto and/or the transactions contemplated thereby; and

     - he will not vote any of the shares of the capital stock of AmeriSource, and options to purchase such shares, beneficially owned by him (except shares subject to unexercised stock options), or over which he has voting power or control, directly or indirectly (including any common shares of AmeriSource acquired after March 16, 2001) in favor of the approval of:

        - any AmeriSource competing transaction until the earlier of the date on which the merger agreement is terminated and the consummation of the merger;

        - reorganization, recapitalization, liquidation or winding up of AmeriSource or any other extraordinary transaction involving AmeriSource, other than as contemplated by the merger agreement;

        - corporate action the consummation of which would frustrate the purposes or prevent or delay the consummation of the transactions contemplated by the merger agreement; or

        - other matters relating to, or in connection with, any of the actions set forth above.

     As of the record date, Mr. Yost held approximately 376,000 AmeriSource Class A common shares, representing 0.71% of the outstanding AmeriSource Class A common shares, and Mr. Hilzinger held approximately 116,700 AmeriSource Class A common shares, representing 0.22% of the outstanding AmeriSource Class A common shares. Pursuant to the support/voting agreements, each of Messrs. Yost and

Hilzinger has agreed to vote all of his shares held on the record date in favor of the merger agreement and the merger at the special meeting.

                            MARKET PRICE INFORMATION

     Shares of each of AmeriSource Class A common stock and Bergen common stock trade on the New York Stock Exchange. AmeriSource has never paid dividends. Bergen has paid cash dividends on its common stock totaling $0.170, $0.225 and $0.315 per share in fiscal 2000, 1999 and 1998, respectively. The following table sets forth comparative market price information as of March 16, 2001, the last trading day before the public announcement of the merger, and as of July 30, 2001, the most recent date for which information was available at the time of printing this joint proxy statement-prospectus. The AmeriSource and Bergen share prices represent the closing sale prices on the New York Stock Exchange on each of the dates indicated.

                                                                                      BERGEN PRO FORMA
                                               AMERISOURCE PER       BERGEN PER        EQUIVALENT PER
DATE                                             SHARE PRICE        SHARE PRICE        SHARE VALUE(A)
----                                           ---------------    ----------------    ----------------
March 16, 2001                                     $48.48              $15.94              $17.94
July 30, 2001                                      $59.47              $21.45              $22.00

---------------
(a) Represents the AmeriSource per share price multiplied by 0.37, being the exchange ratio of Bergen shares into AmerisourceBergen shares.

         AMERISOURCEBERGEN CORPORATION UNAUDITED PRO FORMA CONSOLIDATED
                        CONDENSED FINANCIAL INFORMATION

     The following unaudited pro forma consolidated condensed financial statements are presented to illustrate the effects of the merger on the historical financial position and results of operations of AmeriSource and Bergen, using the assumptions set forth below. Such information is not necessarily indicative of the financial position or results of operations of AmerisourceBergen that would have occurred if the merger had been consummated as of the dates indicated, nor should it be construed as being a representation of the future financial position or results of operations of AmerisourceBergen.

     Management of both companies expect that the benefits of the merger will include synergies to the combined entity resulting from, among other things, the consolidation of distribution facilities, the elimination of duplicate administrative functions, inventory purchasing efficiencies, and working capital reductions. These synergies are estimated at $125 million per year by the end of the third year following consummation of the merger. However, such synergies will be partially offset by merger-related integration expenses. The accompanying pro forma financial information does not include any adjustments to reflect these anticipated merger-related synergies or expenses.

     The unaudited pro forma information has been derived in part from, and should be read in conjunction with, the historical audited and unaudited consolidated financial statements, including the notes thereto, of AmeriSource and Bergen, which are incorporated herein by reference.

     The unaudited pro forma consolidated condensed balance sheet of AmerisourceBergen at March 31, 2001 assumes that the merger took place on that date. The unaudited pro forma consolidated condensed statements of operations of AmerisourceBergen for the year ended September 30, 2000 and the six months ended March 31, 2001 assume that the merger took place on October 1, 1999. Both AmeriSource and Bergen have a fiscal year ending September 30; therefore, the accompanying pro forma operating results represent the full fiscal year 2000 and the first half of fiscal 2001 for each entity.

     Consummation of the merger is conditioned on promulgation by the Financial Accounting Standards Board of a final Statement of Financial Accounting Standards providing for accounting treatment of the merger and the other related transactions in all material respects as in the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets-Accounting for Goodwill, dated February 14, 2001. In July, 2001, the Financial Accounting Standards Board issued Statement No. 141 entitled Business Combinations and Statement No. 142 entitled Goodwill and Other Intangible Assets. These Statements provide for the accounting treatment of the merger and related transactions to be in all material respects as in the aforementioned Exposure Draft. Accordingly, the following unaudited pro forma consolidated condensed statements of operations have been prepared under the rules set forth in the two new Statements.

                         AMERISOURCEBERGEN CORPORATION

            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                 MARCH 31, 2001
                                 (IN THOUSANDS)

                                                                     PRO FORMA          AMERISOURCEBERGEN
                                         AMERISOURCE     BERGEN     ADJUSTMENTS             PRO FORMA
                                         -----------   ----------   -----------         -----------------
ASSETS
Current assets:
  Cash and cash equivalents............  $  126,268    $   57,510   $       --             $  183,778
  Accounts receivable, less allowance
     for doubtful accounts.............     676,654     1,071,518           --              1,748,172
  Merchandise inventories..............   1,820,202     2,805,890      161,450    ( a)      4,787,542
  Income taxes receivable..............          --        16,293      (11,257)   ( b)          5,036
  Deferred income taxes................          --        12,783      (12,783)   ( c)             --
  Prepaid expenses and other...........       4,341        19,256           --                 23,597
                                         ----------    ----------   ----------             ----------
          Total current assets.........   2,627,465     3,983,250      137,410              6,748,125
Property and equipment, net............      69,154       197,507       30,000    ( d)        296,661
Other assets:
  Goodwill -- net......................      35,200       667,947     (667,947)   ( e)      2,246,141
                                                                     2,210,941    ( f)
  Deferred income taxes................       3,535        21,445      (22,014)   ( c)          2,966
  Deferred charges and other assets....      49,056       143,388        1,000    ( g)        193,444
                                         ----------    ----------   ----------             ----------
          Total other assets...........      87,791       832,780    1,521,980              2,442,551
                                         ----------    ----------   ----------             ----------
TOTAL ASSETS...........................  $2,784,410    $5,013,537   $1,689,390             $9,487,337
                                         ==========    ==========   ==========             ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.....................  $1,756,364    $2,592,629   $       --             $4,348,993
  Accrued expenses and other...........      51,733       274,747       84,500    ( h)        455,980
                                                                        45,000    ( i)
  Accrued income taxes.................      11,257            --      (11,257)   ( b)             --
  Deferred income taxes................     118,472            --       41,797    ( c)        160,269
                                         ----------    ----------   ----------             ----------
          Total current liabilities....   1,937,826     2,867,376      160,040              4,965,242
Long-term debt, less current portion...     473,613     1,046,789      (30,741)   ( j)      1,489,661
Other liabilities......................       7,534        25,804       13,475    ( k)         46,813
Company-obligated mandatorily
  redeemable preferred securities of
  subsidiary trust holding solely debt
  securities of Bergen.................          --       300,000      (52,200)   ( l)        247,800
Stockholders' equity:
  Common stock.........................         594       207,506    (207,571)    ( m)          1,029
                                                                           500    ( i)
  Capital in excess of par value.......     308,974       824,126     (830,281)   ( m)      2,674,703
                                                                     2,371,884    ( i)
  Accumulated other comprehensive
     income............................          --            15          (15)   ( m)             --
  Retained earnings (accumulated
     deficit)..........................      62,089      (232,922)     232,922    ( m)         62,089
  Cost of common stock in treasury.....      (6,220)      (25,157)      31,377    ( m)             --
                                         ----------    ----------   ----------             ----------
          Total stockholders' equity...     365,437       773,568    1,598,816              2,737,821
                                         ----------    ----------   ----------             ----------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY...............................  $2,784,410    $5,013,537   $1,689,390             $9,487,337
                                         ==========    ==========   ==========             ==========

 See accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial
                                  Information.

                         AMERISOURCEBERGEN CORPORATION

      UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                        SIX MONTHS ENDED MARCH 31, 2001
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                  PRO FORMA     AMERISOURCEBERGEN
                                                    AMERISOURCE      BERGEN      ADJUSTMENTS        PRO FORMA
                                                    -----------    ----------    -----------    -----------------
Operating revenue.................................  $6,787,436     $9,764,074     $     --         $16,551,510
Bulk deliveries to customer warehouses............         757      1,989,826           --           1,990,583
                                                    ----------     ----------     --------         -----------
Total revenue.....................................   6,788,193     11,753,900           --          18,542,093
Cost of goods sold................................   6,499,591     11,120,219           --          17,619,810
                                                    ----------     ----------     --------         -----------
Gross profit......................................     288,602        633,681           --             922,283
Distribution, selling and administrative..........     154,744        409,016         (375)(a)         563,385
Provision for doubtful receivables................       7,363         24,834           --              32,197
Depreciation......................................       6,978         22,631        2,133(b)           31,742
Amortization......................................       1,197         11,549       (9,313)(c)           3,433
                                                    ----------     ----------     --------         -----------
Operating income..................................     118,320        165,651        7,555             291,526
Equity in net loss of unconsolidated affiliate....       2,575             --           --               2,575
Interest expense..................................      22,669         69,134        2,105(e)           93,908
                                                    ----------     ----------     --------         -----------
Income before taxes and distributions on preferred
  securities of subsidiary trust..................      93,076         96,517        5,450             195,043
Taxes on income...................................      35,369         39,932          457(f)           75,758
                                                    ----------     ----------     --------         -----------
Income before distributions on preferred
  securities of subsidiary trust..................      57,707         56,585        4,993             119,285
Distributions on preferred securities of
  subsidiary trust, net of income tax benefit.....          --         (7,052)        (397)(g)          (7,449)
                                                    ----------     ----------     --------         -----------
Net income........................................  $   57,707     $   49,533     $  4,596         $   111,836
                                                    ==========     ==========     ========         ===========
Earnings per share:
  Basic...........................................  $     1.10     $      .37                      $      1.09
  Assuming dilution...............................  $     1.07     $      .36                      $      1.07
Weighted average common shares outstanding:
  Basic...........................................      52,528        135,067      (85,092)            102,503
  Assuming dilution...............................      56,939        136,573      (86,041)            107,471

 See accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial
                                  Information.

                         AMERISOURCEBERGEN CORPORATION

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                        PRO FORMA     AMERISOURCEBERGEN
                                                          AMERISOURCE     BERGEN       ADJUSTMENTS        PRO FORMA
                                                          -----------   -----------    -----------    -----------------
Operating revenue.......................................  $11,609,995   $18,725,611     $      --        $30,335,606
Bulk deliveries to customer warehouses..................      35,026      4,217,291            --          4,252,317
                                                          -----------   -----------     ---------        -----------
Total revenue...........................................  11,645,021     22,942,902            --         34,587,923
Cost of goods sold......................................  11,125,440     21,703,755            --         32,829,195
                                                          -----------   -----------     ---------        -----------
Gross profit............................................     519,581      1,239,147            --          1,758,728
Distribution, selling and administrative................     292,196        796,491          (750)(a)      1,087,937
Provision for doubtful receivables......................      10,274        143,306            --            153,580
Depreciation............................................      14,129         45,594         4,267(b)          63,990
Amortization............................................       1,980         37,104       (31,680)(c)          7,404
Special charges.........................................      (1,123)       526,252      (505,300)(d)         19,829
                                                          -----------   -----------     ---------        -----------
Operating income (loss) from continuing operations......     202,125       (309,600)      533,463            425,988
Impairment of investment and other......................         568          5,000            --              5,568
Interest expense........................................      41,857        112,016         4,209(e)         158,082
                                                          -----------   -----------     ---------        -----------
Income (loss) from continuing operations before taxes
  and distributions on preferred securities of
  subsidiary trust......................................     159,700       (426,616)      529,254            262,338
Taxes on income from continuing operations..............      60,686         40,306           913(f)         101,905
                                                          -----------   -----------     ---------        -----------
Income (loss) from continuing operations before
  distributions on preferred securities of subsidiary
  trust.................................................      99,014       (466,922)      528,341            160,433
Distributions on preferred securities of subsidiary
  trust, net of income tax benefit......................          --        (14,104)         (794)(g)        (14,898)
                                                          -----------   -----------     ---------        -----------
Income (loss) from continuing operations................  $   99,014    $  (481,026)    $ 527,547        $   145,535
                                                          ===========   ===========     =========        ===========
Earnings (loss) per share from continuing operations:
    Basic...............................................  $     1.92    $     (3.58)                     $      1.44
    Assuming dilution...................................  $     1.90    $     (3.58)                     $      1.43
Weighted average common shares outstanding:
    Basic...............................................      51,552        134,504       (84,738)           101,318
    Assuming dilution...................................      52,020        134,504       (84,666)           101,858

 See accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial
                                  Information.

                         AMERISOURCEBERGEN CORPORATION

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        CONDENSED FINANCIAL INFORMATION

NOTE 1.  BASIS OF PRO FORMA PRESENTATION

     The unaudited pro forma consolidated condensed financial statements give effect to the proposed merger using the purchase method of accounting. Since the current AmeriSource shareholders will own approximately 51% of AmerisourceBergen's common stock immediately after the closing of the merger, AmerisourceBergen will account for the merger as an acquisition by AmeriSource of Bergen.

     Following is a summary of the estimated aggregate purchase price (in thousands):

Market value of common stock to be issued to Bergen
  shareholders..............................................    $2,294,672
Fair value of Bergen's stock options........................        77,712
Estimated transaction costs.................................        45,000
                                                                ----------
          Total purchase price..............................    $2,417,384
                                                                ==========

     AmerisourceBergen will issue approximately 50.0 million shares of AmerisourceBergen common stock in exchange for approximately 135.2 million outstanding common shares of Bergen, based on an exchange ratio of 0.37 to 1 (each outstanding Bergen share will be converted into 0.37 of a share of AmerisourceBergen stock). The AmerisourceBergen common stock to be issued was valued based on a price per share of $45.86, which was the weighted-average market price of the AmeriSource common stock during the few days before and after the date the merger was announced.

     AmerisourceBergen will issue fully-vested options to purchase approximately
3.3 million shares of AmerisourceBergen common stock in exchange for all of the fully-vested outstanding options of Bergen, based on a weighted-average fair value of $23.29 per option. The fair value of the options was determined using the Black-Scholes option-pricing model and was based on a weighted-average exercise price of $36.63 and the following weighted-average assumptions: expected volatility -- 50.90%; expected life -- 4 years; risk-free interest rate -- 4.64%; and expected dividend yield -- 0.21%.

     The estimated pro forma allocation of the purchase price is as follows (in thousands):

Bergen's historical assets and liabilities..................    $  773,568
Adjustment of Bergen's historical assets and liabilities to
  fair value................................................       100,822
Elimination of Bergen's historical goodwill.................      (667,947)
New goodwill................................................     2,210,941
                                                                ----------
          Total purchase price..............................    $2,417,384
                                                                ==========

     The above pro forma allocation of the purchase price to the acquired assets and liabilities is based on management's best estimate of the respective fair values at this early stage of the merger process. However, such allocation is preliminary and is subject to the completion of a more comprehensive valuation process. Accordingly, the final allocation of the purchase price could differ materially from the pro forma allocation reflected herein if materially different fair value information is obtained.

     AmeriSource has announced to its employees that all stock options granted prior to February 15, 2001 shall vest 100% as of the close of business on the last business day prior to the effective time of the merger. As a result of this acceleration of vesting, AmeriSource will record a charge to its earnings on the date of acceleration. The charge is estimated to be approximately $2.0 million, using the weighted-average market price of the AmeriSource common stock during the few days before and after the date the merger was announced. The actual charge will be based on the market price of the stock at the date of acceleration. This amount is not reflected in the accompanying pro forma statements of operations.

     Management is currently in the process of determining the integration plans concerning its distribution network, systems requirements and corporate administrative functions. The integration planning has been designed as a three-phase process. Phase I includes data capture, process mapping, and day-one-readiness tasks. The results of this phase will be recommendations for the next steps. It is anticipated that these recommendations will be presented to a steering committee during the third calendar quarter of 2001. During Phase II, integration projects will be prioritized and a detailed integration plan will be created. Phase II is expected to be completed in the fourth calendar quarter of 2001. The final phase, Phase III, is the merger implementation phase, which is expected to begin following the completion of Phase II. Based on the timing of the activities as discussed above, AmerisourceBergen has not made any integration decisions and, accordingly, the amounts of merger-related integration costs have not been determined. Therefore, such merger-related costs are not reflected in the pro forma purchase price allocation or the accompanying pro forma statements of operations.

     The existing principal bank credit facilities of AmeriSource and Bergen will be terminated in connection with the merger and it is anticipated that a new bank credit facility will be negotiated for the combined enterprise. AmerisourceBergen also expects to issue fixed-rate debt to replace existing debt. No adjustments have been made to anticipate the terms of these financings.

NOTE 2.  PRO FORMA ADJUSTMENTS TO THE BALANCE SHEET

     (a) Represents the adjustment of Bergen's inventory to fair value, primarily consisting of the elimination of Bergen's last-in, first-out
         (LIFO) valuation reserve.

     (b) Represents the reclassification of income taxes payable against income taxes receivable based on the consolidated AmerisourceBergen net tax receivable balance.

     (c) Represents the establishment of deferred income tax assets and liabilities to reflect differences between the book and tax bases resulting from the pro forma adjustments described herein and the reclassification of current deferred income tax assets against current deferred income tax liabilities based on the consolidated AmerisourceBergen net current deferred income tax liability.

     (d) Represents the adjustment of Bergen's property and equipment to its estimated fair value.

     (e) Reflects the elimination of Bergen's historical goodwill balance.

     (f) Represents the preliminary allocation of the purchase price to goodwill as described in Note 1 above.

     (g) Represents the adjustment of Bergen facility leases to their estimated fair value, based on current market rental rates.

     (h) Represents the estimated amounts payable in connection with the merger under executive compensation and benefit arrangements.

     (i) Represents the issuance of new shares of AmerisourceBergen common stock in exchange for Bergen's common shares, and the issuance of new AmerisourceBergen stock options in exchange for Bergen's stock options, as described in Note 1 above. In addition, reflects accrued expenses of $45 million for the estimated transaction costs to be incurred by AmeriSource and Bergen in connection with the merger, including investment banking, legal and other professional fees, and other merger-related fees.

     (j) Represents the adjustment of Bergen's long-term debt to fair value, based on quoted market prices.

     (k) Represents the adjustment of Bergen's pension liabilities to their estimated fair value.

     (l) Represents the adjustment of Bergen's preferred securities of subsidiary trust to fair value, based on quoted market prices.

     (m) Represents the elimination of Bergen's historical stockholders' equity and the retirement of AmeriSource's treasury shares.

NOTE 3.  PRO FORMA ADJUSTMENTS TO STATEMENTS OF OPERATIONS

     (a) Represents the net effect of two adjustments: (1) the reduction of periodic pension expense, due to the adjustment of Bergen's pension liabilities to their fair value, and (2) the amortization of the fair value of Bergen's leases over the average remaining lease term of four years.

     (b) Represents an increase in the depreciation of Bergen's property and equipment based on the adjustment of such assets to fair value.

     (c) Represents the elimination of Bergen's historical goodwill amortization expense. Under the accounting rules set forth in Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets," ("SFAS No. 142") issued by the Financial Accounting Standards Board in July, 2001, goodwill is not amortized against earnings other than in connection with an impairment.

     (d) Represents the elimination of Bergen's $505.3 million goodwill impairment charge in fiscal year 2000.

     (e) Represents an increase to interest expense as a result of the adjustment of Bergen's long-term debt to its fair value as described in
         Note 2(j) above. The difference between the fair value and the face amount of each borrowing is amortized as additional interest expense over the remaining term of the borrowing. The borrowings mature at various dates between 2003 and 2008.

     (f) Represents the aggregate pro forma income tax effect of Note 3(a) through 3(e) above.

     (g) Represents an increase in expense as a result of the adjustment of the Bergen preferred securities of subsidiary trust to its fair value as described in Note 2(l) above. The difference between the fair value and the face amount of the securities is accreted to redemption value over the remaining term of the securities, which mature in 2039. These adjustments are recorded as preferred distributions, net of an assumed 40% income tax benefit.

NOTE 4.  RECLASSIFICATIONS

     Reclassifications have been made to the historical financial statements of AmeriSource and Bergen to conform to the presentation expected to be used by the combined company.

NOTE 5.  EFFECT OF SPECIAL ITEMS

     AmeriSource's historical amounts for the twelve months ended September 30, 2000, include the effect of a pre-tax $1.1 million reversal of costs related to facility consolidations and employee severance. Bergen's historical amounts for the twelve months ended September 30, 2000, excluding the write-down of goodwill of $505.3 million described in Note 3(e) above, include special pre-tax charges for provision for doubtful receivables associated with two customers of $66.7 million, a restructuring charge of $10.7 million, abandonment of capitalized software of $6.3 million, officer severance of $4.0 million, and an impairment of an investment of $5.0 million. The after-tax effect of these special items on the unaudited pro forma consolidated condensed results for the twelve months ended September 30, 2000 was to:

     - reduce pro forma income from continuing operations by $55.3 million; and

     - reduce pro forma earnings from continuing operations per share -- assuming dilution by $.54 per share.

NOTE 6.  EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS

     The pro forma earnings (loss) per share from continuing operations has been adjusted to reflect the issuance of AmerisourceBergen common stock in the merger based on Bergen's historical weighted average shares outstanding for the periods presented at the exchange ratio of 0.37 to 1. In addition, Bergen's historical weighted average shares outstanding -- assuming dilution for the fiscal year ended September 30, 2000 have been adjusted to include the dilutive effect of Bergen's stock options, which were anti-dilutive in Bergen's historical financial statements. Additionally, the earnings per share -- assuming dilution calculation for the six months ended March 31, 2001 considers the AmeriSource convertible subordinated notes as if they were converted and, therefore, the effect of interest expense related to these notes is added back to net income in determining income available to common stockholders.

NOTE 7.  NEW ACCOUNTING PRONOUNCEMENTS

     In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" ("SFAS No. 141") and SFAS No. 142. SFAS No. 141 applies to all business combinations completed after June 30, 2001 and requires the use of the purchase method of accounting. SFAS No. 141 also establishes new criteria for determining whether intangible assets should be recognized separately from goodwill. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001, however companies with fiscal years beginning after March 15, 2001 may elect to adopt the statement early. SFAS No. 142 provides that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested for impairment on an annual basis. SFAS No. 141 is not expected to have a significant impact on the results of operations or financial position of AmerisourceBergen. AmerisourceBergen expects to early adopt SFAS No. 142 on October 1, 2001. Adoption of SFAS No. 142 is expected to result in the elimination of approximately $1.4 million of amortization expense per year.

                 DESCRIPTION OF AMERISOURCEBERGEN CAPITAL STOCK

     This section of the joint proxy statement-prospectus describes the material terms of the capital stock of AmerisourceBergen under the amended and restated certificate of incorporation and amended and restated bylaws that are currently in effect. This section also summarizes relevant provisions of the Delaware General Corporation Law, which we refer to as "Delaware law". The terms of the AmerisourceBergen amended and restated certificate of incorporation, as amended, and amended and restated bylaws, as well as the terms of Delaware law, are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents and Delaware law. The AmerisourceBergen amended and restated certificate of incorporation, as amended, is attached as Annex J to this joint proxy statement-prospectus, and the AmerisourceBergen amended and restated bylaws are attached as Annex K to this joint proxy statement-prospectus.

AUTHORIZED CAPITAL STOCK

     Total Shares. AmerisourceBergen initially will have authority to issue a total of 310,000,000 shares of capital stock consisting of:

     - 300,000,000 shares of common stock, par value $0.01 per share; and

     - 10,000,000 shares of preferred stock, par value $0.01 per share.

     Common Stock. Following completion of the merger, we anticipate that approximately 108,625,865 shares of AmerisourceBergen common stock will be outstanding.

     Preferred Stock. Prior to completion of the merger, we anticipate authorizing shares of AmerisourceBergen preferred stock for issuance pursuant to a rights plan of AmerisourceBergen anticipated to be adopted prior to completion of the merger and such shares will remain unissued.

     Listing. AmerisourceBergen intends to apply to list its common stock on the New York Stock Exchange under the symbol "ABC." No other capital stock of AmerisourceBergen will be listed.

     Preemptive Rights. The holders of AmerisourceBergen common stock and AmerisourceBergen preferred stock have no preemptive rights to purchase or subscribe for any stock or other securities of AmerisourceBergen.

AMERISOURCEBERGEN COMMON STOCK

     Voting Rights. Each outstanding share of AmerisourceBergen common stock is entitled to one vote per share. The holders of AmerisourceBergen common stock will have the exclusive right to vote for the election of directors and for all other purposes as provided by law.

     Dividends. Subject to the rights of holders of AmerisourceBergen preferred stock, holders of AmerisourceBergen common stock are entitled to receive ratably on a per share basis such dividends and other distributions in cash, stock or property of AmerisourceBergen as may be declared by the board of directors from time to time out of the legally available assets or funds of AmerisourceBergen. AmerisourceBergen currently intends to pay quarterly dividends on its common stock of $0.025 per share.

     Liquidation. Subject to the rights of holders of AmerisourceBergen preferred stock, in the event of the voluntary or involuntary liquidation, dissolution or winding up of AmerisourceBergen, holders of AmerisourceBergen common stock are entitled to receive all of the remaining assets of AmerisourceBergen available for distribution to its shareholders.

AMERISOURCEBERGEN PREFERRED STOCK

     General. The board of directors of AmerisourceBergen is authorized to provide for the issuance of shares of preferred stock in one or more series with various designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions.

     Voting. Except as required by law, or as otherwise provided by the board of directors of AmerisourceBergen, the holders of preferred stock have no voting rights and will not be entitled to any notice of meeting of shareholders.

     Dividends. Holders of AmerisourceBergen preferred stock are entitled to receive, when declared by the board of directors, out of legally available funds, dividends at the rates fixed by the board of directors for the respective series of preferred stock, and no more, before any dividends will be declared and paid, or set apart for payment, on AmerisourceBergen common stock with respect to the same dividend period.

     Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of AmerisourceBergen, holders of each series of preferred stock are entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the board of directors to be cumulative, an amount equal to all dividends accumulated and unpaid to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of AmerisourceBergen common stock.

     Redemption. AmerisourceBergen, at the option of its board of directors, may redeem all or part of the shares of any series of preferred stock on such terms and conditions fixed in the applicable preferred stock certificate of designation for such series.

TRANSFER AGENT

     The transfer agent and registrar for the AmerisourceBergen common stock is yet to be determined.

ANTI-TAKEOVER CONSIDERATIONS

     Delaware law contains and the AmerisourceBergen amended and restated certificate of incorporation, as amended, and amended and restated bylaws also contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control of AmerisourceBergen. For a description of the provisions, see "Comparison of Rights of AmerisourceBergen Shareholders, AmeriSource Shareholders and Bergen Shareholders-Number and Election of Directors," "Vacancies on the Board of Directors and Removal of Directors," "Amendments to the Restated Certificate of Incorporation," "Amendments to Restated Bylaws," "Shareholders Rights Plans" and "State Anti-Takeover Statutes."

            COMPARISON OF RIGHTS OF AMERISOURCEBERGEN SHAREHOLDERS,
                AMERISOURCE SHAREHOLDERS AND BERGEN SHAREHOLDERS

     AmerisourceBergen and AmeriSource are organized under the laws of the State of Delaware. Any differences, therefore, in the rights of holders of AmerisourceBergen capital stock and AmeriSource capital stock arise primarily from differences in their respective amended and restated certificates of incorporation, amended and restated bylaws and rights agreements. Bergen is organized under the laws of New Jersey and the rights of holders of Bergen capital stock may be different than the rights of holders of AmerisourceBergen capital stock or AmeriSource capital stock. Upon completion of the merger, holders of AmeriSource capital stock and holders of Bergen capital stock will become holders of AmerisourceBergen capital stock and their rights will be governed by Delaware law, the AmerisourceBergen amended and restated certificate of incorporation, as amended, and the AmerisourceBergen amended and restated bylaws.

     This section of the proxy statement-prospectus describes the material differences between the rights of AmeriSource shareholders and Bergen shareholders. This section also includes a brief description of the material rights that AmerisourceBergen shareholders are expected to have following completion of the merger although in some cases the board of directors of AmerisourceBergen retains the discretion to alter those rights without shareholder consent. This section does not include a complete description of all the differences among the rights of these shareholders, nor does it include a complete description of the specific rights of these shareholders. We urge all AmeriSource shareholders and Bergen shareholders to carefully read the relevant provisions of Delaware law and the relevant provisions of the New Jersey Business Corporation Act, which we refer to as "New Jersey law", as well as the amended and restated certificates of incorporation and amended and restated bylaws of each of AmeriSource, Bergen and AmerisourceBergen. Copies of the forms of amended and restated certificate of incorporation, as amended, and amended and restated bylaws of AmerisourceBergen are attached to this joint proxy statement-prospectus as Annexes J and K, respectively. Copies of the amended and restated certificates of incorporation and amended and restated bylaws of AmeriSource and Bergen will be sent to AmeriSource shareholders and Bergen shareholders, as applicable, upon request. See "Where You Can Find More Information."

CAPITALIZATION

     AmeriSource.  The authorized capital stock of AmeriSource consists of:

     - 100,000,000 shares of AmeriSource Class A common stock;

     - 15,000,000 shares of AmeriSource Class B common stock; and

     - 2,000,000 shares of AmeriSource Class C common stock.

     Bergen.  The authorized capital stock of Bergen consists of:

     - 300,000,000 shares of Bergen common stock; and

     - 3,000,000 shares of Bergen preferred stock.

     AmerisourceBergen. For a description of the authorized capital stock of AmerisourceBergen, see "Description of AmerisourceBergen Capital Stock -- Common Stock" and "-- Preferred Stock."

VOTING RIGHTS

     AmeriSource. Each holder of AmeriSource Class A common stock has the right to cast one vote for each share of AmeriSource Class A common stock held of record on all matters submitted to a vote of shareholders of AmeriSource, including the election of directors. Except as otherwise required by law, the holders of AmeriSource Class B common stock and AmeriSource Class C common stock have no voting rights. Holders of AmeriSource common stock have no cumulative voting rights and no preemptive rights.

     Bergen. Each holder of Bergen common stock is entitled to one vote per share on all matters submitted to a vote of shareholders. Only holders of Bergen common stock are entitled to vote for the election of directors. Holders of Bergen common stock have no cumulative voting rights and no preemptive rights.

     AmerisourceBergen. Each holder of AmerisourceBergen common stock has the right to cast one vote for each share of AmerisourceBergen common stock held of record on all matters submitted to a vote of the shareholders of AmerisourceBergen. Except as may be provided in the amended and restated certificate of incorporation, as amended, of AmerisourceBergen or in a preferred stock certificate of designation of AmerisourceBergen, holders of AmerisourceBergen common stock have the exclusive right to vote for the election of directors. Holders of AmerisourceBergen common stock have no cumulative voting rights and no preemptive rights.

     For a description of the voting rights of holders of AmerisourceBergen preferred stock, see "Voting" for AmerisourceBergen preferred stock under "Description of AmerisourceBergen Capital Stock."

NUMBER AND ELECTION OF DIRECTORS

     AmeriSource. The AmeriSource board of directors currently consists of eight members. The AmeriSource restated bylaws provide that the AmeriSource board of directors will consist of a number of directors to be determined by the AmeriSource board of directors. The AmeriSource restated certificate of incorporation provides that the holders of AmeriSource Class A common stock have the right to vote for the election of directors, as provided by law, and the election of directors need not be by written ballot unless the bylaws so provide.

     Bergen. The Bergen board of directors currently consists of eleven directors and one Director Emeritus. Bergen's amended and restated bylaws provide that the Bergen board of directors will consist of a number of
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directors to be determined by the Bergen board of directors, as long as it is not less than 9 nor more than 15 directors. Bergen's restated certificate of incorporation provides for the Bergen board of directors to be divided into three classes, as nearly equal in size as possible, with one class being elected annually. Members of the Bergen board of directors are elected to serve a term of three years and until their successors are duly elected and qualified. Bergen's restated certificate of incorporation provides that the holders of Bergen common stock have the right to vote for the election of directors, as provided by law, and the election of directors need not be by written ballot unless the bylaws so provide.

     AmerisourceBergen. The initial AmerisourceBergen board of directors will consist of eight directors. AmerisourceBergen's amended and restated bylaws provide that the number of directors may be fixed from time to time by a resolution of the board of directors, but will not be less than three nor more than twelve. AmerisourceBergen's amended and restated certificate of incorporation, as amended, provides for the AmerisourceBergen board of directors to be divided into three classes, as nearly equal in size as possible, with one class being elected annually to serve a term of three years, until their successors are duly elected and qualified. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the AmerisourceBergen board of directors. The classification of directors will make it more difficult to change the composition of the AmerisourceBergen board of directors and will promote the continuity of existing management. In addition, the classified board of directors may encourage persons considering a unilateral takeover proposal to negotiate with the AmerisourceBergen board of directors. AmerisourceBergen's amended and restated certificate of incorporation, as amended, also provides that the holders of AmerisourceBergen common stock have the exclusive right to vote for the election of directors, as provided by law, and the election of directors need not be by written ballot unless the bylaws so provide.

VACANCIES ON THE BOARD OF DIRECTORS AND REMOVAL OF DIRECTORS

     AmeriSource. Neither AmeriSource's restated certificate of incorporation nor AmeriSource's restated bylaws provide for the removal of directors from the AmeriSource board of directors or the filling of vacancies on AmeriSource's board of directors. Pursuant to Delaware law, where a board is not classified, directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote. In addition, pursuant to Delaware law, newly created directorships resulting from an increase in the authorized number of directors and vacancies created by resignation may be filled by a majority of the directors then in office.

     Bergen. Bergen's restated certificate of incorporation provides that a director may be removed at any time, either for or without cause, by, and only by, the holders of record of Bergen common stock at a meeting of such shareholders. The resulting vacancy may be filled at such meeting. Any vacancy caused by the death or resignation of a director elected by holders of Bergen's common stock may be filled only by the holders of Bergen's common stock at a meeting called for that purpose, or by a majority of the remaining directors elected by those holders.

     AmerisourceBergen. AmerisourceBergen's amended and restated certificate of incorporation, as amended, provides that a director may not be removed except for cause and with the affirmative vote of 80% of AmerisourceBergen's shareholders. The amended and restated certificate of incorporation, as amended, also provides that, subject to the rights of holders of preferred stock, any vacancies in the board of directors for any reason will be filled only by a majority of the directors remaining in office, and directors so elected will hold office until the next election for their class of directors. The inability of shareholders to remove directors without cause and without the affirmative vote of at least 80% of the shareholders of AmerisourceBergen entitled to vote for the board of directors or to fill vacancies on the board of directors will make it more difficult to change the composition of the AmerisourceBergen board of directors and will promote the continuity of existing management. See
"-- Super-Majority Voting Requirements."

AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

     Under Delaware Law. Under Delaware law, an amendment to the certificate of incorporation of a corporation requires the approval of the corporation's board of directors and the approval of holders of a

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majority of the outstanding stock entitled to vote upon the proposed amendment, unless a higher vote is required by the corporation's certificate of incorporation.

     Under New Jersey Law. Under New Jersey law, a proposed amendment to a corporation's certificate of incorporation requires approval by the board of directors and an affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon; provided that in the case of a corporation organized prior to January 1, 1969, the proposed amendment requires the affirmative vote of two-thirds of the votes cast by the holders of shares entitled to vote thereon, unless the corporation has adopted the majority voting requirement by amendment of its certificate of incorporation adopted by the affirmative vote of two-thirds of the votes cast by the holders of shares entitled to vote thereon. Bergen was organized prior to 1969 and did adopt the majority voting requirement in accordance with New Jersey law.

     AmeriSource. AmeriSource's restated certificate of incorporation requires the vote of a majority of all of the directors and a vote of a majority of the outstanding stock entitled to vote to amend AmeriSource's restated certificate of incorporation.

     Bergen. Under Bergen's restated certificate of incorporation, as amended, a proposed amendment to the restated certificate of incorporation requires the affirmative vote of a majority of the votes cast of the outstanding Bergen common stock entitled to vote thereon. In addition, the restated certificate of incorporation provides that a proposed amendment to the restated certificate of incorporation which would materially alter or change the powers, preferences or special rights of the junior preferred stock so as to affect them adversely, requires the affirmative vote of the holders of a majority or more of the outstanding shares of junior preferred stock, voting separately as a class.

     AmerisourceBergen. AmerisourceBergen's amended and restated certificate of incorporation, as amended, provides that AmerisourceBergen reserves the right to amend, alter, change or repeal the provisions of the amended and restated certificate of incorporation, as amended, in the manner prescribed by Delaware law. However, the provisions of the amended and restated certificate of incorporation, as amended, concerning preferred stock, the classified board, the removal of directors, vacancies of board of directors seats, stockholder action, notices, restrictions on business combinations and amendments to the certificate of incorporation require the affirmative vote of 80% of the voting power of all the shares of stock of AmerisourceBergen then entitled to vote generally in the election of directors in order to be amended, altered, or repealed, unless such amendment is declared advisable by 75% of the entire board of directors.

AMENDMENTS TO BYLAWS

     Under Delaware Law. Under Delaware law, shareholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its certificate of incorporation, confer this power on the board of directors. The shareholders always have the power to adopt, amend or repeal the bylaws, even though the board may also be delegated the power.

     Under New Jersey Law. Under New Jersey law, the board of directors of a corporation has the power to make, alter and repeal bylaws unless such power is reserved to the shareholders in the certificate of incorporation, but shareholders may alter or repeal bylaws made by the board of directors and may adopt new bylaws. In addition, the shareholders may prescribe in the bylaws that any bylaw made by them shall not be altered or repealed by the board of directors.

     AmeriSource. AmeriSource's restated certificate of incorporation requires the vote of a majority of all of the directors or a vote of a majority of the outstanding stock entitled to vote to amend AmeriSource's restated bylaws.

     Bergen.  Under Bergen's amended and restated bylaws, the Bergen shareholders have the right to adopt, amend or repeal the bylaws. Subject to such right of the Bergen shareholders, the board of directors of Bergen may adopt, amend or repeal the bylaws; provided that Bergen's board of directors may adopt, amend or repeal a bylaw or an amendment thereto changing the number of directors only for the purpose of fixing the exact number of directors within the minimum (currently nine directors) and maximum (currently 15 directors) limits specified in Bergen's amended and restated bylaws.
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     AmerisourceBergen.  AmerisourceBergen's amended and restated certificate of incorporation, as amended, provides that the board of directors is expressly authorized to make, alter, amend or repeal the bylaws without the assent or vote of the shareholders. AmerisourceBergen's amended and restated certificate of incorporation, as amended, also provides that the shareholders may, at any annual or special meeting, make, alter, amend or repeal the bylaws by the affirmative vote of the holders of not less than 80% of the stock entitled to vote generally in the election of directors.

ACTION BY WRITTEN CONSENT

     Under Delaware Law. Delaware law provides that, unless otherwise stated in the certificate of incorporation, any action which may be taken at an annual meeting or special meeting of shareholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of shareholders.

     Under New Jersey Law. New Jersey law provides that, except as otherwise provided in the certificate of incorporation, any action that may be taken at a meeting of shareholders, other than the annual election of directors, may be taken without a meeting, without prior notice and without a vote, upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting. The corporation must notify non-consenting shareholders at least 20 days in advance of the proposed effective date of a merger, consolidation, statutory share exchange, or sale, lease exchange, or other disposition of all or substantially all, assets of the corporation if not in the usual and regular course of its business and at least 10 days in advance of the proposed effective date of any other action. Under New Jersey law, any action that may be taken by shareholders at a meeting may be taken without a meeting with the unanimous written consent of all shareholders entitled to vote at such meeting and, in the case of a merger, consolidation, statutory share exchange, or sale, lease exchange, or other disposition of all or substantially all, assets of the corporation, if not in the usual and regular course of its business, advance notice is given to all other shareholders who are not entitled to vote thereon.

     AmeriSource. Neither AmeriSource's restated certificate of incorporation nor AmeriSource's restated bylaws provides for actions of shareholders without a meeting. Pursuant to Delaware law, absent any provision to the contrary in a company's certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent must be given to those shareholders who did not consent in writing and who would have been entitled to notice if the action had been taken at a meeting.

     Bergen. Bergen's amended and restated bylaws provide that any shareholder of record who seeks to have shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that Bergen's board of directors set a record date, which date shall not precede or be more than ten days after the date on which the resolution setting the record date is adopted by the board of directors.

     AmerisourceBergen. AmerisourceBergen's amended and restated certificate of incorporation, as amended, and bylaws provide that the shareholders may not act by written consent which may require shareholders to wait for a regularly scheduled annual meeting to change the composition of the AmerisourceBergen board of directors.

ABILITY TO CALL SPECIAL MEETINGS OF THE SHAREHOLDERS

     AmeriSource. AmeriSource's restated bylaws provide that special meetings of the shareholders may be called at any time by either the president, the board of directors or the holders of a majority of the shares of stock entitled to vote at the meeting.

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     Bergen.  Bergen's amended and restated bylaws provide that special meetings for any purpose or purposes may be called at any time by the chairman of the board of directors, by the president or by the board of directors of Bergen.

     AmerisourceBergen. AmerisourceBergen's amended and restated certificate of incorporation, as amended, provides that special meetings of shareholders may be called at any time by the board of directors pursuant to a resolution duly adopted by a majority of the members of the board of directors and that the ability of the shareholders to call a special meeting of shareholders is specifically denied. The inability of shareholders to call a special meeting may require shareholders to wait for a regularly scheduled annual meeting to change the composition of the AmerisourceBergen board of directors.

NOTICE OF SHAREHOLDER ACTION

     AmeriSource. AmeriSource's restated certificate of incorporation and AmeriSource's restated bylaws do not contain provisions requiring advance notice for the nomination of directors or of business to be brought before a shareholders' meeting by a shareholder.

     Bergen. Bergen's amended and restated bylaws provide that in order for nominations of directors or other business to be properly brought before an annual meeting by a shareholder of Bergen, the shareholder must give notice to Bergen not less than 60 days nor more than 90 days prior to the anniversary of the previous annual meeting of shareholders. The notice must contain specific information regarding the nominee for director, or the other business to be addressed, as well as information regarding the shareholder who is proposing the nomination.

     AmerisourceBergen. AmerisourceBergen's amended and restated bylaws provide that in order for nominations of directors or other business to be properly brought before an annual meeting by a shareholder of AmerisourceBergen, the shareholder must give notice to AmerisourceBergen not less than 60 days nor more than 90 days prior to the anniversary of the previous annual meeting of shareholders. The notice must contain specific information regarding the nominee for director, or other business to be addressed, as well as information regarding the shareholder who is proposing the nomination. This advance notice requirement may prevent shareholders from submitting nominations for directors shortly before an annual meeting and may encourage persons considering a unilateral takeover proposal to negotiate with the AmerisourceBergen board of directors.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

     Under Delaware Law. Delaware law provides that a corporation may include in its certificate of incorporation a provision limiting or eliminating the liability of its directors to the corporation and its shareholders for monetary damages arising from a breach of fiduciary duty, except for:

     - a breach of the duty of loyalty to the corporation or its shareholders;

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - payment of a dividend or the repurchase or redemption of stock in violation of Delaware law; or

     - any transaction from which the director derived an improper personal benefit.

     Under New Jersey Law. New Jersey law allows a New Jersey corporation to provide in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission:

     - in breach of such person's duty of loyalty to the corporation or its shareholders;

     - not in good faith or involving a knowing violation of law; or

     - resulting in receipt by such person of an improper personal benefit.

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     AmeriSource.  The directors of AmeriSource are entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under Delaware law.

     Bergen. Bergen's restated certificate of incorporation, as amended, provides that so long as permitted by law, no director or officer of Bergen will be personally liable to Bergen or its shareholders for damages for breach of any duty owed by such person to Bergen or its shareholders. This does not relieve any such person from liability to the extent provided by applicable law for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to Bergen or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

     AmerisourceBergen. The amended and restated certificate of incorporation, as amended, of AmerisourceBergen provides that the directors of AmerisourceBergen are entitled to the benefits of all limitations on the liability of directors that are now or hereafter become available under Delaware law. Specifically, no director of AmerisourceBergen will be liable to AmerisourceBergen or its shareholders for monetary damages for breach of fiduciary duty as director, except for liability (a) for any breach of the director's duty of loyalty to AmerisourceBergen or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the Delaware law, which pertains, among other things, to liability for the unlawful payment of dividends, or (d) for any transaction from which the director derived an improper personal benefit.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Delaware Law. Under Delaware law, a corporation may indemnify directors and officers:

     - for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation; and

     - with respect to any criminal proceeding, they had no reasonable cause to believe that their conduct was unlawful.

     In addition, Delaware law provides that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

     Under New Jersey Law. New Jersey law permits a New Jersey corporation to indemnify directors and officers and mandates indemnification under some circumstances of:

     - any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger; and

     - any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent.

     New Jersey law permits a corporation to indemnify a corporate agent against his expenses and liabilities (including but not limited to fines and penalties) in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation if:

     - such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and

     - with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

Indemnification against expenses incurred by a corporate agent in connection with a proceeding against such person for actions in such capacity is mandatory to the extent that such person has been successful on the merits. If a corporate agent is determined to be liable to the corporation, indemnification for expenses is not allowable, subject to limited exceptions when a court deems the award of expenses appropriate.

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     New Jersey law grants express power to a New Jersey corporation to purchase liability insurance for its corporate agents, regardless of whether any such person is otherwise eligible for indemnification by the corporation. Advancement of expenses is permitted, but a person receiving such advances must repay those expenses if it is ultimately determined that he is not entitled to indemnification. The indemnification and advancement of expenses provided by or granted pursuant to New Jersey law does not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that, under New Jersey law, no indemnification may be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions:

     - were in breach of his duty of loyalty to the corporation or its shareholders,

     - were not in good faith or involved a knowing violation of law or

     - resulted in receipt by the corporate agent of an improper personal benefit.

     AmeriSource. AmeriSource's restated bylaws provide for indemnification of any person who is or was a director or officer of AmeriSource or a constituent corporation or of any corporation which he served as such at the request of AmeriSource, to the fullest extent permitted by applicable law. AmeriSource maintains insurance on behalf of its directors, officers, employees and agents.

     Bergen. Bergen's restated certificate of incorporation provides for indemnification of every person who is or was a director, officer, employee or agent of Bergen, or of any corporation which he served as such at the request of Bergen, to the fullest extent permitted by New Jersey law.

     Bergen has entered into indemnity agreements with current and former directors which generally provide for Bergen to indemnify such directors against liabilities and defense costs to the extent that such directors would have been insured under the director and officer liability insurance policies which Bergen had in effect on December 31, 1984. Bergen's obligation to indemnify a director under such indemnity agreements is limited to $30 million in the aggregate; however, the indemnity agreements do not limit the directors' right to recover in excess of such $30 million maximum from Bergen if the director is otherwise entitled to statutory indemnification.

     AmerisourceBergen. The amended and restated certificate of incorporation, as amended, of AmerisourceBergen provides that AmerisourceBergen will indemnify any person who is or was a director or officer of AmerisourceBergen, or is or was serving at the request of AmerisourceBergen as a director, officer or trustee of another corporation, trust or other enterprise, with respect to actions taken or omitted by such person in any capacity in which such person serves AmerisourceBergen or such other corporation, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification will continue as to a person who has ceased to be a director, officer or trustee, as the case may be, and will inure to the benefit of such person's heirs, executors and personal and legal representatives.

SUPER-MAJORITY VOTING REQUIREMENTS

     The AmerisourceBergen amended and restated certificate of incorporation, as amended, requires the affirmative vote of 80% of AmerisourceBergen shareholders to remove a director for cause, amend, alter or repeal selected provisions of the amended and restated certificate of incorporation, as amended, and amend, alter or repeal the amended and restated bylaws.

     As of July 17, 2001, the record date for the Amerisource special meeting, AmeriSource directors and executive officers beneficially owned approximately 571,600 shares of AmeriSource Class A common stock, representing 1.08% of the outstanding AmeriSource Class A common stock.

     As of July 17, 2001, the record date for the Bergen special meeting, Bergen directors and executive officers beneficially owned approximately 5,692,783 shares of Bergen common stock, representing 4.20% of the outstanding Bergen common stock.

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     Upon consummation of the merger, the currently designated directors and executive officers of AmerisourceBergen (Messrs. R. Martini, Yost, Hilzinger, Dimick, B. Martini, Carpenter and Collis) will own approximately 2,418,348 shares of AmerisourceBergen common stock, and they will hold options of AmerisourceBergen common stock convertible into 1,632,310 shares of AmerisourceBergen common stock, representing, in total, approximately 3.67% of the outstanding shares of AmerisourceBergen common stock. This will not give these individuals veto power over matters that would require 80% shareholder approval.

SHAREHOLDERS RIGHTS PLANS

     AmeriSource. On March 16, 2001, AmeriSource adopted a shareholder rights plan pursuant to a rights agreement with Mellon Investor Services LLC, as rights agent. Set forth below is a summary of the material provisions of the rights agreement. The summary does not include a complete description of all of the terms of the rights agreement. We urge all AmeriSource shareholders and Bergen shareholders to read carefully the relevant provisions of AmeriSource's rights plan, copies of which will be sent to AmeriSource's shareholders upon request. See "Where You Can Find More Information."

     Exercisability of Rights. Under the AmeriSource rights agreement, one right, referred to as an AmeriSource right, attaches to each share of AmeriSource common stock outstanding and, when exercisable, entitles the registered holder to purchase from AmeriSource one-tenth of a share of AmeriSource Class A common stock at an initial purchase price of $20, subject to antidilution adjustments in the event of a stock split, stock dividend or similar transaction with respect to AmeriSource's common stock. The AmeriSource rights will not become exercisable until the earlier of:

     - 10 business days following a public announcement that a person has become the beneficial owner of 15% or more of the AmeriSource common stock then outstanding; and

     - 10 business days, or such later date as may be determined by the board of directors of AmeriSource, following the commencement of, or the announcement of an intention to commence, a tender offer or exchange offer that would result in a person becoming the beneficial owner of 15% or more of the AmeriSource common stock then outstanding.

The AmeriSource rights agreement provides that the AmeriSource rights will not become exercisable solely by reason of the execution of the merger agreement, the execution of the stock option agreement with Bergen, consummation of the merger pursuant to the merger agreement, or the acquisition or transfer of AmeriSource Class A common stock by Bergen pursuant to the stock option agreement.

     "Flip In" Feature. In the event a person becomes the beneficial owner of 15% or more of the AmeriSource common stock outstanding, each holder of an AmeriSource right, except for such acquiring person, will have the right to acquire, upon exercise of the AmeriSource right, instead of one-tenth of a share of AmeriSource Class A common stock, shares of AmeriSource Class A common stock having a value equal to twice the exercise price of the AmeriSource right. For example, if we assume that the initial purchase price of $20 is in effect on the date that the flip-in feature of the AmeriSource rights is exercised, any holder of an AmeriSource right, except for the acquiring person that has become the beneficial owner of 15% or more of the AmeriSource common stock then outstanding, may exercise his or her AmeriSource right by paying to AmeriSource $20 in order to receive from AmeriSource shares of AmeriSource Class A common stock having a value equal to $40.

     "Flip Over" Feature. In the event that following a public announcement a person has become the beneficial owner of 15% or more of the AmeriSource common stock then outstanding:

     - AmeriSource merges into another entity,

     - another entity merges into AmeriSource, or

     - AmeriSource sells more than 50% of its assets or earning power,

then each holder of an AmeriSource right, except for such person that acquired the beneficial ownership of 15% or more of the AmeriSource common stock then outstanding, will have the right to receive, upon exercise

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of the AmeriSource right, the number of shares of the acquiring company's capital stock with the greatest voting power having a value equal to twice the exercise price of the AmeriSource right.

     "Exchange" Feature. At any time after a person becomes the beneficial owner of 15% or more, but less than 50%, of the AmeriSource common stock then outstanding, the board of directors of AmeriSource may, at its option, exchange all or part of the AmeriSource rights, except for those held by such acquiring person, for AmeriSource Class A common stock at an exchange ratio of one-tenth of a share of AmeriSource Class A common stock for each AmeriSource right, subject to adjustment, and cash instead of fractional shares, if any. Use of this exchange feature means that eligible AmeriSource rights holders would not have to pay a purchase price before receiving shares of AmeriSource Class A common stock but would receive substantially less shares of AmeriSource Class A common stock than if the shareholder were to pay cash under the "Flip In" Feature or "Flip Over" Feature.

     Redemption of Rights.  At any time prior to the earlier to occur of:

     - 10 business days following a public announcement that a person has become the beneficial owner of 15% or more of the AmeriSource common stock then outstanding,

     - March 16, 2002, or

     - the consummation of the merger pursuant to the merger agreement,

the board of directors of AmeriSource may redeem all of the AmeriSource rights at a redemption price of $0.001 per right, subject to adjustment. The right to exercise the AmeriSource rights, as described under "Rights
Plan -- Exercisability of Rights," will terminate upon redemption, and at that time, the holders of the AmeriSource rights will have the right to receive only the redemption price for each AmeriSource right they hold.

     Amendment of Rights.  At any time prior to the earlier to occur of:

     - 10 business days following a public announcement that a person has become the beneficial owner of 15% or more of the AmeriSource common stock then outstanding;

     - 10 business days, or such later date designated by the board of directors of AmeriSource, following the commencement of, or the announcement of an intention to commence, a tender offer or exchange offer that would result in a person becoming the beneficial owner of 15% or more of the AmeriSource common stock then outstanding; and

     - a trigger of the "Flip In" Feature or the "Flip Over" Feature;

the terms of the existing AmeriSource rights agreement may be amended by the board of directors of AmeriSource without the approval of the holders of the rights. However, after the date any person acquires at least 15% of AmeriSource's outstanding common stock, the rights agreement may not be amended in any manner that would adversely affect the interests of the holders of the AmeriSource rights, excluding the interests of the acquiror.

     Termination of Rights. If not previously exercised, the AmeriSource rights will expire on the earlier of:

     - March 16, 2002 or

     - the consummation of the merger pursuant to the merger agreement,

unless AmeriSource earlier redeems or exchanges the AmeriSource rights or extends the expiration date as provided in the rights agreement.

     Anti-Takeover Effects. The AmeriSource rights have anti-takeover effects. Once the AmeriSource rights have become exercisable, in most cases the AmeriSource rights will cause substantial dilution to a person that attempts to acquire or merge with AmeriSource. Accordingly, the existence of the AmeriSource rights may deter potential acquirors from making a takeover proposal or a tender offer. The AmeriSource rights should not interfere with any merger or other business combination approved by the board of directors of AmeriSource since AmeriSource may redeem the AmeriSource rights. The AmeriSource rights will not
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

interfere with the merger, as contemplated, because the AmeriSource rights will not become exercisable solely by reason of execution of the merger agreement or the AmeriSource stock option agreement or consummation of the transactions contemplated thereby.

     Class A Common Stock. In connection with the creation of the AmeriSource rights, the board of directors of AmeriSource has reserved shares of Class A common stock of AmeriSource for issuance upon exercise of the rights. Such shares of AmeriSource Class A common stock may only be purchased or issued after the AmeriSource rights have become exercisable.

     Bergen. In 1994, Bergen adopted a shareholder rights plan pursuant to a rights agreement originally with Chemical Trust Company of California (predecessor to Mellon Investor Services LLC), as rights agent, as amended on November 10, 1996 and August 21, 1997, as amended and restated on December 17, 1999 and as amended and restated on March 16, 2001 with Mellon Investor Services LLC (formerly known as Chase Mellon Shareholder Services L.L.C., as successor to Chemical Trust Company of California). Set forth below is a summary of the material provisions of the Bergen rights agreement. The summary does not include a complete description of all of the terms of the Bergen rights agreement. We urge all AmeriSource shareholders and Bergen shareholders to read carefully the relevant provisions of Bergen's rights agreement, copies of which will be sent to Bergen shareholders upon request. See "Where You Can Find More Information."

     Exercisability of Rights. Under the Bergen rights agreement, one right, referred to as a Bergen right, attaches to each share of Bergen common stock outstanding and, when exercisable, entitles the registered holder to purchase from Bergen one one-hundredth of a share of Bergen Series A junior participating preferred stock at an initial purchase price of $80, subject to customary antidilution adjustments.

     The Bergen rights will not become exercisable until the earlier of:

     - 10 business days following a public announcement that a person has become the beneficial owner of 15% or more of the Bergen common stock then outstanding; and

     - 10 business days, or such later date designated by the board of directors of Bergen, following the commencement of, or the announcement of an intention to commence, a tender offer or exchange offer that would result in a person becoming the beneficial owner of 15% or more of the Bergen common stock then outstanding.

     In connection with the merger, the Bergen rights agreement was amended to provide that the Bergen rights will not become exercisable solely by reason of the execution of the merger agreement, or the Bergen stock option agreement or the consummation of the transactions contemplated thereby.

     Series A Junior Participating Preferred Stock. In connection with the creation of the Bergen rights, the board of directors of Bergen authorized the issuance of 400,000 shares of Bergen preferred stock designated as Bergen Series A junior participating preferred stock.

     Bergen has designed the dividend, liquidation, voting and redemption features of the Bergen Series A junior participating preferred stock so that the value of one one-hundredth of a share of Bergen Series A junior participating preferred stock approximates the value of one share of Bergen common stock. Shares of Bergen Series A junior participating preferred stock may only be purchased after the Bergen rights have become exercisable.

     "Flip In" Feature. In the event a person becomes the beneficial owner of 15% or more of the Bergen common stock outstanding, each holder of a Bergen right, except for a person that is the beneficial owner of 15% or more of the Bergen common stock then outstanding, will have the right to acquire, upon exercise of the Bergen right, instead of one one-hundredth of a share of Bergen Series A junior participating preferred stock, shares of Bergen common stock having a value equal to twice the exercise price of the Bergen right. For example, if we assume that the initial purchase price of $80 is in effect on the date that the "flip-in" feature of the Bergen right is exercised, any holder of a Bergen right, except for the person that has become the beneficial owner of 15% or more of the outstanding Bergen common stock, may exercise his or her Bergen

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

right by paying to Bergen $80 in order to receive from Bergen shares of Bergen common stock having a value equal to $160.

     "Flip Over" Feature. In the event that, following a public announcement that a person has become the beneficial owner of 15% or more of the Bergen common stock then outstanding:

     - Bergen merges into an entity,

     - another entity merges into Bergen, or

     - Bergen sells more than 50% of its assets or earning power to a person,

then each holder of a Bergen right, except for such person that is the beneficial owner of 15% or more of the Bergen common stock then outstanding, will have the right to receive, upon exercise of the Bergen right, the number of shares of the acquiring company's common stock equal to twice the exercise price of the Bergen right.

     "Exchange" Feature. At any time after a person becomes a beneficial owner of 15% or more of the Bergen common stock then outstanding, the board of directors of Bergen may, at its option, exchange all or some of the Bergen rights, except for those held by such person, for consideration per Bergen right consisting of one share of common stock that would be issuable upon exercise of one Bergen right. Use of this exchange feature means that eligible Bergen rights holders would not have to pay a purchase price before receiving shares of Bergen common stock.

     Redemption of Rights.  At any time prior to the earlier to occur of:

     - 10 business days following a public announcement that a person has become the beneficial owner of 15% or more of the Bergen common stock then outstanding, and

     - February 18, 2004,

the board of directors of Bergen may redeem all of the Bergen rights at a redemption price of $0.01 per right, subject to adjustment. The right to exercise the Bergen rights, as described under "Rights Plan -- Exercisability of Rights," will terminate upon redemption, and at such time, the holders of the Bergen rights will have the right to receive only the redemption price for each Bergen right held.

     Amendment of Rights.  At any time before the earlier of:

     - 10 business days following a public announcement that a person has become the beneficial owner of 15% or more of the Bergen common stock then outstanding; and

     - 10 business days, or such later date designated by the board of directors of Bergen, following the commencement of, or the announcement of an intention to commence, a tender offer or exchange offer that would result in a person becoming the beneficial owner of 15% or more of the Bergen common stock then outstanding;

the terms of the existing Bergen rights agreement may be amended by the Bergen board of directors without the approval of the holders of the rights. After such date, the rights agreement may not be amended in any manner which would adversely affect the interests of the holders of the Bergen rights, excluding the interests of the acquiror.

     Termination of Rights. If not previously exercised, the Bergen rights will expire on February 18, 2004 or upon consummation of the merger pursuant to the merger agreement unless Bergen earlier redeems or exchanges the Bergen rights. The Bergen rights plan will also terminate immediately prior to the consummation of the merger.

     Anti-Takeover Effects. The Bergen rights have anti-takeover effects. Once the Bergen rights have become exercisable, in most cases the Bergen rights will cause substantial dilution to a person that attempts to acquire or merge with Bergen. Accordingly, the existence of the Bergen rights may deter potential acquirors from making a takeover proposal or a tender offer. The Bergen rights should not interfere with any merger or other business combination approved by the Bergen board of directors because a transaction approved by the
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

Bergen board of directors may not cause the Bergen rights to become exercisable and because Bergen may redeem the rights. The Bergen rights will not interfere with the merger, as contemplated, because the rights agreement was amended in connection with the merger to provide that the Bergen rights will not become exercisable solely by reason of the execution of the merger agreement or the Bergen stock option agreement or consummation of the transactions contemplated thereby and because the Board of Bergen has approved the merger agreement and the transactions contemplated thereby.

     AmerisourceBergen. AmerisourceBergen currently intends to adopt a shareholder rights plan with a rights agent yet to be determined. Set forth below is a summary of the material provisions of such contemplated rights agreement. The summary does not include a complete description of all of the intended terms of the rights agreement. All AmeriSource shareholders and Bergen shareholders are urged to read carefully the relevant provisions of AmerisourceBergen's rights plan upon its completion, copies of which will be sent to AmeriSource and Bergen shareholders upon request. See "Where You Can Find More Information."

     Exercisability of Rights. Under the contemplated AmerisourceBergen rights agreement, one right, referred to as an AmerisourceBergen right, attaches to each share of AmerisourceBergen common stock outstanding and, when exercisable, entitles the registered holder to purchase from AmerisourceBergen one one-hundredth of a share of AmerisourceBergen Series A preferred stock at an initial purchase price yet to be determined, subject to customary antidilution adjustments.

     The AmerisourceBergen rights will not become exercisable until the earlier of:

     - 10 business days following a public announcement that a person has become the beneficial owner of 15% or more of the AmerisourceBergen common stock then outstanding; and

     - 10 business days, or such later date as may be determined by the board of directors of AmerisourceBergen, following the commencement of a tender offer or exchange offer that would result in a person becoming the beneficial owner of 15% or more of the AmerisourceBergen common stock then outstanding.

     Series A Preferred Stock. In connection with the creation of the AmerisourceBergen rights, the board of directors of AmerisourceBergen will authorize the issuance of 3,000,000 shares of AmerisourceBergen preferred stock designated as AmerisourceBergen Series A preferred stock.

     AmerisourceBergen will design the dividend, liquidation, voting and redemption features of the AmerisourceBergen Series A preferred stock so that the value of one one-hundredth of a share of AmerisourceBergen Series A preferred stock approximates the value of one share of AmerisourceBergen common stock. Shares of AmerisourceBergen Series A preferred stock may only be purchased after the AmerisourceBergen rights become exercisable.

     "Flip In" Feature. In the event a person becomes the beneficial owner of 15% or more of the AmerisourceBergen common stock then outstanding, each holder of an AmerisourceBergen right, except for such acquiring person, will have the right to acquire, upon exercise of the AmerisourceBergen right, instead of one one-hundredth of a share of AmerisourceBergen Series A preferred stock, shares of AmerisourceBergen Series A preferred stock having a value equal to twice the then current purchase price of each one one-hundredth of a share of AmerisourceBergen Series A preferred stock. For example, if we assume a hypothetical initial purchase price of $10 is in effect on the date that the flip-in feature of the AmerisourceBergen rights is triggered, any holder of an AmerisourceBergen right, except for the person that has become the beneficial owner of 15% or more of the AmerisourceBergen common stock then outstanding, may exercise his or her AmerisourceBergen right by paying to AmerisourceBergen $10 in order to receive from AmerisourceBergen shares of AmerisourceBergen Series A preferred stock having a value equal to $20.

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

     "Flip Over" Feature. In the event that following a public announcement that a person has become the beneficial owner of 15% or more of the AmerisourceBergen common stock then outstanding:

     - AmerisourceBergen merges into another entity,

     - another entity merges into AmerisourceBergen, or

     - AmerisourceBergen sells more than 50% of its assets or earning power,

then each holder of an AmerisourceBergen right, except for such person that is the beneficial owner of 15% or more of the AmerisourceBergen common stock then outstanding, may have the right to receive, upon exercise of the AmerisourceBergen right, the number of shares of the acquiring company's capital stock with the greatest voting power having a value equal to twice the then current purchase price of each one one-hundredth of a share of AmerisourceBergen Series A preferred stock.

     "Exchange" Feature. At any time after a person becomes the beneficial owner of 15% or more, but, in some circumstances, less than 50%, of the AmerisourceBergen common stock then outstanding, the board of directors of AmerisourceBergen may, at its option, exchange all or part of the AmerisourceBergen rights, except for those held by such acquiring person, for AmerisourceBergen Series A preferred stock at an exchange ratio of one one-hundredth of a share of AmerisourceBergen Series A preferred stock for each AmerisourceBergen right, subject to adjustment, and cash instead of fractions of one one-hundredth of a share, if any. Use of this exchange feature means that eligible AmerisourceBergen rights holders will not have to pay a purchase price before receiving shares of AmerisourceBergen Series A preferred stock.

     Redemption of Rights.  At any time prior to the earlier to occur of:

     - 10 business days following a public announcement that a person has become the beneficial owner of 15% or more of the AmerisourceBergen common stock then outstanding, or

     - 10 years from the date of execution of such rights agreement,

the board of directors of AmerisourceBergen may redeem all of the AmerisourceBergen rights at a redemption price of $0.01 per right, subject to adjustment. The right to exercise the AmerisourceBergen rights, as described under "Shareholders Rights Plan -- AmerisourceBergen -- Exercisability of Rights," will terminate upon redemption, and at that time, the holders of the AmerisourceBergen rights will have the right to receive only the redemption price for each AmerisourceBergen right they hold.

     Amendment of Rights.  At any time prior to the earlier to occur of:

     - 10 business days following a public announcement that a person has become the beneficial owner of 15% or more of the AmerisourceBergen common stock then outstanding; and

     - 10 business days, or such later date as may be determined by the board of directors of AmerisourceBergen, following the commencement of a tender offer or exchange offer that would result in a person becoming the beneficial owner of 15% or more of the AmerisourceBergen common stock then outstanding, the terms of the existing AmerisourceBergen rights agreement may be amended by the board of directors of AmerisourceBergen without the approval of the holders of the rights. However, after the earlier to occur of (a) and (b) above, the rights agreement may not be amended in any manner that would adversely affect the interests of the holders of the AmerisourceBergen rights, excluding the interests of the acquiror.

     Termination of Rights. If not previously exercised, the AmerisourceBergen rights will expire 10 years from the date of execution of such rights agreement unless AmerisourceBergen earlier redeems or exchanges the AmerisourceBergen rights or extends the expiration date as provided in the rights agreement.

     Anti-Takeover Effects. The AmerisourceBergen rights have anti-takeover effects. Once the AmerisourceBergen rights become exercisable, in most cases the AmerisourceBergen rights will cause substantial dilution to a person that attempts to acquire or merge with AmerisourceBergen. Accordingly, the existence of the AmerisourceBergen rights may deter potential acquirors from making a takeover proposal or a tender

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

offer. The AmerisourceBergen rights should not interfere with any merger or other business combination approved by the board of directors of AmerisourceBergen since AmerisourceBergen may redeem the AmerisourceBergen rights or amend the rights agreement.

STATE ANTI-TAKEOVER STATUTES

     Under Delaware Law. Under the business combination statute of Delaware law, a corporation is prohibited from engaging in any business combination with an interested shareholder who, together with its affiliates or associates, owns, or who became an affiliate or associate of the corporation and within a three year period did own, 15% or more of the corporation's voting stock for a three year period following the time the shareholder became an interested shareholder, except under specified circumstances.

     The provisions of the Delaware business combination statute do not apply to a corporation if, subject to specified requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association or held of record by more than 2,000 shareholders.

     Under New Jersey Law. The New Jersey's Shareholders' Protection Act provides generally that no public corporation organized under the laws of New Jersey with its principal executive offices or significant operations located in New Jersey may engage in any business combination with any "interested shareholder" (generally, a 10% or greater shareholder) of such corporation for a period of five years following such shareholders becoming an "interested shareholder", unless such business combination is approved by the board of directors of such corporation prior to such shareholder becoming an "interested shareholder". A resident public corporation organized under the laws of New Jersey with its principal executive offices or significant operations located in New Jersey cannot opt out of the foregoing provisions of New Jersey's shareholders' protection statute.

     In addition, no resident public corporation organized under the laws of New Jersey with its principal executive offices or significant operations located in New Jersey may engage, at any time, in any business combination with any interested shareholder of such corporation other than:

     - a business combination approved by the board of directors of such corporation prior to such shareholder becoming an "interested shareholder",

     - a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by such interested shareholder at a meeting called for such purpose, or

     - a business combination in which the interested shareholder pays a formula price designed to ensure that all other shareholders receive at least the highest price per share paid by such interested shareholder.

     AmeriSource. AmeriSource's restated certificate of incorporation excludes AmeriSource from the restrictions imposed under the business combination statute of Delaware law.

     Bergen. The approval of the Bergen stock option agreement, under which Bergen granted to AmeriSource an irrevocable option, excludes any purchase by AmeriSource of Bergen common stock under the stock option agreement from the operation of the New Jersey Shareholders' Protection Act.

     AmerisourceBergen. AmerisourceBergen's amended and restated certificate of incorporation, as amended, provides that the business combination statute of Delaware will apply to AmerisourceBergen.

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

                 MANAGEMENT AND DIRECTORS OF AMERISOURCEBERGEN
                                AFTER THE MERGER

BOARD OF DIRECTORS OF AMERISOURCEBERGEN

     Members of the AmerisourceBergen Board of Directors.

     Upon completion of the merger, the board of directors of AmerisourceBergen will initially be comprised of eight individuals:

     - one of whom will be Robert E. Martini, the current Chairman and Chief Executive Officer of Bergen,

     - one of whom will be R. David Yost, the current Chairman and Chief Executive Officer of AmeriSource,

     - three of whom will be independent directors of Bergen immediately prior to the merger designated by Bergen, and

     - three of whom will be independent directors of AmeriSource immediately prior to the merger designated by AmeriSource.

To be eligible to be classified as an independent director of AmeriSource or Bergen, such director is prohibited from being a current officer or having been an officer within the past three years of AmeriSource, Bergen or any of their subsidiaries. AmeriSource and Bergen intend that, prior to or as soon as possible after the merger, the board of directors of AmerisourceBergen will be expanded to ten persons and will add two more independent directors to be designated jointly by AmeriSource and Bergen. To be eligible to be classified as an independent director jointly designated by AmeriSource or Bergen, such director is prohibited from being a current or former director or officer of AmeriSource, Bergen or any of their subsidiaries. Upon completion of the merger, the directors of AmerisourceBergen will divide into three classes consisting of two, three and three directors, respectively. If the two independent directors to be designated jointly by AmeriSource and Bergen are added to the board of directors, then the directors of AmerisourceBergen will be divided into three classes consisting of three, three and four directors, respectively. The initial terms of AmerisourceBergen's directors will expire in 2002, 2003, and 2004 depending on the class in which the director is placed.

     To date, AmeriSource and Bergen have designated the following individuals to be directors of AmerisourceBergen upon completion of the merger:

NAME                                                       AGE    EXPIRATION OF INITIAL TERM
----                                                       ---    --------------------------
Robert E. Martini........................................  68                2004
R. David Yost............................................  53                2002

     Three of the remaining directors are expected to be designated by AmeriSource from its existing board of directors. Three of the remaining directors are expected to be designated by Bergen from its existing board of directors. Robert E. Martini will be the non-executive chairman of the board of directors of AmerisourceBergen.

     Robert E. Martini. Mr. Martini has served as a director of Bergen since 1962. He has been the Chairman of the board of directors of Bergen since 1992, and Chief Executive Officer of Bergen since November 1999. Prior to that, he had been a consultant to Bergen since 1997. Mr. Martini had been Chief Executive Officer of Bergen from 1990 to 1997 and President of Bergen from 1981 to 1992. Mr. Martini is a director of Mossimo, Inc. Mr. Martini is a member of Bergen's Executive Committee and Financing Committee. Mr. Martini is the father of Brent
R. Martini, a Senior Executive Vice President and member of the board of directors of Bergen.

     R. David Yost. Mr. Yost has served as a director of AmeriSource since 1997. He has been Chairman of AmeriSource's board of directors and Chief Executive Officer of AmeriSource since December 2000. Mr. Yost previously served as President and Chief Executive Officer of AmeriSource from May 1997 to December 2000. Prior to that, Mr. Yost served as Executive Vice
President -- Operations of AmeriSource

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

since 1995. Mr. Yost held a variety of sales, marketing and management positions with AmeriSource or its predecessor since 1974.

COMMITTEES OF THE AMERISOURCEBERGEN BOARD OF DIRECTORS

     An equal number of directors initially designated by each of Bergen and AmeriSource will comprise each committee of the AmerisourceBergen board of directors.

     Committees of the AmerisourceBergen Board of Directors. Upon completion of the merger, the board of directors of AmerisourceBergen initially will have an audit committee and a compensation committee.

COMPENSATION OF DIRECTORS

     In accordance with existing practice of Bergen and AmeriSource, it is expected that directors of AmerisourceBergen who are also full-time employees of AmerisourceBergen will receive no additional compensation for their services as directors. Each non-employee director of AmerisourceBergen may receive compensation for service on the AmerisourceBergen board of directors.

EXECUTIVE OFFICERS OF AMERISOURCEBERGEN

     The principal executive officers of AmerisourceBergen upon completion of the merger will be as follows:

NAME                                           AGE                     TITLE
----                                           ---                     -----
R. David Yost................................  53    President and Chief Executive Officer
Kurt J. Hilzinger............................  41    Executive Vice President and Chief
                                                     Operating Officer
Neil F. Dimick...............................  51    Executive Vice President and Chief
                                                     Financial Officer
Brent R. Martini.............................  41    Senior Vice President and President of
                                                     AmerisourceBergen Drug Company
Charles J. Carpenter.........................  51    Senior Vice President and President of
                                                     PharMerica, Inc.
Steven H. Collis.............................  39    Senior Vice President and President of
                                                     ASD Specialty Healthcare, Inc.

     For information regarding Mr. Yost, see page 95. Information regarding the other executive officers of AmerisourceBergen is set forth below.

     Kurt J. Hilzinger. Mr. Hilzinger has served as President and Chief Operating Officer of AmeriSource since December 2000. Prior to that time he served as Senior Vice President and Chief Operating Officer of AmeriSource from January 1999 to December 2000. He served as Senior Vice President, Chief Financial Officer of AmeriSource from 1997 to 1999 and Vice President, Chief Financial Officer and Treasurer of AmeriSource from 1995 to 1997.

     Neil F. Dimick. Mr. Dimick has served as Senior Executive Vice President and Chief Financial Officer of Bergen since 1992 and was formerly Bergen's Vice President, Finance from 1991 to 1992. He was also President of Bergen Brunswig Specialty Company from September 1996 to August 2000. Mr. Dimick has been a member of the Bergen board of directors since 1995 and is Chairman of Bergen's Financing Committee of the board of directors and is a member of Bergen's Investment Retirement Plan Committee of the board of directors.

     Brent R. Martini. Mr. Martini has served as Senior Executive Vice President of Bergen and President of Bergen Brunswig Drug Company, a subsidiary of Bergen, since September 1996. Prior to that he was Executive Vice President, West Region of Bergen from 1994 to 1996 and Vice President, Quality Organizational Development and Training of Bergen Brunswig Drug Company from 1991 to 1994. Mr. Martini has been a director of Bergen since December 1999. Mr. Martini is a director of Healthcare Distribution Management Association, a national trade association that represents pharmaceutical and related

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

healthcare product distributors throughout the Americas. Mr. Brent R. Martini is the son of Mr. Robert E. Martini, Chairman and Chief Executive Officer of Bergen.

     Charles J. Carpenter. Mr. Carpenter has served as President, PharMerica, Inc., a subsidiary of Bergen, since April 1999 and Senior Executive Vice President of Bergen since 1996. Prior to that, he was Chief Procurement Officer of Bergen, from 1996 to April 1999 and Executive Vice President, Supplier Relations and Operations, Bergen Brunswig Drug Company, a subsidiary of Bergen, from 1995 to 1996.

     Steven H. Collis. Mr. Collis has served as Senior Executive Vice President of Bergen since February 2000, President, ASD Specialty Healthcare, Inc., a subsidiary of Bergen, since September 2000. He was also Executive Vice President, ASD Specialty Healthcare, Inc., a subsidiary of Bergen, from 1996 to August 2000 and was General Manager, ASD Specialty Healthcare, Inc., a subsidiary of Bergen, from 1994 to 1996.

     The AmerisourceBergen bylaws also provide for the establishment of an executive management committee. The executive management committee will be comprised of: (a) the President and Chief Executive Officer of AmerisourceBergen, (b) the Executive Vice President and Chief Operating Officer of AmerisourceBergen, (c) the Executive Vice President and Chief Financial Officer of AmerisourceBergen, (d) the Senior Vice President of AmerisourceBergen and President of AmerisourceBergen Drug Company, (e) the Senior Vice President of AmerisourceBergen and President of PharMerica, Inc. and (f) the Senior Vice President of AmerisourceBergen and President of ASD Specialty Healthcare, Inc.

     The executive management committee shall have and shall exercise all of the powers and authority in the management of the business and affairs of AmerisourceBergen, insofar as it pertains to capital expenditures and acquisitions, as the board of directors of AmerisourceBergen may determine.

COMPENSATION OF EXECUTIVE OFFICERS

     AmerisourceBergen has not yet paid any compensation to its chairman of the board, president and chief executive officer, executive vice president and chief operating officer, executive vice president and chief financial officer or the senior vice presidents, or any other person expected to become an executive officer of AmerisourceBergen. The form and amount of the compensation to be paid to each of AmerisourceBergen's executive officers in any future period will be determined by the compensation committee of the AmerisourceBergen board of directors.

     For information concerning the compensation paid to, and the employment agreements with, the chief executive officer and the other three most highly compensated executive officers of AmeriSource for the 2000 fiscal year, see AmeriSource's proxy statement used in connection with its 2001 annual meeting of shareholders, the relevant portions of which are incorporated by reference into AmeriSource's annual report on Form 10-K for the fiscal year ended September 30, 2000. For information concerning the compensation paid to, and the employment and severance agreements with, the chief executive officer and the other four most highly compensated executive officers of Bergen for the 2000 fiscal year, see Bergen's proxy statement used in connection with its 2001 annual meeting of shareholders, the relevant portions of which are incorporated by reference into Bergen's annual report on Form 10-K for the fiscal year ended September 30, 2000.

                                 LEGAL MATTERS

     The validity of the shares of AmerisourceBergen stock offered by this joint proxy statement-prospectus will be passed upon for AmerisourceBergen by Dechert. Dechert, counsel for AmeriSource, and Shearman & Sterling, counsel for Bergen, will pass upon Federal income tax consequences of the merger for AmeriSource and Bergen, respectively. Barton J. Winokur, Chairman of Dechert and a director of AmeriSource, beneficially owns 75,500 shares of AmeriSource's common stock.

                                    EXPERTS

     AmerisourceBergen Corporation. Ernst & Young LLP, independent auditors, have audited the consolidated balance sheet of AmerisourceBergen Corporation as of March 31, 2001, as set forth in their report. We have included the consolidated balance sheet in this joint proxy statement-prospectus and elsewhere in this registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     AmerisourceBergen Corporation. The consolidated balance sheet of AmerisourceBergen Corporation as of March 31, 2001, included in this joint proxy statement-prospectus, has been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     AmeriSource. Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedules of AmeriSource Health Corporation included in AmeriSource's Annual Report on Form 10-K for the year ended September 30, 2000, as set forth in their report, which is incorporated by reference in this joint proxy statement-prospectus and elsewhere in the registration statement. AmeriSource's consolidated financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     Bergen. The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from Bergen Brunswig Corporation's Annual Report on Form 10-K for the year ended September 30, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 OTHER MATTERS

     Neither AmeriSource nor Bergen presently intends to bring any matters other than those described in this document before its special meeting. Further, neither AmeriSource nor Bergen has any knowledge of any other matters that may be introduced by other persons. If any other matters do properly come before either company's special meeting, the persons named in the enclosed proxy forms of AmeriSource or Bergen, as applicable, will vote the proxies in keeping with their judgment on such matters.

                      WHERE YOU CAN FIND MORE INFORMATION

     This joint proxy statement-prospectus incorporates documents by reference which are not presented in or delivered with this joint proxy statement-prospectus.

     All documents filed by AmeriSource, Bergen or AmerisourceBergen pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement-prospectus and before the date of each of AmeriSource's and Bergen's special meeting are incorporated by reference into and are deemed to be a part of this joint proxy statement-prospectus from the date of filing of those documents.

     You should rely only on the information contained in this document or that which we have referred you to. We have not authorized anyone to provide you with any additional information.

     The following documents, which have been filed by AmeriSource with the Securities and Exchange Commission (SEC file number 0-20485), are incorporated by reference into this joint proxy statement-prospectus:

     AmeriSource's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (filing dated December 20, 2000)

     AmeriSource's Quarterly Report on Form 10-Q, for the quarterly period ended December 31, 2000 (filing dated February 13, 2001)

     AmeriSource's Proxy Statement on Schedule 14A (filing dated January 26,
     2001)

     AmeriSource's Current Report on Form 8-K dated March 19, 2001 (filing dated March 19, 2001)

     AmeriSource's Current Report on Form 8-K dated March 27, 2001 (filing dated March 27, 2001)

     AmeriSource's Current Report on Form 8-K dated July 25, 2001 (filing dated July 30, 2001)

     AmeriSource's Registration Statement on Form 8-A12B dated March 27, 2001 (filing dated March 27, 2001)

     AmeriSource's Quarterly Report on Form 10-Q, for the quarterly period ended March 31, 2001 (filing dated May 14, 2001)

     The following documents, which were filed by Bergen with the Securities and Exchange Commission (SEC file number 1-5110), are incorporated by reference into this joint proxy statement-prospectus:

     Bergen's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (filing dated December 29, 2000)

     Bergen's Quarterly Report on Form 10-Q, for the quarterly period ended December 31, 2000 (filing dated February 14, 2001)

     Bergen's Proxy Statement on Schedule 14A (filing dated January 12, 2001)

     Bergen's Current Report on Form 8-K dated March 19, 2001 (filing dated March 19, 2001)

     Bergen's Current Report on Form 8-K dated July 18, 2001 (filing dated July 18, 2001)

     Bergen's Current Report on Form 8-K dated July 26, 2001 (filing dated July 30, 2001)

     Bergen's Amended Registration Statement on Form 8-A12B/A dated March 21, 2001 (filing dated March 21, 2001)

     Bergen's Quarterly Report on Form 10-Q, for the quarterly period ended March 31, 2001 (filing dated May 14, 2001)

     The following documents, which were filed by AmerisourceBergen with the Securities and Exchange Commission (SEC file number 333-61440), are incorporated by reference into this joint proxy statement-prospectus:

     AmerisourceBergen's Current Report on form 8-K dated July 31, 2001 (filing dated July 31, 2001)

     Any statement contained in a document incorporated or deemed to be incorporated by reference into this joint proxy statement-prospectus will be deemed to be modified or superseded for purposes of this joint proxy statement-prospectus to the extent that a statement contained in this joint proxy statement-prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this joint proxy statement-prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement-prospectus.

     The documents incorporated by reference into this joint proxy statement-prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this joint proxy statement-prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this joint proxy statement-prospectus are not themselves specifically incorporated by reference in this joint proxy statement-prospectus, then the exhibits will not be provided. Any request for documents should be made by August 22, 2001 to ensure timely delivery of the documents.

     Requests for documents relating to AmeriSource should be directed to:

          AmeriSource Health Corporation, 1300 Morris Drive, Suite 100, Chesterbrook, Pennsylvania 19087-5594. Attention: Investor Relations, telephone: (610) 727-7000. e-mail: mkilpatric@amerisource.com or bbrungess@amerisource.com.

     Requests for documents relating to Bergen should be directed to:

          Bergen Brunswig Corporation, 4000 Metropolitan Drive, Orange, California 92868-3510. Attention: Investor Relations, telephone (714) 385-4000. e-mail: donna.dolan@bergenbrunswig.com.

     We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

Judiciary Plaza               Citicorp Center               Seven World Trade Center
Room 1024                     500 West Madison Street       3rd Floor
450 Fifth Street, N.W.        Suite 1400                    New York, NY 10048
Washington, D.C. 20549        Chicago, Illinois 60661

     Reports, proxy statements and other information concerning AmeriSource and Bergen may be inspected at:

                          The New York Stock Exchange
                                20 Broad Street
                            New York, New York 10005

     You can obtain copies of these materials by mail at prescribed rates from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at l-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding AmerisourceBergen, AmeriSource and Bergen. The address of the SEC website is http://www.sec.gov.

     AmerisourceBergen has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to AmerisourceBergen's stock to be issued in the merger. This joint proxy statement-prospectus constitutes the prospectus of AmerisourceBergen filed as part of the registration statement. This joint proxy statement-prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

     If you have any questions about the merger, please call either AmeriSource Investor Relations at (610) 727-7000 or Bergen Investor Relations at (714) 385-4000.

     This joint proxy statement-prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement-prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this joint proxy statement-prospectus nor any distribution of securities pursuant to this joint proxy statement-prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this joint proxy statement-prospectus by reference or in our affairs since the date of this joint proxy statement-prospectus. The information contained in this joint proxy statement-prospectus with respect to AmeriSource was provided by AmeriSource and the information contained in this joint proxy statement-prospectus with respect to Bergen was provided by Bergen.

                STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

     The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's prospects and make informed investment decisions. This joint proxy statement-prospectus contains such "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this joint proxy statement-prospectus about AmeriSource, Bergen and AmerisourceBergen, and they may also be made a part of this joint proxy statement-prospectus by reference to other documents filed with the Securities and

Exchange Commission by AmeriSource and Bergen, which is known as "incorporation by reference." These statements may include statements regarding the period following completion of the merger.

     Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "will," "shall" and words and terms of similar substance used in connection with any discussion of future operating or financial performance, or the merger of AmeriSource and Bergen, identify forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to the risks related to the businesses of AmeriSource and Bergen, the factors relating to the merger discussed under "Risk Factors", among others, could cause actual results to differ materially from those described in the forward-looking statements. These factors include: relative value of AmerisourceBergen stock and AmeriSource's and Bergen's stocks, the market's difficulty in valuing our new business model of AmerisourceBergen, the failure to realize the anticipated benefits of the merger, conflicts of interest of directors recommending the merger and adverse regulatory conditions. Shareholders are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this joint proxy statement-prospectus or the dates of the documents incorporated by reference in this joint proxy statement-prospectus.

     For additional information that could cause actual results to differ materially from those described in the forward-looking statements, please see the quarterly reports on Form 10-Q and the annual reports on Form 10-K that AmeriSource and Bergen have filed with the Securities and Exchange Commission.

     All subsequent forward-looking statements attributable to AmeriSource, Bergen or AmerisourceBergen or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

                         AMERISOURCEBERGEN CORPORATION

                      INDEX TO CONSOLIDATED BALANCE SHEET

Report of Independent Auditors..............................    F-2
Consolidated Balance Sheet as of March 31, 2001.............    F-3
Note to Consolidated Balance Sheet..........................    F-4

                         Report of Independent Auditors

Board of Directors and Stockholders
AmerisourceBergen Corporation

     We have audited the accompanying consolidated balance sheet of AmerisourceBergen Corporation, formerly AmeriSource-Bergen Corporation, (the "Company") as of March 31, 2001. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of AmerisourceBergen Corporation at March 31, 2001, in conformity with accounting principles generally accepted in the United States.


/s/ ERNST & YOUNG LLP                           /s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania                      Costa Mesa, California
May 21, 2001                                    May 21, 2001

                         AMERISOURCEBERGEN CORPORATION

                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2001

                           Assets
Total assets................................................  $--
                                                              ===

            Liabilities and Stockholders' Equity
Liabilities.................................................  $--
Stockholders' equity:
     Common stock, $.01 par value, 100 shares authorized,
      issued and outstanding................................    1
     Subscriptions receivable...............................   (1)
                                                              ---
Total stockholders' equity..................................   --
Total liabilities and stockholders' equity..................  $--
                                                              ===

                             See accompanying note.

                         AMERISOURCEBERGEN CORPORATION

                       NOTE TO CONSOLIDATED BALANCE SHEET

NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

     AmerisourceBergen Corporation (formerly AmeriSource-Bergen Corporation) (the "Company") was incorporated in the state of Delaware on March 16, 2001. The Company was formed in connection with the contemplated merger (the "Merger") of AmeriSource Health Corporation ("AmeriSource") and Bergen Brunswig Corporation ("Bergen"). Upon completion of the Merger, AmeriSource and Bergen will each become a wholly owned subsidiary of the Company. Other than its formation, to date the Company and its subsidiaries have not conducted any activities.

     The consolidated balance sheet includes the accounts of the Company and its two wholly-owned subsidiaries, A-Sub Acquisition Corp. and B-Sub Acquisition Corp. Intercompany accounts have been eliminated.

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet.

                                                                         ANNEX A

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                                AABB CORPORATION
                        AMERISOURCE HEALTH CORPORATION,
                          BERGEN BRUNSWIG CORPORATION,
                            A-SUB ACQUISITION CORP.
                                      AND
                            B-SUB ACQUISITION CORP.
                           DATED AS OF MARCH 16, 2001

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
ARTICLE I PARENT AND MERGER SUBSIDIARIES............................   A-1
  1.1.  Organization of Parent......................................   A-1
  1.2.  Directors and Officers of Parent............................   A-2
  1.3.  Formation of Merger Subsidiaries............................   A-2
  1.4.  Headquarters of Parent......................................   A-2
  1.5.  Actions of AmeriSource and Bergen...........................   A-2
ARTICLE II THE MERGERS..............................................   A-2
  2.1.  The Mergers.................................................   A-2
  2.2.  Effective Time; Closing.....................................   A-2
  2.3.  Effects of the Mergers......................................   A-3
  2.4.  Certificates of Incorporation and Bylaws of the Surviving
        Corporations................................................   A-3
  2.5.  Directors and Officers of the Surviving Corporations........   A-3
  2.6.  Tax Reorganization..........................................   A-4
ARTICLE III CONVERSION OF SECURITIES................................   A-4
  3.1.  Conversion of Capital Stock.................................   A-4
  3.2.  Fractional Shares; Adjustments..............................   A-5
  3.3.  Exchange of Certificates....................................   A-6
  3.4.  Treatment of Stock Options..................................   A-8
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BERGEN.................   A-8
  4.1.  Organization and Standing...................................   A-8
  4.2.  Subsidiaries................................................   A-9
  4.3.  Corporate Power and Authority...............................   A-9
  4.4.  Capitalization of Bergen....................................   A-9
  4.5.  Conflicts; Consents and Approvals...........................  A-10
  4.6.  No Material Adverse Change..................................  A-10
  4.7.  Bergen SEC Documents........................................  A-11
  4.8.  Taxes.......................................................  A-11
  4.9.  Compliance with Law.........................................  A-12
 4.10.  Intellectual Property.......................................  A-13
 4.11.  Title to Properties.........................................  A-13
 4.12.  Registration Statement; Joint Proxy Statement...............  A-13
 4.13.  Litigation..................................................  A-13
 4.14.  Brokerage and Finder's Fees; Expenses.......................  A-13
 4.15.  Reorganization..............................................  A-14
 4.16.  Employee Benefit Plans......................................  A-14
 4.17.  Contracts...................................................  A-16
 4.18.  Labor Matters...............................................  A-17
 4.19.  Undisclosed Liabilities.....................................  A-17
 4.20.  Operation of Bergen's Business; Relationships...............  A-17
 4.21.  Permits; Compliance.........................................  A-17
 4.22.  Environmental Matters.......................................  A-18
 4.23.  Opinion of Financial Advisor................................  A-19
 4.24.  Board Recommendation; Vote Required.........................  A-19
 4.25.  New Jersey Shareholders Protection Act and Rights
        Agreement...................................................  A-19
 4.26.  Related Party Transactions..................................  A-20

                                                                      PAGE
                                                                      ----
ARTICLE V REPRESENTATIONS AND WARRANTIES OF AMERISOURCE.............  A-20
  5.1.  Organization and Standing...................................  A-20
  5.2.  Subsidiaries................................................  A-20
  5.3.  Corporate Power and Authority...............................  A-21
  5.4.  Capitalization of AmeriSource...............................  A-21
  5.5.  Conflicts; Consents and Approvals...........................  A-22
  5.6.  No Material Adverse Change..................................  A-22
  5.7.  AmeriSource SEC Documents...................................  A-22
  5.8.  Taxes.......................................................  A-23
  5.9.  Compliance with Law.........................................  A-24
 5.10.  Intellectual Property.......................................  A-24
 5.11.  Title to Properties.........................................  A-24
 5.12.  Registration Statement; Joint Proxy Statement...............  A-24
 5.13.  Litigation..................................................  A-24
 5.14.  Brokerage and Finder's Fees; Expenses.......................  A-25
 5.15.  Reorganization..............................................  A-25
 5.16.  Employee Benefit Plans......................................  A-25
 5.17.  Contracts...................................................  A-26
 5.18.  Labor Matters...............................................  A-27
 5.19.  Undisclosed Liabilities.....................................  A-27
 5.20.  Operation of AmeriSource's Business; Relationships..........  A-28
 5.21.  Permits; Compliance.........................................  A-28
 5.22.  Environmental Matters.......................................  A-29
 5.23.  Opinion of Financial Advisor................................  A-29
 5.24.  Board Recommendation; Vote Required.........................  A-30
 5.25.  State Takeover Law and Rights Agreement.....................  A-30
 5.26.  Related Party Transactions..................................  A-30
ARTICLE VI COVENANTS OF THE PARTIES.................................  A-30
  6.1.  Mutual Covenants............................................  A-30
  6.2.  Covenants of AmeriSource....................................  A-35
  6.3.  Covenants of Bergen.........................................  A-40
ARTICLE VII CONDITIONS..............................................  A-46
  7.1.  Conditions to the Obligations of Each Party.................  A-46
  7.2.  Conditions to Obligations of Bergen.........................  A-47
  7.3.  Conditions to Obligations of AmeriSource....................  A-47
ARTICLE VIII TERMINATION AND AMENDMENT..............................  A-48
  8.1.  Termination.................................................  A-48
  8.2.  Effect of Termination.......................................  A-49
  8.3.  Amendment...................................................  A-49
  8.4.  Extension; Waiver...........................................  A-49
  8.5.  Expenses....................................................  A-49
ARTICLE IX MISCELLANEOUS............................................  A-51
  9.1.  No Survival of Representations and Warranties...............  A-51
  9.2.  Notices.....................................................  A-51
  9.3.  Interpretation; Definitions.................................  A-52
  9.4.  Further Actions.............................................  A-52
  9.5.  Headings....................................................  A-53
  9.6.  Counterparts................................................  A-53

                                                                      PAGE
                                                                      ----
  9.7.  Entire Agreement............................................  A-53
  9.8.  Third Party Beneficiaries...................................  A-53
  9.9.  Governing Law...............................................  A-53
 9.10.  Specific Performance........................................  A-53
 9.11.  Assignment..................................................  A-53
 9.12.  Severability................................................  A-53

Exhibit A  Certificate of Incorporation of Parent
Exhibit B  Bylaws of Parent
Exhibit C  Form of AmeriSource Affiliate Letter
Exhibit D  Form of Bergen Affiliate Letter
Exhibit E  Form of Amendment to Employment Agreement
Exhibit F  Classification of Directors
Exhibit G  Knowledge

DEFINED TERMS

TERM                                                          PAGE
Action......................................................   18
Additional AmeriSource Options..............................   48
Additional Bergen Options...................................   55
Agreement...................................................    1
AmeriSource.................................................    1
AmeriSource Affiliate Letter................................   52
AmeriSource Board Recommendation............................   40
AmeriSource Bylaws..........................................   27
AmeriSource Certificate.....................................   27
AmeriSource Class A Common Stock............................   28
AmeriSource Class B Common Stock............................   29
AmeriSource Class C Common Stock............................   29
AmeriSource Common Stock....................................   29
AmeriSource Competing Transaction...........................   51
AmeriSource Convertible Notes...............................   29
AmeriSource Disclosure Schedule.............................   28
AmeriSource Exchange Ratio..................................    6
AmeriSource Merger..........................................    3
AmeriSource Merger Sub......................................    1
AmeriSource Option..........................................   11
AmeriSource Permits.........................................   38
AmeriSource Rights..........................................    8
AmeriSource Rights Agreement................................   29
AmeriSource SEC Documents...................................   30
AmeriSource Shareholders Meeting............................   47
AmeriSource Stock Option Agreement..........................   29
AmeriSource Support Agreements..............................   40
AmeriSource Surviving Corporation...........................    3
Antitrust Laws..............................................   42
Applicable Laws.............................................   17
Bergen......................................................    1
Bergen Affiliate Letter.....................................   59
Bergen Board Recommendation.................................   26
Bergen Bylaws...............................................   12
Bergen CAP..................................................   61
Bergen Certificate..........................................   12
Bergen Common Stock.........................................   13
Bergen Competing Transaction................................   58
Bergen Disclosure Schedule..................................   12
Bergen Exchange Ratio.......................................    5

TERM                                                          PAGE
Bergen Merger...............................................    3
Bergen Merger Sub...........................................    1
Bergen Option...............................................   11
Bergen Permits..............................................   24
Bergen Preferred Stock......................................   13
Bergen Rights Agreement.....................................   13
Bergen SEC Documents........................................   15
Bergen SERP.................................................   61
Bergen Shareholders Meeting.................................   54
Bergen Stock Option Agreement...............................   13
Bergen Support Agreements...................................   27
Bergen Surviving Corporation................................    3
Certificates................................................    9
Closing.....................................................    4
Closing Date................................................    4
Code........................................................   11
Commission..................................................   11
Confidentiality Agreement...................................   53
Contract....................................................   21
Contract Actions............................................   50
Controlled Group Liability..................................   19
Delaware Certificate of Merger..............................    3
Delaware Secretary of State.................................    3
DGCL........................................................    1
Effective Time..............................................    3
Environmental Laws..........................................   26
Environmental Permit........................................   26
ERISA.......................................................   19
ERISA Affiliate.............................................   19
Exchange Act................................................   15
Exchange Agent..............................................    8
Exchange Fund...............................................    8
Expenses....................................................   66
FDA.........................................................   17
Fractional Shares...........................................    6
Goldman Sachs...............................................   34
Governmental Authority......................................   14
Hazardous Materials.........................................   26
HSR Act.....................................................   14
HSR Authority...............................................   41
including...................................................   70

TERM                                                          PAGE
independent.................................................   44
Intellectual Property.......................................   17
ISRA........................................................   15
Joint Proxy Statement.......................................   18
knowledge...................................................   70
Material Adverse Effect.....................................   69
Merger Subsidiaries.........................................    1
Mergers.....................................................    3
Merrill Lynch...............................................   19
Multiemployer Plan..........................................   20
Multiple Employer Plan......................................   20
New AmeriSource Common Stock................................    6
New Bergen Common Stock.....................................    6
New Jersey Certificate of Merger............................    3
New Jersey Treasury Department..............................    3
NJBCA.......................................................    1
NJSPA.......................................................   26
NRC.........................................................   24
NYSE........................................................    7
Parent......................................................    1
Parent Bylaws...............................................    2
Parent Certificate of Incorporation.........................    2
Parent Common Stock.........................................    2
Parent Exchange Option......................................   11
Parent Rights Agreement.....................................   47
Plans.......................................................   19
Prospectus..................................................   18
Qualified Plan..............................................   20
Registration Statement......................................   18
Reorganization..............................................    1
Securities Act..............................................   10
subsidiary..................................................   70
Surviving Corporation.......................................    3
Tax.........................................................   16
Tax Return..................................................   17
Taxes.......................................................   16
Termination Date............................................   64
Withdrawal Liability........................................   19

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the 16 day of March, 2001, by and among AABB Corporation, a Delaware corporation ("Parent"), AmeriSource Health Corporation, a Delaware corporation ("AmeriSource"), Bergen Brunswig Corporation, a New Jersey corporation ("Bergen"), A-Sub Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("AmeriSource Merger Sub"), and B-Sub Acquisition Corp., a New Jersey corporation and a wholly owned subsidiary of Parent ("Bergen Merger Sub" and, together with AmeriSource Merger Sub, the "Merger Subsidiaries").

                                   WITNESSETH

     WHEREAS, the boards of directors of AmeriSource and Bergen have determined that it is consistent with and in furtherance of their respective long-term business strategies and fair to and in the best interests of their respective companies and shareholders to combine their respective businesses in a "merger-of-equals" transaction so that their businesses will be conducted as direct subsidiaries of Parent as set forth in this Agreement (the "Reorganization");

     WHEREAS, in effectuation of the foregoing, upon the terms and subject to the conditions of this Agreement and in accordance with the Business Corporation Act of the State of New Jersey (the "NJBCA") and the General Corporation Law of the State of Delaware (the "DGCL"), Parent will acquire all of the common stock of each of AmeriSource and Bergen through the merger of AmeriSource Merger Sub with and into AmeriSource and the merger of Bergen Merger Sub with and into Bergen and the shareholders of each of AmeriSource and Bergen will receive shares of common stock of Parent in respect of their interests in AmeriSource and Bergen, respectively;

     WHEREAS, in furtherance thereof, the board of directors of each of Bergen, AmeriSource, Parent, AmeriSource Merger Sub, and Bergen Merger Sub has approved this Agreement and the applicable merger, upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, AmeriSource and Bergen have organized Parent and have caused Parent to issue to each of them 50% of its outstanding capital stock;

     WHEREAS, Parent as sole shareholder of each of the Merger Subsidiaries has executed written consents in accordance with the NJBCA and the DGCL approving and adopting this Agreement;

     WHEREAS, as a result of the merger of AmeriSource Merger Sub with and into AmeriSource and the merger of Bergen Merger Sub with and into Bergen, (i) AmeriSource will become a wholly owned subsidiary of Parent, (ii) Bergen will become a wholly owned subsidiary of Parent, (iii) the shareholders of AmeriSource will become shareholders of Parent and (iv) the shareholders of Bergen will become shareholders of Parent;

     WHEREAS, the parties intend that none of Bergen, AmeriSource, the Bergen shareholders or the AmeriSource shareholders will recognize any gain or loss for federal income tax purposes as a result of the Reorganization, except to the extent that cash may be received in lieu of fractional shares and to the extent of payments made pursuant to Section 6.1(i); and

     WHEREAS, the parties intend that the Reorganization be accounted for as a purchase transaction for financial accounting purposes.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                         PARENT AND MERGER SUBSIDIARIES

     1.1. Organization of Parent. AmeriSource and Bergen have caused Parent to be organized under the laws of the State of Delaware. The authorized capital stock of Parent consists of 100 shares of common stock, par value $0.01 per share (the "Parent Common Stock"), of which 50 shares have been issued to AmeriSource and 50 shares have been issued to Bergen. AmeriSource and Bergen shall take, and shall cause Parent to take, all requisite action to cause the certificate of incorporation of Parent to be duly adopted substantially in the form of Exhibit A (the "Parent Certificate of Incorporation") and the bylaws of Parent to be duly adopted substantially in the form of Exhibit B (the "Parent Bylaws"), in each case, at the Effective Time until thereafter changed or amended thereon, as provided therein, or by Applicable Laws (as defined in Section 4.9).

     1.2. Directors and Officers of Parent. Prior to the Effective Time (as defined in Section 2.2), the directors and officers of Parent shall consist of equal numbers of representatives of AmeriSource and Bergen as designated and elected by AmeriSource and Bergen. AmeriSource and Bergen shall take all requisite action to cause the directors and officers of Parent, as of the Effective Time, to be as provided in Section 6.1(e). Each such director and officer shall remain in office until his or her successors are elected in accordance with Applicable Law, the Parent Certificate of Incorporation and the Parent Bylaws.

     1.3. Formation of Merger Subsidiaries. Parent has formed AmeriSource Merger Sub and Bergen Merger Sub under the DGCL and the NJBCA, respectively, as wholly owned subsidiaries of Parent. Each of the Merger Subsidiaries has been formed solely to facilitate the Mergers (as defined in Section 2.1) and shall conduct no business or activity other than in connection with the Mergers.

     1.4. Headquarters of Parent. At the Effective Time, the Corporate Headquarters and Eastern Management Center of Parent shall be the headquarters and principal executive offices of AmeriSource located in Chesterbrook, Pennsylvania, and the Western Management Center and MIS Center and the Headquarters of E-Commerce Operations of Parent shall be the headquarters and principal executive offices of Bergen located in Orange County, California.

     1.5. Actions of AmeriSource and Bergen. AmeriSource and Bergen, as the holders of all the outstanding shares of Parent Common Stock, have approved this Agreement and Parent, as the sole shareholder of each of the Merger Subsidiaries, has approved and adopted this Agreement under Section 228 of the DGCL and Section 14A:5-6 of the NJBCA. Each of AmeriSource and Bergen shall cause Parent, and Parent shall cause the Merger Subsidiaries, to perform their respective obligations under this Agreement.

                                   ARTICLE II

                                  THE MERGERS

     2.1.  The Mergers.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, AmeriSource Merger Sub shall be merged with and into AmeriSource (the "AmeriSource Merger"). As a result of the AmeriSource Merger, the separate corporate existence of AmeriSource Merger Sub shall cease and AmeriSource shall continue as the surviving corporation of the AmeriSource Merger as a wholly owned subsidiary of Parent (the "AmeriSource Surviving Corporation").

     (b) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NJBCA, at the Effective Time, Bergen Merger Sub shall be merged with and into Bergen (the "Bergen Merger" and, together, with the AmeriSource Merger, the "Mergers"). As a result of the Bergen Merger, the separate corporate existence of Bergen Merger Sub shall cease and Bergen shall continue as the surviving corporation of the Bergen Merger as a wholly owned subsidiary of Parent (the "Bergen Surviving Corporation"; either of AmeriSource Surviving Corporation or Bergen Surviving Corporation being separately referred to as a "Surviving Corporation", and collectively referred to as the "Surviving Corporations").

     2.2.  Effective Time; Closing.

     (a) Concurrently with the Closing (as defined in Section 2.2(b)), the parties shall cause the Mergers to be consummated by (i) in the case of the Bergen Merger, filing with the Department of the Treasury of the State of New Jersey (the "New Jersey Treasury Department") a certificate of merger (the "New Jersey

Certificate of Merger") in accordance with Section 14A:10-4.1 of the NJBCA and
(ii) in the case of the AmeriSource Merger, filing with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") a certificate of merger (the "Delaware Certificate of Merger") in accordance with Section 252 of the DGCL. The Mergers shall become effective (the "Effective Time") (x) when (i) the New Jersey Certificate of Merger has been duly filed with the New Jersey Treasury Department and (ii) the Delaware Certificate of Merger has been duly filed with the Delaware Secretary of State or (y) at such later time as shall be agreed upon by AmeriSource and Bergen and specified in the New Jersey Certificate of Merger and the Delaware Certificate of Merger.

     (b) Subject to the satisfaction or, if permissible, waiver of the other conditions set forth in Article VII of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall be held at the offices of Dechert, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania, at 10:00 a.m. New York City time on the third business day following the latest of: (i) the date on which the AmeriSource Shareholders Meeting (as defined in Section 6.2(a)) (including any adjournment or postponement thereof) shall have been held, (ii) the date on which the Bergen Shareholders Meeting (as defined in Section 6.3(a)) (including any adjournment or postponement thereof) shall have been held, (iii) the date on which the condition set forth in Section 7.1(b) shall have been satisfied or waived, (iv) the date on which the condition set forth in Section 7.1(e) shall have been satisfied or waived, (v) the date on which the condition set forth in Section 7.1(f) shall have been satisfied or waived and (vi) the date on which the condition set forth in Section 7.1(g) shall have been satisfied or waived; or at such other place or time or on such other date as AmeriSource and Bergen may agree. The date on which the Closing will take place is referred to herein as the "Closing Date."

     2.3. Effects of the Mergers. From and after the Effective Time, the Mergers shall have the effects set forth in the NJBCA and the DGCL, as applicable. As of the Effective Time, each of the Surviving Corporations shall be a direct wholly owned subsidiary of Parent.

     2.4.  Certificates of Incorporation and Bylaws of the Surviving
Corporations.

     (a) At the Effective Time, by virtue of the AmeriSource Merger, the Certificate of Incorporation and Bylaws of AmeriSource Surviving Corporation shall be amended and restated such that they are substantially in the form of the Certificate of Incorporation and Bylaws of AmeriSource Merger Sub immediately prior to the Effective Time, except that the name of AmeriSource Surviving Corporation shall be AmeriSource Health Corporation.

     (b) At the Effective Time, by virtue of the Bergen Merger, the Certificate of Incorporation and Bylaws of Bergen Surviving Corporation shall be amended and restated such that they are substantially in the form of the Certificate of Incorporation and Bylaws of Bergen Merger Sub immediately prior to the Effective Time, except that the name of Bergen Surviving Corporation shall be Bergen Brunswig Corporation.

     2.5.  Directors and Officers of the Surviving Corporations.

     (a) The officers of each of AmeriSource and Bergen immediately prior to the Effective Time shall continue to serve in their respective offices of their respective Surviving Corporations from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal. If, at the Effective Time, a vacancy shall exist in any office of either of the Surviving Corporations, such vacancy may thereafter be filled in the manner provided by Applicable Law and the Certificate of Incorporation and Bylaws of such Surviving Corporation.

     (b) The directors of each of AmeriSource Merger Sub and Bergen Merger Sub immediately prior to the Effective Time shall continue to serve as the directors of their respective Surviving Corporations from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal. If, at the Effective Time, a vacancy shall exist on the Board of Directors of either of the Surviving Corporations, such vacancy may thereafter be filled in the manner provided by Applicable Law and the Certificate of Incorporation and Bylaws of such Surviving Corporation.

     2.6. Tax Reorganization. In the event that either of the opinions contemplated by Section 7.2(d) or Section 7.3(d) cannot reasonably be rendered, the parties agree to promptly amend this Agreement to provide for the simultaneous merger of AmeriSource and Bergen with and into Parent, with Parent as the surviving corporation in each merger; provided, however, that the parties shall be under no such obligation to amend this Agreement if (i) either of such opinions cannot reasonably be rendered despite such amendments or (ii) if the merger described in this Section 2.6 would result in an inaccuracy or omission in the representations and warranties contained in Section 4.5 or 5.5 that is reasonably likely to have a Material Adverse Effect on AmeriSource or Bergen or a material adverse effect on the ability of AmeriSource or Bergen to consummate the transactions contemplated hereby; provided, further that no representation or warranty made by a party in this Agreement shall be deemed breached to the extent such merger of AmeriSource and Bergen with and into Parent results in an inaccuracy or omission in such representation or warranty or a corresponding section of the Disclosure Schedule.

                                  ARTICLE III

                            CONVERSION OF SECURITIES

     3.1. Conversion of Capital Stock. At the Effective Time, by virtue of the Mergers and without any action on the part of AmeriSource or Bergen or their respective shareholders:

     (a) Subject to the other provisions of this Article III, each share of Bergen Common Stock (as defined in Section 4.4) issued and outstanding immediately prior to the Effective Time (other than those cancelled pursuant to Section 3.1(b)), shall be converted into and represent 0.37 (the "Bergen Exchange Ratio") shares of common stock, par value $0.01 per share, of Parent together with any corresponding associated rights (if such rights have been issued to holders of Parent Common Stock) issued pursuant to the Parent Rights Agreement (as defined in Section 6.1(j)). Subject to the other provisions of this Article III, as of the Effective Time, each such share of Bergen Common Stock shall, by virtue of the Bergen Merger, cease to be outstanding and shall be cancelled and retired, and each holder of a certificate representing any such shares shall thereafter cease to have any rights with respect thereto except the right to receive (i) certificates representing the number of whole shares of Parent Common Stock into which such shares have been converted, (ii) certain dividends and other distributions in accordance with Section 3.3(c) and (iii) cash in lieu of Fractional Shares (as defined in Section 3.2(b)) of Parent Common Stock in accordance with Section 3.2, without interest.

     (b) Each share of capital stock of Bergen held in the treasury of Bergen and each share of capital stock of Bergen owned by AmeriSource or any direct or indirect wholly owed subsidiary of AmeriSource immediately prior to the Effective Time shall be cancelled and retired and no payment shall be made in respect thereof.

     (c) Subject to the other provisions of this Article III, each share of AmeriSource Common Stock (as defined in Section 5.4) issued and outstanding immediately prior to the Effective Time (other than those cancelled pursuant to Section 3.1(d)), shall be converted into and represent one (the "AmeriSource Exchange Ratio") share of Parent Common Stock together with any corresponding associated rights (if such rights have been issued to holders of Parent Common Stock) issued pursuant to the Parent Rights Agreement. Subject to the other provisions of this Article III, as of the Effective Time, each such share of AmeriSource Common Stock shall, by virtue of the AmeriSource Merger, cease to be outstanding and shall be cancelled and retired, and each holder of a certificate representing any such shares shall thereafter cease to have any rights with respect thereto except the right to receive (i) certificates representing the number of whole shares of Parent Common Stock into which such shares have been converted and (ii) certain dividends and other distributions in accordance with
Section 3.3(c).

     (d) Each share of capital stock of AmeriSource held in the treasury of AmeriSource and each share of capital stock of AmeriSource owned by Bergen or any direct or indirect wholly owed subsidiary of Bergen immediately prior to the Effective Time shall be cancelled and retired and no payment shall be made in respect thereof.

     (e) At the Effective Time, each share of common stock, par value $0.01 per share, of AmeriSource Merger Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of Parent, forthwith cease to exist and be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of AmeriSource Surviving Corporation.

     (f) At the Effective Time, each share of common stock, par value $0.01 per share, of Bergen Merger Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of Parent, forthwith cease to exist and be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of Bergen Surviving Corporation.

     3.2.  Fractional Shares; Adjustments.

     (a) No certificates representing Fractional Shares shall be issued upon the surrender for exchange of Bergen Common Stock certificates, no dividend or distribution with respect to Bergen Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to any rights of a stockholder of Parent.

     (b) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the total number of Fractional Shares of Parent that Bergen shareholders would be entitled to receive (such Fractional Shares being herein called the "Fractional Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for such holders of Fractional Shares shall sell the Fractional Shares at then prevailing prices on the NYSE all in the manner provided in paragraph (c) of this Section 3.2.

     (c) The sale of the Fractional Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Fractional Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of any such sale or sales have been distributed to such holders of Bergen Common Stock, the Exchange Agent will hold such proceeds in trust for such holders of Bergen Common Stock. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs of the Exchange Agent incurred in connection with such sale or sales of Fractional Shares. In addition, Parent shall pay the Exchange Agent's compensation and expenses in connection with such sale or sales. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Bergen Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Bergen Common Stock is entitled (after taking into account all shares of Bergen Common Stock then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of certificates representing Bergen Common Stock are entitled.

     (d) Notwithstanding the provisions of this Section 3.2, Parent may elect, at its option, exercised prior to the Effective Time and in lieu of the issuance and sale of Fractional Shares and the making of the payments contemplated in such subsections, to pay to the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Bergen Common Stock an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Bergen Common Stock held at the Effective Time by such holder) by (ii) the closing price of a share of Parent Common Stock on the New York Stock Exchange (the "NYSE") on the first business day immediately following the Effective Time.

     (e) Any payment with respect to Fractional Shares is merely intended to provide a mechanical rounding off of, and is not a separately bargained for, consideration. If more than one certificate representing shares of Bergen Common Stock shall be surrendered for the account of the same holder, the number of shares of Parent Common Stock for which certificates have been surrendered shall be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. Any payment owed with respect to the Fractional Shares shall be rounded upward to the nearest cent. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Bergen Common Stock with respect to any Fractional Share interests, the Exchange Agent shall promptly pay such amounts to such holders of Bergen Common Stock pursuant to Section 3.3.

     (f) If, prior to the Effective Time, the outstanding shares of AmeriSource Common Stock or Bergen Common Stock as a class shall have been increased, decreased, changed into or exchanged for a different number or class of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or exchange of shares or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Bergen Exchange Ratio; provided that no adjustment shall be made as a result of the distribution of common stock purchase rights ("AmeriSource Rights") pursuant to the AmeriSource Rights Agreement (as defined in Section 5.4) to the holders of AmeriSource Class A Common Stock prior to the Effective Time.

     3.3.  Exchange of Certificates.

     (a) Exchange Agent. Promptly following the Effective Time (but in no event later than three business days after the Effective Time), Parent shall deposit with Mellon Investor Services L.L.C. or such other exchange agent as may be designated by Parent (the "Exchange Agent"), for the benefit of the holders of AmeriSource Common Stock and Bergen Common Stock, for exchange in accordance with this Section 3.3, certificates representing shares of Parent Common Stock issuable pursuant to Section 3.1(a) or (c) in exchange for outstanding shares of Bergen Common Stock and AmeriSource Common Stock and shall from time to time deposit cash in an amount required to be paid pursuant to Section 3.2 (such shares of Parent Common Stock and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

     (b) Exchange Procedures. As soon as practicable after the Effective Time (but in no event later than three business days after the Effective Time), Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of AmeriSource Common Stock or Bergen Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 3.1(a) or (c) ("Certificates"), (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify, including offering holders of Certificates the ability to hold their shares of Parent Common Stock in book entry form in lieu of the certificates provided for below) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of any Fractional Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate or certificates representing that whole number of shares of Parent Common Stock which such holder has the right to receive pursuant to Section 3.1(a) or (c) in such denominations and registered in such names as such holder may request and
(y) a check representing the amount of cash in lieu of Fractional Shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this Article III, after giving effect to any required withholding tax. No interest will be paid or accrued on the cash in lieu of Fractional Shares, if any, and unpaid dividends and distributions, if any, payable to holders of shares of AmeriSource Common Stock or Bergen Common Stock. In the event of a transfer of ownership of shares of AmeriSource Common Stock or Bergen Common Stock which is not registered on the transfer records of AmeriSource or Bergen, a certificate representing the proper number of shares of Parent Common Stock, together with a check for the cash to be paid in lieu of Fractional Shares, if any, and unpaid dividends and distributions, if any, may be issued to such transferee if the Certificate representing such shares of AmeriSource Common Stock or Bergen Common Stock held by such transferee is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     (c) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to any shares of Parent Common Stock having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of Fractional Shares shall be paid to any such holder, until the holder shall surrender such Certificate as provided in this Section 3.3. Subject to the effect of Applicable Laws, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of surrender of such Certificate, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date subsequent to surrender of such Certificate, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon.

     (d) No Further Ownership Rights in AmeriSource Common Stock or Bergen Common Stock. All shares of Parent Common Stock issued upon surrender of Certificates in accordance with the terms hereof (including any cash paid pursuant to this Article III) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of AmeriSource Common Stock or Bergen Common Stock represented thereby, and there shall be no further registration of transfers on the stock transfer books of AmeriSource or Bergen of shares of AmeriSource Common Stock or Bergen Common Stock outstanding immediately prior to the Effective Time. All Certificates presented to Parent after the Effective Time for any reason shall be cancelled and exchanged as provided in this Section 3.3. Certificates surrendered for exchange by any person constituting an "affiliate" of AmeriSource or Bergen for purposes of Rule 145(c) under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), shall not be exchanged until Parent has received written undertakings from such person in the form attached hereto as Exhibit C in the case of affiliates of AmeriSource or Exhibit D in the case of affiliates of Bergen.

     (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to holders of AmeriSource Common Stock or Bergen Common Stock one year after the date of the mailing required by Section 3.3(b) shall be delivered to Parent, upon demand therefor, and holders of Certificates previously representing shares of AmeriSource Common Stock or Bergen Common Stock who have not theretofore complied with this Section 3.3 shall thereafter look only to Parent for payment of any claim to shares of Parent Common Stock, cash in lieu of Fractional Shares, or dividends or distributions, if any, in respect thereof.

     (f) No Liability. None of Parent, AmeriSource, Bergen or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Mergers (or immediately prior to such earlier date on which any shares of Parent Common Stock, any dividends or distributions with respect thereto, or any cash in lieu of Fractional Shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 4.5)), any such shares, dividends or distributions or cash in respect of such Certificate shall, to the extent permitted by Applicable Laws, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

     (g) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent upon termination of the Exchange Fund pursuant to Section 3.3(e); provided that nothing herein shall limit Parent's obligation to ensure that an amount of cash sufficient to pay all amounts due holders of Certificates upon surrender to the Exchange Agent pursuant to the provisions of this Article III.

     (h) Missing Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and providing an appropriate indemnity or surety bond by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock (including dividends and distributions

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with respect thereto) and cash in lieu of Fractional Shares deliverable in respect thereof pursuant to this Agreement.

     3.4.  Treatment of Stock Options.

     (a) Prior to the Effective Time, Parent, AmeriSource and Bergen shall take all such actions as may be necessary to cause each unexpired and unexercised option under stock option plans of AmeriSource and Bergen in effect on the date hereof which has been granted to current or former directors, officers, employees or consultants of AmeriSource or Bergen by AmeriSource or Bergen (or which has been granted by AmeriSource or Bergen prior to the Effective Time in compliance with the terms of this Agreement) (each such option an "AmeriSource Option" or a "Bergen Option," as the case may be) to be automatically converted at the Effective Time into an option (a "Parent Exchange Option") to purchase that number of shares of Parent Common Stock (i) in the case of a Bergen Option, equal to the number of shares of Bergen Common Stock issuable immediately prior to the Effective Time upon exercise of the Bergen Option (without regard to actual restrictions on exercisability) multiplied by the Bergen Exchange Ratio, with an exercise price equal to the exercise price which existed under the corresponding Bergen Option divided by the Bergen Exchange Ratio, and with other terms and conditions that are the same as the terms and conditions of such Bergen Option immediately before the Effective Time and (ii) in the case of an AmeriSource Option, equal to the number of shares of AmeriSource Common Stock issuable immediately prior to the Effective Time upon exercise of the AmeriSource Option (without regard to actual restrictions on exercisability), with an exercise price equal to the exercise price which existed under the corresponding AmeriSource Option, and with other terms and conditions that are the same as the terms and conditions of such AmeriSource Option immediately before the Effective Time; provided, that with respect to any AmeriSource Option or Bergen Option that is an "incentive stock option" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), the foregoing conversion shall be carried out in a manner satisfying the requirements of Section 424(a) of the Code. In connection with the issuance of Parent Exchange Options, Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become subject to Parent Exchange Options pursuant to this Section 3.4 and (ii) from and after the Effective Time, upon exercise of Parent Exchange Options, make available for issuance all shares of Parent Common Stock covered thereby, subject to the terms and conditions applicable thereto.

     (b) AmeriSource and Bergen each agree to issue treasury shares of AmeriSource or Bergen, to the extent available, upon the exercise of AmeriSource Options or Bergen Options prior to the Effective Time.

     (c) Parent agrees to use its reasonable best efforts to file with the Securities and Exchange Commission (the "Commission") within five business days after the Closing Date a registration statement on Form S-8 or other appropriate form under the Securities Act to register the shares of Parent Common Stock issuable upon exercise of the Parent Exchange Options and use its reasonable best efforts to cause such registration statement to remain effective until the exercise or expiration of all such options.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BERGEN

     In order to induce AmeriSource to enter into this Agreement, Bergen hereby represents and warrants to AmeriSource that the statements contained in this
Article IV are true, correct and complete.

     4.1. Organization and Standing Each of Bergen and each subsidiary (as defined in Section 9.3) of Bergen is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power or authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (as defined in Section 9.3) on Bergen. Each of Bergen and each subsidiary of Bergen is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such
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jurisdiction individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Bergen. Bergen is not in default in the performance, observance or fulfillment of any provision of its Restated Certificate of Incorporation or its Bylaws, each as in effect on the date hereof (the "Bergen Certificate" and the "Bergen Bylaws," respectively). Bergen has heretofore furnished to AmeriSource a complete and correct copy of the Bergen Certificate and the Bergen Bylaws. No subsidiary of Bergen is in default in the performance, observance or fulfillment of any provision of such subsidiary's Certificate of Incorporation or Bylaws, each as in effect on the date hereof.

     4.2. Subsidiaries. Bergen does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the subsidiaries and other entities set forth in Section 4.2 to the disclosure schedule delivered by Bergen to AmeriSource and dated the date hereof (the "Bergen Disclosure Schedule"). Except as set forth in Section 4.2 to the Bergen Disclosure Schedule, neither Bergen nor any of its subsidiaries is subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in an amount in excess of $1,000,000 in any entity or enterprise that is not wholly owned by Bergen. Except as set forth in Section
4.2 to the Bergen Disclosure Schedule, Bergen owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of Bergen's subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances. Each of the outstanding shares of capital stock of each of Bergen's subsidiaries is duly authorized, validly issued, fully paid and nonassessable. Other than as set forth in Section 4.2 to the Bergen Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer of any capital stock or other securities of any subsidiary of Bergen, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock or other securities of any subsidiary of Bergen, and neither Bergen nor any subsidiary of Bergen has any obligation of any kind to issue any additional shares of capital stock or other securities of any subsidiary of Bergen or to pay for or repurchase any shares of capital stock or other securities of any subsidiary of Bergen or any predecessor thereof.

     4.3. Corporate Power and Authority. Bergen has all requisite corporate power and authority to (a) enter into and deliver this Agreement, (b) to perform its obligations hereunder, and, (c) subject to obtaining the requisite approval of the shareholders of Bergen of this Agreement, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Bergen have been duly authorized by all necessary corporate action on the part of Bergen, subject to obtaining the requisite approval of the shareholders of Bergen. This Agreement has been duly executed and delivered by Bergen and (assuming the due authorization, execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligation of Bergen enforceable against it in accordance with its terms.

     4.4. Capitalization of Bergen. As of March 15, 2001, Bergen's authorized capital stock consisted solely of (a) 300,000,000 shares of Class A common stock, par value $1.50 per share ("Bergen Common Stock"), of which (i) 135,484,524 shares were issued and outstanding, (ii) 3,110,673 shares were issued and held in treasury (which does not include the shares reserved for issuance set forth in clause (iii) below) and no shares were held by subsidiaries of Bergen, and (iii) 9,034,384 shares were reserved for issuance upon the exercise of outstanding options and no shares were reserved for issuance upon the conversion or exchange of convertible or exchangeable securities granted or issued by Bergen; and (b) 3,000,000 shares of preferred stock, without par value ("Bergen Preferred Stock"), none of which was issued and outstanding or reserved for issuance, except for a series of 400,000 shares of Bergen Preferred Stock designated as Series A Junior Participating Preferred Stock reserved for issuance pursuant to the Amended and Restated Rights Agreement dated as of December 17, 1999 between Bergen and ChaseMellon Shareholder Services, Inc. ("Bergen Rights Agreement"), none of which was issued and outstanding. Each outstanding share of Bergen capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Other than as set forth in the first sentence hereof, in Section 4.4 to the Bergen Disclosure Schedule or as contemplated by the Stock Option Agreement dated as of the date hereof between AmeriSource and Bergen (the "Bergen Stock Option Agreement"), there are no outstanding subscriptions,

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

options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer by Bergen of any securities of Bergen, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Bergen, and neither Bergen nor any subsidiary of Bergen has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of Bergen or any predecessor. The Bergen Disclosure Schedule accurately sets forth as of March 15, 2001 the names of, and the number of shares of each class (including the number of shares issuable upon exercise of Bergen Options and the exercise price and vesting schedule with respect thereto) and the number of options held by, all holders of options to purchase Bergen capital stock. Except as set forth in Section 4.4 to the Bergen Disclosure Schedule, neither Bergen nor any of its subsidiaries has any agreement, arrangement or understandings to register any securities of Bergen or any of its subsidiaries under the Securities Act or under any state securities law or has granted registration rights to any person or entity (other than agreements, arrangements or understandings with respect to registration rights that are no longer in effect as of the date of this Agreement); copies of all such agreements (other than agreements that are no longer in effect on the date of this Agreement) have previously been provided to AmeriSource.

     4.5.  Conflicts; Consents and Approvals.  Except as set forth in Section
4.5 to the Bergen Disclosure Schedule and, in the case of (b), (c) and (d), for any of the following that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bergen or a material adverse effect on the ability of Bergen to consummate the transactions contemplated hereby, neither the execution and delivery of this Agreement or the Bergen Stock Option Agreement by Bergen, nor the consummation of the transactions contemplated hereby or thereby will:

     (a) conflict with, or result in a breach of any provision of, the Bergen Certificate or the Bergen Bylaws,

     (b) to the knowledge of Bergen, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Bergen or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Bergen or any of its subsidiaries is a party,

     (c) violate any order, writ, injunction, decree, statute, permit, license, rule or regulation applicable to Bergen or any of its subsidiaries or any of their respective properties or assets, or

     (d) require any action or consent or approval of, or review by, or registration or filing by Bergen or any of its affiliates with, any third party or any local, domestic, foreign or multi-national court, tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a "Governmental Authority"), other than
(i) approval of the Mergers and the transactions contemplated hereby by shareholders of Bergen, (ii) the filing of the New Jersey Certificate of Merger with the New Jersey Treasury Department and the filing of the Delaware Certificate of Merger with the Delaware Secretary of State, (iii) action necessary for the authorization for inclusion of the Parent Common Stock to be issued in the Mergers and the transactions contemplated hereby on the NYSE, subject to official notice of issuance, (iv) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (v) actions required under the New Jersey Industrial Site Recovery Act and the rules and regulations promulgated thereunder ("ISRA") and (vi) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement.

     4.6. No Material Adverse Change. Except (a) as set forth in Section 4.6 to the Bergen Disclosure Schedule or (b) as specifically disclosed in the Bergen SEC Documents (as defined in Section 4.7) filed with the Commission prior to the date of this Agreement, since September 30, 2000, there has been no change in the business, assets, liabilities, results of operations or financial condition of Bergen or any of its subsidiaries

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which individually or in the aggregate would reasonably be expected to have a
Material Adverse Effect on Bergen, or any event, occurrence or development which individually or in the aggregate would have a material adverse effect on the ability of Bergen to consummate the transactions contemplated hereby.

     4.7. Bergen SEC Documents. Except as set forth in Section 4.7 to the Bergen Disclosure Schedule, Bergen has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by them since December 31, 1997 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act") or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Bergen SEC Documents"). The Bergen SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) except as set forth in Section 4.7 to the Bergen Disclosure Schedule, complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Bergen included in the Bergen SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject, in the case of the unaudited financial statements, to normal, recurring audit adjustments), in all material respects, the consolidated financial position of Bergen and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. No subsidiary of Bergen is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the Commission, the NYSE, any other stock exchange or any other comparable Governmental Authority.

     4.8. Taxes. Except as reflected in the Consolidated Balance Sheet of Bergen as of September 30, 2000, included in the Bergen SEC Documents, or disclosed in the footnotes to the financial statements as of such date or (ii) as set forth in Section 4.8 to the Bergen Disclosure Schedule and except for such matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bergen:

          (a) Bergen and its subsidiaries (i) have duly filed all Tax Returns (as defined in Section 4.8(d)) (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Bergen or its subsidiaries, all of which Tax Returns are true and correct; (ii) have within the time and manner prescribed by Applicable Law paid or, prior to the Effective Time, will pay all Taxes (as defined in Section 4.8(d)), required to be paid in respect of the periods covered by such Tax Returns or otherwise due to any Governmental Authority; (iii) have established or, prior to the Effective Time, will establish, in accordance with their normal accounting practices and procedures, accruals and reserves that are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the Effective Time; (iv) are not delinquent in the payment of any Tax; and (v) have not received written notice of any deficiencies for any Tax from any Governmental Authority against Bergen or any of its subsidiaries, which deficiency has not been satisfied. Neither Bergen nor any of its subsidiaries is the subject of any currently ongoing Tax audit. With respect to any taxable period ended prior to September 30, 1996, all federal income Tax Returns including Bergen or any of its subsidiaries have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of Bergen or any of its subsidiaries (other than liens for Taxes not yet due). No claim has ever been made in writing by a Governmental Authority in a jurisdiction where Bergen or its subsidiaries do not file Tax Returns that Bergen or any of its subsidiaries is or may be subject to taxation by that

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     jurisdiction. Neither Bergen nor any of its subsidiaries has filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

          (b) Neither Bergen nor any of its subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to Taxes. Neither Bergen nor any of its subsidiaries is now or has ever been a party to or bound by any contract, agreement or other arrangement (whether or not written and including, without limitation, any arrangement required or permitted by Applicable Law (including pursuant to Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law)) which (i) requires Bergen or any of its subsidiaries to make any Tax payment to (other than payments made prior to September 30, 2000) or for the account of any other person, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of Bergen or any of its subsidiaries, or (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to Bergen or any of its subsidiaries from any other person.

          (c) Bergen and its subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (d) For purposes of this Agreement, (i) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, inventory, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Authority, and (ii) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     4.9. Compliance with Law. Except (a) as set forth in Section 4.9 to the Bergen Disclosure Schedule or (b) as specifically disclosed in the Bergen SEC Documents filed with the Commission prior to the date hereof, to the knowledge of Bergen, Bergen and its subsidiaries are in compliance with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered, by any Governmental Authority, including, without limitation, the Federal Prescription Drug Marketing Act and comparable or related state law provisions, the Federal Controlled Substances Act of 1970, the Food, Drug and Cosmetic Act, the Good Manufacturing Practices and other standards of the Food and Drug Administration (the "FDA"), federal Medicare and Medicaid statutes, including, without limitation, 42 U.S.C. Section 1320a-7b and 42 U.S.C. Section 1395nn or related state or local statutes or regulations, applicable state laws regulating pharmacy or wholesaling practices, statutes and regulations relating to billing or sales practices, the Foreign Corrupt Practices Act of 1977 and the Occupational Safety and Health Act and the regulations promulgated thereunder (all such laws, statutes, orders, rules, regulations, policies, guidelines, judgments, decisions and orders, collectively, "Applicable Laws"), relating to Bergen, its subsidiaries or their respective business or properties, except where the failure to be in compliance with such Applicable Laws individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Bergen. Except (a) as disclosed in Section 4.9 to the Bergen Disclosure Schedule or (b) as specifically disclosed in the Bergen SEC Documents filed with the Commission prior to the date hereof, no investigation or review by any Governmental Authority with respect to Bergen or any of its subsidiaries is pending, or, to the knowledge of Bergen, threatened in writing, nor has any Governmental Authority indicated in writing an intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bergen. Since the date of this Agreement, there have been no changes in the status, as such status was disclosed to AmeriSource and its representatives prior to the date of this Agreement, of the matters disclosed on Section 4.9 to the Bergen Disclosure Schedule that, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Bergen or a material adverse effect on the ability of Bergen to consummate the transactions contemplated hereby.
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     4.10.  Intellectual Property.  Except as set forth in Section 4.10 to the
Bergen Disclosure Schedule and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bergen, Bergen and its subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for registration of trademarks and for service marks, computer software and data bases, including all embodiments or fixations thereof and related documentation, know-how and other proprietary rights and information ("Intellectual Property") used in or necessary for the conduct of the business of Bergen and its subsidiaries as currently conducted. Except as set forth in
Section 4.10 to the Bergen Disclosure Schedule, the conduct of the businesses of Bergen and its subsidiaries as currently conducted does not, to the knowledge of Bergen, conflict with or infringe upon any Intellectual Property of any third party except for any conflict or infringement that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Bergen. Except as set forth in Section 4.10 to the Bergen Disclosure Schedule and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bergen, to Bergen's knowledge, no third party is infringing on any of the Intellectual Property owned by Bergen or any of its subsidiaries.

     4.11. Title to Properties. Bergen and its subsidiaries own or hold under valid leases all real property, plants, machinery and equipment necessary for the conduct of the business of Bergen and its subsidiaries as presently conducted, except where the failure to own or so hold such property, plants, machinery and equipment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bergen.

     4.12. Registration Statement; Joint Proxy Statement. None of the information provided by Bergen in writing for inclusion in the registration statement on Form S-4 (such registration statement as amended, supplemented or modified, the "Registration Statement") to be filed with the Commission by Parent under the Securities Act, including the prospectus relating to the shares of Parent Common Stock to be issued in the Mergers (as amended, supplemented or modified, the "Prospectus") and the joint proxy statement and form of proxies relating to the vote of the shareholders of Bergen with respect to the Mergers (as amended, supplemented or modified, the "Joint Proxy Statement"), at the time the Registration Statement becomes effective or, in the case of the Joint Proxy Statement, at the date of mailing and at the date of the Bergen Shareholders Meeting or the AmeriSource Shareholders Meeting, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement, except for such portion thereof that relates only to AmeriSource and its subsidiaries (as to which no representations or warranties are made), will comply as to form in all material respects with the provisions of the Exchange Act.

     4.13. Litigation. Except (a) as set forth in Section 4.13 to the Bergen Disclosure Schedule or (b) specifically disclosed in the Bergen SEC Documents filed with the Commission prior to the date of this Agreement, there is no suit, claim, action, proceeding, audit or investigation (an "Action") pending or, to the knowledge of Bergen, threatened against Bergen or any of its subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Bergen or a material adverse effect on the ability of Bergen to consummate the transactions contemplated hereby. Except as set forth in Section 4.13 to the Bergen Disclosure Schedule, neither Bergen nor any of its subsidiaries is currently subject to any outstanding order, writ, injunction or decree specifically applicable to Bergen or any of its subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Bergen or a material adverse effect on the ability of Bergen to consummate the transactions contemplated hereby. Since the date of this Agreement, there have been no changes in the status, as such status was disclosed to AmeriSource and its representatives prior to the date of this Agreement, of the Actions pending against Bergen or any of its subsidiaries and set forth in Section 4.13 to the Bergen Disclosure Schedule that, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Bergen or a material adverse effect on the ability of Bergen to consummate the transactions contemplated hereby.

     4.14. Brokerage and Finder's Fees; Expenses. Except in connection with the retention of Merrill Lynch & Co., Inc. ("Merrill Lynch") (the fees of which firm shall be the sole responsibility of Bergen),
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neither Bergen nor any stockholder, director, officer or employee thereof has incurred or will incur on behalf of Bergen any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. Bergen has heretofore furnished to AmeriSource a complete and correct copy of the engagement letter between Bergen and Merrill Lynch.

     4.15. Reorganization. Neither Bergen nor any of its affiliates has taken or agreed to take any action that would cause AmeriSource, Bergen, the AmeriSource shareholders or the Bergen shareholders to recognize any gain or loss for Federal income tax purposes as a result of the Reorganization (except to the extent that cash is received in lieu of Fractional Shares and to the extent of payments made pursuant to Section 6.1(i)).

     4.16.  Employee Benefit Plans.

          (a) For purposes of this Agreement, the following terms have the definitions given below:

          "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA (as defined below), (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, or (v) corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to Plans.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

          "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

          "Plans" means each plan, program, policy, practice or other arrangement providing for compensation, severance, retirement benefits, fringe benefits, equity-based awards or other benefits of any kind (including, but not limited to, all employee welfare benefit plans within the meaning of Section 3(l) of ERISA and all employee pension benefit plans within the meaning of Section 3(2) of ERISA) with respect to which a party or any of its subsidiaries or ERISA Affiliates has or may have any liability, contingent or otherwise, and further including any of the foregoing which cover directors or former directors of a party or any subsidiary.

          "Withdrawal Liability" means (a) liability to a Multiemployer Plan (as defined in Section 4.16(f)) as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

          (b) With respect to each Bergen Plan, Bergen has provided to AmeriSource a true, correct and complete copy of each material document relating to a material liability with respect thereto, including without limitation the following (where applicable): (i) each writing constituting a part of such Plan, including without limitation all plan documents, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the Internal Revenue Service, if any.

          (c) Except as set forth in Section 4.16(c) to the Bergen Disclosure Schedule, the Internal Revenue Service has issued a favorable determination letter with respect to each Bergen Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified Plan") and, to the knowledge of Bergen, there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Bergen Qualified Plan or the related trust.

          (d) All contributions required to be made to any Bergen Plan by Applicable Laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Bergen Plan, before the date hereof have been made or paid in full on or before the

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     final due date thereof and through the Effective Time will be made or paid in full on or before the final due date thereof.

          (e) Bergen and its subsidiaries have complied, and are now in compliance, with all applicable provisions of ERISA and the Code and all Applicable Laws relating to employees and employee benefits, except for such non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Bergen. Each Bergen Plan has been established and operated in compliance with its terms and Applicable Laws, except for such non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Bergen. There is not now, and there are no existing circumstances that individually or in the aggregate would reasonably be expected to give rise to, any requirement for the posting of security with respect to a Bergen Plan or the imposition of any lien on the assets of Bergen or any of its subsidiaries under ERISA or the Code. Bergen and its subsidiaries are each in compliance with all Applicable Laws respecting employment, except for such non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Bergen.

          (f) Except as set forth in Section 4.16(f) to the Bergen Disclosure Schedule, no Bergen Plan is a "multiemployer plan" within the meaning of
     Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"), nor has Bergen or any of its subsidiaries or any of their respective ERISA Affiliates, at any time within six years before the date hereof, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. With respect to each Multiemployer Plan:
     (i) neither Bergen nor any of its ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full; (ii) neither Bergen nor any ERISA Affiliate has received any notification, nor has any reason to believe, that any such plan is in reorganization, is insolvent, or has been terminated, or could reasonably be expected to be in reorganization, to be insolvent, or to be terminated; and (iii) no circumstances exist which individually or in the aggregate could reasonably be expected to result in Withdrawal Liability with respect to a Bergen Plan.

          (g) There does not now exist, and there are no existing circumstances that individually or in the aggregate would reasonably be expected to result in, any Controlled Group Liability that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Bergen or any of its subsidiaries. Without limiting the generality of the foregoing, neither Bergen nor any of its subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in
     Section 4069 of ERISA.

          (h) Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and except as set forth in
     Section 4.16(h) to the Bergen Disclosure Schedule, neither Bergen nor any of its subsidiaries has any material liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

          (i) Except as disclosed in Section 4.16(i) to the Bergen Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or consultant of Bergen or any of its subsidiaries. Without limiting the generality of the foregoing, except as set forth in Section 4.16(i) to the Bergen Disclosure Schedule, no amount paid or payable by Bergen or any of its subsidiaries or affiliates in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

          (j) Except as disclosed in Section 4.16(j) to the Bergen Disclosure Schedule, there are no pending, or to the knowledge of Bergen threatened, Actions (other than claims for benefits in the ordinary course) with respect to the Bergen Plans which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Bergen or any of its subsidiaries.

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          (k) Section 4.16(k) to the Bergen Disclosure Schedule sets forth a list of each employment, consulting, severance or similar agreement under which Bergen or any of its subsidiaries is or could become obligated to provide compensation or benefits in excess of $200,000 per year, and Bergen has provided to AmeriSource a copy of each such agreement.

          (l) Each of the employees of Bergen or any of its subsidiaries listed on Section 4.16(l) to the Bergen Disclosure Schedule have entered into an agreement with Bergen in the form attached hereto as Exhibit E and such agreements have not been amended or modified in any respect.

     4.17. Contracts. Section 4.17 to the Bergen Disclosure Schedule lists all contracts, agreements, guarantees, leases and executory commitments (each a "Contract"), other than Plans, any Contracts heretofore filed as an exhibit to any Bergen SEC Document and any Contracts that are cancelable on less than 91 days notice without penalty, that exist as of the date hereof to which Bergen or any of its subsidiaries is a party or by which it is bound and which fall within any of the following categories: (a) Contracts not entered into in the ordinary course of Bergen's or any of its subsidiaries' business other than those that individually or in the aggregate are not material to the business of Bergen or any of its subsidiaries, (b) joint venture and partnership agreements, (c) Contracts containing covenants purporting to limit the freedom of Bergen or any of its subsidiaries to compete in any line of business in any geographic area or to hire any individual or group of individuals, (d) Contracts which after the Effective Time would have the effect of limiting the freedom of Parent or its subsidiaries to compete in any line of business in any geographic area or to hire any individual or group of individuals, (e) Contracts which contain minimum purchase conditions in excess of $10,000,000 with respect to inventory purchases for resale, and $1,000,000 in the case of everything else, or requirements or other terms that restrict or limit the purchasing relationships of Bergen or its subsidiaries, or any customer, licensee or lessee thereof, (f) Contracts relating to any outstanding commitment for capital expenditures in excess of $2,000,000, (g) indentures, mortgages, promissory notes, loan agreements or guarantees of borrowed money in excess of $2,000,000 in the aggregate, letters of credit or other agreements or instruments of Bergen or any of its subsidiaries or commitments for the borrowing or the lending by Bergen or any of its subsidiaries of amounts in excess of $2,000,000 in the aggregate or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of Bergen or any of its subsidiaries with an aggregate value in excess of $2,000,000, (h) Contracts providing for "earn-outs" or other contingent payments by Bergen or any of its subsidiaries involving more than $1,000,000 in the aggregate over the terms of any such Contracts, (i) Contracts providing for the purchase by Bergen or any of its subsidiaries of product for a purchase price in excess of $1,000,000 in the aggregate, for resale, at a price above the weighted average price at which Bergen or any of its subsidiaries sell such product, (j) Contracts relating to material customer programs with an expected cost to Bergen or any of its subsidiaries in excess of $1,000,000 in the aggregate, including Contracts providing for loans to customers or slotting allowances, (k) Contracts associated with off balance sheet financing in excess of $1,000,000 in the aggregate, including but not limited to arrangements for the sale of receivables, (l) licenses or similar agreements granting a third party the right to use any Intellectual Property that is material to the business of Bergen or any of its subsidiaries, (m) stock purchase agreements, asset purchase agreements or other acquisition or divestiture agreements relating to material transactions since January 1, 1998, or (n) any agreement the absence of which would reasonably be expected to have a Material Adverse Effect on Bergen. All Contracts required to be disclosed in Section 4.17 to the Bergen Disclosure Schedule and all Contracts filed as an exhibit to any Bergen SEC Document and all Bergen Plans to which Bergen or any of its subsidiaries is a party or by which it is bound are valid and binding obligations of Bergen or such subsidiary and, to the knowledge of Bergen, the valid and binding obligation of each other party thereto except such Contracts which if not so valid and binding would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bergen. Neither Bergen or any of its subsidiaries nor, to the knowledge of Bergen, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such Contract except such violations or defaults under or terminations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Bergen. Set forth in Section 4.17(o) to the Bergen Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of Bergen and its subsidiaries from the description in the financial statements (including the notes thereto) incorporated in Bergen's Annual

Report on Form 10-K for the period ended September 30, 2000 filed with the Commission. Set forth in Section 4.17(p) to the Bergen Disclosure Schedule is the amount of the annual premium currently paid by Bergen for its directors' and officers' liability insurance. Except as set forth in Section 4.17(q) to the Bergen Disclosure Schedule, the consummation of the Mergers will not require any notice or consent pursuant to, or change any of the material terms of, any of the 20 largest customer Contracts (measured by revenue during fiscal 2000) to which Bergen or any of its subsidiaries is a party other than any Contracts heretofore filed as an exhibit to any Bergen SEC Document and any Contracts that are cancelable on less than 91 days notice without penalty.

     4.18. Labor Matters. Except as set forth in Section 4.18 to the Bergen Disclosure Schedule, neither Bergen nor any of its subsidiaries has any labor contracts or collective bargaining agreements with any persons employed by Bergen or any of its subsidiaries or any persons otherwise performing services primarily for Bergen or any of its subsidiaries, nor as of the date hereof is Bergen or any of its subsidiaries in the process of negotiating any such agreement. There is no labor strike, dispute or stoppage pending or, to the knowledge of Bergen, threatened against Bergen or any of its subsidiaries which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, and neither Bergen nor any of its subsidiaries has experienced any such labor strike, dispute or stoppage since September 30, 1997.

     4.19. Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against in the consolidated balance sheet of Bergen as of September 30, 2000 included in the Bergen SEC Documents, or disclosed in the footnotes to the financial statements as of such date, (ii) as incurred after September 30, 2000 in the ordinary course of business consistent with prior practice and not prohibited by this Agreement or (iii) as set forth in Section 4.19 to the Bergen Disclosure Schedule, neither Bergen nor any of its subsidiaries has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Bergen. Since the date of this Agreement, there have been no changes in the status, as such status was disclosed to AmeriSource and its representatives prior to the date of this Agreement, of the matters disclosed on Section 4.19 to the Bergen Disclosure Schedule that, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Bergen or a material adverse effect on the ability of Bergen to consummate the transactions contemplated hereby.

     4.20. Operation of Bergen's Business; Relationships.

     (a) Since September 30, 2000 through the date of this Agreement and except for entering into this Agreement and the Bergen Stock Option Agreement, neither Bergen nor any of its subsidiaries engaged in any transaction which, if done after execution of this Agreement, would violate in any material respect Section 6.3(c) (other than subsections (x), (xi) or (xiv) of Section 6.3(c)), except as set forth in Section 4.20(a) to the Bergen Disclosure Schedule or as specifically disclosed in the Bergen SEC Documents filed with the Commission prior to the date of this Agreement.

     (b) Except as set forth in Section 4.20(b) to the Bergen Disclosure Schedule, (i) from September 30, 2000 to the date hereof, no material customer of Bergen or any of its subsidiaries has indicated that it will stop or materially decrease purchasing materials, products or services from Bergen or any of its subsidiaries and (ii) since September 30, 2000, no material supplier of Bergen or any of its subsidiaries has indicated that it will stop or materially decrease the supply of materials, products or services to Bergen or any of its subsidiaries, or impose conditions or credit limits on Bergen or any of its subsidiaries, in each case, the effect of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Bergen.

     4.21.  Permits; Compliance.

     (a) Bergen and its subsidiaries are in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Bergen Permits"), except where the failure to be in possession of such Bergen Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bergen or a

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material adverse effect on the ability of Bergen to consummate the transactions contemplated hereby, and there is no Action pending or, to the knowledge of Bergen, threatened in writing regarding any of the Bergen Permits which, if successful, would have a Material Adverse Effect on Bergen. Neither Bergen nor any of its subsidiaries is in conflict with, or in default or violation of any of the Bergen Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Bergen.

     (b) Except as set forth in Section 4.21(b) to the Bergen Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bergen:

          (i) all necessary clearances or approvals from Governmental Authorities for all drug and device products which are manufactured and/or sold by Bergen and its subsidiaries have, to the knowledge of Bergen, been obtained and Bergen and its subsidiaries are in substantial compliance with the most current form of each applicable clearance or approval with respect to the manufacture, storage, distribution, promotion and sale by Bergen and its subsidiaries of such products;

          (ii) none of Bergen, its subsidiaries, or any of their officers, employees or agents (during the term of such person's employment by Bergen or any of its subsidiaries or while acting as an agent of Bergen or any of its subsidiaries, or, to the knowledge of Bergen, prior to such employment) has made any untrue statement of a material fact or fraudulent statement to the FDA, the U.S. Nuclear Regulatory Commission (the "NRC") or any similar Governmental Authorities, failed to disclose a material fact required to be disclosed to the FDA, NRC or similar Governmental Authorities, or committed an act, made a statement or failed to make a statement that would reasonably be expected to provide a basis for the FDA, NRC or similar Governmental Authorities to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" or similar governmental policy, rule, regulation or law;

          (iii) as to each article of drug, device, cosmetic or vitamin manufactured (directly or indirectly) and/or, to the knowledge of Bergen, distributed by Bergen and its subsidiaries, such article is not adulterated or misbranded within the meaning of the Food, Drug and Cosmetic Act or any similar governmental act or law of any jurisdiction; and

          (iv) to the knowledge of Bergen, none of Bergen, its subsidiaries or any of their officers, employees or agents (during the term of such person's employment by Bergen or any of its subsidiaries or while acting as an agent of Bergen or any of its subsidiaries, or, to the knowledge of Bergen, prior to such employment), has been convicted of any crime or engaged in any conduct for which debarment or similar punishment is mandated or permitted by any Applicable Law.

          (c) Since the date of this Agreement, there have been no changes in the status, as such status was disclosed to AmeriSource and its representatives prior to the date of this Agreement, of the matters disclosed on Section 4.21 to the Bergen Disclosure Schedule that, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Bergen or a material adverse effect on the ability of Bergen to consummate the transactions contemplated hereby.

     4.22. Environmental Matters. Except for matters disclosed in Section 4.22 of the Bergen Disclosure Schedule or as specifically disclosed in the Bergen SEC Documents filed with the Commission prior to the date of this Agreement and except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bergen, (a) the properties, operations and activities of Bergen and its subsidiaries have at all times been for all applicable periods of limitation, and are, in compliance with all applicable Environmental Laws and Environmental Permits (each as defined below);
(b) Bergen and its subsidiaries and the properties and operations of Bergen and its subsidiaries are not subject to any pending or, to the knowledge of Bergen, threatened (in writing) Action under any Environmental Law, including without limitation with respect to any present or former operations, facilities or subsidiaries; (c) there has been no release of any Hazardous Materials (as defined below) into the environment by Bergen or its subsidiaries, and to the knowledge of Bergen there are no Hazardous Materials present at, on, under, within or which have migrated from, any properties of Bergen or its subsidiaries; (d) to the knowledge of Bergen there has been no

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exposure of any person or property to any Hazardous Materials in connection with the properties, operations and activities of Bergen or its subsidiaries
(provided that the foregoing is not intended to apply to exposure relating to the consumption or other customary use of pharmaceutical products manufactured or distributed by Bergen); and (e) neither Bergen nor any of its subsidiaries
(x) has received any written notice that Bergen, any of its subsidiaries or any of their respective present or former operations, facilities or subsidiaries is or may be a potentially responsible party or otherwise liable in connection with any site used for the disposal of or otherwise containing Hazardous Materials, or (y) has disposed of, arranged for the disposal of, or transported any Hazardous Materials to any site which, to the knowledge of Bergen, is listed on the U.S. Environmental Protection Agency's National Priorities List or which, to the knowledge of Bergen, is otherwise subject to remediation or investigation. Bergen and its subsidiaries have made available to AmeriSource all material internal and external environmental audits and reports (in each case relevant to Bergen or any of its subsidiaries) prepared since January 1, 1995 and in the possession or under the control of Bergen or its subsidiaries. The term "Environmental Laws" means all Applicable Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder, as in effect on the date hereof. "Environmental Permit" means any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

     4.23. Opinion of Financial Advisor. Bergen has received the written opinion of Merrill Lynch, its financial advisor, to the effect that, as of the date of this Agreement, the Bergen Exchange Ratio is fair to the Bergen shareholders from a financial point of view, and such opinion has not been withdrawn or revoked or modified in any material respect as of the date of this Agreement.

     4.24.  Board Recommendation; Vote Required.

     (a) The Board of Directors of Bergen, at a meeting duly called and held at which a quorum was present throughout, has by the requisite vote of the directors (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, and the Bergen Stock Option Agreement and the transactions contemplated thereby, taken together, are fair to and in the best interests of the Bergen shareholders and (ii) resolved to recommend that the holders of the shares of Bergen Common Stock entitled to vote thereon approve and adopt this Agreement and the transactions contemplated hereby (the "Bergen Board Recommendation"). The Bergen Board Recommendation has not been withdrawn, revoked or modified as of the date of this Agreement.

     (b) The only vote of the holders of any class or series of capital stock of Bergen necessary to approve and adopt this Agreement, the Mergers and the other transactions contemplated by this Agreement is the affirmative vote in favor of the approval and adoption of this Agreement of a majority of the votes cast by holders of the outstanding shares of Bergen Common Stock.

     4.25. New Jersey Shareholders Protection Act and Rights Agreement. Prior to the date hereof, the Board of Directors of Bergen has taken all action necessary to exempt under or make not subject to (x) the provisions of the New Jersey Shareholders Protection Act (the "NJSPA") and (y) any other New Jersey or California takeover law or New Jersey or California law that purports to limit or restrict business combinations: (i) the execution of this Agreement, the Bergen Stock Option Agreement and the Support/ Voting Agreements, dated as of the date hereof between AmeriSource and certain executive officers of Bergen (the "Bergen Support Agreements"), (ii) the Mergers and (iii) the transactions contemplated hereby and by the Bergen Stock Option Agreement and the Bergen Support Agreements. The Board of Directors of Bergen, at a meeting duly called and held at which a quorum was present throughout, has by the requisite vote of directors resolved to amend the Bergen Rights Agreement to provide that (i) Parent and AmeriSource are exempt from the definition of "Acquiring Person" contained in the Bergen Rights Agreement, (ii) no "Stock

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Acquisition Date" or "Distribution Date" (as such terms are defined in the
Bergen Rights Agreement) will occur as a result of the execution of this Agreement or the Bergen Stock Option Agreement or the consummation of the Mergers pursuant to this Agreement or the acquisition or transfer of shares of Bergen Common Stock by AmeriSource pursuant to the Bergen Stock Option Agreement and (iii) the Bergen Rights Agreement will expire immediately prior to the Effective Time. A copy of such resolution has been previously provided to AmeriSource and such resolution has not been withdrawn, revoked or modified.

     4.26. Related Party Transactions. Except as set forth in Section 4.26 to the Bergen Disclosure Schedule, since the date of Bergen's proxy statement dated January 12, 2001, no event has occurred that would be required to be reported under Item 404 of Regulation S-K promulgated by the Commission.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF AMERISOURCE

     In order to induce Bergen to enter into this Agreement, AmeriSource hereby represents and warrants to Bergen that the statements contained in this Article V are true, correct and complete.

     5.1. Organization and Standing. Each of AmeriSource and each subsidiary of AmeriSource is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power or authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AmeriSource. Each of AmeriSource and each subsidiary of AmeriSource is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on AmeriSource. AmeriSource is not in default in the performance, observance or fulfillment of any provision of its Restated Certificate of Incorporation or its Bylaws, each as in effect on the date hereof (the "AmeriSource Certificate" and the "AmeriSource Bylaws," respectively). AmeriSource has heretofore furnished to Bergen a complete and correct copy of the AmeriSource Certificate and the AmeriSource Bylaws. No subsidiary of AmeriSource is in default in the performance, observance or fulfillment of any provision of such subsidiary's Certificate of Incorporation or Bylaws, each as in effect on the date hereof.

     5.2. Subsidiaries. AmeriSource does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the subsidiaries and other entities set forth in Section 5.2 to the disclosure schedule delivered by AmeriSource to Bergen and dated the date hereof (the "AmeriSource Disclosure Schedule"). Except as set forth in Section 5.2 to the AmeriSource Disclosure Schedule, neither AmeriSource nor any of its subsidiaries is subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in an amount in excess of $1,000,000 in any entity or enterprise that is not wholly owned by AmeriSource. Except as set forth in Section 5.2 to the AmeriSource Disclosure Schedule, AmeriSource owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of AmeriSource's subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances. Each of the outstanding shares of capital stock of each of AmeriSource's subsidiaries is duly authorized, validly issued, fully paid and nonassessable. Other than as set forth in Section 5.2 to the AmeriSource Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer of any capital stock or other securities of any subsidiary of AmeriSource, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock or other securities of any subsidiary of AmeriSource, and neither AmeriSource nor any subsidiary of AmeriSource has any obligation of any kind to issue any additional shares of capital stock or

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other securities of any subsidiary of AmeriSource or to pay for or repurchase any shares of capital stock or other securities of any subsidiary of AmeriSource or any predecessor thereof.

     5.3. Corporate Power and Authority. AmeriSource has all requisite corporate power and authority to (a) enter into and deliver this Agreement, (b) perform its obligations hereunder, and (c) subject to obtaining the requisite approval of the holders of shares of AmeriSource Class A Common Stock of this Agreement, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by AmeriSource have been duly authorized by all necessary corporate action on the part of AmeriSource, subject to approval and adoption of this Agreement by the holders of shares of AmeriSource Class A Common Stock. This Agreement has been duly executed and delivered by AmeriSource and (assuming the due authorization, execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligation of AmeriSource enforceable against it in accordance with its terms.

     5.4. Capitalization of AmeriSource. As of March 15, 2001, AmeriSource's authorized capital stock consisted solely of (a) 100,000,000 shares of Class A common stock, par value $0.01 per share ("AmeriSource Class A Common Stock"), of which (i) 52,624,648 shares were issued and outstanding, (ii) 702,167 shares were issued and held in treasury (which does not include the shares reserved for issuance set forth in clause (iii) below) and no shares were held by subsidiaries of AmeriSource, (iii) 3,053,488 shares were reserved for issuance upon the exercise of outstanding options and no shares (other than as described in clauses (iv) and (v) below) were reserved for issuance upon the conversion or exchange of convertible or exchangeable securities granted or issued by AmeriSource, (iv) 168,214 shares were reserved for issuance upon the conversion of AmeriSource Class B Common Stock and AmeriSource Class C Common Stock (each as defined below) into AmeriSource Class A Common Stock and (v) 5,663,730 shares were reserved for issuance upon the conversion of outstanding Convertible Subordinated Notes due December 1, 2007 (the "AmeriSource Convertible Notes");
(b) 15,000,000 shares of Class B common stock, par value $0.01 per share ("AmeriSource Class B Common Stock"), of which (i) 8,446 shares were issued and outstanding, (ii) 5,899,999 shares were issued and held in treasury and no shares were held by subsidiaries of AmeriSource, and (iii) no shares were reserved for issuance; and (c) 2,000,000 shares of Class C common stock, par value $0.01 per share ("AmeriSource Class C Common Stock" and, with the AmeriSource Class A Common Stock and AmeriSource Class B Common Stock, the "AmeriSource Common Stock"), of which (i) 159,768 shares were issued and outstanding, (ii) no shares were issued and held in treasury and no shares were held by subsidiaries of AmeriSource, and (iii) no shares were reserved for issuance. Each outstanding share of AmeriSource capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Other than as set forth in the first sentence hereof, in Section 5.4 to the AmeriSource Disclosure Schedule or as contemplated by the Stock Option Agreement dated as of the date hereof between AmeriSource and Bergen (the "AmeriSource Stock Option Agreement") or the Rights Agreement dated as of March 16, 2001 between AmeriSource and Mellon Investor Services L.L.C. (the "AmeriSource Rights Agreement"), there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer by AmeriSource of any securities of AmeriSource, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of AmeriSource, and neither AmeriSource nor any subsidiary of AmeriSource has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of AmeriSource or any predecessor. The AmeriSource Disclosure Schedule accurately sets forth as of March 15, 2001 the names of, and the number of shares of each class (including the number of shares issuable upon exercise of AmeriSource Options and the exercise price and vesting schedule with respect thereto) and the number of options held by, all holders of options to purchase AmeriSource capital stock. Except as set forth in Section 5.4 to the AmeriSource Disclosure Schedule, neither AmeriSource nor any of its subsidiaries has any agreement, arrangement or understandings to register any securities of AmeriSource or any of its subsidiaries under the Securities Act or under any state securities law or has granted registration rights to any person or entity (other than agreements, arrangements or understandings with respect to registration rights that are no longer in effect as of the date of this Agreement); copies of all such agreements (other than agreements that are no longer in effect on the date of this Agreement) have previously been provided to Bergen.

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     5.5.  Conflicts; Consents and Approvals.  Except as set forth in Section
5.5 to the AmeriSource Disclosure Schedule and, in the case of (b), (c) and (d), for any of the following that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource or a material adverse effect on the ability of AmeriSource to consummate the transactions contemplated hereby, neither the execution and delivery of this Agreement or the AmeriSource Stock Option Agreement by AmeriSource, nor the consummation of the transactions contemplated hereby or thereby will:

          (a) conflict with, or result in a breach of any provision of, the AmeriSource Certificate or the AmeriSource Bylaws,

          (b) to the knowledge of AmeriSource, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of AmeriSource or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which AmeriSource or any of its subsidiaries is a party,

          (c) violate any order, writ, injunction, decree, statute, permit, license, rule or regulation applicable to AmeriSource or any of its subsidiaries or any of their respective properties or assets, or

          (d) require any action or consent or approval of, or review by, or registration or filing by AmeriSource or any of its affiliates with, any third party or any Governmental Authority, other than (i) approval of the Mergers and the transactions contemplated hereby by holders of shares of AmeriSource Class A Common Stock, (ii) the filing of the New Jersey Certificate of Merger with the New Jersey Treasury Department and the filing of the Delaware Certificate of Merger with the Delaware Secretary of State, (iii) action necessary for the authorization for inclusion of the Parent Common Stock to be issued in the Mergers and the transactions contemplated hereby on the NYSE, subject to official notice of issuance,
     (iv) actions required by the HSR Act, (v) actions required under ISRA, and
     (vi) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement.

     5.6. No Material Adverse Change. Except (a) as set forth in Section 5.6 to the AmeriSource Disclosure Schedule or (b) as specifically disclosed in the AmeriSource SEC Documents (as defined in Section 5.7) filed with the Commission prior to the date of this Agreement, since September 30, 2000, there has been no change in the business, assets, liabilities, results of operations or financial condition of AmeriSource or any of its subsidiaries which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on AmeriSource, or any event, occurrence or development which individually or in the aggregate would have a material adverse effect on the ability of AmeriSource to consummate the transactions contemplated hereby.

     5.7. AmeriSource SEC Documents. Except as set forth in Section 5.7 to the AmeriSource Disclosure Schedule, AmeriSource has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by them since December 31, 1997 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "AmeriSource SEC Documents"). The AmeriSource SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) except as set forth in Section 5.7 to the AmeriSource Disclosure Schedule, complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of AmeriSource included in the AmeriSource SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) complied as to form in all material respects with applicable accounting
                                       A-22
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requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject, in the case of the unaudited financial statements, to normal, recurring audit adjustments), in all material respects, the consolidated financial position of AmeriSource and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. No subsidiary of AmeriSource is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the Commission, the NYSE, any other stock exchange or any other comparable Governmental Authority.

     5.8. Taxes. Except as reflected in the Consolidated Balance Sheet of AmeriSource as of September 30, 2000, included in the AmeriSource SEC Documents, or disclosed in the footnotes to the financial statements as of such date or
(ii) as set forth in Section 5.8 to the AmeriSource Disclosure Schedule and except for such matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource:

          (a) AmeriSource and its subsidiaries (i) have duly filed all Tax Returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by AmeriSource or its subsidiaries, all of which Tax Returns are true and correct; (ii) have within the time and manner prescribed by Applicable Law paid or, prior to the Effective Time, will pay all Taxes, required to be paid in respect of the periods covered by such Tax Returns or otherwise due to any Governmental Authority; (iii) have established or, prior to the Effective Time, will establish, in accordance with their normal accounting practices and procedures, accruals and reserves that are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the Effective Time; (iv) are not delinquent in the payment of any Tax; and
     (v) have not received written notice of any deficiencies for any Tax from any Governmental Authority against AmeriSource or any of its subsidiaries, which deficiency has not been satisfied. Neither AmeriSource nor any of its subsidiaries is the subject of any currently ongoing Tax audit. With respect to any taxable period ended prior to September 30, 1996, all federal income Tax Returns including AmeriSource or any of its subsidiaries have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of AmeriSource or any of its subsidiaries (other than liens for Taxes not yet due). No claim has ever been made in writing by a Governmental Authority in a jurisdiction where AmeriSource or its subsidiaries do not file Tax Returns that AmeriSource or any of its subsidiaries is or may be subject to taxation by that jurisdiction. Neither AmeriSource nor any of its subsidiaries has filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

          (b) Neither AmeriSource nor any of its subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to Taxes. Neither AmeriSource nor any of its subsidiaries is now or has ever been a party to or bound by any contract, agreement or other arrangement (whether or not written and including, without limitation, any arrangement required or permitted by Applicable Law (including pursuant to Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law)) which (i) requires AmeriSource or any of its subsidiaries to make any Tax payment to (other than payments made prior to September 30, 2000) or for the account of any other person, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of AmeriSource or any of its subsidiaries, or (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to AmeriSource or any of its subsidiaries from any other person.

          (c) AmeriSource and its subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.
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

     5.9. Compliance with Law. Except (a) as set forth in Section 5.9 to the AmeriSource Disclosure Schedule or (b) as specifically disclosed in the AmeriSource SEC Documents filed with the Commission prior to the date hereof, to the knowledge of AmeriSource, AmeriSource and its subsidiaries are in compliance with all Applicable Laws relating to AmeriSource, its subsidiaries or their respective business or properties, except where the failure to be in compliance with such Applicable Laws individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on AmeriSource. Except (a) as disclosed in Section 5.9 to the AmeriSource Disclosure Schedule or (b) as specifically disclosed in the AmeriSource SEC Documents filed with the Commission prior to the date hereof, no investigation or review by any Governmental Authority with respect to AmeriSource or any of its subsidiaries is pending, or, to the knowledge of AmeriSource, threatened in writing, nor has any Governmental Authority indicated in writing an intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource. Since the date of this Agreement, there have been no changes in the status, as such status was disclosed to Bergen and its representatives prior to the date of this Agreement, of the matters disclosed on Section 5.9 to the AmeriSource Disclosure Schedule that, in the aggregate, would reasonably be expected to have a Material Adverse Effect on AmeriSource or a material adverse effect on the ability of AmeriSource to consummate the transactions contemplated hereby.

     5.10. Intellectual Property. Except as set forth in Section 5.10 to the AmeriSource Disclosure Schedule and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource, AmeriSource and its subsidiaries own or possess adequate licenses or other valid rights to use all Intellectual Property used in or necessary for the conduct of the business of AmeriSource and its subsidiaries as currently conducted. Except as set forth in Section 5.10 to the AmeriSource Disclosure Schedule, the conduct of the businesses of AmeriSource and its subsidiaries as currently conducted does not, to the knowledge of AmeriSource, conflict with or infringe upon any Intellectual Property of any third party except for any conflict or infringement that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AmeriSource. Except as set forth in Section 5.10 to the AmeriSource Disclosure Schedule and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource, to AmeriSource's knowledge, no third party is infringing on any of the Intellectual Property owned by AmeriSource or any of its subsidiaries.

     5.11. Title to Properties. AmeriSource and its subsidiaries own or hold under valid leases all real property, plants, machinery and equipment necessary for the conduct of the business of AmeriSource and its subsidiaries as presently conducted, except where the failure to own or so hold such property, plants, machinery and equipment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource.

     5.12. Registration Statement; Joint Proxy Statement. None of the information provided by AmeriSource in writing for inclusion in the Registration Statement, Prospectus or the Joint Proxy Statement, at the time the Registration Statement becomes effective or, in the case of the Joint Proxy Statement, at the date of mailing and at the date of the Bergen Shareholders Meeting or the AmeriSource Shareholders Meeting, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement, except for such portion thereof that relates only to Bergen and its subsidiaries (as to which no representations or warranties are made), will comply as to form in all material respects with the provisions of the Exchange Act.

     5.13. Litigation. Except (a) as set forth in Section 5.13 to the AmeriSource Disclosure Schedule or (b) specifically disclosed in the AmeriSource SEC Documents filed with the Commission prior to the date of this Agreement, there is no Action pending or, to the knowledge of AmeriSource, threatened against AmeriSource or any of its subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on AmeriSource or a material adverse effect on the ability of AmeriSource to consummate the transactions contemplated hereby. Except as set forth in Section
5.13 to the AmeriSource Disclosure Schedule, neither AmeriSource nor any of its subsidiaries is currently subject to any outstanding order, writ, injunction or decree specifically applicable to AmeriSource or any of its subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on AmeriSource or a material adverse effect on the ability of AmeriSource to consummate the transactions contemplated hereby. Since the date of this Agreement, there have been no changes in the status, as such status was disclosed to Bergen and its representatives prior to the date of this Agreement, of the Actions pending against AmeriSource or any of its subsidiaries and set forth in Section 5.13 to the AmeriSource Disclosure Schedule that, in the aggregate, would reasonably be expected to have a Material Adverse Effect on AmeriSource or a material adverse effect on the ability of AmeriSource to consummate the transactions contemplated hereby.

     5.14. Brokerage and Finder's Fees; Expenses. Except in connection with the retention of Goldman, Sachs & Co. ("Goldman Sachs") (the fees of which firm shall be the sole responsibility of AmeriSource), neither AmeriSource nor any stockholder, director, officer or employee thereof has incurred or will incur on behalf of AmeriSource any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. AmeriSource has heretofore furnished to Bergen a complete and correct copy of the engagement letter between AmeriSource and Goldman Sachs.

     5.15. Reorganization. Neither AmeriSource nor any of its affiliates has taken or agreed to take any action that would cause Bergen, AmeriSource, the Bergen shareholders or the AmeriSource shareholders to recognize any gain or loss for Federal income tax purposes as a result of the Reorganization (except to the extent that cash is received in lieu of Fractional Shares and to the extent of payments made pursuant to Section 6.1(i)).

     5.16.  Employee Benefit Plans.

     (a) With respect to each AmeriSource Plan, AmeriSource has provided to Bergen a true, correct and complete copy of each material document relating to a material liability with respect thereto, including without limitation the following (where applicable): (i) each writing constituting a part of such Plan, including without limitation all plan documents, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and
(v) the most recent determination letter from the Internal Revenue Service, if any.

     (b) Except as set forth in Section 5.16(b) to the AmeriSource Disclosure Schedule, the Internal Revenue Service has issued a favorable determination letter with respect to each AmeriSource Qualified Plan and, to the knowledge of AmeriSource, there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any AmeriSource Qualified Plan or the related trust.

     (c) All contributions required to be made to any AmeriSource Plan by Applicable Laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any AmeriSource Plan, before the date hereof have been made or paid in full on or before the final due date thereof and through the Effective Time will be made or paid in full on or before the final due date thereof.

     (d) AmeriSource and its subsidiaries have complied, and are now in compliance, with all applicable provisions of ERISA and the Code and all Applicable Laws relating to employees and employee benefits, except for such non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AmeriSource. Each AmeriSource Plan has been established and operated in compliance with its terms and Applicable Laws, except for such non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AmeriSource. There is not now, and there are no existing circumstances that individually or in the aggregate would reasonably be expected to give rise to, any requirement for the posting of security with respect to an AmeriSource Plan or the imposition of any lien on the assets of AmeriSource or any of its subsidiaries under ERISA or the Code. AmeriSource and its subsidiaries are each in compliance with all Applicable Laws respecting employment, except for such non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AmeriSource.

     (e) Except as set forth in Section 5.16(e) to the AmeriSource Disclosure Schedule, no AmeriSource Plan is a Multiemployer Plan or a Multiple Employer Plan, nor has AmeriSource or any of its subsidiaries or any of their respective ERISA Affiliates, at any time within six years before the date hereof, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. With respect to each Multiemployer Plan: (i) neither AmeriSource nor any of its ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full; (ii) neither AmeriSource nor any ERISA Affiliate has received any notification, nor has any reason to believe, that any such plan is in reorganization, is insolvent, or has been terminated, or could reasonably be expected to be in reorganization, to be insolvent, or to be terminated; and (iii) no circumstances exist which individually or in the aggregate could reasonably be expected to result in Withdrawal Liability with respect to an AmeriSource Plan.

     (f) There does not now exist, and there are no existing circumstances that individually or in the aggregate would reasonably be expected to result in, any Controlled Group Liability that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on AmeriSource or any of its subsidiaries. Without limiting the generality of the foregoing, neither AmeriSource nor any of its subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 of ERISA.

     (g) Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and except as set forth in Section 5.16(g) to the AmeriSource Disclosure Schedule, neither AmeriSource nor any of its subsidiaries has any material liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

     (h) Except as disclosed in Section 5.16(h) to the AmeriSource Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or consultant of AmeriSource or any of its subsidiaries. Without limiting the generality of the foregoing, except as set forth in Section 5.16(h) to the AmeriSource Disclosure Schedule, no amount paid or payable by AmeriSource or any of its subsidiaries or affiliates in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

     (i) Except as disclosed in Section 5.16(i) to the AmeriSource Disclosure Schedule, there are no pending, or to the knowledge of AmeriSource threatened, Actions (other than claims for benefits in the ordinary course) with respect to the AmeriSource Plans which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on AmeriSource or any of its subsidiaries.

     (j) Section 5.16(j) to the AmeriSource Disclosure Schedule sets forth a list of each employment, consulting, severance or similar agreement under which AmeriSource or any of its subsidiaries is or could become obligated to provide compensation or benefits in excess of $200,000 per year, and AmeriSource has provided to Bergen a copy of each such agreement.

     5.17. Contracts. Section 5.17 to the AmeriSource Disclosure Schedule lists all Contracts, other than Plans, any Contracts heretofore filed as an exhibit to any AmeriSource SEC Document and any Contracts that are cancelable on less than 91 days notice without penalty, that exist as of the date hereof to which AmeriSource or any of its subsidiaries is a party or by which it is bound and which fall within any of the following categories: (a) Contracts not entered into in the ordinary course of AmeriSource's or any of its subsidiaries' business other than those that individually or in the aggregate are not material to the business of AmeriSource or any of its subsidiaries, (b) joint venture and partnership agreements, (c) Contracts containing covenants purporting to limit the freedom of AmeriSource or any of its subsidiaries to compete in any line of business in any geographic area or to hire any individual or group of individuals, (d) Contracts which after the Effective Time would have the effect of limiting the freedom of Parent or its subsidiaries to compete in any line of business in any geographic area or to hire any individual or group of individuals, (e) Contracts which contain minimum purchase conditions in excess of $10,000,000 with respect to inventory purchases for resale, and $1,000,000 in the case of everything else, or requirements or other terms that restrict
                                       A-26
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or limit the purchasing relationships of AmeriSource or its subsidiaries, or any customer, licensee or lessee thereof, (f) Contracts relating to any outstanding commitment for capital expenditures in excess of $2,000,000, (g) indentures, mortgages, promissory notes, loan agreements or guarantees of borrowed money in excess of $2,000,000 in the aggregate, letters of credit or other agreements or instruments of AmeriSource or any of its subsidiaries or commitments for the borrowing or the lending by AmeriSource or any of its subsidiaries of amounts in excess of $2,000,000 in the aggregate or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of AmeriSource or any of its subsidiaries with an aggregate value in excess of $2,000,000, (h) Contracts providing for "earn-outs" or other contingent payments by AmeriSource or any of its subsidiaries involving more than $1,000,000 in the aggregate over the terms of any such Contract, (i) Contracts providing for the purchase by AmeriSource or any of its subsidiaries of product for a purchase price in excess of $1,000,000 in the aggregate, for resale, at a price above the weighted average price at which AmeriSource or any of its subsidiaries sell such product, (j) Contracts relating to material customer programs with an expected cost to AmeriSource or any of its subsidiaries in excess of $1,000,000 in the aggregate, including Contracts providing for loans to customers or slotting allowances, (k) Contracts associated with off balance sheet financing in excess of $1,000,000 in the aggregate, including but not limited to arrangements for the sale of receivables, (l) licenses or similar agreements granting a third party the right to use any Intellectual Property that is material to the business of AmeriSource or any of its subsidiaries, (m) stock purchase agreements, asset purchase agreements or other acquisition or divestiture agreements relating to material transactions since January 1, 1998, or (n) any agreement the absence of which would reasonably be expected to have a Material Adverse Effect on AmeriSource. All Contracts required to be disclosed in Section
5.17 to the AmeriSource Disclosure Schedule and all Contracts filed as an exhibit to any AmeriSource SEC Document and all AmeriSource Plans to which AmeriSource or any of its subsidiaries is a party or by which it is bound are valid and binding obligations of AmeriSource or such subsidiary and, to the knowledge of AmeriSource, the valid and binding obligation of each other party thereto except such Contracts which if not so valid and binding would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource. Neither AmeriSource or any of its subsidiaries nor, to the knowledge of AmeriSource, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such Contract except such violations or defaults under or terminations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AmeriSource. Set forth in Section 5.17(o) to the AmeriSource Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of AmeriSource and its subsidiaries from the description in the financial statements (including the notes thereto) incorporated in AmeriSource's Annual Report on Form 10-K for the period ended September 30, 2000 filed with the Commission. Set forth in Section 5.17(p) to the AmeriSource Disclosure
Schedule is the amount of the annual premium currently paid by AmeriSource for its directors' and officers' liability insurance. Except as set forth in Section 5.17(q) to the AmeriSource Disclosure Schedule, the consummation of the Mergers will not require any notice or consent pursuant to, or change any of the material terms of, any of the 20 largest customer Contracts (measured by revenue during fiscal 2000) to which AmeriSource or any of its subsidiaries is a party other than any Contracts heretofore filed as an exhibit to any AmeriSource SEC Document and any Contracts that are cancelable on less than 91 days notice without penalty.

     5.18. Labor Matters. Except as set forth in Section 5.18 to the AmeriSource Disclosure Schedule, neither AmeriSource nor any of its subsidiaries has any labor contracts or collective bargaining agreements with any persons employed by AmeriSource or any of its subsidiaries or any persons otherwise performing services primarily for AmeriSource or any of its subsidiaries, nor as of the date hereof is AmeriSource or any of its subsidiaries in the process of negotiating any such agreement. There is no labor strike, dispute or stoppage pending or, to the knowledge of AmeriSource, threatened against AmeriSource or any of its subsidiaries which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, and neither AmeriSource nor any of its subsidiaries has experienced any such labor strike, dispute or stoppage since September 30, 1997.

     5.19. Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against in the consolidated balance sheet of AmeriSource as of September 30, 2000 included in the AmeriSource SEC
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Documents, or disclosed in the footnotes to the financial statements as of such date, (ii) as incurred after September 30, 2000 in the ordinary course of business consistent with prior practice and not prohibited by this Agreement or
(iii) as set forth in Section 5.19 to the AmeriSource Disclosure Schedule, neither AmeriSource nor any of its subsidiaries has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on AmeriSource. Since the date of this Agreement, there have been no changes in the status, as such status was disclosed to Bergen and its representatives prior to the date of this Agreement, of the matters disclosed on Section 5.19 to the AmeriSource Disclosure Schedule that, in the aggregate, would reasonably be expected to have a Material Adverse Effect on AmeriSource or a material adverse effect on the ability of AmeriSource to consummate the transactions contemplated hereby.

     5.20. Operation of AmeriSource's Business; Relationships.

     (a) Since September 30, 2000 through the date of this Agreement and except for entering into this Agreement and the AmeriSource Stock Option Agreement, neither AmeriSource nor any of its subsidiaries engaged in any transaction which, if done after execution of this Agreement, would violate in any material respect Section 6.2(c) (other than subsections (x), (xi) or (xiv) of Section 6.2(c)), except as set forth in Section 5.20(a) to the AmeriSource Disclosure Schedule or as specifically disclosed in the AmeriSource SEC Documents filed with the Commission prior to the date of this Agreement.

     (b) Except as set forth in Section 5.20(b) to the AmeriSource Disclosure Schedule, (i) from September 30, 2000 to the date hereof, no material customer of AmeriSource or any of its subsidiaries has indicated that it will stop or materially decrease purchasing materials, products or services from AmeriSource or any of its subsidiaries and (ii) since September 30, 2000, no material supplier of AmeriSource or any of its subsidiaries has indicated that it will stop or materially decrease the supply of materials, products or services to AmeriSource or any of its subsidiaries, in each case, the effect of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on AmeriSource.

     5.21.  Permits; Compliance.

     (a) AmeriSource and its subsidiaries are in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "AmeriSource Permits"), except where the failure to be in possession of such AmeriSource Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource or a material adverse effect on the ability of AmeriSource to consummate the transactions contemplated hereby, and there is no Action pending or, to the knowledge of AmeriSource, threatened in writing regarding any of the AmeriSource Permits which, if successful, would have a Material Adverse Effect on AmeriSource. Neither AmeriSource nor any of its subsidiaries is in conflict with, or in default or violation of any of the AmeriSource Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AmeriSource.

     (b) Except as set forth in Section 5.21(b) to the AmeriSource Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource:

          (i) all necessary clearances or approvals from Governmental Authorities for all drug and device products which are manufactured and/or sold by AmeriSource and its subsidiaries have, to the knowledge of AmeriSource, been obtained and AmeriSource and its subsidiaries are in substantial compliance with the most current form of each applicable clearance or approval with respect to the manufacture, storage, distribution, promotion and sale by AmeriSource and its subsidiaries of such products;

          (ii) none of AmeriSource, its subsidiaries, or any of their officers, employees or agents (during the term of such person's employment by AmeriSource or any of its subsidiaries or while acting as an agent of AmeriSource or any of its subsidiaries, or, to the knowledge of AmeriSource, prior to such employment)

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     has made any untrue statement of a material fact or fraudulent statement to the FDA, the NRC or any similar Governmental Authorities, failed to disclose a material fact required to be disclosed to the FDA, NRC or similar Governmental Authorities, or committed an act, made a statement or failed to make a statement that would reasonably be expected to provide a basis for the FDA, NRC or similar Governmental Authorities to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" or similar governmental policy, rule, regulation or law;

          (iii) as to each article of drug, device, cosmetic or vitamin manufactured (directly or indirectly) and/or, to the knowledge of AmeriSource, distributed by AmeriSource and its subsidiaries, such article is not adulterated or misbranded within the meaning of the Food, Drug and Cosmetic Act or any similar governmental act or law of any jurisdiction; and

          (iv) to the knowledge of AmeriSource, none of AmeriSource, its subsidiaries or any of their officers, employees or agents (during the term of such person's employment by AmeriSource or any of its subsidiaries or while acting as an agent of AmeriSource, or any of its subsidiaries, to the knowledge of AmeriSource, prior to such employment), has been convicted of any crime or engaged in any conduct for which debarment or similar punishment is mandated or permitted by any Applicable Law.

     (c) Since the date of this Agreement, there have been no changes in the status, as such status was disclosed to Bergen and its representatives prior to the date of this Agreement, of the matters disclosed on Section 5.21(b) to the AmeriSource Disclosure Schedule that, in the aggregate, would reasonably be expected to have a Material Adverse Effect on AmeriSource or a material adverse effect on the ability of AmeriSource to consummate the transactions contemplated hereby.

     5.22. Environmental Matters. Except for matters disclosed in Section 5.22 of the AmeriSource Disclosure Schedule or as specifically disclosed in the AmeriSource SEC Documents filed with the Commission prior to the date of this Agreement and except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource, (a) the properties, operations and activities of AmeriSource and its subsidiaries have at all times been for all applicable periods of limitation, and are, in compliance with all applicable Environmental Laws and Environmental Permits; (b) AmeriSource and its subsidiaries and the properties and operations of AmeriSource and its subsidiaries are not subject to any pending or, to the knowledge of AmeriSource, threatened (in writing) Action under any Environmental Law, including without limitation with respect to any present or former operations, facilities or subsidiaries; (c) there has been no release of any Hazardous Materials into the environment by AmeriSource or its subsidiaries, and to the knowledge of AmeriSource, there are no Hazardous Materials present at, on, under, within or which have migrated from, any properties of AmeriSource or its subsidiaries; (d) to the knowledge of AmeriSource there has been no exposure of any person or property to any Hazardous Materials in connection with the properties, operations and activities of AmeriSource or its subsidiaries (provided that the foregoing is not intended to apply to exposure relating to the consumption or other customary use of pharmaceutical products manufactured or distributed by AmeriSource); and (e) neither AmeriSource nor any of its subsidiaries (x) has received any written notice that AmeriSource, any of its subsidiaries or any of their respective present or former operations, facilities or subsidiaries is or may be a potentially responsible party or otherwise liable in connection with any site used for the disposal of or otherwise containing Hazardous Materials, or (y) has disposed of, arranged for the disposal of, or transported any Hazardous Materials to any site which, to the knowledge of AmeriSource, is listed on the U.S. Environmental Protection Agency's National Priorities List or which, to the knowledge of AmeriSource, is otherwise subject to remediation or investigation. AmeriSource and its subsidiaries have made available to Bergen all material internal and external environmental audits and reports (in each case relevant to AmeriSource or any of its subsidiaries) prepared since January 1, 1995 and in the possession or under the control of AmeriSource or its subsidiaries.

     5.23. Opinion of Financial Advisor. AmeriSource has received the written opinion of Goldman Sachs, its financial advisor, to the effect that, as of the date of this Agreement, the ratio of the AmeriSource Exchange Ratio to the Bergen Exchange Ratio is fair to the AmeriSource shareholders from a financial point of view, and such opinion has not been withdrawn or revoked or modified in any material respect as of the date of this Agreement.

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     5.24.  Board Recommendation; Vote Required.

     (a) The Board of Directors of AmeriSource, at a meeting duly called and held at which a quorum was present throughout, has by the requisite vote of the directors (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, and the AmeriSource Stock Option Agreement and the transactions contemplated thereby, taken together, are fair to and in the best interests of the AmeriSource shareholders and (ii) resolved to recommend that the holders of the shares of AmeriSource Common Stock entitled to vote thereon approve and adopt this Agreement and the transactions contemplated hereby (the "AmeriSource Board Recommendation"). The AmeriSource Board Recommendation has not been withdrawn, revoked or modified as of the date of this Agreement.

     (b) The only vote of the holders of any class or series of capital stock of AmeriSource necessary to approve and adopt this Agreement, the Mergers and the other transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of AmeriSource Class A Common Stock in favor of the approval and adoption of this Agreement.

     5.25. State Takeover Law and Rights Agreement. Prior to the date hereof, the Board of Directors of AmeriSource has taken all action necessary to exempt under or make not subject to (x) the provisions of Section 203 of the DGCL and
(y) any other Delaware or Pennsylvania takeover law or Delaware or Pennsylvania law that purports to limit or restrict business combinations: (i) the execution of this Agreement, the AmeriSource Stock Option Agreement and the Support/Voting Agreements dated as of the date hereof between Bergen and certain executive officers of AmeriSource (the "AmeriSource Support Agreements"), (ii) the Mergers and (iii) the transactions contemplated hereby, by the AmeriSource Stock Option Agreement and by the AmeriSource Support Agreements. Parent and Bergen are exempt from the definition of "Acquiring Person" contained in the AmeriSource Rights Agreement, no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the AmeriSource Rights Agreement) will occur as a result of the execution of this Agreement or the AmeriSource Stock Option Agreement or the consummation of the Mergers pursuant to this Agreement or the acquisition or transfer of shares of AmeriSource Common Stock by Bergen pursuant to the AmeriSource Stock Option Agreement, and the AmeriSource Rights Agreement has not been amended or modified.

     5.26. Related Party Transactions. Except as set forth in Section 5.26 to the AmeriSource Disclosure Schedule, since the date of AmeriSource's proxy statement dated January 26, 2001, no event has occurred that would be required to be reported under Item 404 of Regulation S-K promulgated by the Commission.

                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

     The parties hereto agree that:

     6.1.  Mutual Covenants.

     (a) HSR Act Filings; Notification.

          (i) Each of the parties hereto shall (A) make or cause to be made the filings required of such party or any of its subsidiaries or affiliates under the HSR Act with respect to the transactions contemplated hereby as promptly as practicable after the date hereof, (B) comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other materials received by such party or any of its subsidiaries from the Federal Trade Commission or the Department of Justice (either, an "HSR Authority") or any other Governmental Authority in respect of such filings or such transactions, and (C) cooperate with the other party in connection with any such filing (including, with respect to the party making a filing, providing copies of all such documents to the nonfiling party's outside counsel) and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under any Antitrust Laws (as defined in Section 6.1(a)(ii)) with respect to any such filing or any such transaction. Each party shall use its reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Applicable Law in
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     connection with the Mergers and the other transactions contemplated by this
     Agreement. Each party shall promptly inform the other party of any communication or proposed meeting with, and any proposed understanding, undertaking, or agreement with, any Governmental Authority regarding any such filings or any such transaction. The parties hereto will consult with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or other Antitrust Laws.

          (ii) Each of the parties hereto shall use its best efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). Each of the parties hereto shall use its best efforts to take such action as may be required to cause the waiting period under the HSR Act or other Antitrust Laws with respect to such transactions to expire or be terminated as promptly as possible after the execution of this Agreement.

          (iii) Each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by this Agreement, including (A) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from Governmental Authorities and the making of all other necessary registrations and filings (including filings under ISRA and other filings with Governmental Authorities, if any), (B) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Mergers that are necessary to consummate the Mergers and the transactions contemplated by this Agreement or required to prevent a Material Adverse Effect on AmeriSource, Bergen or Parent from occurring prior to or after the Effective Time, (C) the preparation of the Joint Proxy Statement, the Prospectus and the Registration Statement, and (D) the execution and delivery of any additional instruments necessary to consummate the transaction contemplated by, and to fully carry out the purposes of, this Agreement.

          (iv) Notwithstanding anything to the contrary in this Agreement, neither AmeriSource nor Bergen shall be required to waive any of the conditions to the Mergers set forth in Article VII of this Agreement as they apply to such party.

     (b) Tax-Free Treatment. Each of the parties shall use its reasonable best efforts to ensure that none of Bergen, AmeriSource, the Bergen shareholders or the AmeriSource shareholders will recognize any gain or loss for Federal income tax purposes as a result of the Reorganization (except to the extent that cash is received in lieu of Fractional Shares and to the extent of payments made pursuant to Section 6.1(i)).

          (i) As of the date hereof, Bergen does not know of any reason (A) why it would not be able to deliver to Shearman & Sterling or Dechert, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Section 7.2(d) and 7.3(d), and Bergen hereby agrees to deliver such certificates effective as of the date of such opinions or (B) why Shearman & Sterling or Dechert would not be able to deliver the opinions required by Sections 7.2(d) and 7.3(d).

          (ii) As of the date hereof, AmeriSource does not know of any reason
     (A) why it would not be able to deliver to Shearman & Sterling or Dechert, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 7.2(d) and 7.3(d), and AmeriSource hereby agrees to deliver such certificates effective as of the

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

     date of such opinions or (B) why Shearman & Sterling or Dechert would not be able to deliver the opinions required by Sections 7.2(d) and 7.3(d).

     (c) Public Announcements. Each of the parties agrees that it shall not, nor shall any of its respective affiliates, issue or cause the publication of any press release or other public announcement with respect to the Reorganization, this Agreement or the other transactions contemplated hereby without the prior approval of the other party, except such disclosure as may be required by law or by any listing agreement with a national securities exchange; provided that if such disclosure is required by law or any such listing agreement, such disclosure may not be made without prior consultation of the other party.

     (d) Joint Proxy Statement; Registration Statement. As promptly as practicable after the execution of this Agreement, AmeriSource and Bergen shall jointly prepare the Joint Proxy Statement, and AmeriSource and Bergen shall each file the Joint Proxy Statement with the Commission. Each of the parties shall, as promptly as practicable, furnish AmeriSource and Bergen with all information concerning it as may be required for inclusion in the Joint Proxy Statement and the Registration Statement. Consistent with the timing for the AmeriSource Shareholders Meeting and the Bergen Shareholders Meeting, AmeriSource and Bergen shall prepare and Parent shall file the Registration Statement with the Commission as soon as is reasonably practicable and each party hereto shall use its reasonable best efforts to have the Registration Statement declared effective by the Commission as promptly as practicable and to maintain the effectiveness of the Registration Statement through the Effective Time.

     (e) Directors and Officers of Parent.

          (i) At or prior to the Effective Time, AmeriSource and Bergen shall take all action necessary to cause (A) the Chairman and Chief Executive Officer of AmeriSource immediately prior to the Effective Time to be the President and Chief Executive Officer of Parent, (B) the President and Chief Operating Officer of AmeriSource immediately prior to the Effective Time to be the Executive Vice President and Chief Operating Officer of Parent, (C) the Executive Vice President and Chief Financial Officer of Bergen immediately prior to the Effective Time to be the Executive Vice President and Chief Financial Officer of Parent, (D) the Executive Vice President of Bergen and President of Bergen Brunswig Drug Company immediately prior to the Effective Time to be a Senior Vice President of Parent and the President of AmeriSource Bergen Drug Company, (E) the Executive Vice President of Bergen and President of PharMerica, Inc. immediately prior to the Effective Time to be a Senior Vice President of Parent and the President of PharMerica, Inc. and (F) the Executive Vice President of Bergen and President of ASD Specialty Healthcare, Inc. immediately prior to the Effective Time to be a Senior Vice President of Parent and the President of ASD Specialty Healthcare, Inc.

          (ii) At or prior to the Effective Time, until duly changed in compliance with Applicable Law and the Certificate of Incorporation and Bylaws of Parent, AmeriSource and Bergen shall take all action necessary to cause the Board of Directors of Parent to consist of eight persons as follows: (A) the Chairman of the Board of Bergen immediately prior to the Effective Time as the non-executive Chairman of the Board of Parent, (B) the Chairman and Chief Executive Officer of AmeriSource immediately prior to the Effective Time, (C) three independent directors of Bergen immediately prior to the Effective Time designated by Bergen, and (D) three independent directors of AmeriSource immediately prior to the Effective Time designated by AmeriSource. Solely for purposes of the immediately preceding sentence, the term "independent" shall mean individuals who are not current or former officers of AmeriSource, Bergen or any of their subsidiaries. It is the intention of the parties hereto that, prior to or as soon as possible after the Effective Time, the Board of Directors of Parent shall be expanded to ten persons and shall include two independent directors to be designated jointly by AmeriSource and Bergen. Solely for purposes of the immediately preceding sentence, the term "independent" shall mean individuals who are not current or former directors or officers of AmeriSource, Bergen or any of their subsidiaries. In the event that, prior to the Effective Time, any person so selected to serve on the Board of Directors of Parent is unable or unwilling to serve in such position, the company that selected such person shall designate another person to serve in such person's stead in accordance with the provisions of this clause (ii). At or prior to the Effective Time, AmeriSource and Bergen shall

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     cause the Board of Directors of Parent to be divided into three classes, designated as Class I, Class II and Class III. The initial directors of Parent shall allocate the directors among the three classes as set forth in Exhibit F.

          (iii) At the Effective Time, until duly changed in compliance with Applicable Law and the Certificate of Incorporation and Bylaws of Parent, AmeriSource and Bergen shall cause the representatives of AmeriSource and Bergen on the Parent Board of Directors to be represented in proportion to the aggregate representation set forth above on all committees of the Board of Directors of Parent.

     (f) Directors' and Officers' Indemnification and Insurance.

          (i) Parent shall (A) indemnify and hold harmless all past and present directors, officers and employees of AmeriSource and its subsidiaries (in all of their capacities) (x) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by AmeriSource pursuant to the AmeriSource Certificate, the AmeriSource Bylaws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of AmeriSource and its subsidiaries and (y) without limitation to clause (x), to the fullest extent permitted by Applicable Law, in each case for act or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), (B) include and cause to be maintained in effect in the Parent (or any successor's) Certificate of Incorporation and Bylaws after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses which are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained in the AmeriSource Certificate and AmeriSource Bylaws, (C) periodically advance to any such indemnitee its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to clause (iii) of this Section 6.1(f), and subject to the providing by such indemnitee of an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such indemnitee is not entitled hereto and (D) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by AmeriSource (provided that Parent (or any successor) may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall Parent be required to expend in any one year an amount in excess of $1,500,000 for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

          (ii) Parent shall (A) indemnify and hold harmless all past and present directors, officers and employees of Bergen and its subsidiaries (in all of their capacities) (x) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by Bergen pursuant to the Bergen Certificate, the Bergen Bylaws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of Bergen and its subsidiaries and
     (y) without limitation to clause (x), to the fullest extent permitted by applicable Law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), (B) include and cause to be maintained in effect in the Parent (or any successor's) Certificate and Bylaws after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses which are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained in the Bergen Certificate and the Bergen Bylaws, (C) periodically advance to any such indemnitee its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the following clause (iii), and subject to the providing by such indemnitee of an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of
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     competent jurisdiction that such indemnitee is not entitled hereto and (D)
     cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Bergen (provided that Parent (or any successor) may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall Parent be required to expend in any one year an amount in excess of $1,500,000 for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

          (iii) The indemnitee under this Section 6.1(f) shall control the defense of any claim with counsel selected by such indemnitee, which counsel shall be reasonably acceptable to Parent, provided that Parent shall be permitted to participate in the defense of such claim at its own expense. Parent shall not be obligated to pay the fees and expenses of more than one counsel for all indemnitees in any single claim except to the extent that, in the opinion of independent legal counsel selected by the indemnitee, which counsel shall be reasonably acceptable to Parent, representation of two or more of such indemnitees would present a conflict of interest under applicable standards of conduct in the legal profession. Parent shall not be liable for any settlement effected without its written consent, which consent shall not unreasonably be withheld.

          (iv) The obligations of Parent under this Section 6.1(f) shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.1(f) applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.1(f) applies shall be third party beneficiaries of this
     Section 6.1(f)). In the event that Parent or any of its successors or assigns (A) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (B) transfers all or substantially all its properties and assets to any person, then and in each case, proper provision shall be made so that the successors and assigns of Parent assume the indemnification obligations set forth in this Section 6.1(f).

     (g) NYSE Listing. Each of AmeriSource, Bergen and Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock issuable pursuant to the Mergers to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

     (h) Employees and Employee Benefits. AmeriSource and Bergen will work together to design benefit plans to be adopted by Parent for the benefit of its employees as soon as practicable following the Mergers. Until such adoption, Parent shall cause all AmeriSource Plans and all Bergen Plans to be maintained in full force and effect. The benefit plans adopted by Parent shall provide past service credit for employees of AmeriSource and of Bergen, for the same purposes and to the same extent, as such service was credited under the corresponding plans maintained by AmeriSource or Bergen, as the case may be, immediately prior to the adoption of the Parent plans. In addition, the Parent plans that are welfare benefit plans, as defined in Section 3(1) of ERISA, will waive any pre-existing condition limitations other than those to which any such employee is subject under the terms of the applicable AmeriSource or Bergen plan, credit any complete or partial satisfaction of any deductibles or out-of-pocket expenses incurred by any AmeriSource or Bergen employee or the dependent or beneficiary thereof and will credit any credit balances or other entitlements under any cafeteria plan maintained by AmeriSource or Bergen.

     (i) Conveyance Taxes. Parent shall be liable for and shall hold holders of AmeriSource Common Stock or Bergen Common Stock who are holders of the AmeriSource Common Stock or Bergen Common Stock immediately prior to the Effective Time harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement. The parties acknowledge that this Section 6.1(i) is specifically intended to benefit the holders of AmeriSource

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Common Stock or Bergen Common Stock who are holders of the AmeriSource Common
Stock or Bergen Common Stock immediately prior to the Effective Time.

     (j) Parent Rights Agreement. At or prior to the Effective Time, each of AmeriSource and Bergen shall cause Parent to duly adopt a Shareholder Rights Agreement (the "Parent Rights Agreement"), in form and substance mutually agreeable to AmeriSource and Bergen.

     (k) Dividends. It is the intention of the parties hereto that Parent declare and pay quarterly dividends per share of Parent Common Stock of $0.025 per share, subject to approval and declaration thereof by the Board of Directors of Parent.

     (l) No Activities. AmeriSource and Bergen shall each take such actions as are necessary to ensure that none of Parent, AmeriSource Merger Sub or Bergen Merger Sub incurs, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engages in any business activities of any type or kind whatsoever or enters into any agreements or arrangements with any person, other than obligations or liabilities incurred in connection with its respective incorporation or organization and the transactions contemplated by this Agreement.

     6.2.  Covenants of AmeriSource.

     (a) AmeriSource Shareholders Meeting. AmeriSource shall take all action in accordance with the federal securities laws, the DGCL and the AmeriSource Certificate and AmeriSource Bylaws necessary to convene a special meeting of the holders of shares of AmeriSource Class A Common Stock entitled to vote (the "AmeriSource Shareholders Meeting") to be held and completed on the earliest practicable date determined by the parties (which date shall be the same date as the date of the Bergen Shareholders Meeting or as close to one another as reasonably practicable), to consider and vote upon approval and adoption of the Mergers, this Agreement and the transactions contemplated hereby; provided, however, that AmeriSource shall not hold the AmeriSource Shareholders Meeting until any applicable waiting periods (and any extensions thereof, including any written commitment to an HSR Authority to defer or delay consummation of the Mergers notwithstanding expiration of such waiting periods) under the HSR Act relating to the Mergers and the transactions contemplated by this Agreement shall have expired or been terminated.

     (b) Joint Proxy Statement; Registration Statement. The Joint Proxy Statement shall include the AmeriSource Board Recommendations to the extent not previously withdrawn in compliance with Section 6.2(d) and the opinion of Goldman Sachs referred to in Section 5.23, unless previously withdrawn or revoked or modified in any material respect. If, at any time prior to the Effective Time, AmeriSource shall obtain knowledge of any information pertaining to AmeriSource that would require an amendment or supplement to the Registration Statement or the Joint Proxy Statement, AmeriSource shall so advise Bergen and Parent in writing and shall promptly furnish Bergen and Parent with all information as shall be required for such amendment or supplement and shall promptly take such action as shall be required to amend or supplement the Registration Statement and/or the Joint Proxy Statement. Consistent with the timing for the AmeriSource Shareholders Meeting and the Bergen Shareholders Meeting, AmeriSource shall use its reasonable best efforts to mail at the earliest practicable date to the holders of shares of AmeriSource Class A Common Stock the Joint Proxy Statement, which shall include all information required by Applicable Law to be furnished to the shareholders of AmeriSource in connection with the Mergers and the transactions contemplated thereby.

     (c) Conduct of AmeriSource's Operations. During the period from the date of this Agreement to the Effective Time, AmeriSource shall conduct its operations in the ordinary course except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use its reasonable best efforts to maintain and preserve its business organization and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, AmeriSource shall not, except as otherwise expressly contemplated by this Agreement and the transactions

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contemplated hereby or as set forth in Section 6.2(c) to the AmeriSource
Disclosure Schedule, without the prior written consent of Bergen (which shall not be unreasonably withheld):

          (i) do or effect any of the following actions with respect to its securities (provided, however, that nothing in this Section 6.2(c)(i) shall prevent AmeriSource from distributing AmeriSource Rights to the holders of AmeriSource Common Stock or from issuing shares of AmeriSource Class A Common Stock upon conversion of AmeriSource Convertible Notes): (A) adjust, split, combine or reclassify its capital stock, (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, (C) grant any person any right or option to acquire any shares of its capital stock (provided that AmeriSource may grant AmeriSource Options to purchase shares of AmeriSource Common Stock if such grants are made at such times and in such amounts as are consistent with previous grants by AmeriSource in the ordinary course of business ("Additional AmeriSource Options") and if the Additional AmeriSource Options provide that the consummation of the Mergers shall not be an event which accelerates the vesting thereof), (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any other securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to the exercise of AmeriSource Options which are outstanding as of the date hereof or which are granted by AmeriSource prior to the Effective Time in compliance with the terms of this Agreement) or (E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock;

          (ii) directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its material property or assets other than inventory in the ordinary course of business;

          (iii) amend the AmeriSource Certificate or the AmeriSource Bylaws;

          (iv) merge or consolidate with any other person;

          (v) acquire assets (other than inventory in the ordinary course of business) or capital stock of or other equity interests in any other person or persons valued, giving effect to assumed indebtedness, at more than $100 million in the aggregate; provided that AmeriSource shall give Bergen written notice of any acquisition of assets or capital stock of or other equity interests in any other person, regardless of the size of the transaction, at least six business days prior to the filing of any application under the HSR Act with respect thereto or, if no such filing is made, at least six business days prior to the entering into of any agreement to make such an acquisition, provided the agreement is contingent on compliance with this paragraph (v), and provided, further, that AmeriSource shall not make any acquisition of (A) any entity engaged in the U.S. pharmaceutical distribution business (as defined below) or (B) any other business, regardless of the size of the transaction, if (x) in the case of clause (A), either AmeriSource's outside antitrust counsel or Bergen's outside antitrust counsel shall, within five business days of receipt of the aforesaid notice, deliver to AmeriSource its written opinion that such acquisition would materially and adversely affect the ability of
     Section 7.1(b), 7.1(c) and 7.1(d) (insofar as they relate to federal Antitrust Laws) to be satisfied or would result in any material delay in the timing of the satisfaction of such Sections (AmeriSource agreeing promptly to provide Bergen's counsel with all information, analyses and materials available to AmeriSource in connection with such acquisition that would be reasonably necessary in formulating its opinion); and (y) in the case of clause (B), if such acquisition would materially and adversely affect the ability of Section 7.1(b), 7.1(c) and 7.1(d) (insofar as they relate to federal Antitrust Laws) to be satisfied or would result in any material delay in the timing of the satisfaction of such Sections; (for the purposes of this Section 6.2(c)(v) only, an entity shall be deemed to be engaged in the U.S. pharmaceutical distribution business if it derived at least $100 million in revenues from the pharmaceutical distribution business (and shall have more than $25 million of revenues in the U.S. or $15 million in assets in the U.S.) in its fiscal year preceding the date of the agreement or filing referred to above (it being understood that, with respect to joint ventures or newly formed entities, the revenues of such entity for a fiscal year will include revenues the contributing party

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     derived from the assets or businesses contributed to such entity for the entire twelve-month period ending on the same date as the end of such entity's fiscal year));

          (vi) except (A) pursuant to existing credit arrangements set forth in
     Section 5.17 to the AmeriSource Disclosure Schedule, (B) in connection with extensions, renewals, refinancings, refundings and replacements of the bank financings set forth in Section 5.17 to the AmeriSource Disclosure Schedule that (1) do not involve the issuance of any shares of capital stock of AmeriSource or any of its subsidiaries or any other securities or obligations convertible into or exchangeable or exercisable for any shares of capital stock and (2) either (x) do not provide for a prepayment penalty or (y) do not include restrictions on a change in control of AmeriSource that would be implicated by the Mergers, or (C) in the ordinary course of business consistent with past practice, incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

          (vii) enter into or modify any employment, severance, stay-put, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than in the ordinary course of business consistent with past practice (except for change-of-control severance agreements that in all cases shall require the prior written consent of Bergen), or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee except as may be required by Applicable Law or in the ordinary course of business consistent with past practice;

          (viii) enter into, adopt or amend any employee benefit or similar plan except as may be required by Applicable Law;

          (ix) change any method or principle of accounting in a manner that is inconsistent with past practice except to the extent required by generally accepted accounting principles as advised by AmeriSource's regular independent public accountants, or make any material Tax election (unless required by law or consistent with prior practice) or, unless Bergen is given reasonable prior written notice thereof, settle any material Tax liability which is the subject of dispute between AmeriSource and a Governmental Authority;

          (x) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any Contract ("Contract Actions") other than Contract Actions in the ordinary course of business consistent with past practices and which, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on AmeriSource;

          (xi) enter into any standstill or non-compete agreements or arrangements which after the Effective Time would apply or purport to apply to Parent or any of its subsidiaries;

          (xii) incur or commit to any capital expenditures, individually or in the aggregate, in excess of the amount set forth in Section 6.2(c)(xii) to the AmeriSource Disclosure Schedule;

          (xiii) except as permitted by Section 6.2(d), take any action to exempt or make not subject to (x) the provisions of Section 203 of the DGCL or (y) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person or entity (other than Parent, Bergen or their subsidiaries) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

          (xiv) modify or waive any of its rights under any provision of any confidentiality agreement or standstill agreement;

          (xv) take any action that will likely result in the representations and warranties set forth in Article V becoming false or inaccurate in any material respect;

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

          (xvi) enter into or carry out any other transaction other than in the ordinary and usual course of business or other than as permitted pursuant to the other clauses in this Section 6.2(c);

          (xvii) permit or cause any subsidiary to do any of the foregoing or agree or commit to do any of the foregoing; or

          (xviii) agree in writing or otherwise to take any of the foregoing actions.

     (d) No Solicitation. During the term of this Agreement, AmeriSource shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose any information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving AmeriSource, or acquisition of any capital stock from AmeriSource (other than (i) upon exercise of AmeriSource options which are outstanding as of the date hereof or which have been granted by AmeriSource prior to the Effective Time in compliance with the terms of this Agreement or (ii) upon the conversion of the AmeriSource Convertible Notes) or 15% or more of the assets of AmeriSource and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any acquisition by AmeriSource of any material assets or capital stock of any other person (other than to the extent specifically permitted by Section 6.2(c)(v)), or any combination of the foregoing (an "AmeriSource Competing Transaction"), or negotiate or otherwise engage in discussions with any person (other than Bergen or its respective directors, officers, employees, agents and representatives) with respect to any AmeriSource Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Mergers or any other transactions contemplated by this Agreement; provided that, at any time prior to the approval of the Mergers by the holders of shares of AmeriSource Class A Common Stock, AmeriSource may furnish information to, and negotiate or otherwise engage in discussions with, any party who delivers a written proposal for an AmeriSource Competing Transaction which was not solicited or encouraged after the date of this Agreement if and so long as (i) the Board of Directors of AmeriSource determines in good faith by a majority vote, after consultation with its outside legal counsel, that failing to take such action would constitute a breach of the fiduciary duties of the Board of Directors of AmeriSource under Applicable Law and determines, after consulting with Goldman Sachs (or any other nationally recognized investment banking firm), that such proposal is more favorable to AmeriSource's shareholders from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Bergen in response to such AmeriSource Competing Transaction) and reasonably likely to be consummated after taking into consideration all the terms and conditions of such proposal (including the availability of financing, the conditions to consummation and the likelihood of objections under applicable Antitrust Laws) and (ii) prior to furnishing such information to, or entering into negotiations or discussions with such party, AmeriSource uses its reasonable best efforts to obtain from such party an executed confidentiality agreement on terms no less favorable to AmeriSource than those contained in the Confidentiality Agreement (as defined in Section 6.2(f)). AmeriSource will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for an AmeriSource Competing Transaction. Notwithstanding any other provision of this Section 6.2(d), in the event that prior to the approval of the Mergers by the holders of shares of AmeriSource Class A Common Stock the Board of Directors of AmeriSource determines in good faith by a majority vote, after consultation with outside legal counsel, that failure to do so would constitute a breach of the fiduciary duties of the AmeriSource Board of Directors under Applicable Law, the Board of Directors of AmeriSource may (subject to this and the following sentences) withdraw, modify or change, in a manner adverse to Bergen, the AmeriSource Board Recommendation and take and disclose to the shareholders of AmeriSource a position with respect to the AmeriSource Competing Transaction and, to the extent applicable, comply with Rule 14e-2 promulgated under the Exchange Act with respect to an AmeriSource Competing Transaction by disclosing such withdrawn, modified or changed AmeriSource Board Recommendation and recommendation with respect to the AmeriSource Competing Transaction in connection with a tender or exchange offer for AmeriSource securities, provided that it uses its reasonable best efforts to give Bergen two days prior written notice of its intention to do so. The AmeriSource Board of Directors shall not, in connection with any such withdrawal, modification or change of the

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AmeriSource Board Recommendation, take any action to change the approval of the
Board of Directors of AmeriSource for purposes of causing any state takeover statute or other state law or the AmeriSource Rights Agreement to be applicable to the transactions contemplated hereby, including this Agreement, the AmeriSource Stock Option Agreement, the AmeriSource Support Agreements and the Mergers, provided, however, that this sentence shall not prohibit AmeriSource from withdrawing, modifying or changing its recommendation or approving or recommending any AmeriSource Competing Transaction under the circumstances and subject to the conditions set forth in this Section 6.2(d). Notwithstanding any subsequent determination by the Board of Directors of AmeriSource to change the AmeriSource Board Recommendation, this Agreement shall be submitted to the holders of shares of AmeriSource Class A Common Stock at the AmeriSource Shareholders Meeting for the purpose of obtaining the approval and adoption of this Agreement and the transactions contemplated hereby and nothing contained herein shall be deemed to relieve AmeriSource of such obligation. From and after the execution of this Agreement, AmeriSource shall immediately advise Bergen in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to an AmeriSource Competing Transaction (including the specific terms thereof and the identity of the other party or parties involved) and furnish to Bergen as promptly as practicable, and in any event within two days of such receipt, an accurate description of all material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) of any such written proposal in addition to any information provided to any third party relating thereto.

     (e) Affiliates of AmeriSource. AmeriSource shall use its reasonable best efforts to cause each person who may be at the Effective Time or was on the date hereof an "affiliate" of AmeriSource for purposes of Rule 145 under the Securities Act to execute and deliver to Parent no less than 30 days prior to the date of the AmeriSource Shareholders Meeting, the written undertakings in the form attached hereto as Exhibit C (the "AmeriSource Affiliate Letter"). No later than 45 days prior to the date of the AmeriSource Shareholders Meeting, AmeriSource, after consultation with its outside counsel, shall provide Parent with a letter (reasonably satisfactory to outside counsel to Parent) specifying all of the persons or entities who, in AmeriSource's opinion, may be deemed to be "affiliates" of AmeriSource under the preceding sentence. AmeriSource shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such letter. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the AmeriSource Affiliate Letter on the certificates evidencing any of the shares of Parent Common Stock to be received by (i) any such "affiliate" of AmeriSource specified in such letter or (ii) any person Parent reasonably identifies (by written notice to AmeriSource) as being a person who may be deemed an "affiliate" for purposes of Rule 145 under the Securities Act, pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the shares of Parent Common Stock, consistent with the terms of the AmeriSource Affiliate Letter, regardless of whether such person has executed the AmeriSource Affiliate Letter and regardless of whether such person's name appears on the letter to be delivered pursuant to the preceding sentence. Promptly upon the request of the holder of such certificates, Parent will issue new certificates with no legends, and will countermand the stop transfer instructions, consistent with the terms of the AmeriSource Affiliate Letter.

     (f) Access. AmeriSource shall permit representatives of Bergen to have appropriate access at all reasonable times to AmeriSource's premises, properties, books, records, contracts and documents and shall cause its independent public accountants to give Bergen access to such accountant's work papers; provided, however, that the foregoing shall not require AmeriSource to permit any inspection, or to disclose any information, that in the reasonable judgment of AmeriSource would result in the disclosure of any trade secrets of third parties, the loss of any applicable attorney-client privilege or violate any of their obligations with respect to confidentiality so long as such party shall have used reasonable efforts to obtain approval to such inspection or disclosure of such information. Information obtained by Bergen pursuant to this
Section 6.2(f) shall be subject to the provisions of the confidentiality agreement dated July 19, 2000 between AmeriSource and Bergen (the "Confidentiality Agreement"), which agreement remains in full force and effect. No investigation conducted pursuant to this Section 6.2(f) or otherwise shall affect or be deemed to modify any representation or warranty made in this Agreement. Notwithstanding the foregoing, AmeriSource shall have no obligation to provide Bergen with information if AmeriSource determines in good faith, upon

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written advice of its outside antitrust counsel, that providing such information may violate any Applicable Law.

     (g) Notification of Certain Matters. AmeriSource shall give prompt notice to Bergen of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would likely cause any AmeriSource representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time in any material respect and (ii) any material failure of AmeriSource to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.2(g) shall not limit or otherwise affect the remedies available hereunder to Bergen.

     (h) Subsequent Financial Statements. AmeriSource shall consult with Bergen prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any AmeriSource SEC Documents after the date of this Agreement, it being understood that Bergen shall have no liability by reason of such consultation.

     (i) Letters of Accountants. AmeriSource shall use its reasonable best efforts to cause to be delivered to Parent and Bergen "comfort" letters of Ernst & Young LLP, AmeriSource's independent public accountants, dated a date within two business days before the date on which the Registration Statement shall become effective, the date the Joint Proxy Statement is mailed and the date of the Bergen Shareholders Meeting and addressed to Parent and Bergen, in form and substance reasonably satisfactory to Bergen and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     (j) Purchases of Common Stock of Bergen. During the period from the date hereof through the Effective Time, neither AmeriSource nor any of its subsidiaries will purchase any shares of Bergen Common Stock other than pursuant to the Bergen Stock Option Agreement.

     (k) AmeriSource Options. The AmeriSource Board of Directors shall, on or prior to the Effective Time, take all actions necessary to provide that:

          (i) all AmeriSource Options granted prior to February 15, 2001 shall vest as of the close of business on the last business day prior to the Effective Time;

          (ii) the exercise period of such AmeriSource Options shall be amended to provide that such AmeriSource Options shall not become exercisable until one year from the Effective Time; provided, that the foregoing restriction on the exercise of AmeriSource Options shall not apply to any AmeriSource Options which were already vested at the Effective Time or would otherwise become vested during such restricted period under the terms of the relevant AmeriSource option plan absent clause (i) above;

          (iii) in the case of termination of the option holder for cause, the exercise period of such AmeriSource Options shall be as currently set forth in the relevant AmeriSource option plan; and

          (iv) in all cases other than termination of the option holder for cause, the exercise period of such AmeriSource Options shall extend until the later of (i) 13 months from the Effective Time (subject to extension pursuant to the insider trading policy of Parent if such policy restricts transactions in the securities of Parent) or (ii) the end of the exercise period of such AmeriSource Options as currently set forth in the relevant AmeriSource option plan.

     6.3.  Covenants of Bergen.

     (a) Bergen Shareholders Meeting. Bergen shall take all action in accordance with the federal securities laws, the NJBCA and the Bergen Certificate and the Bergen Bylaws necessary to convene a special meeting of the holders of shares of Bergen Common Stock entitled to vote (the "Bergen Shareholders Meeting") to be held and completed on the earliest practicable date determined by the parties (which date shall be the same date as the date of the AmeriSource Shareholders Meeting or as close to one another as reasonably practicable), to consider and vote upon approval and adoption of the Mergers, this Agreement and the transactions contemplated hereby; provided, however, that Bergen shall not hold the Bergen Shareholders

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Meeting until any applicable waiting periods (and any extensions thereof, including any written commitment to an HSR Authority to defer or delay consummation of the Mergers notwithstanding expiration of such waiting periods) under the HSR Act relating to the Mergers and the transactions contemplated by this Agreement shall have expired or been terminated.

     (b) Joint Proxy Statement; Registration Statement. The Joint Proxy Statement shall include the Bergen Board Recommendations to the extent not previously withdrawn in compliance with Section 6.3(d) and the opinion of Merrill Lynch referred to in Section 4.23, unless previously withdrawn or revoked or modified in any material respect. If, at any time prior to the Effective Time, Bergen shall obtain knowledge of any information pertaining to AmeriSource that would require an amendment or supplement to the Registration Statement or the Joint Proxy Statement, Bergen shall so advise AmeriSource and Parent in writing and shall promptly furnish AmeriSource and Parent with all information as shall be required for such amendment or supplement and shall promptly take such action as shall be required to amend or supplement the Registration Statement and/or the Joint Proxy Statement. Consistent with the timing for the AmeriSource Shareholders Meeting and the Bergen Shareholders Meeting, Bergen shall use its reasonable best efforts to mail at the earliest practicable date to the holders of shares of Bergen Common Stock the Joint Proxy Statement, which shall include all information required by Applicable Law to be furnished to the shareholders of Bergen in connection with the Mergers and the transactions contemplated thereby.

     (c) Conduct of Bergen's Operations. During the period from the date of this Agreement to the Effective Time, Bergen shall conduct its operations in the ordinary course except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use its reasonable best efforts to maintain and preserve its business organization and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, Bergen shall not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby or as set forth in Section 6.3(c) to the Bergen Disclosure Schedule, without the prior written consent of AmeriSource (which shall not be unreasonably withheld):

          (i) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock, (B) make, declare or pay any dividend (other than regular quarterly dividends on Bergen Common Stock of $0.01 per share with record and payment dates consistent with past practice) or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, (C) grant any person any right or option to acquire any shares of its capital stock (provided that Bergen may grant Bergen Options to purchase shares of Bergen Common Stock if such grants are made at such times and in such amounts as are consistent with previous grants by Bergen in the ordinary course of business ("Additional Bergen Options") and if the Additional Bergen Options provide that the consummation of the Mergers shall not be an event which accelerates the vesting thereof), (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any other securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to the exercise of Bergen Options which are outstanding as of the date hereof or which are granted by Bergen prior to the Effective Time in compliance with the terms of this Agreement) or (E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock;

          (ii) directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its material property or assets other than inventory in the ordinary course of business;

          (iii) amend the Bergen Certificate or the Bergen Bylaws;

          (iv) merge or consolidate with any other person;

          (v) acquire assets (other than inventory in the ordinary course of business) or capital stock of or other equity interests in any other person or persons valued, giving effect to assumed indebtedness, at

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     more than $100 million in the aggregate; provided that Bergen shall give
     AmeriSource written notice of any acquisition of assets or capital stock of or other equity interests in any other person, regardless of the size of the transaction, at least six business days prior to the filing of any application under the HSR Act with respect thereto or, if no such filing is made, at least six business days prior to the entering into of any agreement to make such an acquisition, provided the agreement is contingent on compliance with this paragraph (v), and provided, further, that Bergen shall not make any acquisition of (A) any entity engaged in the U.S. pharmaceutical distribution business (as defined below) or (B) any other business, regardless of the size of the transaction, if (x) in the case of clause (A), either Bergen's outside antitrust counsel or AmeriSource's outside antitrust counsel shall, within five business days of receipt of the aforesaid notice, deliver to Bergen its written opinion that such acquisition would materially and adversely affect the ability of Section 7.1(b), 7.1(c) and 7.1(d) (insofar as they relate to federal Antitrust
     Laws) to be satisfied or would result in any material delay in the timing of the satisfaction of such Sections (Bergen agreeing promptly to provide AmeriSource's counsel with all information, analyses and materials available to Bergen in connection with such acquisition that would be reasonably necessary in formulating its opinion); and (y) in the case of clause (B), if such acquisition would materially and adversely affect the ability of Section 7.1(b), 7.1(c) and 7.1(d) (insofar as they relate to federal Antitrust Laws) to be satisfied or would result in any material delay in the timing of the satisfaction of such Sections; (for the purposes of this Section 6.3(c)(v) only, an entity shall be deemed to be engaged in the U.S. pharmaceutical distribution business if it derived at least $100 million in revenues from the pharmaceutical distribution business (and shall have more than $25 million of revenues in the U.S. or $15 million in assets in the U.S.) in its fiscal year preceding the date of the agreement or filing referred to above (it being understood that, with respect to joint ventures or newly formed entities, the revenues of such entity for a fiscal year will include revenues the contributing party derived from the assets or businesses contributed to such entity for the entire twelve-month period ending on the same date as the end of such entity's fiscal year));

          (vi) except (A) pursuant to existing credit arrangements set forth in
     Section 4.17 to the Bergen Disclosure Schedule, (B) in connection with extensions, renewals, refinancings, refundings and replacements of the bank financings set forth in Section 4.17 to the Bergen Disclosure Schedule that
     (1) do not involve the issuance of any shares of capital stock of Bergen or any of its subsidiaries or any other securities or obligations convertible into or exchangeable or exercisable for any shares of capital stock and (2) either (x) do not provide for a prepayment penalty or (y) do not include restrictions on a change in control of Bergen that would be implicated by the Mergers, or (C) in the ordinary course of business consistent with past practice, incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

          (vii) enter into or modify any employment, severance, stay-put, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than in the ordinary course of business consistent with past practice (except for change-of-control severance agreements that in all cases shall require the prior written consent of AmeriSource), or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee except as may be required by Applicable Law or in the ordinary course of business consistent with past practice;

          (viii) enter into, adopt or amend any employee benefit or similar plan except as may be required by Applicable Law;

          (ix) change any method or principle of accounting in a manner that is inconsistent with past practice except to the extent required by generally accepted accounting principles as advised by Bergen's regular independent public accountants, or make any material Tax election (unless required by law or consistent with prior practice) or, unless AmeriSource is given reasonable prior written notice thereof, settle any material Tax liability which is the subject of dispute between Bergen and a Governmental Authority;

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

          (x) take any Contract Actions other than Contract Actions in the ordinary course of business consistent with past practices and which, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Bergen;

          (xi) enter into any standstill or non-compete agreements or arrangements which after the Effective Time would apply or purport to apply to Parent or any of its subsidiaries;

          (xii) incur or commit to any capital expenditures, individually or in the aggregate, in excess of the amount set forth in Section 6.3(c)(xii) to the Bergen Disclosure Schedule;

          (xiii) except as permitted by Section 6.3(d), take any action to exempt or make not subject to (x) the provisions of the NJSPA or (y) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person or entity (other than Parent, AmeriSource or their subsidiaries) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

          (xiv) modify or waive any of its rights under any provision of any confidentiality agreement or standstill agreement;

          (xv) take any action that will likely result in the representations and warranties set forth in Article IV becoming false or inaccurate in any material respect;

          (xvi) enter into or carry out any other transaction other than in the ordinary and usual course of business or other than as permitted pursuant to the other clauses in this Section 6.3(c);

          (xvii) permit or cause any subsidiary to do any of the foregoing or agree or commit to do any of the foregoing; or

          (xviii) agree in writing or otherwise to take any of the foregoing actions.

     (d) No Solicitation. During the term of this Agreement, Bergen shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose any information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving Bergen, or acquisition of any capital stock from Bergen (other than upon exercise of Bergen options which are outstanding as of the date hereof or which have been granted by Bergen prior to the Effective Time in compliance with the terms of this Agreement) or 15% or more of the assets of Bergen and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any acquisition by Bergen of any material assets or capital stock of any other person (other than to the extent specifically permitted by Section 6.3(c)(v)), or any combination of the foregoing (a "Bergen Competing Transaction"), or negotiate or otherwise engage in discussions with any person (other than AmeriSource or its respective directors, officers, employees, agents and representatives) with respect to any Bergen Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Mergers or any other transactions contemplated by this Agreement; provided that, at any time prior to the approval of the Mergers by the holders of shares of Bergen Common Stock, Bergen may furnish information to, and negotiate or otherwise engage in discussions with, any party who delivers a written proposal for a Bergen Competing Transaction which was not solicited or encouraged after the date of this Agreement if and so long as (i) the Board of Directors of Bergen determines in good faith by a majority vote, after consultation with its outside legal counsel, that failing to take such action would constitute a breach of the fiduciary duties of the Board of Directors of Bergen under Applicable Law and determines after consulting with Merrill Lynch (or any other nationally recognized investment banking firm), that such proposal is more favorable to Bergen's shareholders from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by AmeriSource in response to such Bergen Competing Transaction) and reasonably likely to be consummated after taking into consideration all the terms and conditions of such proposal (including the availability of financing, the conditions to consummation and the likelihood of objections under applicable Antitrust Laws) and (ii) prior to furnishing such information to, or entering into negotiations or discussions

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

with such party, Bergen uses its reasonable best efforts to obtain from such party an executed confidentiality agreement on terms no less favorable to Bergen than those contained in the Confidentiality Agreement. Bergen will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a Bergen Competing Transaction. Notwithstanding any other provision of this Section 6.3(d), in the event that prior to the approval of the Mergers by the holders of shares of Bergen Common Stock the Board of Directors of Bergen determines in good faith by a majority vote, after consultation with outside legal counsel, that failure to do so would constitute a breach of the fiduciary duties of the Bergen Board of Directors under Applicable Law, the Board of Directors of Bergen may (subject to this and the following sentences) withdraw, modify or change, in a manner adverse to AmeriSource, the Bergen Board Recommendation and take and disclose to the holders of shares of Bergen Common Stock a position with respect to the Bergen Competing Transaction and, to the extent applicable, comply with Rule 14e-2 promulgated under the Exchange Act with respect to a Bergen Competing Transaction by disclosing such withdrawn, modified or changed Bergen Board Recommendation and recommendation with respect to the Bergen Competing Transaction in connection with a tender or exchange offer for Bergen securities, provided that it uses its reasonable best efforts to give AmeriSource two days prior written notice of its intention to do so. The Bergen Board of Directors shall not, in connection with any such withdrawal, modification or change of the Bergen Board Recommendation, take any action to change the approval of the Board of Directors of Bergen for purposes of causing any state takeover statute or other state law or the Bergen Rights Agreement to be applicable to the transactions contemplated hereby, including this Agreement, the Bergen Stock Option Agreement, the Bergen Support Agreements and the Mergers, provided, however, that this sentence shall not prohibit Bergen from withdrawing, modifying or changing its recommendation or approving or recommending any Bergen Competing Transaction under the circumstances and subject to the conditions set forth in this Section 6.3(d). Notwithstanding any subsequent determination by the Board of Directors of Bergen to change the Bergen Board Recommendation, this Agreement shall be submitted to the holders of shares of Bergen Common Stock at the Bergen Shareholders Meeting for the purpose of obtaining the approval and adoption of this Agreement and the transactions contemplated hereby and nothing contained herein shall be deemed to relieve Bergen of such obligation. From and after the execution of this Agreement, Bergen shall immediately advise AmeriSource in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Bergen Competing Transaction (including the specific terms thereof and the identity of the other party or parties involved) and furnish to AmeriSource as promptly as practicable, and in any event within two days of such receipt, an accurate description of all material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) of any such written proposal in addition to any information provided to any third party relating thereto.

     (e) Affiliates of Bergen. Bergen shall use its reasonable best efforts to cause each person who may be at the Effective Time or was on the date hereof an "affiliate" of Bergen for purposes of Rule 145 under the Securities Act to execute and deliver to Parent no less than 30 days prior to the date of the Bergen Shareholders Meeting, the written undertakings in the form attached hereto as Exhibit D (the "Bergen Affiliate Letter"). No later than 45 days prior to the date of the Bergen Shareholders Meeting, Bergen, after consultation with its outside counsel, shall provide Parent with a letter (reasonably satisfactory to outside counsel to Parent) specifying all of the persons or entities who, in Bergen's opinion, may be deemed to be "affiliates" of Bergen under the preceding sentence. Bergen shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such letter. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Bergen Affiliate Letter on the certificates evidencing any of the shares of Parent Common Stock to be received by (i) any such "affiliate" of Bergen specified in such letter or (ii) any person Parent reasonably identifies (by written notice to Bergen) as being a person who may be deemed an "affiliate" for purposes of Rule 145 under the Securities Act, pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the shares of Parent Common Stock, consistent with the terms of the Bergen Affiliate Letter, regardless of whether such person has executed the Bergen Affiliate Letter and regardless of whether such person's name appears on the letter to be delivered pursuant to the preceding sentence. Promptly upon the request of the holder of such certificates, Parent will issue new certificates with no legends, and will countermand the stop transfer instructions, consistent with the terms of the Bergen Affiliate Letter.

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

     (f) Access. Bergen shall permit representatives of AmeriSource to have appropriate access at all reasonable times to Bergen's premises, properties, books, records, contracts and documents and shall cause its independent public accountants to give AmeriSource access to such accountants' work papers; provided, however, that the foregoing shall not require Bergen to permit any inspection, or to disclose any information, that in the reasonable judgment of Bergen would result in the disclosure of any trade secrets of third parties, the loss of any applicable attorney-client privilege or violate any of their obligations with respect to confidentiality so long as such party shall have used reasonable efforts to obtain approval to such inspection or disclosure of such information. Information obtained by AmeriSource pursuant to this Section 6.3(f) shall be subject to the provisions of the Confidentiality Agreement, which agreement remains in full force and effect. No investigation conducted pursuant to this Section 6.3(f) or otherwise shall affect or be deemed to modify any representation or warranty made in this Agreement. Notwithstanding the foregoing, Bergen shall have no obligation to provide AmeriSource with information if Bergen determines in good faith, upon written advice of its outside antitrust counsel, that providing such information may violate any Applicable Law.

     (g) Notification of Certain Matters. Bergen shall give prompt notice to AmeriSource of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would likely cause any Bergen representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time in any material respect and (ii) any material failure of Bergen to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.3(g) shall not limit or otherwise affect the remedies available hereunder to AmeriSource.

     (h) Subsequent Financial Statements. Bergen shall consult with AmeriSource prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any Bergen SEC Documents after the date of this Agreement, it being understood that AmeriSource shall have no liability by reason of such consultation.

     (i) Letters of Accountants. Bergen shall use its reasonable best efforts to cause to be delivered to Parent and AmeriSource "comfort" letters of Deloitte & Touche LLP, Bergen's independent public accountants, dated a date within two business days before the date on which the Registration Statement shall become effective, the date the Joint Proxy Statement is mailed and the date of the AmeriSource Shareholders Meeting and addressed to Parent and AmeriSource, in form and substance reasonably satisfactory to AmeriSource and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     (j) Purchases of Common Stock of AmeriSource. During the period from the date hereof through the Effective Time, neither Bergen nor any of its subsidiaries will purchase any shares of AmeriSource Common Stock other than pursuant to the AmeriSource Stock Option Agreement.

     (k) Bergen Options. The Bergen Board of Directors shall, on or prior to the Effective Time, take all actions necessary to provide that:

          (i) all Bergen Options granted prior to February 15, 2001 shall vest as of the close of business on the last business day prior to the Effective Time;

          (ii) the exercise period of such Bergen Options shall be amended to provide that such Bergen Options shall not become exercisable until one year from the Effective Time; provided, that the foregoing restriction on the exercise of Bergen Options shall not apply to any Bergen Options which were already vested at the Effective Time or would otherwise become vested during such restricted period under the terms of the relevant Bergen option plan absent clause (i) above;

          (iii) in the case of termination of the option holder for cause, the exercise period of such Bergen Options shall be as currently set forth in the relevant Bergen option plan; and

          (iv) in all cases other than termination of the option holder for cause, the exercise period of such Bergen Options shall extend until the later of (i) 13 months from the Effective Time (subject to extension pursuant to the insider trading policy of Parent if such policy restricts transactions in the

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

     securities of Parent) or (ii) the end of the exercise period of such Bergen Options as currently set forth in the relevant Bergen option plan.

     (l) Amendments to SERP and CAP. The Bergen Board of Directors shall, at least 91 days prior to the Effective Time, take all actions necessary to amend the Bergen Fourth Amended and Restated Supplemental Executive Retirement Plan (the "Bergen SERP") and the Restated Bergen Capital Accumulation Plan (the "Bergen CAP"), and any and all documents related to the Bergen SERP and the Bergen CAP, including the Master Trust Agreement for Bergen Corporation Executive Deferral Plans dated as of December 27, 1994 between Bergen and Wachovia Bank of North Carolina, N.A., in order to effectuate the agreements between the executives listed in Section 4.16(1) to the Disclosure Schedule in the form attached hereto as Exhibit E.

     (m) Rights Agreement. As soon as reasonably practicable after the date of this Agreement, Bergen shall amend the Bergen Rights Agreement so that (i) Parent and AmeriSource are exempt from the definition of "Acquiring Person" contained in the Bergen Rights Agreement, (ii) no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Bergen Rights Agreement) will occur as a result of the execution of this Agreement or the Bergen Stock Option Agreement or the consummation of the Mergers pursuant to this Agreement or the acquisition or transfer of shares of Bergen Common Stock by AmeriSource pursuant to the Bergen Stock Option Agreement and (iii) the Bergen Rights Agreement will expire immediately prior to the Effective Time. Bergen shall take all actions necessary to ensure that the Bergen Rights Agreement, as so amended, is not further amended or modified. Bergen shall provide copies of all such amendments to the Bergen Rights Agreement to AmeriSource promptly after the execution thereof.

                                  ARTICLE VII

                                   CONDITIONS

     7.1. Conditions to the Obligations of Each Party. The obligations of Bergen and AmeriSource to consummate the Mergers shall be subject to the satisfaction of the following conditions:

          (a) (i) This Agreement shall have been approved and adopted by the holders of shares of Bergen Common Stock entitled to vote thereon, and (ii) this Agreement shall have been approved and adopted by the holders of shares of AmeriSource Class A Common Stock entitled to vote thereon, in each case in the manner required by all Applicable Laws and the applicable stock exchange rules.

          (b) Any applicable waiting periods (and any extensions thereof, including any written commitment to an HSR Authority to defer or delay consummation of the Mergers notwithstanding expiration of such waiting periods) under the HSR Act relating to the Mergers and the transactions contemplated by this Agreement shall have expired or been terminated.

          (c) No provision of any Applicable Law (other than Antitrust Laws), as supported by written opinion of outside legal counsel, and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Mergers or the transactions contemplated by this Agreement (the parties having used their respective reasonable best efforts (consistent with the provisions of this Agreement) to cause such Applicable Law to be satisfied (if such Applicable Law is capable of being satisfied) so as to cause such Applicable Law not to prohibit the Mergers or the transactions contemplated hereby).

          (d) There shall not be pending any Action by any Governmental Authority (i) challenging or seeking to restrain or prohibit the consummation of the Mergers or any of the other transactions contemplated by this Agreement, (ii) seeking to prohibit or limit the ownership or operation by Parent, AmeriSource, Bergen or any of their respective subsidiaries of, or to compel Parent, AmeriSource, Bergen or any of their respective subsidiaries to dispose of or hold separate, any material portion of the business or assets of Parent, AmeriSource, Bergen or any of their respective subsidiaries, as a result of the Mergers or any of the other transactions contemplated by this Agreement or (iii) seeking to prohibit Parent or any subsidiary of Parent from effectively controlling in any material respect the business or operations of AmeriSource, Bergen or their subsidiaries after the Effective Time.

          (e) The Commission shall have declared the Registration Statement effective under the Securities Act, and no stop order or similar restraining order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission or any state securities administrator.

          (f) The shares of Parent Common Stock to be issued in the Mergers shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (g) The Financial Accounting Standards Board shall have promulgated a final Statement of Financial Accounting Standards which shall provide for accounting treatment of the Mergers and the other transactions contemplated hereby in all material respects as in the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible
     Assets -- Accounting for Goodwill, dated February 14, 2001.

     7.2. Conditions to Obligations of Bergen. The obligations of Bergen to consummate the Mergers and the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by Bergen:

          (a) The representations and warranties of AmeriSource set forth in
     Article V (which for purposes of this paragraph (a) shall be read as though none of them contained any Material Adverse Effect or materiality qualifier) shall be true and correct in all respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date (except for such representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except for changes permitted by Section 6.2(c) and except where the failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on AmeriSource.

          (b) AmeriSource shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time, except, in the case of breaches of Section 6.2(c), for acts and omissions of AmeriSource which, in the aggregate, do not have a Material Adverse Effect on AmeriSource.

          (c) AmeriSource shall have furnished Bergen with a certificate dated the Closing Date signed on behalf of it by its Chairman, President or any Vice President to the effect that the conditions set forth in Sections 7.2(a) and (b) have been satisfied.

          (d) Bergen shall have received an opinion from Shearman & Sterling, dated the Closing Date, based upon certain factual representations of Bergen and AmeriSource reasonably requested by such counsel, to the effect that neither Bergen nor the Bergen shareholders will recognize any gain or loss for federal income tax purposes in connection with the Mergers, except to the extent that cash may be received in lieu of Fractional Shares and to the extent of payments made pursuant to Section 6.1(i).

     7.3. Conditions to Obligations of AmeriSource. The obligations of AmeriSource to consummate the Mergers and the other transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by AmeriSource:

          (a) The representations and warranties of Bergen set forth in Article IV (which for purposes of this paragraph (a) shall be read as though none of them contained any Material Adverse Effect or materiality qualifier) shall be true and correct in all respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date (except for such representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except for changes permitted by Section 6.3(c) and except where the failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on Bergen.

          (b) Bergen shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it

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

     hereunder at or prior to the Effective Time, except, in the case of breaches of Section 6.3(c), for acts and omissions of Bergen which, in the aggregate, do not have a Material Adverse Effect on Bergen.

          (c) Bergen shall have furnished AmeriSource with a certificate dated the Closing Date signed on its behalf by its Chairman, President or any Vice President to the effect that the conditions set forth in Sections 7.3(a) and (b) have been satisfied.

          (d) AmeriSource shall have received an opinion from Dechert, dated the Closing Date, based upon certain factual representations of AmeriSource and Bergen reasonably requested by such counsel, to the effect that neither AmeriSource nor the AmeriSource shareholders will recognize any gain or loss for federal income tax purposes in connection with the Mergers, except to the extent that cash may be received in lieu of Fractional Shares and to the extent of payments made pursuant to Section 6.1(i).

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

     8.1. Termination. This Agreement may be terminated and the Mergers and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time (notwithstanding any requisite approval and adoption of this Agreement and the other transactions contemplated by this Agreement by the holders of shares of AmeriSource Class A Common Stock and the holders of shares of Bergen Common Stock):

          (a) by mutual written consent duly authorized by the Board of Directors of AmeriSource and Bergen;

          (b) by either AmeriSource or Bergen if the Effective Time shall not have occurred on or before September 15, 2001; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure or whose affiliate's failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date (the date on which this Agreement may be terminated pursuant to this paragraph (b), as applicable, being herein referred to as the "Termination Date");

          (c) by AmeriSource or Bergen if at the Bergen Shareholders Meeting (including any adjournment or postponement thereof) the requisite vote of the holders of shares of Bergen Common Stock to approve and adopt this Agreement shall not have been obtained;

          (d) by AmeriSource or Bergen if at the AmeriSource Shareholders Meeting (including any adjournment or postponement thereof) the requisite vote of the holders of shares of AmeriSource Class A Common Stock to approve and adopt this Agreement shall not have been obtained;

          (e) by AmeriSource or Bergen if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(a) or 7.2(b) (in the case of a breach by AmeriSource) or Section 7.3(a) or 7.3(b) (in the case of a breach by Bergen), and, if such breach by its nature can be cured, such breach shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach;

          (f) by AmeriSource if Bergen shall have breached in any material respect any of its obligations under the Bergen Stock Option Agreement;

          (g) by Bergen if AmeriSource shall have breached in any material respect any of its obligations under the AmeriSource Stock Option Agreement;

          (h) by Bergen if (i) the Board of Directors of AmeriSource (A) withdraws, or (B) modifies or changes in any respect materially adverse to Bergen, in the case of each of clauses (A) and (B), its recommendation of this Agreement or the transactions contemplated hereby or shall have resolved to do so, (ii) the Board of Directors of AmeriSource shall have recommended to the shareholders of

     AmeriSource an AmeriSource Competing Transaction or shall have resolved to do so or (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of AmeriSource is commenced, and the Board of Directors of AmeriSource fails, within ten Business Days, to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders); or

          (i) by AmeriSource if (i) the Board of Directors of Bergen (A) withdraws, or (B) modifies or changes in any respect materially adverse to AmeriSource, in the case of each of clauses (A) and (B), its recommendation of this Agreement or the transactions contemplated hereby or shall have resolved to do so, (ii) the Board of Directors of Bergen shall have recommended to the shareholders of Bergen a Bergen Competing Transaction or shall have resolved to do so or (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of Bergen is commenced, and the Board of Directors of Bergen fails, within ten Business Days, to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders).

     8.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement, except for the provisions of the second sentence of each of Section 6.2(f) and Section 6.3(f), and Sections 8.2, 8.5, and 9.9, shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Notwithstanding the foregoing, nothing in this Section 8.2 shall relieve any party to this Agreement of liability for any willful breach of any provision of this Agreement.

     8.3. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of this Agreement by shareholders of AmeriSource or Bergen, but after any such approval, no amendment shall be made which by law requires further approval or authorization by the shareholders of AmeriSource or Bergen without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     8.5.  Expenses.

     (a) Except as set forth in Section 8.2 and this Section 8.5, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Mergers or any other transaction is consummated, except that AmeriSource and Bergen each shall pay one-half of all Expenses relating to: the filing of any required notices under the HSR Act or other similar regulations; the printing, filing and mailing of the Registration Statement and the Joint Proxy Statement and all Commission and other regulatory filing fees incurred in connection with the Registration Statement and the Joint Proxy Statement; and the fees and expenses of economic and accounting experts or consultants hired in connection with resolving any investigation or other inquiry by an HSR Authority. "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants and investment bankers to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Joint Proxy Statement, the solicitation of stockholder approvals, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Mergers and the other transactions contemplated by this Agreement.

     (b) Bergen agrees that, if:

          (i) (A) (1) AmeriSource terminates this Agreement pursuant to Section 8.1(i) and (2) at the time of termination there shall exist or shall have been publicly announced a proposal for a Bergen Competing Transaction;

          (B) (1) AmeriSource or Bergen terminates this Agreement pursuant to
     Section 8.1(c) due to the failure of Bergen's shareholders to approve and adopt this Agreement and (2) at the time of such failure to so approve and adopt this Agreement there shall exist or shall have been publicly announced a proposal for a Bergen Competing Transaction; or

          (C) (1) Bergen terminates this Agreement pursuant to Section 8.1(b),
     (2) at the time of termination there shall exist or shall have been publicly announced a proposal for a Bergen Competing Transaction and (3) within nine months of such termination, Bergen shall have consummated a Bergen Competing Transaction (other than an Bergen Competing Transaction that consists of (i) the acquisition of capital stock from Bergen representing less than 15% of the then outstanding Bergen Common Stock on a fully-diluted basis or (ii) the acquisition by Bergen of assets or capital stock of another person so long as such acquisition would not result in such person (or the shareholders of such person) beneficially owning securities representing more than 35% of the capital stock of Bergen);

     then in the case of any of clause (A), (B) or (C) Bergen shall pay to AmeriSource an amount equal to the sum of $75,000,000 and all of AmeriSource's Expenses, up to a maximum of $15,000,000; and

          (ii) AmeriSource terminates this Agreement pursuant to Section 8.1(e);

     then Bergen shall pay to AmeriSource all of AmeriSource's Expenses, up to a maximum of $10,000,000.

     (c) AmeriSource agrees that, if:

          (i) (A) (1) Bergen terminates this Agreement pursuant to Section 8.1(h) and (2) at the time of termination there shall exist or shall have been publicly announced a proposal for an AmeriSource Competing Transaction;

          (B) (1) AmeriSource or Bergen terminates this Agreement pursuant to
     Section 8.1(d) due to the failure of AmeriSource's shareholders to approve and adopt this Agreement and (2) at the time of such failure to so approve and adopt this Agreement there shall exist or shall have been publicly announced a proposal for an AmeriSource Competing Transaction; or

          (C) (1) AmeriSource terminates this Agreement pursuant to Section 8.1(b), (2) at the time of termination there shall exist or shall have been publicly announced a proposal for an AmeriSource Competing Transaction and
     (3) within nine months of such termination, AmeriSource shall have consummated an AmeriSource Competing Transaction (other than an AmeriSource Competing Transaction that consists of (i) the acquisition of capital stock from AmeriSource representing less than 15% of the then outstanding AmeriSource Class A Common Stock on a fully-diluted basis or (ii) the acquisition by AmeriSource of assets or capital stock of another person so long as such acquisition would not result in such person (or the shareholders of such person) beneficially owning securities representing more than 35% of the capital stock of AmeriSource);

     then in the case of any of clause (A), (B) or (C) AmeriSource shall pay to Bergen an amount equal to the sum of $75,000,000 and all of Bergen's Expenses, up to a maximum of $15,000,000; and

          (ii) Bergen terminates this Agreement pursuant to Section 8.1(e); then AmeriSource shall pay to Bergen all of Bergen's Expenses, up to a maximum of $10,000,000.

     (d) Each of Bergen and AmeriSource agrees that the payments provided for in Sections 8.5(b) and (c), the Bergen Stock Option Agreement or the AmeriSource Stock Option Agreement shall be the sole and exclusive remedy of the parties upon a termination of this Agreement pursuant to Sections 8.1(b), (c), (d), (h), and (i) and such remedies shall be limited to the sums stipulated in Sections 8.5(b) and (c), regardless of the circumstances giving rise to such termination; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     (e) Any payment required to be made pursuant to Section 8.5(b) or (c) shall be made to the party entitled to receive such payment not later than two business days after delivery to the other party of notice of demand for payment and, in circumstances in which Expenses are payable, an itemization setting forth in reasonable detail all Expenses of the party entitled to receive payment (which itemization may be supplemented and updated from time to time by such party until the 60th day after such party delivers such notice of demand for payment), and shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment in the notice of demand for payment delivered pursuant to this Section 8.5(e).

     (f) In the event that Bergen or AmeriSource, as the case may be, shall fail to pay any amounts payable when due, there shall also be payable by such defaulting party the costs and expenses actually incurred or accrued by the other (including, without limitations, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.5, together with interest on the amounts unpaid hereunder, commencing on the date that such amounts became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate plus 5.00%.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1. No Survival of Representations and Warranties. The representations and warranties made herein by the parties hereto shall not survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time or after the termination of this Agreement.

     9.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Parent, AmeriSource Merger Sub or Bergen Merger Sub, to the addresses set forth below for AmeriSource and Bergen, including copies;

        (b) if to AmeriSource:

           AmeriSource Health Corporation
           1800 Morris Drive
           Suite 100
           Chesterbrook, PA 19087-5594
           Attn: R. David Yost
           Fax:  610-727-3613

            with a copy to:

           Dechert
           1717 Arch Street
           4000 Bell Atlantic Tower
           Philadelphia, PA 19103-2793
           Attn: G. Daniel O'Donnell, Esq.
           Fax:  215-994-2222

           ; and

          (c) if to Bergen:

              Bergen Brunswig Corporation
          4000 Metropolitan Drive
          Orange, CA  92868-3510
          Attn: Robert E. Martini
          Fax:  714-978-7415

              with a copy to:

          Shearman & Sterling
          599 Lexington Avenue
          New York, NY 10022
          Attn: John A. Marzulli, Jr., Esq.
          Fax:  212-848-7179

     9.3.  Interpretation; Definitions.

     (a) When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.

     (b) For the purposes of any provision of this Agreement, a "Material Adverse Effect" with respect to any party shall be deemed to occur if any event, change or effect, individually or in the aggregate with such other events, changes or effects, exists or has occurred which would reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of such party and its subsidiaries taken as a whole; provided, however, that a Material Adverse Effect with respect to any party shall not include any change in or effect upon the business, assets, results of operations or financial condition of such party or any of its subsidiaries to the extent directly or indirectly arising out of or attributable to (i) any decrease in the market price of the shares of AmeriSource Class A Common Stock in the case of AmeriSource or Bergen Common Stock in the case of Bergen (but in either case not any event, change or effect underlying such decrease to the extent such event, change or effect would otherwise constitute a Material Adverse Effect on such party), (ii) conditions, events, or circumstances generally affecting the economy as a whole or the pharmaceutical wholesaling industry generally, (iii) the loss by such party (and its subsidiaries) of any customer (including business of such customer) (including, without limitation, any financial consequence of such loss of customer) to the other party or (iv) the announcement of the Mergers and the other transactions contemplated by this Agreement.

     (c) For purposes of this Agreement, a "subsidiary" of any person means another person, an amount of the voting securities or other voting ownership or voting partnership interests (or, in the case of a trust, beneficial interests) of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting securities or interests, a majority of the equity interests of which is owned directly or indirectly by such first person).

     (d) For purposes of this Agreement, "knowledge" of a party shall mean the knowledge of the officers and directors of such party listed in Exhibit G, which in each case shall be deemed to include the knowledge any such person would have had if they had made reasonable inquiry.

     (e) For purposes of this Agreement, references to any financial statements or any component thereof shall be deemed to include the footnotes thereto.

     (f) For purposes of this Agreement, the term "including" shall mean "including, without limitation."

     9.4. Further Actions. Each of the parties hereto agrees that, except as otherwise provided in this Agreement and subject to its legal obligations, it will use its reasonable best efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

     9.5. Headings. The descriptive headings of the several Articles and Sections of this Agreement and the table of contents are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     9.6. Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

     9.7. Entire Agreement. This Agreement (including the documents and the instruments referred to herein), the AmeriSource Stock Option Agreement, the Bergen Stock Option Agreement, the AmeriSource Support Agreements, the Bergen Support Agreements, the Confidentiality Agreement and any other agreements entered into by the parties simultaneously herewith constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

     9.8. Third Party Beneficiaries. Except for the agreements set forth in Sections 6.1(f), nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.

     9.9. Governing Law. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Mergers or to matters arising under or in connection with this Agreement, this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any Action (and agrees not to commence any Action except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 9.2 shall be effective service of process for any Action brought against it in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Action in the courts of the State of Delaware or of the United States of America, in each case located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Action brought in any such court has been brought in an inconvenient forum.

     9.10. Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance and injunctive and other equitable relief, and the parties hereto agree to waive any requirement for the securing or posting of any bond in connection with the obtaining thereof.

     9.11. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     9.12. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     IN WITNESS WHEREOF, AmeriSource, Bergen, Parent, AmeriSource Merger Sub and Bergen Merger Sub, have caused this Agreement to be executed by its officers thereunto duly authorized, all as of the date first written above.

                                          AABB CORPORATION

                                          By: /s/ R. DAVID YOST
                                            ------------------------------------
                                            Name: R. David Yost
                                            Title:  President and Chief
                                              Executive Officer

                                          AMERISOURCE HEALTH CORPORATION

                                          By: /s/ R. DAVID YOST
                                            ------------------------------------
                                            Name: R. David Yost
                                            Title:  Chairman of the Board and
                                                    Chief Executive Officer

                                          BERGEN BRUNSWIG CORPORATION

                                          By: /s/ ROBERT E. MARTINI
                                            ------------------------------------
                                            Name: Robert E. Martini
                                            Title:  Chairman of the Board and
                                                    Chief Executive Officer

                                          A-SUB ACQUISITION CORP.

                                          By: /s/ R. DAVID YOST
                                            ------------------------------------
                                            Name: R. David Yost
                                            Title:  President and Chief
                                              Executive Officer

                                          B-SUB ACQUISITION CORP.

                                          By: /s/ ROBERT E. MARTINI
                                            ------------------------------------
                                            Name: Robert E. Martini
                                            Title:  Chairman of the Board

                                                                         ANNEX B

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT ("Option Agreement") dated March 16, 2001, between AmeriSource Health Corporation, a Delaware corporation ("AmeriSource"), and Bergen Brunswig Corporation, a New Jersey corporation ("Bergen").

                                  WITNESSETH:

     WHEREAS, the Board of Directors of AmeriSource and the Board of Directors of Bergen have approved an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), among AmeriSource, Bergen, AABB Corporation, A-Sub Acquisition Corp. and B-Sub Acquisition Corp., providing for the combination of the businesses of AmeriSource and Bergen in a "merger-of-equals" transaction;

     WHEREAS, as a condition to AmeriSource's entering into the Merger Agreement, AmeriSource has required that Bergen agree, and Bergen has agreed, to grant to AmeriSource the option set forth herein to purchase authorized but unissued shares of Bergen Common Stock;

     NOW, THEREFORE, to induce AmeriSource to enter into the Merger Agreement and in consideration of the premises herein contained, the parties agree as follows:

     1. Definitions.

     Capitalized terms used but not defined herein shall have the same meanings as in the Merger Agreement.

     2. Grant of Option.

     Subject to the terms and conditions set forth herein, Bergen hereby grants to AmeriSource an unconditional and irrevocable option (the "Option") to purchase up to 26,961,420 authorized and unissued shares of Bergen Common Stock (the "Option Shares") at a price per share equal to $17.9376 (the "Purchase Price") payable in cash as provided in Section 4 hereof.

     3. Exercise and Termination of Option.

     (a) AmeriSource may exercise the Option, in whole or in part, at any time or from time to time during the period (the "Option Exercise Period") commencing from the time a Purchase Event (as defined below) shall have occurred and terminating 5:00 p.m. New York City time on the date which is 180 days following the occurrence of the Purchase Event (the "Termination Date"), whereupon the Option, to the extent it shall not have been exercised, shall terminate and be of no further force and effect.

     If the Option cannot be exercised prior to the Termination Date as a result of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option Exercise Period shall terminate on the later of (i) the Termination Date and (ii) the 10th business day after such injunction, order or restraint shall have been dissolved or shall have become permanent and no longer subject to appeal, as the case may be, but in no event later than 18 months after the occurrence of a Purchase Event.

     (b) This Option Agreement shall terminate, if but only if no Purchase Event shall have occurred prior thereto, upon the occurrence of any of the following, as applicable:

          (i) at the Effective Time of the Merger; or

          (ii) upon the termination of the Merger Agreement prior to the occurrence of a Purchase Event unless, in the case of this clause (ii), AmeriSource has the right to receive a termination fee pursuant to Section 8.5(b)(i) of the Merger Agreement following such termination upon the occurrence of certain events, in which case the Option will not terminate until the later of (x) 180 days following the time such termination fee becomes payable and (y) the expiration of the period in which an event may occur which would result in AmeriSource having the right to receive a termination fee pursuant to Section 8.5(b)(i) of the Merger Agreement.

     Notwithstanding the termination of the Option, AmeriSource shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the termination of the Option. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

     (c) As used herein, a "Purchase Event" shall mean an event the result of which is that a fee is required to be paid by Bergen to AmeriSource pursuant to
Section 8.5(b)(i) of the Merger Agreement.

     (d) As used herein, the terms "Beneficial Ownership", "Beneficial Owner" and "Beneficially Own" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act. As used herein, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     (e) Whenever AmeriSource wishes to exercise the Option, it shall deliver to Bergen a written notice (a "Notice of Exercise," the date of receipt of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than two business days nor later than 60 calendar days from the Notice Date for the closing of such purchase (a "Closing Date"); provided that if any closing of the purchase and sale pursuant to the Option (a "Closing") cannot be consummated by reason of any Applicable Law, the period of time that otherwise would run from the Notice Date pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and, provided, further, that, without limiting the foregoing, if prior notification to or approval of any Governmental Authority is required in connection with such purchase, AmeriSource and, if applicable, Bergen shall promptly file the required notice or application for approval and shall expeditiously process the same (and Bergen shall cooperate with AmeriSource in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run from the Notice Date pursuant to this sentence shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or
(ii) such approval has been obtained, and in either event, any requisite waiting period has passed.

     (f) In the event (i) AmeriSource receives official notice that an approval of any Governmental Authority required for the purchase of Option Shares would not be issued or granted or (ii) a Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, AmeriSource shall be entitled to exercise its right as set forth in Section 7 or, to the extent legally permitted, to exercise the Option in connection with the resale of Option Shares pursuant to a registration statement as provided in Section 9. The provisions of this Section 3 and Section 6 shall apply with appropriate adjustments to any such exercise.

     4. Payment and Delivery of Certificates.

     (a) At each Closing, AmeriSource shall pay to Bergen the aggregate Purchase Price for the Option Shares purchased at such Closing pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated not later than one business day prior to the Closing Date for such Closing by Bergen.

     (b) At such Closing, simultaneously with the delivery of the aggregate Purchase Price as provided in Section 4(a) hereof, Bergen shall deliver to AmeriSource a certificate or certificates representing the number of Option Shares then being purchased by AmeriSource, registered in the name of AmeriSource or as designated in writing by AmeriSource, which Option Shares shall be fully paid and nonassessable and free and clear of all liens, claims, charges and encumbrances of any kind whatsoever.

     (c) If at the time of issuance of any Option Shares pursuant to any exercise of the Option, Bergen shall have issued any share purchase rights or similar securities to holders of Bergen Common Stock, then each such Option Share shall also represent rights with terms substantially the same as and at least as favorable to AmeriSource as those issued to other holders of Bergen Common Stock.

     (d) Certificates for Option Shares delivered at any Closing hereunder shall be endorsed with a restrictive legend which shall read substantially as follows:

          "The shares represented by this certificate are subject to certain provisions of an agreement between the registered holder hereof and Bergen Brunswig Corporation, a copy of which is on file at the principal office of Bergen Brunswig Corporation, have not been registered under the Securities Act of 1933, as amended, and are subject to resale restrictions arising under the Securities Act of 1933, as amended, and any applicable state securities laws. A copy of such agreement will be provided to the holder hereof without charge upon receipt by Bergen Brunswig Corporation of a written request therefor."

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend in connection with a transfer or sale if (i) Bergen has been furnished with an opinion of counsel, reasonably satisfactory to counsel for Bergen, that such transfer or sale will not violate the Securities Act or applicable securities laws of any state or (ii) such transfer or sale shall have been registered and qualified pursuant to the Securities Act and any applicable state securities laws.

     5. Representations and Warranties; Covenants.

     (a) Bergen hereby represents and warrants to AmeriSource that:

          (i) Bergen has full corporate right, power and authority to execute and deliver this Option Agreement and to perform all of its obligations hereunder;

          (ii) such execution, delivery and performance have been duly authorized by all requisite corporate action by Bergen, and no other corporate proceedings are necessary therefor;

          (iii) this Option Agreement has been duly and validly executed and delivered by Bergen and represents a valid and legally binding obligation of Bergen, enforceable against Bergen in accordance with its terms;

          (iv) Bergen has taken all necessary corporate action to authorize and reserve and permit it to issue and, at all times from the date hereof through the date of the exercise in full or the expiration or termination of the Option, shall have reserved for issuance upon exercise of the Option, 26,961,420 shares of Bergen Common Stock (subject to adjustment as provided herein), all of which, upon issuance in accordance with the terms of this Option Agreement, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights of any shareholder of Bergen; and

          (v) The Bergen Rights Agreement has been amended, and will remain amended (and no replacement plan will be adopted), so as to provide that none of AmeriSource and its affiliates will become an "Acquiring Person" and that no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Bergen Rights Agreement) will occur as a result of the execution of this Option Agreement, the grant of the Option hereunder or the acquisition or transfer of shares of Bergen Common Stock by AmeriSource pursuant to the exercise, in whole or in part, of the Option.

     (b) Bergen hereby agrees that, prior to the termination of the Option pursuant to Section 3(a) hereof, Bergen shall not take, or allow to be taken, any action that could result in the representations and warranties set forth in
Section 5(a)(v) hereof becoming false or inaccurate.

     (c) AmeriSource hereby represents and warrants to Bergen that:

          (i) AmeriSource has full corporate right, power and authority to execute and deliver this Option Agreement and to perform all of its obligations hereunder;

          (ii) such execution, delivery and performance have been authorized by all requisite corporate action by AmeriSource, and no other corporate proceedings are necessary therefor;

          (iii) this Option Agreement has been duly and validly executed and delivered by AmeriSource and represents a valid and legally binding obligation of AmeriSource, enforceable against AmeriSource in accordance with its terms; and

          (iv) any Bergen Common Stock acquired by AmeriSource upon exercise of the Option will not be transferred or otherwise disposed of except in compliance with the Securities Act.

     6. Adjustment upon Changes in Capitalization.

     In the event of any change in Bergen Common Stock by reason of stock dividends, split-ups, recapitalizations or the like or in the event of any new issuance of Bergen Common Stock (other than an issuance pursuant to the Option), the type and number of shares subject to the Option, and the Purchase Price, shall be adjusted appropriately.

     7. Repurchase.

     (a) At the written request of AmeriSource, at any time during the Option Exercise Period and, if a Notice of Exercise has been given but the related Closing has not occurred, during the period from the Notice Date to the Closing Date (the "AmeriSource Repurchase Period"), Bergen shall repurchase the Option from AmeriSource together with all (but not less than all) Option Shares purchased by AmeriSource pursuant thereto with respect to which AmeriSource then has Beneficial Ownership, at a price (when calculated on a per share basis, the "Per Share Repurchase Price") equal to the sum of:

          (i) The difference between (x) the "Market/Tender Offer Price" for shares of Bergen Common Stock (defined as the higher of (1) the highest price per share at which a tender or exchange offer has been made for shares of Bergen Common Stock or (2) the highest closing price per share of Bergen Common Stock as reported by the NYSE Composite Tape, in each case, for any day within that portion of the AmeriSource Repurchase Period which precedes the date AmeriSource gives notice of the required repurchase under this Section 7) and (y) the Purchase Price (subject to adjustment as provided in Section 6), multiplied by the number of Option Shares with respect to which the Option has not been exercised or has been exercised but the related Closing has not occurred, but only if such Market/Tender Offer Price is greater than such exercise price; and

          (ii) The greater of the Market/Tender Offer Price and the Purchase Price paid for any Option Shares acquired upon exercise of the Option, multiplied by the number of Option Shares so acquired.

     (b) In the event AmeriSource exercises its rights under this Section 7, Bergen shall, within 10 business days thereafter, pay the required amount to AmeriSource by wire transfer of immediately available funds to an account designated by AmeriSource and AmeriSource shall surrender to Bergen the Option and the certificates evidencing any Option Shares acquired thereunder with respect to which AmeriSource then has Beneficial Ownership.

     (c) In determining the Market/Tender Offer Price, the value of any consideration other than cash shall be determined by an independent nationally recognized investment banking firm selected by AmeriSource with the consent of Bergen, which consent shall not be unreasonably withheld.

     (d) Notwithstanding any provision to the contrary in this Option Agreement, AmeriSource may not exercise its rights pursuant to this Section 7 in a manner that would result in Total Profit (as defined below) of more than the Profit Cap (as defined below); provided, however, that nothing in this sentence shall limit AmeriSource's ability to exercise the Option in accordance with its terms. As used herein, the term "Total Profit" means the aggregate (before income taxes) of the following: (i) all amounts received by AmeriSource or concurrently being paid to AmeriSource pursuant to Section 7 for the repurchase of the unexercised portion of the Option, (ii) (A) the amounts received by AmeriSource or concurrently being paid to AmeriSource pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged), including sales made to Bergen or pursuant to a registration statement under the Securities Act or any exemption therefrom, less (B) AmeriSource's aggregate Purchase Price for such Option Shares and (iii) all amounts received by AmeriSource from Bergen or concurrently being paid to AmeriSource pursuant to Section 8.5 of the Merger Agreement (other than for payments with respect to Expenses). As used herein, the term "Profit Cap" shall mean $125,000,000.

     8. Repurchase at Option of Bergen.

     Except to the extent that AmeriSource shall have previously exercised its rights under Section 7, at the request of Bergen during the six-month period commencing 180 days following the first occurrence of a Purchase Event, Bergen may repurchase from AmeriSource, and AmeriSource shall sell to Bergen, all (but not less than all) of the Bergen Common Stock acquired by AmeriSource pursuant to the Option and with respect to which AmeriSource has Beneficial Ownership at the time of such repurchase at a price per share equal to the greater of (i) the Market/Tender Offer Price per share (calculated in the manner set forth in Section 7(a)(i) hereof but utilizing the period beginning on the occurrence of a Purchase Event and ending on the date Bergen exercises its repurchase right pursuant to this Section 8), (ii) the Per Share Repurchase Price or (iii) the sum of (A) the aggregate Purchase Price of the shares so repurchased plus (B) interest on the aggregate Purchase Price paid for the shares so repurchased from the date of purchase by AmeriSource to the date of repurchase at the highest rate of interest publicly announced by Citibank, N.A., in the City of New York, as its prime or base lending or reference rate during such period, less any dividends received on the shares so repurchased, which sum shall be divided by the number of Option Shares to be repurchased by Bergen. Any repurchase under this Section 8 shall be consummated in accordance with Section 7(b).

     9. Registration Rights.

     At any time within two years after a Closing, Bergen shall, if requested by AmeriSource or any Affiliate of AmeriSource that is a Beneficial Owner of Option Shares (each a "Holder"), as expeditiously as possible file a registration statement on a form for general use under the Securities Act if necessary in order to permit the sale or other disposition of Option Shares in accordance with the intended method of sale or other disposition requested by any such Holder. Each such Holder shall provide all information reasonably requested by Bergen for inclusion in any registration statement to be filed hereunder. Bergen shall use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The registration effected under this Section 9 shall be at Bergen's expense except for underwriting commissions and the fees and disbursements of such Holders' counsel attributable to the registration of such Option Shares. In no event shall Bergen be required to effect more than two registrations hereunder. The filing of any registration statement required hereunder may be delayed for such period of time (not to exceed 90 days) (i) as may reasonably be required to facilitate any public distribution by Bergen of Bergen Common Stock, (ii) if a special audit of Bergen would otherwise be required in connection therewith or
(iii) during which Bergen is in possession of material information concerning it, its business affairs or a material transaction in each case the public disclosure of which Bergen reasonably determines in good faith could have a material adverse effect on Bergen or significantly disrupt such material transaction. If requested by any such Holder in connection with such registration, Bergen shall become a party to any underwriting agreement relating to the sale of such shares on terms and including obligations and indemnities which are customary for parties similarly situated. Upon receiving any request for registration under this Section 9 from any Holder, Bergen agrees to send a copy thereof to any other person known to Bergen to be entitled to registration rights under this Section 9, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

     10. Profit Limitation.

     (a) Notwithstanding any other provision of this Agreement, in no event shall AmeriSource's Total Profit exceed the Profit Cap and, if it otherwise would exceed such amount, AmeriSource, at its sole election, shall either (i) deliver to Bergen for cancellation Option Shares previously purchased by AmeriSource, (ii) pay cash or other consideration to Bergen, (iii) reduce the amount of the fee payable to AmeriSource under Section 8.5 of the Merger Agreement (other than for payments with respect to Expenses) or (iv) undertake any combination thereof, so that AmeriSource's Total Profit shall not exceed the Profit Cap after taking into account the foregoing actions.

     (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Option Shares that would, as of the Notice Date, result in a Notional Total Profit (as defined below) of more than the Profit Cap, and, if exercise of the Option otherwise would exceed the Profit Cap, AmeriSource, at its sole discretion, may increase the Exercise Price for that number of Option Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Profit Cap; provided, however, that nothing in this sentence shall restrict any exercise of the Option otherwise permitted by this Section 10(b) on any subsequent date at the Purchase Price set forth in Section 2 if such exercise would not then be restricted under this
Section 10(b). As used herein, the term "Notional Total Profit" means, with respect to any number of Option Shares as to which AmeriSource may propose to exercise the Option, the Total Profit determined as of the Notice Date assuming that the Option was exercised on such date for such number of Option Shares and assuming such Option Shares, together with all other Option Shares held by AmeriSource and its affiliates as of such date, were sold for cash at the closing market price per share for Bergen Common Stock as reported by the NYSE Composite Tape as of the close of business on the preceding trading day (less customary brokerage commissions) and including all amounts theretofore received or concurrently being paid to AmeriSource pursuant to clauses (i), (ii) and
(iii) of the definition of Total Profit.

     11. Listing.

     If Bergen Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NYSE or any other national securities exchange, Bergen, upon the request of AmeriSource, will promptly file an application to list the Option Shares or other securities to be acquired upon exercise of the Option on the NYSE or such other exchange and will use its best efforts to obtain approval of such listings as soon as practicable.

     12. Survival.

     The representations, warranties, covenants and agreements of the parties hereto shall survive any Closing.

     13. Severability.

     Any term, provision, covenant or restriction contained in this Option Agreement held by a court or other Governmental Authority of competent jurisdiction to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Option Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Option Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

     14. Miscellaneous.

     (a) Expenses. Each of the parties hereto shall pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, except as otherwise provided herein.

     (b) Entire Agreement. This Option Agreement, the Support Agreement, the Merger Agreement (including the documents and the instruments referred to therein) and the Confidentiality Agreement constitute the entire agreement between the parties and supersede all prior agreements and understandings, agreements or representations by or between the parties, written and oral, with respect to the subject matter hereof and thereof.

     (c) Successors; No Third Party Beneficiaries. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

     (d) Transferability of the Option. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except AmeriSource may assign, in whole on in part, its rights and obligations hereunder to any wholly owned subsidiary of AmeriSource, provided that no such assignment shall relieve AmeriSource of its obligations hereunder. Any purported assignment in violation hereof shall be null and void.

     (e) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered in accordance with Section 9.2 of the Merger Agreement (which is incorporated herein by reference).

     (f) Counterparts. This Option Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

     (g) Further Assurances. In the event of any exercise of the Option by AmeriSource, Bergen and AmeriSource shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (h) Specific Performance. The parties hereto agree that if for any reason AmeriSource or Bergen shall have failed to perform its obligations under this Option Agreement, then either party hereto seeking to enforce this Option Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that either party hereto may have against the other party hereto for any failure to perform its obligations under this Option Agreement.

     (i) Governing Law. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to matters arising under or in connection with this Option Agreement, this Option Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principals thereof.

     Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware, for any Action (and agrees not to commence any Action except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 9.2 of the Merger Agreement shall be effective service of process for any Action brought against it in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Action in the courts of the State of Delaware or of the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Action brought in any such court has been brought in an inconvenient forum.

     (j) Regulatory Approvals; Section 16(b). If, in connection with the exercise of the Option under Section 3, prior notification to or approval of any Governmental Authority is required, then the required notice or application for approval shall be promptly filed and/or expeditiously processed by Bergen and periods of time that otherwise would run pursuant hereto (if any) shall run instead from the date on which any such required notification period has expired or been terminated or such approval has been obtained, and in either event, any requisite waiting period shall have passed. Periods of time that otherwise would run pursuant to this Agreement shall also be extended to the extent necessary in order to avoid liability under Section 16(b) of the Exchange Act.

     (k) Waiver and Amendment. Any provision of this Option Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Option Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     IN WITNESS WHEREOF, AmeriSource and Bergen have caused this Option Agreement to be executed by its officers thereunto duly authorized, all as of the date first written above.

                                          AMERISOURCE HEALTH CORPORATION

                                          By: /s/ R. DAVID YOST
                                            ------------------------------------
                                            R. David Yost
                                            Chairman and Chief Executive Officer

                                          BERGEN BRUNSWIG CORPORATION

                                          By: /s/ ROBERT E. MARTINI
                                            ------------------------------------
                                            Robert E. Martini
                                            Chairman and Chief Executive Officer

                                                                         ANNEX C

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT ("Option Agreement") dated March 16, 2001, between Bergen Brunswig Corporation, a New Jersey corporation ("Bergen"), and AmeriSource Health Corporation, a Delaware corporation ("AmeriSource").

                              W I T N E S S E T H:

     WHEREAS, the Board of Directors of Bergen and the Board of Directors of AmeriSource have approved an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), among Bergen, AmeriSource, AABB Corporation, A-Sub Acquisition Corp. and B-Sub Acquisition Corp., providing for the combination of the businesses of Bergen and AmeriSource in a "merger-of-equals" transaction;

     WHEREAS, as a condition to Bergen's entering into the Merger Agreement, Bergen has required that AmeriSource agree, and AmeriSource has agreed, to grant to Bergen the option set forth herein to purchase authorized but unissued shares of AmeriSource Class A Common Stock;

     NOW, THEREFORE, to induce Bergen to enter into the Merger Agreement and in consideration of the premises herein contained, the parties agree as follows:

     1. Definitions.

     Capitalized terms used but not defined herein shall have the same meanings as in the Merger Agreement.

     2. Grant of Option.

     Subject to the terms and conditions set forth herein, AmeriSource hereby grants to Bergen an unconditional and irrevocable option (the "Option") to purchase up to 10,472,304 authorized and unissued shares of AmeriSource Class A Common Stock (the "Option Shares") at a price per share equal to $48.48 (the "Purchase Price") payable in cash as provided in Section 4 hereof.

     3. Exercise and Termination of Option.

     (a) Bergen may exercise the Option, in whole or in part, at any time or from time to time during the period (the "Option Exercise Period") commencing from the time a Purchase Event (as defined below) shall have occurred and terminating 5:00 p.m. New York City time on the date which is 180 days following the occurrence of the Purchase Event (the "Termination Date"), whereupon the Option, to the extent it shall not have been exercised, shall terminate and be of no further force and effect.

     If the Option cannot be exercised prior to the Termination Date as a result of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option Exercise Period shall terminate on the later of (i) the Termination Date and (ii) the 10th business day after such injunction, order or restraint shall have been dissolved or shall have become permanent and no longer subject to appeal, as the case may be, but in no event later than 18 months after the occurrence of a Purchase Event.

     (b) This Option Agreement shall terminate, if but only if no Purchase Event shall have occurred prior thereto, upon the occurrence of any of the following, as applicable:

          (i) at the Effective Time of the Merger; or

          (ii) upon the termination of the Merger Agreement prior to the occurrence of a Purchase Event unless, in the case of this clause (ii), Bergen has the right to receive a termination fee pursuant to Section 8.5(c)(i) of the Merger Agreement following such termination upon the occurrence of certain events, in which case the Option will not terminate until the later of (x) 180 days following the time such termination fee becomes payable and (y) the expiration of the period in which an event may occur which would result in Bergen having the right to receive a termination fee pursuant to Section 8.5(c)(i) of the Merger Agreement.

     Notwithstanding the termination of the Option, Bergen shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the termination of the Option. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

     (c) As used herein, a "Purchase Event" shall mean an event the result of which is that a fee is required to be paid by AmeriSource to Bergen pursuant to
Section 8.5(c)(i) of the Merger Agreement.

     (d) As used herein, the terms "Beneficial Ownership", "Beneficial Owner" and "Beneficially Own" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act. As used herein, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     (e) Whenever Bergen wishes to exercise the Option, it shall deliver to AmeriSource a written notice (a "Notice of Exercise," the date of receipt of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than two business days nor later than 60 calendar days from the Notice Date for the closing of such purchase (a "Closing Date"); provided that if any closing of the purchase and sale pursuant to the Option (a "Closing") cannot be consummated by reason of any Applicable Law, the period of time that otherwise would run from the Notice Date pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and, provided, further, that, without limiting the foregoing, if prior notification to or approval of any Governmental Authority is required in connection with such purchase, Bergen and, if applicable, AmeriSource shall promptly file the required notice or application for approval and shall expeditiously process the same (and AmeriSource shall cooperate with Bergen in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run from the Notice Date pursuant to this sentence shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained, and in either event, any requisite waiting period has passed.

     (f) In the event (i) Bergen receives official notice that an approval of any Governmental Authority required for the purchase of Option Shares would not be issued or granted or (ii) a Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Bergen shall be entitled to exercise its right as set forth in Section 7 or, to the extent legally permitted, to exercise the Option in connection with the resale of Option Shares pursuant to a registration statement as provided in Section 9. The provisions of this Section 3 and Section 6 shall apply with appropriate adjustments to any such exercise.

     4. Payment and Delivery of Certificates.

     (a) At each Closing, Bergen shall pay to AmeriSource the aggregate Purchase Price for the Option Shares purchased at such Closing pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated not later than one business day prior to the Closing Date for such Closing by AmeriSource.

     (b) At such Closing, simultaneously with the delivery of the aggregate Purchase Price as provided in Section 4(a) hereof, AmeriSource shall deliver to Bergen a certificate or certificates representing the number of Option Shares then being purchased by Bergen, registered in the name of Bergen or as designated in writing by Bergen, which Option Shares shall be fully paid and nonassessable and free and clear of all liens, claims, charges and encumbrances of any kind whatsoever.

     (c) If at the time of issuance of any Option Shares pursuant to any exercise of the Option, AmeriSource shall have issued any share purchase rights or similar securities to holders of AmeriSource Class A Common Stock, then each such Option Share shall also represent rights with terms substantially the same as and at least as favorable to Bergen as those issued to other holders of AmeriSource Class A Common Stock.

     (d) Certificates for Option Shares delivered at any Closing hereunder shall be endorsed with a restrictive legend which shall read substantially as follows:

          "The shares represented by this certificate are subject to certain provisions of an agreement between the registered holder hereof and AmeriSource Health Corporation, a copy of which is on file at the principal office of AmeriSource Health Corporation, have not been registered under the Securities Act of 1933, as amended, and are subject to resale restrictions arising under the Securities Act of 1933, as amended, and any applicable state securities laws. A copy of such agreement will be provided to the holder hereof without charge upon receipt by AmeriSource Health Corporation of a written request therefor."

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend in connection with a transfer or sale if (i) AmeriSource has been furnished with an opinion of counsel, reasonably satisfactory to counsel for AmeriSource, that such transfer or sale will not violate the Securities Act or applicable securities laws of any state or (ii) such transfer or sale shall have been registered and qualified pursuant to the Securities Act and any applicable state securities laws.

     5. Representations and Warranties; Covenants.

     (a) AmeriSource hereby represents and warrants to Bergen that:

          (i) AmeriSource has full corporate right, power and authority to execute and deliver this Option Agreement and to perform all of its obligations hereunder;

          (ii) such execution, delivery and performance have been duly authorized by all requisite corporate action by AmeriSource, and no other corporate proceedings are necessary therefor;

          (iii) this Option Agreement has been duly and validly executed and delivered by AmeriSource and represents a valid and legally binding obligation of AmeriSource, enforceable against AmeriSource in accordance with its terms;

          (iv) AmeriSource has taken all necessary corporate action to authorize and reserve and permit it to issue and, at all times from the date hereof through the date of the exercise in full or the expiration or termination of the Option, shall have reserved for issuance upon exercise of the Option, 10,472,304 shares of AmeriSource Class A Common Stock (subject to adjustment as provided herein), all of which, upon issuance in accordance with the terms of this Option Agreement, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights of any shareholder of AmeriSource; and

          (v) The AmeriSource Rights Agreement provides, and will remain, so as to provide that no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the AmeriSource Rights Agreement) will occur as a result of the execution of this Option Agreement, the grant of the Option hereunder or the acquisition or transfer of shares of AmeriSource Class A Common Stock by Bergen pursuant to the exercise, in whole or in part, of the Option.

     (b) AmeriSource hereby agrees that, prior to the termination of the Option pursuant to Section 3(a) hereof, AmeriSource shall not take, or allow to be taken, any action that could result in the representations and warranties set forth in Section 5(a)(v) hereof becoming false or inaccurate.

     (c) Bergen hereby represents and warrants to AmeriSource that:

          (i) Bergen has full corporate right, power and authority to execute and deliver this Option Agreement and to perform all of its obligations hereunder;

          (ii) such execution, delivery and performance have been authorized by all requisite corporate action by Bergen, and no other corporate proceedings are necessary therefor;

          (iii) this Option Agreement has been duly and validly executed and delivered by Bergen and represents a valid and legally binding obligation of Bergen, enforceable against Bergen in accordance with its terms; and

          (iv) any AmeriSource Class A Common Stock acquired by Bergen upon exercise of the Option will not be transferred or otherwise disposed of except in compliance with the Securities Act.

     6. Adjustment upon Changes in Capitalization.

     In the event of any change in AmeriSource Class A Common Stock by reason of stock dividends, split-ups, recapitalizations or the like or in the event of any new issuance of AmeriSource Class A Common Stock (other than an issuance pursuant to the Option), the type and number of shares subject to the Option, and the Purchase Price, shall be adjusted appropriately.

     7. Repurchase.

     (a) At the written request of Bergen, at any time during the Option Exercise Period and, if a Notice of Exercise has been given but the related Closing has not occurred, during the period from the Notice Date to the Closing Date (the "Bergen Repurchase Period"), AmeriSource shall repurchase the Option from Bergen together with all (but not less than all) Option Shares purchased by Bergen pursuant thereto with respect to which Bergen then has Beneficial Ownership, at a price (when calculated on a per share basis, the "Per Share Repurchase Price") equal to the sum of:

          (i) The difference between (x) the "Market/Tender Offer Price" for shares of AmeriSource Class A Common Stock (defined as the higher of (1) the highest price per share at which a tender or exchange offer has been made for shares of AmeriSource Class A Common Stock or (2) the highest closing price per share of AmeriSource Class A Common Stock as reported by the NYSE Composite Tape, in each case, for any day within that portion of the Bergen Repurchase Period which precedes the date Bergen gives notice of the required repurchase under this Section 7) and (y) the Purchase Price (subject to adjustment as provided in Section 6), multiplied by the number of Option Shares with respect to which the Option has not been exercised or has been exercised but the related Closing has not occurred, but only if such Market/Tender Offer Price is greater than such exercise price; and

          (ii) The greater of the Market/Tender Offer Price and the Purchase Price paid for any Option Shares acquired upon exercise of the Option, multiplied by the number of Option Shares so acquired.

     (b) In the event Bergen exercises its rights under this Section 7, AmeriSource shall, within 10 business days thereafter, pay the required amount to Bergen by wire transfer of immediately available funds to an account designated by Bergen and Bergen shall surrender to AmeriSource the Option and the certificates evidencing any Option Shares acquired thereunder with respect to which Bergen then has Beneficial Ownership.

     (c) In determining the Market/Tender Offer Price, the value of any consideration other than cash shall be determined by an independent nationally recognized investment banking firm selected by Bergen with the consent of AmeriSource, which consent shall not be unreasonably withheld.

     (d) Notwithstanding any provision to the contrary in this Option Agreement, Bergen may not exercise its rights pursuant to this Section 7 in a manner that would result in Total Profit (as defined below) of more than the Profit Cap (as defined below); provided, however, that nothing in this sentence shall limit Bergen's ability to exercise the Option in accordance with its terms. As used herein, the term "Total Profit" means the aggregate (before income taxes) of the following: (i) all amounts received by Bergen or concurrently being paid to Bergen pursuant to Section 7 for the repurchase of the unexercised portion of the Option, (ii) (A) the amounts received by Bergen or concurrently being paid to Bergen pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged), including sales made to AmeriSource or pursuant to a registration statement under the Securities Act or any exemption therefrom, less (B) Bergen's aggregate Purchase Price for such Option Shares and (iii) all amounts received by Bergen from AmeriSource or concurrently being paid to Bergen pursuant to Section 8.5 of the Merger Agreement

(other than for payments with respect to Expenses). As used herein, the term "Profit Cap" shall mean $125,000,000.

     8. Repurchase at Option of AmeriSource.

     Except to the extent that Bergen shall have previously exercised its rights under Section 7, at the request of AmeriSource during the six-month period commencing 180 days following the first occurrence of a Purchase Event, AmeriSource may repurchase from Bergen, and Bergen shall sell to AmeriSource, all (but not less than all) of the AmeriSource Class A Common Stock acquired by Bergen pursuant to the Option and with respect to which Bergen has Beneficial Ownership at the time of such repurchase at a price per share equal to the greater of (i) the Market/Tender Offer Price per share (calculated in the manner set forth in Section 7(a)(i) hereof but utilizing the period beginning on the occurrence of a Purchase Event and ending on the date AmeriSource exercises its repurchase right pursuant to this Section 8), (ii) the Per Share Repurchase Price or (iii) the sum of (A) the aggregate Purchase Price of the shares so repurchased plus (B) interest on the aggregate Purchase Price paid for the shares so repurchased from the date of purchase by Bergen to the date of repurchase at the highest rate of interest publicly announced by Citibank, N.A., in the City of New York, as its prime or base lending or reference rate during such period, less any dividends received on the shares so repurchased, which sum shall be divided by the number of Option Shares to be repurchased by AmeriSource. Any repurchase under this Section 8 shall be consummated in accordance with Section 7(b).

     9. Registration Rights.

     At any time within two years after a Closing, AmeriSource shall, if requested by Bergen or any Affiliate of Bergen that is a Beneficial Owner of Option Shares (each a "Holder"), as expeditiously as possible file a registration statement on a form for general use under the Securities Act if necessary in order to permit the sale or other disposition of Option Shares in accordance with the intended method of sale or other disposition requested by any such Holder. Each such Holder shall provide all information reasonably requested by AmeriSource for inclusion in any registration statement to be filed hereunder. AmeriSource shall use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The registration effected under this Section 9 shall be at AmeriSource's expense except for underwriting commissions and the fees and disbursements of such Holders' counsel attributable to the registration of such Option Shares. In no event shall AmeriSource be required to effect more than two registrations hereunder. The filing of any registration statement required hereunder may be delayed for such period of time (not to exceed 90 days) (i) as may reasonably be required to facilitate any public distribution by AmeriSource of AmeriSource Class A Common Stock, (ii) if a special audit of AmeriSource would otherwise be required in connection therewith or (iii) during which AmeriSource is in possession of material information concerning it, its business affairs or a material transaction in each case the public disclosure of which AmeriSource reasonably determines in good faith could have a material adverse effect on AmeriSource or significantly disrupt such material transaction. If requested by any such Holder in connection with such registration, AmeriSource shall become a party to any underwriting agreement relating to the sale of such shares on terms and including obligations and indemnities which are customary for parties similarly situated. Upon receiving any request for registration under this Section 9 from any Holder, AmeriSource agrees to send a copy thereof to any other person known to AmeriSource to be entitled to registration rights under this Section 9, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

     10. Profit Limitation.

     (a) Notwithstanding any other provision of this Agreement, in no event shall Bergen's Total Profit exceed the Profit Cap and, if it otherwise would exceed such amount, Bergen, at its sole election, shall either (i) deliver to AmeriSource for cancellation Option Shares previously purchased by Bergen, (ii) pay cash or other consideration to AmeriSource, (iii) reduce the amount of the fee payable to Bergen under Section 8.5 of the Merger Agreement (other than for payments with respect to Expenses) or (iv) undertake any combination thereof, so that Bergen's Total Profit shall not exceed the Profit Cap after taking into account the foregoing actions.

     (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Option Shares that would, as of the Notice Date, result in a Notional Total Profit (as defined below) of more than the Profit Cap, and, if exercise of the Option otherwise would exceed the Profit Cap, Bergen, at its sole discretion, may increase the Exercise Price for that number of Option Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Profit Cap; provided, however, that nothing in this sentence shall restrict any exercise of the Option otherwise permitted by this Section 10(b) on any subsequent date at the Purchase Price set forth in
Section 2 if such exercise would not then be restricted under this Section 10(b). As used herein, the term "Notional Total Profit" means, with respect to any number of Option Shares as to which Bergen may propose to exercise the Option, the Total Profit determined as of the Notice Date assuming that the Option was exercised on such date for such number of Option Shares and assuming such Option Shares, together with all other Option Shares held by Bergen and its affiliates as of such date, were sold for cash at the closing market price per share for AmeriSource Class A Common Stock as reported by the NYSE Composite Tape as of the close of business on the preceding trading day (less customary brokerage commissions) and including all amounts theretofore received or concurrently being paid to Bergen pursuant to clauses (i), (ii) and (iii) of the definition of Total Profit.

     11. Listing.

     If AmeriSource Class A Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NYSE or any other national securities exchange, AmeriSource, upon the request of Bergen, will promptly file an application to list the Option Shares or other securities to be acquired upon exercise of the Option on the NYSE or such other exchange and will use its best efforts to obtain approval of such listings as soon as practicable.

     12. Survival.

     The representations, warranties, covenants and agreements of the parties hereto shall survive any Closing.

     13. Severability.

     Any term, provision, covenant or restriction contained in this Option Agreement held by a court or other Governmental Authority of competent jurisdiction to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Option Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Option Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

     14. Miscellaneous.

     (a) Expenses. Each of the parties hereto shall pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, except as otherwise provided herein.

     (b) Entire Agreement. This Option Agreement, the Support Agreement, the Merger Agreement (including the documents and the instruments referred to therein) and the Confidentiality Agreement constitute the entire agreement between the parties and supersede all prior agreements and understandings, agreements or representations by or between the parties, written and oral, with respect to the subject matter hereof and thereof.

     (c) Successors; No Third Party Beneficiaries. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

     (d) Transferability of the Option. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except Bergen may assign, in whole on in part, its rights and obligations hereunder to any wholly owned subsidiary of Bergen, provided that no such assignment shall relieve Bergen of its obligations hereunder. Any purported assignment in violation hereof shall be null and void.

     (e) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered in accordance with Section 9.2 of the Merger Agreement (which is incorporated herein by reference).

     (f) Counterparts. This Option Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

     (g) Further Assurances. In the event of any exercise of the Option by Bergen, AmeriSource and Bergen shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (h) Specific Performance. The parties hereto agree that if for any reason Bergen or AmeriSource shall have failed to perform its obligations under this Option Agreement, then either party hereto seeking to enforce this Option Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that either party hereto may have against the other party hereto for any failure to perform its obligations under this Option Agreement.

     (i) Governing Law. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to matters arising under or in connection with this Option Agreement, this Option Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principals thereof.

     Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware, for any Action (and agrees not to commence any Action except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 9.2 of the Merger Agreement shall be effective service of process for any Action brought against it in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Action in the courts of the State of Delaware or of the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Action brought in any such court has been brought in an inconvenient forum.

     (j) Regulatory Approvals; Section 16(b). If, in connection with the exercise of the Option under Section 3, prior notification to or approval of any Governmental Authority is required, then the required notice or application for approval shall be promptly filed and/or expeditiously processed by AmeriSource and periods of time that otherwise would run pursuant hereto (if any) shall run instead from the date on which any such required notification period has expired or been terminated or such approval has been obtained, and in either event, any requisite waiting period shall have passed. Periods of time that otherwise would run pursuant to this Agreement shall also be extended to the extent necessary in order to avoid liability under Section 16(b) of the Exchange Act.

     (k) Waiver and Amendment. Any provision of this Option Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Option Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     IN WITNESS WHEREOF, Bergen and AmeriSource have caused this Option Agreement to be executed by its officers thereunto duly authorized, all as of the date first written above.

                                          AMERISOURCE HEALTH CORPORATION

                                          By: /s/ R. DAVID YOST
                                            ------------------------------------
                                            R. David Yost
                                            Chairman and Chief Executive Officer

                                          BERGEN BRUNSWIG CORPORATION

                                          By: /s/ ROBERT E. MARTINI
                                            ------------------------------------
                                            Robert E. Martini
                                            Chairman and Chief Executive Officer

                                                                         ANNEX D

                                 March 16, 2001

AmeriSource Health Corporation
1300 Morris Drive, Suite 100
Chesterbrook, PA 19087-5594

     Re: Support/Voting Agreement

Dear Sirs:

     The undersigned understands that AmeriSource Health Corporation ("AmeriSource"), Bergen Brunswig Corporation ("Bergen"), AABB Corporation, A-Sub Acquisition Corp. and B-Sub Acquisition Corp. are entering into an Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), providing for, among other things, the combination of the businesses of AmeriSource and Bergen in a "merger-of-equals" transaction (the "Merger").

     The undersigned is a shareholder of Bergen (the "Shareholder") and is entering into this letter agreement to induce you to enter into the Merger Agreement and to consummate the transactions contemplated thereby.

     The Shareholder confirms its agreement with you as follows:

     1. The Shareholder represents, warrants and agrees that Schedule I annexed hereto sets forth the shares of the capital stock of Bergen, and options to purchase such shares, of which the Shareholder is the record or beneficial owner (the "Shares") and that the Shareholder is on the date hereof the lawful owner of the number of Shares set forth in Schedule I, free and clear of all liens, charges, encumbrances, voting agreements and commitments of any kind, except as disclosed previously in writing to AmeriSource. Except for the Shares set forth in Schedule I, the Shareholder does not own or hold any rights to acquire any additional shares of the capital stock of Bergen or any interest therein or any voting rights with respect to any additional shares.

     2. The Shareholder agrees that it will not, and will not permit any company, trust or other entity controlled by the Shareholder to, contract to sell, sell or otherwise transfer or dispose of more than 5% of the Shares or any interest therein or securities convertible thereinto or any voting rights with respect thereto, other than (i) pursuant to the Merger, (ii) with your prior written consent or (iii) to the extent contractually required (as disclosed previously in writing to AmeriSource).

     3. The Shareholder agrees to, will cause any company, trust or other entity controlled by the Shareholder to, and will use its reasonable best efforts to cause its affiliates (as defined under the Securities Exchange Act of 1934, as amended) to, cooperate fully with you in connection with the Merger Agreement and the transactions contemplated thereby. The Shareholder agrees that, during the term of this letter agreement, it will not, and will not permit any such company, trust or other entity to, and will use its reasonable best efforts to not permit any of its affiliates to, directly or indirectly (including through its directors, officers, employees or other representatives) solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any Bergen Competing Transaction (as defined in the Merger Agreement), or negotiate or otherwise engage in discussions with any person (other than AmeriSource or its respective directors, officers, employees, agents and representatives) with respect to any Bergen Competing Transaction or enter into any agreement, arrangement or understanding with respect to any Bergen Competing Transaction or agree to or otherwise assist in the effectuation of any Bergen Competing Transaction; provided, however, that nothing herein shall prevent the Shareholder from taking any action in its capacity as an officer or director of Bergen that would be permitted to be taken pursuant to the terms of the Merger Agreement.

     4. The Shareholder irrevocably and unconditionally agrees that all of the Shares beneficially owned by the Shareholder (except shares subject to unexercised stock options), or over which the Shareholder has voting power or control, directly or indirectly (including any common shares of Bergen acquired after the date hereof), at the record date for any meeting of shareholders of Bergen (and any adjournment thereof) called to consider and vote to approve and adopt the Merger, the Merger Agreement, all agreements related to the

Merger, any actions related thereto and/or the transactions contemplated thereby and/or any Bergen Competing Transaction will be voted in favor of the approval and adoption of the Merger, the Merger Agreement, all agreements related to the Merger, any actions related thereto and/or the transactions contemplated thereby and that the Shareholder will not vote such Shares in favor of the approval of
(i) any Bergen Competing Transaction during the term of this letter agreement,
(ii) reorganization, recapitalization, liquidation or winding up of Bergen or any other extraordinary transaction involving Bergen, other than as contemplated by the Merger Agreement, (iii) corporate action the consummation of which would frustrate the purposes or prevent or delay the consummation of the transactions contemplated by the Merger Agreement, or (iv) other matters relating to, or in connection with, any of clauses (i) through (iii) above.

     5. The Shareholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this letter agreement, the Shareholder hereby grants a proxy appointing AmeriSource and each of its designees as the Shareholder's attorney-in-fact and proxy, with full power of substitution, for and in the Shareholder's name, to vote, express, consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 4 above as AmeriSource or its proxy or substitute shall, in AmeriSource's sole discretion, deem proper with respect to the Shares beneficially owned by the Shareholder. The proxy granted by each Shareholder pursuant to this Section 5 is irrevocable (for as long as any such Share is beneficially owned by the Shareholder) and coupled with an interest as it is granted in consideration of AmeriSource entering into this letter agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by each Shareholder shall be revoked upon termination of this letter agreement, upon the termination of the Merger Agreement, or, with respect to any Share, upon the Shareholder ceasing to have beneficial ownership of such Share to the extent permitted by this Agreement, in accordance with its terms.

     6. The Shareholder has all necessary power and authority to enter into this letter agreement. This letter agreement is the legal, valid and binding agreement of the Shareholder, and is enforceable against the Shareholder in accordance with its terms.

     7. The Shareholder agrees that damages are an inadequate remedy for the breach by Shareholder of any term or condition of this letter agreement and that you shall be entitled to a temporary restraining order and preliminary and permanent injunctive relief in order to enforce our agreements herein.

     8. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this letter agreement, this letter agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any Action (and agrees not to commence any Action except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to its respective address shall be effective service of process for any Action brought against it in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Action in the courts of the State of Delaware or of the United States of America, in each case located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Action brought in any such court has been brought in any inconvenient forum.

     9. This letter agreement constitutes the entire agreement among the parties in respect to the subject matter hereof and supersedes all prior agreements and understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof.

     10. Any provision of this letter agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this letter agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This letter agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

     11. Neither this letter agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this letter agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     12. This letter agreement may be executed in counterparts, which together shall constitute one and the same agreement. The parties may execute more than one copy of the letter agreement, each of which shall constitute an original.

     13. If any term, provision, covenant or restriction contained in this letter agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this letter agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     14. Capitalized terms not defined in this letter agreement shall have the meaning assigned to them in the Merger Agreement.

     This letter agreement may be terminated at the option of any party at any time upon the earlier of (i) the date on which the Merger Agreement is terminated and (ii) the Effective Time. Please confirm that the foregoing correctly states the understanding between us by signing and returning to me a counterpart hereof.

                                          Very truly yours,

                                          By: /s/ ROBERT E. MARTINI
                                            ------------------------------------
                                            Robert E. Martini

Confirmed on the date
first above written.

AmeriSource Health Corporation

By: /s/ R. DAVID YOST
    ----------------------------------
    R. David Yost
    Chairman and Chief Executive
    Officer

                                   Schedule I

                   Shareholder's Ownership Interest in Bergen

Shares of Bergen capital stock:

4,854,377

Options to purchase shares of Bergen capital stock:

477,084

                                                                         ANNEX E

                                 March 16, 2001

AmeriSource Health Corporation
1300 Morris Drive, Suite 100
Chesterbrook, PA 19087-5594

     Re: Support/Voting Agreement

Dear Sirs:

     The undersigned understands that AmeriSource Health Corporation ("AmeriSource"), Bergen Brunswig Corporation ("Bergen"), AABB Corporation, A-Sub Acquisition Corp. and B-Sub Acquisition Corp. are entering into an Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), providing for, among other things, the combination of the businesses of AmeriSource and Bergen in a "merger-of-equals" transaction (the "Merger").

     The undersigned is a shareholder of Bergen (the "Shareholder") and is entering into this letter agreement to induce you to enter into the Merger Agreement and to consummate the transactions contemplated thereby.

     The Shareholder confirms its agreement with you as follows:

     1. The Shareholder represents, warrants and agrees that Schedule I annexed hereto sets forth the shares of the capital stock of Bergen, and options to purchase such shares, of which the Shareholder is the record or beneficial owner (the "Shares") and that the Shareholder is on the date hereof the lawful owner of the number of Shares set forth in Schedule I, free and clear of all liens, charges, encumbrances, voting agreements and commitments of any kind, except as disclosed previously in writing to AmeriSource. Except for the Shares set forth in Schedule I, the Shareholder does not own or hold any rights to acquire any additional shares of the capital stock of Bergen or any interest therein or any voting rights with respect to any additional shares.

     2. The Shareholder agrees that it will not, and will not permit any company, trust or other entity controlled by the Shareholder to, contract to sell, sell or otherwise transfer or dispose of more than 5% of the Shares or any interest therein or securities convertible thereinto or any voting rights with respect thereto, other than (i) pursuant to the Merger, (ii) with your prior written consent or (iii) to the extent contractually required (as disclosed previously in writing to AmeriSource).

     3. The Shareholder agrees to, will cause any company, trust or other entity controlled by the Shareholder to, and will use its reasonable best efforts to cause its affiliates (as defined under the Securities Exchange Act of 1934, as amended) to, cooperate fully with you in connection with the Merger Agreement and the transactions contemplated thereby. The Shareholder agrees that, during the term of this letter agreement, it will not, and will not permit any such company, trust or other entity to, and will use its reasonable best efforts to not permit any of its affiliates to, directly or indirectly (including through its directors, officers, employees or other representatives) solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any Bergen Competing Transaction (as defined in the Merger Agreement), or negotiate or otherwise engage in discussions with any person (other than AmeriSource or its respective directors, officers, employees, agents and representatives) with respect to any Bergen Competing Transaction or enter into any agreement, arrangement or understanding with respect to any Bergen Competing Transaction or agree to or otherwise assist in the effectuation of any Bergen Competing Transaction; provided, however, that nothing herein shall prevent the Shareholder from taking any action in its capacity as an officer or director of Bergen that would be permitted to be taken pursuant to the terms of the Merger Agreement.

     4. The Shareholder irrevocably and unconditionally agrees that all of the Shares beneficially owned by the Shareholder (except shares subject to unexercised stock options), or over which the Shareholder has voting power or control, directly or indirectly (including any common shares of Bergen acquired after the date hereof), at the record date for any meeting of shareholders of Bergen (and any adjournment thereof) called to consider and vote to approve and adopt the Merger, the Merger Agreement, all agreements related to the

Merger, any actions related thereto and/or the transactions contemplated thereby and/or any Bergen Competing Transaction will be voted in favor of the approval and adoption of the Merger, the Merger Agreement, all agreements related to the Merger, any actions related thereto and/or the transactions contemplated thereby and that the Shareholder will not vote such Shares in favor of the approval of
(i) any Bergen Competing Transaction during the term of this letter agreement,
(ii) reorganization, recapitalization, liquidation or winding up of Bergen or any other extraordinary transaction involving Bergen, other than as contemplated by the Merger Agreement, (iii) corporate action the consummation of which would frustrate the purposes or prevent or delay the consummation of the transactions contemplated by the Merger Agreement, or (iv) other matters relating to, or in connection with, any of clauses (i) through (iii) above.

     5. The Shareholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this letter agreement, the Shareholder hereby grants a proxy appointing AmeriSource and each of its designees as the Shareholder's attorney-in-fact and proxy, with full power of substitution, for and in the Shareholder's name, to vote, express, consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 4 above as AmeriSource or its proxy or substitute shall, in AmeriSource's sole discretion, deem proper with respect to the Shares beneficially owned by the Shareholder. The proxy granted by each Shareholder pursuant to this Section 5 is irrevocable (for as long as any such Share is beneficially owned by the Shareholder) and coupled with an interest as it is granted in consideration of AmeriSource entering into this letter agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by each Shareholder shall be revoked upon termination of this letter agreement, upon the termination of the Merger Agreement, or, with respect to any Share, upon the Shareholder ceasing to have beneficial ownership of such Share to the extent permitted by this Agreement, in accordance with its terms.

     6. The Shareholder has all necessary power and authority to enter into this letter agreement. This letter agreement is the legal, valid and binding agreement of the Shareholder, and is enforceable against the Shareholder in accordance with its terms.

     7. The Shareholder agrees that damages are an inadequate remedy for the breach by Shareholder of any term or condition of this letter agreement and that you shall be entitled to a temporary restraining order and preliminary and permanent injunctive relief in order to enforce our agreements herein.

     8. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this letter agreement, this letter agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any Action (and agrees not to commence any Action except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to its respective address shall be effective service of process for any Action brought against it in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Action in the courts of the State of Delaware or of the United States of America, in each case located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Action brought in any such court has been brought in any inconvenient forum.

     9. This letter agreement constitutes the entire agreement among the parties in respect to the subject matter hereof and supersedes all prior agreements and understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof.

     10. Any provision of this letter agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this letter agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This letter agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

     11. Neither this letter agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this letter agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     12. This letter agreement may be executed in counterparts, which together shall constitute one and the same agreement. The parties may execute more than one copy of the letter agreement, each of which shall constitute an original.

     13. If any term, provision, covenant or restriction contained in this letter agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this letter agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     14. Capitalized terms not defined in this letter agreement shall have the meaning assigned to them in the Merger Agreement.

     This letter agreement may be terminated at the option of any party at any time upon the earlier of (i) the date on which the Merger Agreement is terminated and (ii) the Effective Time. Please confirm that the foregoing correctly states the understanding between us by signing and returning to me a counterpart hereof.

                                          Very truly yours,

                                          By: /s/ NEIL F. DIMICK
                                            ------------------------------------
                                            Neil F. Dimick

Confirmed on the date first above written.

AmeriSource Health Corporation

By: /s/ R. DAVID YOST
    ----------------------------------
    R. David Yost
    Chairman and Chief Executive
    Officer

                                   Schedule I
                   Shareholder's Ownership Interest in Bergen

Shares of Bergen capital stock:

21,306

Options to purchase shares of Bergen capital stock:

611,630

                                                                         ANNEX F

                                 March 16, 2001

Bergen Brunswig Corporation
4000 Metropolitan Drive
Orange, California 92868-3510

     Re: Support/Voting Agreement

Dear Sirs:

     The undersigned understands that Bergen Brunswig Corporation ("Bergen"), AmeriSource Health Corporation ("AmeriSource"), AABB Corporation, A-Sub Acquisition Corp. and B-Sub Acquisition Corp. are entering into an Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), providing for, among other things, the combination of the businesses of Bergen and AmeriSource in a "merger-of-equals" transaction (the "Merger").

     The undersigned is a shareholder of AmeriSource (the "Shareholder") and is entering into this letter agreement to induce you to enter into the Merger Agreement and to consummate the transactions contemplated thereby.

     The Shareholder confirms its agreement with you as follows:

     1. The Shareholder represents, warrants and agrees that Schedule I annexed hereto sets forth the shares of the capital stock of AmeriSource, and options to purchase such shares, of which the Shareholder is the record or beneficial owner (the "Shares") and that the Shareholder is on the date hereof the lawful owner of the number of Shares set forth in Schedule I, free and clear of all liens, charges, encumbrances, voting agreements and commitments of any kind, except as disclosed previously in writing to Bergen. Except for the Shares set forth in
Schedule I, the Shareholder does not own or hold any rights to acquire any additional shares of the capital stock of AmeriSource or any interest therein or any voting rights with respect to any additional shares.

     2. The Shareholder agrees that it will not, and will not permit any company, trust or other entity controlled by the Shareholder to, contract to sell, sell or otherwise transfer or dispose of more than 5% of the Shares or any interest therein or securities convertible thereinto or any voting rights with respect thereto, other than (i) pursuant to the Merger, (ii) with your prior written consent or (iii) to the extent contractually required (as disclosed previously in writing to Bergen).

     3. The Shareholder agrees to, will cause any company, trust or other entity controlled by the Shareholder to, and will use its reasonable best efforts to cause its affiliates (as defined under the Securities Exchange Act of 1934, as amended) to, cooperate fully with you in connection with the Merger Agreement and the transactions contemplated thereby. The Shareholder agrees that, during the term of this letter agreement, it will not, and will not permit any such company, trust or other entity to, and will use its reasonable best efforts to not permit any of its affiliates to, directly or indirectly (including through its directors, officers, employees or other representatives) solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any AmeriSource Competing Transaction (as defined in the Merger Agreement), or negotiate or otherwise engage in discussions with any person (other than Bergen or its respective directors, officers, employees, agents and representatives) with respect to any AmeriSource Competing Transaction or enter into any agreement, arrangement or understanding with respect to any AmeriSource Competing Transaction or agree to or otherwise assist in the effectuation of any AmeriSource Competing Transaction; provided, however, that nothing herein shall prevent the Shareholder from taking any action in its capacity as an officer or director of AmeriSource that would be permitted to be taken pursuant to the terms of the Merger Agreement.

     4. The Shareholder irrevocably and unconditionally agrees that all of the Shares beneficially owned by the Shareholder (except shares subject to unexercised stock options), or over which the Shareholder has voting power or control, directly or indirectly (including any common shares of AmeriSource acquired after the date hereof), at the record date for any meeting of shareholders of AmeriSource (and any adjournment thereof) called to consider and vote to approve and adopt the Merger, the Merger Agreement, all agreements related to the Merger, any actions related thereto and/or the transactions contemplated thereby and/or any AmeriSource Competing Transaction will be voted in favor of the approval and adoption of the Merger, the Merger Agreement, all agreements related to the Merger, any actions related thereto and/or the transactions contemplated thereby and that the Shareholder will not vote such Shares in favor of the approval of (i) any AmeriSource Competing Transaction during the term of this letter agreement, (ii) reorganization, recapitalization, liquidation or winding up of AmeriSource or any other extraordinary transaction involving AmeriSource, other than as contemplated by the Merger Agreement, (iii) corporate action the consummation of which would frustrate the purposes or prevent or delay the consummation of the transactions contemplated by the Merger Agreement, or (iv) other matters relating to, or in connection with, any of clauses (i) through (iii) above.

     5. The Shareholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this letter agreement, the Shareholder hereby grants a proxy appointing Bergen and each of its designees as the Shareholder's attorney-in-fact and proxy, with full power of substitution, for and in the Shareholder's name, to vote, express, consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 4 above as Bergen or its proxy or substitute shall, in Bergen's sole discretion, deem proper with respect to the Shares beneficially owned by the Shareholder. The proxy granted by each Shareholder pursuant to this Section 5 is irrevocable (for as long as any such Share is beneficially owned by the Shareholder) and coupled with an interest as it is granted in consideration of Bergen entering into this letter agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by each Shareholder shall be revoked upon termination of this letter agreement, upon the termination of the Merger Agreement, or, with respect to any Share, upon the Shareholder ceasing to have beneficial ownership of such Share to the extent permitted by this Agreement, in accordance with its terms.

     6. The Shareholder has all necessary power and authority to enter into this letter agreement. This letter agreement is the legal, valid and binding agreement of the Shareholder, and is enforceable against the Shareholder in accordance with its terms.

     7. The Shareholder agrees that damages are an inadequate remedy for the breach by Shareholder of any term or condition of this letter agreement and that you shall be entitled to a temporary restraining order and preliminary and permanent injunctive relief in order to enforce our agreements herein.

     8. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this letter agreement, this letter agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any Action (and agrees not to commence any Action except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to its respective address shall be effective service of process for any Action brought against it in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Action in the courts of the State of Delaware or of the United States of America, in each case located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Action brought in any such court has been brought in any inconvenient forum.

     9. This letter agreement constitutes the entire agreement among the parties in respect to the subject matter hereof and supersedes all prior agreements and understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof.

     10. Any provision of this letter agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this letter agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This letter agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

     11. Neither this letter agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this letter agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     12. This letter agreement may be executed in counterparts, which together shall constitute one and the same agreement. The parties may execute more than one copy of the letter agreement, each of which shall constitute an original.

     13. If any term, provision, covenant or restriction contained in this letter agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this letter agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     14. Capitalized terms not defined in this letter agreement shall have the meaning assigned to them in the Merger Agreement.

     This letter agreement may be terminated at the option of any party at any time upon the earlier of (i) the date on which the Merger Agreement is terminated and (ii) the Effective Time. Please confirm that the foregoing correctly states the understanding between us by signing and returning to me a counterpart hereof.

                                          Very truly yours,

                                          By: /s/ R. DAVID YOST
                                            ------------------------------------
                                            R. David Yost

Confirmed on the date
first above written.

Bergen Brunswig Corporation

By:/s/ ROBERT E. MARTINI
   -------------------------------------------------------
   Robert E. Martini
   Chairman of the Board and
   Chief Executive Officer

                                   Schedule I
                Shareholder's Ownership Interest in AmeriSource

Shares of AmeriSource capital stock:

376,000

Options to purchase shares of AmeriSource capital stock:

415,000

                                                                         ANNEX G

                                 March 16, 2001
Bergen Brunswig Corporation
4000 Metropolitan Drive
Orange, California 92868-3510

     Re:  Support/Voting Agreement

Dear Sirs:

     The undersigned understands that Bergen Brunswig Corporation ("Bergen"), AmeriSource Health Corporation ("AmeriSource"), AABB Corporation, A-Sub Acquisition Corp. and B-Sub Acquisition Corp. are entering into an Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), providing for, among other things, the combination of the businesses of Bergen and AmeriSource in a "merger-of-equals" transaction (the "Merger").

     The undersigned is a shareholder of AmeriSource (the "Shareholder") and is entering into this letter agreement to induce you to enter into the Merger Agreement and to consummate the transactions contemplated thereby.

     The Shareholder confirms its agreement with you as follows:

     1. The Shareholder represents, warrants and agrees that Schedule I annexed hereto sets forth the shares of the capital stock of AmeriSource, and options to purchase such shares, of which the Shareholder is the record or beneficial owner (the "Shares") and that the Shareholder is on the date hereof the lawful owner of the number of Shares set forth in Schedule I, free and clear of all liens, charges, encumbrances, voting agreements and commitments of any kind, except as disclosed previously in writing to Bergen. Except for the Shares set forth in
Schedule I, the Shareholder does not own or hold any rights to acquire any additional shares of the capital stock of AmeriSource or any interest therein or any voting rights with respect to any additional shares.

     2. The Shareholder agrees that it will not, and will not permit any company, trust or other entity controlled by the Shareholder to, contract to sell, sell or otherwise transfer or dispose of more than 5% of the Shares or any interest therein or securities convertible thereinto or any voting rights with respect thereto, other than (i) pursuant to the Merger, (ii) with your prior written consent or (iii) to the extent contractually required (as disclosed previously in writing to Bergen).

     3. The Shareholder agrees to, will cause any company, trust or other entity controlled by the Shareholder to, and will use its reasonable best efforts to cause its affiliates (as defined under the Securities Exchange Act of 1934, as amended) to, cooperate fully with you in connection with the Merger Agreement and the transactions contemplated thereby. The Shareholder agrees that, during the term of this letter agreement, it will not, and will not permit any such company, trust or other entity to, and will use its reasonable best efforts to not permit any of its affiliates to, directly or indirectly (including through its directors, officers, employees or other representatives) solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any AmeriSource Competing Transaction (as defined in the Merger Agreement), or negotiate or otherwise engage in discussions with any person (other than Bergen or its respective directors, officers, employees, agents and representatives) with respect to any AmeriSource Competing Transaction or enter into any agreement, arrangement or understanding with respect to any AmeriSource Competing Transaction or agree to or otherwise assist in the effectuation of any AmeriSource Competing Transaction; provided, however, that nothing herein shall prevent the Shareholder from taking any action in its capacity as an officer or director of AmeriSource that would be permitted to be taken pursuant to the terms of the Merger Agreement.

     4. The Shareholder irrevocably and unconditionally agrees that all of the Shares beneficially owned by the Shareholder (except shares subject to unexercised stock options), or over which the Shareholder has voting power or control, directly or indirectly (including any common shares of AmeriSource acquired after the date hereof), at the record date for any meeting of shareholders of AmeriSource (and any adjournment thereof) called to consider and vote to approve and adopt the Merger, the Merger Agreement, all agreements related to the Merger, any actions related thereto and/or the transactions contemplated thereby and/or any AmeriSource Competing Transaction will be voted in favor of the approval and adoption of the Merger, the Merger Agreement, all agreements related to the Merger, any actions related thereto and/or the transactions contemplated thereby and that the Shareholder will not vote such Shares in favor of the approval of (i) any AmeriSource Competing Transaction during the term of this letter agreement, (ii) reorganization, recapitalization, liquidation or winding up of AmeriSource or any other extraordinary transaction involving AmeriSource, other than as contemplated by the Merger Agreement, (iii) corporate action the consummation of which would frustrate the purposes or prevent or delay the consummation of the transactions contemplated by the Merger Agreement, or (iv) other matters relating to, or in connection with, any of clauses (i) through (iii) above.

     5. The Shareholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this letter agreement, the Shareholder hereby grants a proxy appointing Bergen and each of its designees as the Shareholder's attorney-in-fact and proxy, with full power of substitution, for and in the Shareholder's name, to vote, express, consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 4 above as Bergen or its proxy or substitute shall, in Bergen's sole discretion, deem proper with respect to the Shares beneficially owned by the Shareholder. The proxy granted by each Shareholder pursuant to this Section 5 is irrevocable (for as long as any such Share is beneficially owned by the Shareholder) and coupled with an interest as it is granted in consideration of Bergen entering into this letter agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by each Shareholder shall be revoked upon termination of this letter agreement, upon the termination of the Merger Agreement, or, with respect to any Share, upon the Shareholder ceasing to have beneficial ownership of such Share to the extent permitted by this Agreement, in accordance with its terms.

     6. The Shareholder has all necessary power and authority to enter into this letter agreement. This letter agreement is the legal, valid and binding agreement of the Shareholder, and is enforceable against the Shareholder in accordance with its terms.

     7. The Shareholder agrees that damages are an inadequate remedy for the breach by Shareholder of any term or condition of this letter agreement and that you shall be entitled to a temporary restraining order and preliminary and permanent injunctive relief in order to enforce our agreements herein.

     8. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this letter agreement, this letter agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any Action (and agrees not to commence any Action except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to its respective address shall be effective service of process for any Action brought against it in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Action in the courts of the State of Delaware or of the United States of America, in each case located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Action brought in any such court has been brought in any inconvenient forum.

     9. This letter agreement constitutes the entire agreement among the parties in respect to the subject matter hereof and supersedes all prior agreements and understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof.

     10. Any provision of this letter agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this letter agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This letter agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

     11. Neither this letter agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this letter agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     12. This letter agreement may be executed in counterparts, which together shall constitute one and the same agreement. The parties may execute more than one copy of the letter agreement, each of which shall constitute an original.

     13. If any term, provision, covenant or restriction contained in this letter agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this letter agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     14. Capitalized terms not defined in this letter agreement shall have the meaning assigned to them in the Merger Agreement.

     This letter agreement may be terminated at the option of any party at any time upon the earlier of (i) the date on which the Merger Agreement is terminated and (ii) the Effective Time. Please confirm that the foregoing correctly states the understanding between us by signing and returning to me a counterpart hereof.

                                          Very truly yours,

                                          By: /s/ KURT HILZINGER
                                            ------------------------------------
                                            Kurt Hilzinger

Confirmed on the date
first above written.

Bergen Brunswig Corporation

By: /s/ ROBERT E. MARTINI
    --------------------------------------------------------
    Robert E. Martini
    Chairman of the Board and
    Chief Executive Officer

                                   Schedule I
                Shareholder's Ownership Interest in AmeriSource

Shares of AmeriSource capital stock:

116,700

Options to purchase shares of AmeriSource capital stock:

354,000

                                                                         ANNEX H

PERSONAL AND CONFIDENTIAL
----------------------------------------

March 16, 2001

Board of Directors
AmeriSource Health Corporation
1300 Morris Drive, Suite 100
Chesterbrook, PA 19087

Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of (i) Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), of AmeriSource Health Corporation ("AmeriSource" or the "Company"); (ii) Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), of AmeriSource; and (iii) Class C Common Stock, par value $0.01 per share (the "Class C Common Stock" and, together with Class A Common Stock and Class B Common Stock, the "AmeriSource Common Stock"), of AmeriSource of the AmeriSource Exchange Ratio (as defined below) relative to the Bergen Brunswig Exchange Ratio (as defined below) pursuant to the Agreement and Plan of Merger, dated as of March 16, 2001 (the "Agreement"), by and among AABB Corporation ("Parent"), AmeriSource, Bergen Brunswig Corporation ("Bergen Brunswig"), A-Sub Acquisition Corp. ("AmeriSource Merger Sub"), and B-Sub Acquisition Corp. ("Bergen Brunswig Merger Sub"). Pursuant to the Agreement, (i) Bergen Brunswig Merger Sub will merge with and into Bergen Brunswig and each issued and outstanding share of Common Stock, par value $1.50 per share (the "Bergen Brunswig Common Stock"), of Bergen Brunswig will be converted into and represent 0.37 shares (the "Bergen Brunswig Exchange Ratio") of Common Stock, par value $0.01 per share ("Parent Common Stock"), of Parent; and (ii) AmeriSource Merger Sub will merge with and into AmeriSource and each issued and outstanding share of AmeriSource Common Stock will be converted into and represent one share (the "AmeriSource Exchange Ratio") of Common Stock, par value $0.01 per share, of Parent.

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with AmeriSource having provided certain investment banking services to AmeriSource from time to time, including having acted as lead manager of its 144A offering of 5% Convertible Subordinated Notes due December 2007 of the Company, aggregate principal amount $300 million, in December 2000 and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Bergen Brunswig from time to time, including having acted as a co-manager with respect to the public offering of $300 million aggregate principal amount of Trust Originated Preferred Securities by Bergen Capital I, a wholly owned subsidiary of the Company, in May 1999. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of AmeriSource or Bergen Brunswig for its own account and for the accounts of customers. In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of AmeriSource and Bergen Brunswig for the five fiscal years ended September 30, 2000; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of AmeriSource and Bergen Brunswig; certain other communications from AmeriSource and Bergen Brunswig to their respective stockholders; and certain internal financial analyses and forecasts for AmeriSource and Bergen Brunswig prepared by their respective managements, including certain cost savings and operating synergies projected by the management of AmeriSource to result from the transaction contemplated by the Agreement (the "Synergies"). We also have held discussions with members of the senior management of AmeriSource and Bergen Brunswig regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the

                                       H-1
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Board of Directors
AmeriSource Health Corporation
March 16, 2001
Page  2

reported price and trading activity for the AmeriSource Common Stock and the Bergen Brunswig Common Stock, compared certain financial and stock market information for Bergen Brunswig and AmeriSource with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the healthcare distribution industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of AmeriSource or Bergen Brunswig or any of their respective subsidiaries, and we have not been furnished with any such evaluation or appraisal. In that regard, we have assumed with your consent that the internal financial forecasts prepared by the managements of AmeriSource and Bergen Brunswig have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of AmeriSource and Bergen Brunswig, that the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of AmeriSource and that such Synergies will be realized in the amounts at time periods contemplated thereby. We also have assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the transaction contemplated by the Agreement will be obtained without any adverse effect on Parent, AmeriSource or Bergen Brunswig or on the contemplated benefits of the transaction contemplated by the Agreement. We also have assumed with your consent that the Financial Accounting Standards Board shall have promulgated a final Statement of Financial Accounting Standards with an effective date no later than the Closing (as defined in the Merger), which shall provide for accounting treatment of the transaction contemplated by the Agreement in all material respects as in the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets -- Accounting for Goodwill, dated February 14, 2001. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of AmeriSource in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of shares of AmeriSource Common Stock should vote with respect to such transaction.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the AmeriSource Exchange Ratio relative to the Bergen Brunswig Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of shares of the AmeriSource Common Stock.

                                          Very truly yours,

                                          /s/ GOLDMAN, SACHS & CO.
                                          --------------------------------------
                                          (GOLDMAN, SACHS & CO.)

                                       H-2
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Board of Directors
AmeriSource Health Corporation
March 16, 2001
Page  3

                                                                         ANNEX I

[Merrill Lynch Letterhead]

                                                                  March 16, 2001

Board of Directors
Bergen Brunswig Corporation
4000 Metropolitan Drive
Orange, CA 92648

Members of the Board of Directors:

     AABB Corporation, a newly formed holding company ("Parent"), AmeriSource Health Corporation ("AmeriSource"), Bergen Brunswig Corporation ("Bergen"), A-Sub Acquisition Corp., a newly formed wholly owned subsidiary of Parent ("AmeriSource Merger Sub") and B-Sub Acquisition Corp., a newly formed wholly owned subsidiary of Parent ("Bergen Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which (i) AmeriSource Merger Sub will merge with and into AmeriSource in a transaction (the "AmeriSource Merger") in which each outstanding share of Class A common stock, par value $0.01 per share, of AmeriSource, Class B common stock, par value $0.01 per share, of AmeriSource, and Class C common stock, par value $0.01 per share, of AmeriSource will be converted into the right to receive one share of common stock, par value $0.01 per share, of Parent (the "Parent Shares") and (ii) Bergen Merger Sub will merge with and into Bergen in a transaction (the "Bergen Merger", and together with the AmeriSource Merger, the "Merger") in which each outstanding share of common stock, par value $1.50 per share, of Bergen (the "Bergen Shares") will be converted into the right to receive 0.37 of a Parent Share (the "Exchange Ratio").

     You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to the holders of Bergen Shares.

     In arriving at the opinion set forth below, we have, among other things:

          (1) Reviewed certain publicly available business and financial information relating to Bergen and AmeriSource which we deemed to be relevant;

          (2) Reviewed certain information with respect to AmeriSource, including financial forecast information relating to the business, earnings, cash flow, assets, liabilities and prospects of AmeriSource, furnished to us by AmeriSource;

          (3) Reviewed certain information with respect to Bergen, including financial forecast information from certain publicly available analysts' forecasts acknowledged and approved by Bergen as reasonable forecasts appropriate for use by us in rendering our opinion, relating to the business, earnings, cash flow, assets, liabilities and prospects of Bergen, as well as certain information provided by Bergen to us relating to the amount and timing of the cost savings and related expenses and synergies expected to result from the merger (the "Expected Synergies"), furnished to us by Bergen;

          (4) Conducted discussions with members of senior management of Bergen and AmeriSource concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies;

          (5) Reviewed the market prices and valuation multiples for Bergen Shares and AmeriSource Shares and compared them with those of certain publicly traded companies which we deemed to be relevant;

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Board of Directors
AmeriSource Health Corporation
March 16, 2001
Page  4

          (6) Reviewed the results of operations of Bergen and AmeriSource and compared them with those of certain publicly traded companies which we deemed to be relevant;

          (7) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions which we deemed to be relevant;

          (8) Reviewed the potential pro forma impact of the Merger, before and after giving effect to the Expected Synergies;

          (9) Reviewed the Agreement, the Stock Option Agreements dated as of March 16, 2001 between Bergen and AmeriSource, the Support/Voting Agreements between AmeriSource and certain shareholders of Bergen and the Support/Voting Agreements between Bergen and certain shareholders of AmeriSource;

          (10) Participated in certain discussions and negotiations among representatives of Bergen and AmeriSource and their financial and legal advisors; and

          (11) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information and we have not undertaken an independent evaluation or appraisal of any of the assets or liabilities of Bergen or AmeriSource or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of Bergen or AmeriSource. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by Bergen or AmeriSource, we have assumed that they have been reasonably prepared or reviewed and reflect the best currently available estimates and judgment of Bergen's or AmeriSource's management as to the expected future financial performance of Bergen or AmeriSource, as the case may be, and the Expected Synergies. We have further assumed that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes and that all conditions to the Merger will be satisfied, including with respect to the promulgation of certain accounting rules.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

     In connection with the preparation of this opinion, we have not been authorized by Bergen or the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of Bergen.

     We are acting as financial advisor to Bergen in connection with the Merger and will receive a fee from Bergen for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, Bergen has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to Bergen and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade Bergen Shares and other securities of Bergen, as well as AmeriSource Shares and other securities of AmeriSource, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

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Board of Directors
AmeriSource Health Corporation
March 16, 2001
Page  5

     This opinion is for the use and benefit of the Board of Directors of Bergen. Our opinion does not address the merits of the underlying decision by Bergen to engage in the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger. We are not expressing any opinion herein as to the prices at which Bergen Shares or Parent Shares will trade following the announcement or consummation of the Merger.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of Bergen Shares.

                                Very truly yours,

                                   /s/ MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                INCORPORATED
                                ------------------------------------------------
                                     Merrill Lynch, Pierce, Fenner & Smith
                                                  Incorporated

                                                                         ANNEX J

                                AABB CORPORATION

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

     AABB Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the Corporation is AABB Corporation.

     2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), and having been adopted in accordance therewith, this Amended and Restated Certificate of Incorporation (this "Certificate") restates and integrates and further amends the provisions of the Certificate of Incorporation of AABB Corporation. The amendments contained herein have been duly adopted by written consent of the holders of a majority of the outstanding stock entitled to vote thereon in accordance with Section 228 of the DGCL.

     3. The text of the Certificate of Incorporation of AABB Corporation, together with all subsequent amendments, is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I

                                      NAME

     The name of the corporation is AmeriSource-Bergen Corporation (hereinafter referred to as the "Corporation").

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

     The registered office of the Corporation in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, and the registered agent in charge thereof shall be The Corporation Trust Company.

                                  ARTICLE III

                               CORPORATE PURPOSE

     Section 3.01. Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the DGCL, as amended from time to time, and to possess and exercise all of the powers and privileges granted by such law and other law of Delaware.

     Section 3.02. Term.  The Corporation is to have perpetual existence.

                                   ARTICLE IV

                                 CAPITALIZATION

     Section 4.01. Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is 310,000,000 shares, divided into two (2) classes consisting of 300,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock") and 10,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

     Section 4.02. Common Stock. The Common Stock shall be subject to the express terms of any series of Preferred Stock.

     (a) Voting. Except as may be provided in this Certificate or in a Preferred Stock Certificate of Designation (as defined below), if any, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes as provided by law, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     (b) Dividends. Subject to any other provisions of this Certificate, and to the rights of holders of Preferred Stock, if any, holders of Common Stock shall be entitled to receive ratably on a per share basis such dividends and other distributions in cash, stock or property of the Corporation as may be declared by the Board of Directors (the "Board") of the Corporation from time to time out of the assets or funds of the Corporation legally available therefor.

     (c) Distribution of Assets. Subject to the express terms of any series of Preferred Stock, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders.

     Section 4.03. Preferred Stock. (a) The Board is authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable provisions of the DGCL (a "Preferred Stock Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, with such designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board (as such resolutions may be amended by a resolution or resolutions subsequently adopted by the Board), and as are not stated and expressed in this Certificate including, but not limited to, determination of any of the following:

          (i) the distinctive designation of the series, whether by number, letter or title, and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding and except where otherwise provided in the applicable Preferred Stock Certificate of Designation) from time to time by action of the Board;

          (ii) the dividend rate and the times of payment of dividends, if any, on the shares of the series, whether such dividends will be cumulative, and if so, from what date or dates, and the relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of stock;

          (iii) the price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

          (iv) whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

          (v) whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (vi) the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

          (vii) whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class of stock in any respect, or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class of stock, restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class of stock ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

          (viii) whether the series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Certificate, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised of such series or of such series and one or more other series or classes of stock of the Corporation) and that all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted on such matter; and

          (ix) any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series.

     (b) Voting Rights. Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board in the applicable Preferred Stock Certificate of Designation as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meeting of stockholders.

     (c) Dividends. Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.

     (d) Preference on Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of each series of Preferred Stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the Board to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein or in the applicable Preferred Stock Certificate of Designation.

     (e) Redemption. The Corporation, at the option of the Board, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed in the applicable Preferred Stock Certificate of Designation for such series.

     (f) Certificate of Designations. For all purposes, this Certificate shall include each certificate of designations, if any, setting forth the terms of a series of Preferred Stock.

     (g) Authorized Shares. Subject to the rights, if any, of the holders of any series of Preferred Stock set forth in a certificate of designations, an amendment of this Certificate to increase or decrease the number of authorized shares of any series of Preferred Stock (but not below the number of shares thereof then outstanding) may be adopted by resolution adopted by the Board of the Corporation and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock of the Corporation, and all other outstanding shares of stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL or any similar provisions hereafter enacted, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class, and no vote of the holders of any series of Preferred Stock, voting as a separate class, shall be required therefore.

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                                   ARTICLE V

                               BOARD OF DIRECTORS

     Section 5.01. Election of Directors. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. Except as may be provided in this Certificate or in a Preferred Stock Certificate of Designation, if any, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

     Section 5.02. Number of Directors. The number of directors on the Board shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board or the stockholders.

     Section 5.03. Classified Board. The Board, other than those who may be elected by the holders of any series of Preferred Stock, if any, shall be and is divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 2002, each initial director in Class II shall hold office until the annual meeting of stockholders in 2003, and each initial director in Class III shall hold office until the annual meeting of stockholders in 2004. Notwithstanding the foregoing provisions of this Section 5.03, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

     Section 5.04. Nominations. Subject to the rights of holders of any series of Preferred Stock or any other class of stock of the Corporation (other than the Common Stock) then outstanding, nominations for the election of directors may be made by the affirmative vote of a majority of the entire Board or by any stockholder of record entitled to vote generally in the election of directors subject to Article VI, Section 6.04.

     Section 5.05. Removal. No director who is part of any particular class of directors may be removed except both for cause and with the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as a single class. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier resignation, removal from office or death, and (b) the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board among the three classes of directors so as to maintain such classes as nearly equal as possible.

     Section 5.06. Vacancies. Subject to the rights of the holders of any series of Preferred Stock or any other class of stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board for any reason, including by reason of any increase in the number of directors, shall, if occurring prior to the expiration of the term of office of the class in which such vacancy occurs, be filled only by the Board, acting by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, and any directors so elected shall hold office until the next election of the class for which such directors have been elected and until their successors are duly elected and qualified.

     Section 5.07. Directors' Meetings, Consents and Elections. Meetings of the Board and of any committee thereof may be held outside the State of Delaware if the Bylaws so provide. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting as provided by statute, if the Bylaws of the Corporation so provide. The elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

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                                   ARTICLE VI

                                  STOCKHOLDERS

     Section 6.01. Cumulative Voting. No stockholder of the Corporation shall be entitled to exercise any right of cumulative voting.

     Section 6.02. No Preemptive Rights.  Except for rights issued pursuant to
Article VIII hereof, no stockholder of the Corporation shall have any preemptive or preferential right, nor be entitled to such as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of the Corporation of any class or series, whether issued for money or for consideration other than money, or of any issue of securities convertible into stock of the Corporation.

     Section 6.03. Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied. Special meetings of stockholders of the Corporation may be called only by the Board pursuant to a resolution duly adopted by a majority of the members of the Board, and the ability of the stockholders to call a special meeting of stockholders of the Corporation is specifically denied.

     Section 6.04. Notice. Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                  ARTICLE VII

                      LIMITATION OF DIRECTORS' LIABILITY;
                       INDEMNIFICATION BY THE CORPORATION

     Section 7.01. Limitation on Liability. The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the DGCL. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article VII, Section 7.01 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     Section 7.02. Indemnification. The Corporation shall indemnify any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer,trustee, employee or agent of another corporation, trust or other enterprise, with respect to actions taken or omitted by such person in any capacity in which such person serves the Corporation or such other corporation, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director, officer or trustee, as the case may be, and shall inure to the benefit of such person's heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of the Corporation. Any person who is or was a director, officer, trustee, employee or agent of a subsidiary of the Corporation shall be deemed to be serving in such capacity at the request of the Corporation for purposes of this Article VII, Section 7.02. Any repeal or modification of this Article VII, Section 7.02, shall not adversely affect any rights to indemnification that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

     Section 7.03. Expenses. Directors and officers of the Corporation shall have the right to be paid by the Corporation expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may, to the extent authorized from time to time by the Board, advance such expenses to any person who is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, trust or other enterprise.

     Section 7.04. Miscellaneous. (a) The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation and to any person serving at the request of the Corporation as an employee or agent of another corporation, trust or other enterprise.

     (b) The rights to indemnification and to the advancement of expenses conferred in this section shall not be exclusive of any other right that any person may have or hereafter acquire under this Certificate, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors, or otherwise.

     (c) Any repeal or modification of this section by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

     (d) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of such person's status as such, whether or not the Corporation shall have the power to indemnify such person against such liability under the provisions of this Article VII. Any person who is or was a director, officer, employee or agent of the Corporation or a subsidiary of the Corporation shall be deemed to be serving in such capacity at the request of the Corporation for purposes of this Article VII, Section 7.04.

                                  ARTICLE VIII

                               STOCKHOLDER RIGHTS

     Section 8.01. Stockholder Rights. The Board is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued shall be determined by the Board and set forth in the contracts or instruments that evidence such rights. The authority of the Board with respect to such rights shall include, but not be limited to, determination of the following:

          (a) the initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

          (b) provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or securities of the Corporation;

          (c) provisions which adjust the number or exercise price of such rights, or amount or nature of the stock or other securities or property receivable upon exercise of such rights, in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereof of the obligations of the Corporation under such rights;

          (d) provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

          (e) provisions which permit the Corporation to redeem such rights; and

          (f) the appointment of a rights agent with respect to such rights.

                                   ARTICLE IX

                             BUSINESS COMBINATIONS

     Section 9.01. Section 203 of the DGCL. In accordance with Section 203(b) of the DGCL, the Corporation shall be governed by the provisions contained in
Section 203(a) of the DGCL regarding restrictions on business combinations with interested stockholders.

                                   ARTICLE X

                    TRANSACTION WITH DIRECTORS AND OFFICERS

     Section 10.01. Transaction With Directors and Officers. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

                                   ARTICLE XI

                                   AMENDMENTS

     Section 11.01. Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation without the assent or vote of the stockholders of the Corporation. The stockholders may, at any annual or special meeting of the stockholders of the Corporation, duly called and upon proper notice thereof, make, alter, amend or repeal the Bylaws by the affirmative vote by the holders of not less than 80% of the shares of stock entitled to vote generally in the election of directors.

     Section 11.02. Certificate. The Corporation reserves the right to amend, alter, change or repeal the provisions in this Certificate and in any certificate amendatory hereof in the manner now or hereafter prescribed by law, and all rights conferred on in this Certificate on stockholders, directors and officers are subject to this reserved power; provided, however, that the affirmative vote of the holders of record of outstanding shares representing at least 80% of the voting power of all of the shares of stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change, or repeal any provision of, or to adopt any provision or provisions inconsistent with Section
4.03 of Article IV, Section 5.03 of Article V, Section 5.05 of Article V,
Section 5.06 of Article V, Section 6.03 of Article VI, Section 6.04 of Article VI, Article VII, Section 9.01 of Article IX or this Section 11.02 of Article XI of this Certificate unless such amendment, alteration, repeal or adoption of any inconsistent provision or provisions is declared advisable by the Board by the affirmative vote of at least 75% of the entire Board, notwithstanding the fact that a lesser percentage may be specified by the DGCL.

                            CERTIFICATE OF AMENDMENT
                                     OF THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                       OF AMERISOURCE-BERGEN CORPORATION

     AmeriSource-Bergen Corporation (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors (the "Board") of the Company, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable an amendment to the Company's amended and restated certificate of Incorporation to change the Company's name to Amerisource-Bergen Corporation.

     SECOND: That the Board's proposal was proposed and duly adopted by the holders of the majority of the outstanding stock of the Company entitled to vote thereon at a duly organized telephonic meeting on July 23, 2001 in accordance with Sections 211 and 242 of the General Corporation Law of the State of Delaware.

     THIRD: Article I of the Company's Amended and Restated certificate of Incorporation shall be deleted in its entirety and the following new Article I will be inserted in its place:

                                   "ARTICLE I

             The name of the corporation is AmerisourceBergen
        Corporation (hereinafter referred to as the "Corporation")."

     FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said AmeriSource-Bergen Corporation has caused this certificate to be signed by R. David Yost, its President and Chief Executive Officer, this 24th day of July, 2001.

                                          AMERISOURCE-BERGEN CORPORATION

                                          By: /s/ R. DAVID YOST
                                            ------------------------------------
                                            R. David Yost
                                            President and Chief Executive
                                              Officer

                                                                         ANNEX K

                          AMENDED AND RESTATED BYLAWS
                                       OF
                         AMERISOURCEBERGEN CORPORATION

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
                                        ARTICLE I
                                         OFFICES
Section 1.01.  Registered Office...........................................   K-1
Section 1.02.  Other Offices...............................................   K-1
                                       ARTICLE II
                               MEETINGS OF STOCKHOLDERS
Section 2.01.  Annual Meetings.............................................   K-1
Section 2.02.  Special Meetings............................................   K-1
Section 2.03.  Notice and Business of Meetings.............................   K-1
Section 2.04.  Adjournments................................................   K-3
Section 2.05.  Quorum......................................................   K-3
Section 2.06.  Organization................................................   K-3
Section 2.07.  Inspectors of Elections.....................................   K-4
Section 2.08.  Fixing of Record Date.......................................   K-4
Section 2.09.  Voting; Proxies.............................................   K-4
Section 2.10.  Action by Stockholders Without a Meeting....................   K-5
                                      ARTICLE III
                                  BOARD OF DIRECTORS
Section 3.01.  Election and Term...........................................   K-5
Section 3.02.  Number......................................................   K-5
Section 3.03.  General Powers..............................................   K-5
Section 3.04.  Place of Meetings...........................................   K-5
Section 3.05.  Organization Meeting........................................   K-5
Section 3.06.  Regular Meetings............................................   K-5
Section 3.07.  Special Meetings; Notice and Waiver of Notice...............   K-6
Section 3.08.  Organization of Meetings....................................   K-6
Section 3.09.  Quorum and Manner of Acting.................................   K-6
Section 3.10.  Voting......................................................   K-6
Section 3.11.  Action Without a Meeting....................................   K-6
Section 3.12.  Resignations................................................   K-6
Section 3.13.  Removal of Directors........................................   K-6
Section 3.14.  Vacancies...................................................   K-7
Section 3.15.  Directors' Compensation.....................................   K-7
                                    ARTICLE IV
                                    COMMITTEES
Section 4.01.  Constitution and Powers.....................................   K-7
Section 4.02.  Place of Meetings...........................................   K-7
Section 4.03.  Meetings; Notice and Waiver of Notice.......................   K-7
Section 4.04.  Organization of Meetings....................................   K-7
Section 4.05.  Quorum and Manner of Acting.................................   K-7

                                                                             PAGE
                                                                             ----
Section 4.06.  Voting......................................................   K-8
Section 4.07.  Records.....................................................   K-8
Section 4.08.  Vacancies...................................................   K-8
Section 4.09.  Members' Compensation.......................................   K-8
Section 4.10.  Emergency Management Committee..............................   K-8
                                       ARTICLE V
                                       OFFICERS
Section 5.01.  Officers; Election or Appointment...........................   K-8
Section 5.02.  Term of Office; Resignation; Removal; Vacancies.............   K-8
Section 5.03.  Powers and Duties...........................................   K-8
Section 5.04   Executive Management Committee..............................   K-9
                                      ARTICLE VI
                            SHARES AND TRANSFERS OF SHARES
Section 6.01.  Stock Certificates; Uncertificated Shares...................   K-9
Section 6.02.  Transfers of Stock..........................................  K-10
Section 6.03.  Lost Certificates...........................................  K-10
Section 6.04.  Determination of Holders of Record for Certain Purposes.....  K-10
                                     ARTICLE VII
                                   CORPORATE SEAL
Section 7.01.  Seal........................................................  K-10
Section 7.02.  Affixing and Attesting......................................  K-10
                                    ARTICLE VIII
                                   MISCELLANEOUS
Section 8.01.  Fiscal Year.................................................  K-10
Section 8.02.  Signatures on Negotiable Instruments........................  K-10
Section 8.03.  Execution of Proxies........................................  K-10
Section 8.04.  References To Article and Section Numbers and to the By-Laws
               and the Certificate of Incorporation........................  K-11
                                    ARTICLE IX
                                    AMENDMENTS
Section 9.01.  Amendments..................................................  K-11

                          AMENDED AND RESTATED BYLAWS
                                       OF
                         AMERISOURCEBERGEN CORPORATION

                                   ARTICLE I

                                    OFFICES

     Section 1.01. Registered Office.  The registered office of
AmeriSourceBergen Corporation (the "Corporation") in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, and the registered agent in charge thereof shall be The Corporation Trust Company.

     Section 1.02. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may from time to time require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 2.01. Annual Meetings. The annual meeting of stockholders (as hereinafter defined) of the Corporation for the election of Directors of the Corporation ("Directors"), and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting.

     Section 2.02. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called by the Board pursuant to a resolution duly adopted by a majority of the members of the Board, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof. Only business within the purposes described in the notice required by Section
2.03 of this Article II may be conducted at the special meeting. The ability of the stockholders to call a special meeting of stockholders of the Corporation is specifically denied.

     Section 2.03. Notice and Business of Meetings. (a) General. Except as otherwise provided by law, written notice of each meeting of stockholders shall be given either by delivering a notice personally or mailing a notice to each stockholder of record entitled to vote thereat. If mailed, the notice shall be directed to the stockholder in a postage-prepaid envelope at his address as it appears on the stock books of the Corporation unless, prior to the time of mailing, he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall be in such form as is approved by the Board and shall state the purpose or purposes for which the meeting is called, the date and time when and the place where it is to be held, and shall be delivered personally or mailed not more than sixty (60) days and not less than ten (10) days before the day of the meeting. Except as otherwise provided by law, the business which may be transacted at any special meeting of stockholders shall consist of and be limited to the purpose or purposes so stated in such notice. The Secretary or an Assistant Secretary or the transfer agent of the Corporation shall, after giving such notice, make an affidavit stating that notice has been given, which shall be filed with the minutes of such meeting.

     (b) Advance Notice Provisions for Business to be Transacted at Annual Meeting. (i) No business may be transacted at an annual meeting of stockholders, other than business that is either (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (B) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof) or (C) otherwise properly brought before the annual meeting by any stockholder of the Corporation who (x) is a stockholder of record on the date of the giving of the notice provided for in this Section 2.03 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) complies with the notice procedures set forth in this Section 2.03(b).

     (ii) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     (A) To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made; provided further that for purposes of the annual meeting of stockholders held following the end of the fiscal year ending on September 30, 2001, the date of the preceding year's annual meeting shall be deemed to be February 14.

     (B) To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and record address of such stockholder, (3) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     (iii) No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.03, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.03 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

     (c) Advance Notice Provisions for Election of Directors. (i) To be timely, a shareholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty
(60) days from such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

     (ii) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     (A) To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made; provided further that for purposes of the annual meeting of stockholders held following the end of the fiscal year ending on September 30, 2001, the date of the preceding year's annual meeting shall be deemed to be February 14.

     (B) To be in proper written form, a stockholder's notice to the Secretary must be set forth (1) as to each person whom the stockholder proposes to nominate for election as a director (w) the name, age, business address and residence address of the person, (x) the principal occupation or employment of the person, (y) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (z) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (2) as to the stockholder giving notice (v) the name and record address of such stockholder, (w) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (x) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (y) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) named in its notice and (z) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     (iii) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 2.03(c). If the chairman of an annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

     Section 2.04. Adjournments. Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 2.05. Quorum. At each meeting of stockholders, except where otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, the meeting of such class may be adjourned from time to time in the manner provided by these Bylaws until a quorum of such class shall be so present or represented. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     Section 2.06. Organization. The Chairman of the Board shall act as chairman at all meetings of stockholders at which he or she is present, and as such chairman shall call such meetings of stockholders to order and preside thereat. If the Chairman of the Board shall be absent from any meeting of stockholders, the duties otherwise provided in this Section 2.06 to be performed by him or her at such meeting, shall be performed at such meeting by a chairman designated by the Board, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in his or her absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.

     Section 2.07. Inspectors of Elections. Prior to any meeting of stockholders, the Board, or a Chairman of the Board designated by the Board, shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and record of the Corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

     Section 2.08. Fixing of Record Date. The Board may fix a date not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting and any adjournment thereof, and in such case such stockholders and only such stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. No record date shall precede the date on which the Board establishes such record date. The Secretary shall prepare and make or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place, specified in the notice of the meeting, within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

     Section 2.09. Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes of such shares of stock. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not
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

irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with a Secretary. Voting at meetings of stockholders need not be by written ballot unless so directed by the chairman of the meeting or the Board. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. In all other matters, unless otherwise required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority (or, in the case of an election of Directors, a plurality) of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, except as otherwise required by law, the Certificate of Incorporation or these Bylaws.

     Section 2.10. Action by Stockholders Without a Meeting. The stockholders may not take any action without a duly called meeting of the stockholders.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     Section 3.01. Election and Term. Except as otherwise provided by law or by the Certificate of Incorporation, and subject to the provisions of Sections 3.12, 3.13 and 3.14 of this Article III, Directors shall be elected at the annual meeting of stockholders to serve until the annual meeting of stockholders in the third year following their election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

     Section 3.02. Number. The number of Directors may be fixed from time to time by resolution of the Board but shall not be less than three (3) nor more than twelve (12).

     Section 3.03. General Powers. The business, properties and affairs of the Corporation shall be managed by, or under the direction of, the Board, which, without limiting the generality of the foregoing, shall have power to elect and appoint officers of the Corporation, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Corporation to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Corporation and over its seal, without specific authority in each case, and, by resolution adopted by a majority of the whole Board, to appoint committees of the Board in addition to those appointed pursuant to Article IV hereof, the membership of which may consist of one or more Directors, and which may advise the Board with respect to any matters relating to the conduct of the Corporation's business. The Board may designate one or more Directors as alternate members of any committee, including those appointed pursuant to Article IV hereof, who may replace any absent or disqualified member at any meeting of the committee. In addition, the Board may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law or by the Certificate of Incorporation.

     Section 3.04. Place of Meetings. Meetings of the Board may be held at any place, within or without the State of Delaware, from time to time designated by the Board.

     Section 3.05. Organization Meeting. A newly elected Board shall meet and organize, and also may transact any other business which might be transacted at a regular meeting thereof, as soon as practicable after each annual meeting of stockholders, at the place at which such meeting of stockholders took place, without notice of such meeting, provided a majority of the whole Board is present. If such a majority is not present, such organizational meeting may be held at any other time or place which may be specified in a notice given in the manner provided in Section 3.07 of this Article III for special meetings of the Board, or in a waiver of notice thereof.

     Section 3.06. Regular Meetings. Regular meetings of the Board shall be held at such times as may be determined by resolution of the Board and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board.

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

     Section 3.07. Special Meetings; Notice and Waiver of Notice. Special meetings of the Board shall be called by the Secretary on the request of the Chairman of the Board or the President, or on the request in writing of any three other Directors stating the purpose or purposes of such meeting. Notice of any special meeting shall be in form approved by the Chairman of the Board or the President, as the case may be. Notices of special meetings shall be mailed to each director, addressed to him at his residence or usual place of business, not later than two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable or other form of recorded communication or be delivered personally or by telephone, not later than the day before such day of meeting. Notice of any meeting of the Board need not be given to any director if he shall sign a written waiver thereof either before or after the time stated therein, or if he shall attend a meeting, except when he attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board need be specified in any notice or written waiver of notice unless so required by the Certificate of Incorporation or by the Bylaws. Unless limited by law, by the Certificate of Incorporation or by the Bylaws, any and all business may be transacted at any special meeting.

     Section 3.08. Organization of Meetings. The Chairman of the Board shall preside at all meetings of the Board at which he or she is present. If the Chairman of the Board shall be absent from any meeting of the Board, the duties otherwise provided in this Section 3.08 of Article III to be performed by him or her at such meeting shall be performed at such meeting by the director chosen by a majority of the other Directors who are present. The Secretary of the Corporation shall act as the secretary at all meetings of the Board, and in his or her absence a temporary secretary shall be appointed by the chairman of the meeting.

     Section 3.09. Quorum and Manner of Acting.  Except as otherwise provided by
Section 3.05 of this Article III, at every meeting of the Board a majority of the total number of Directors constituting the whole Board shall constitute a quorum but in no event shall a quorum be constituted by less than two (2) Directors. Except as otherwise provided by law or by the Certificate of Incorporation, or by Section 3.14 of this Article III, or by Section 4.01 or
Section 4.08 of Article IV, or by Article IX, the act of a majority of the Directors present at any such meeting, at which a quorum is present, shall be the act of the Board. In the absence of a quorum, a majority of the Directors present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. Members of the Board or any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by a member of the Board in a meeting pursuant to this Section 3.09 of Article III shall constitute his presence in person at such meeting.

     Section 3.10. Voting. On any question on which the Board shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting if any member of the Board so requests at the time.

     Section 3.11. Action Without a Meeting. Except as otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if prior to such action all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or the committee.

     Section 3.12. Resignations. Any director may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

     Section 3.13. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, no Director may be removed except both for cause and with the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.
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

     Section 3.14. Vacancies. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board for any reason, including by reason of any increase in the number of Directors, shall, if occurring prior to the expiration of the term of office of the class in which such vacancy occurs, be filled only by the Board, acting by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum, and any Directors so elected shall hold office until the next election of the class for which such Directors have been elected and until their successors are duly elected and qualified.

     Section 3.15. Directors' Compensation. Any and all Directors may receive such reasonable compensation for their services as such, whether in the form of salary, a fixed fee for attendance at meetings or otherwise, with expenses, if any, as the Board may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                   COMMITTEES

     Section 4.01. Constitution and Powers. The Board may, by resolution adopted by affirmative vote of a majority of the whole Board, appoint one or more committees of the Board, which committees shall have such powers and duties as the Board shall properly determine. Unless otherwise provided by the Board, no such other committee of the Board shall be composed of fewer than three (3) Directors.

     Section 4.02. Place of Meetings. Meetings of any committee of the Board may be held at any place, within or without the State of Delaware, from time to time designated by the Board or such committee.

     Section 4.03. Meetings; Notice and Waiver of Notice. Regular meetings of any committee of the Board shall be held at such times as may be determined by resolution either of the Board or of such committee and no notice shall be required for any regular meeting. Special meetings of any committee shall be called by the secretary thereof upon request of any two members thereof. Notice of any special meeting of any committee shall be in form approved by the Chairman of the Board or the President, as the case may be. Notices of special meetings shall be mailed to each member, addressed to him at his residence or usual place of business, not later than two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable or any other form of recorded communication, or be delivered personally or by telephone, not later than the day before such day of meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee, need be specified in any notice or written waiver of notice unless so required by the Certificate of Incorporation or the Bylaws. Notices of any such meeting need not be given to any member of any committee, however, if waived by him as provided in Section 3.07 of Article III, and the provisions of such
Section 3.07 with respect to waiver of notice of meetings of the Board shall apply to meetings of any committee as well.

     Section 4.04. Organization of Meetings. The most senior officer of the Corporation present, if any be members of the committee, and, if not, the director present who has served the longest as a director, except as otherwise expressly provided by the Board or the committee, shall preside at all meetings of any committee. The Secretary of the Corporation, except as otherwise expressly provided by the Board, shall act as secretary at all meetings of any committee and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

     Section 4.05. Quorum and Manner of Acting. A majority of the members of any committee then in office shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present, shall be the act of such committee. In the absence of a quorum, a majority of the members of any committee present, or, if two or fewer members shall be present, any member of the committee present or the Secretary, may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. The provisions of Section 3.09 of Article III with respect to participation in a meeting of a committee of the Board and the provisions of Section 3.11 of Article III with respect to action taken by a
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

committee of the Board without a meeting shall apply to participation in meetings of and action taken by any committee.

     Section 4.06. Voting. On any question on which any committee shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting if any member of such committee so requests.

     Section 4.07. Records. All committees shall keep minutes of their acts and proceedings, which shall be submitted at the next regular meeting of the Board unless sooner submitted at an organization or special meeting of the Board, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

     Section 4.08. Vacancies. Any vacancy among the appointed members or alternate members of any committee of the Board may be filled by affirmative vote of a majority of the whole Board.

     Section 4.09. Members' Compensation. Members of all committees may receive such reasonable compensation for their services as such, whether in the form of salary, a fixed fee for attendance at meetings or otherwise, with expenses, if any, as the Board may from time to time determine. Nothing herein contained shall be construed to preclude any member of any committee from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 4.10. Emergency Management Committee. In the event that a quorum of the Board cannot readily be convened as a result of emergency conditions following a catastrophe or disaster, then all the powers and duties vested in the Board shall vest automatically in an Emergency Management Committee which shall consist of all readily available members of the Board and which Committee shall have and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation. Two members shall constitute a quorum. Other provisions of these Bylaws notwithstanding, the Emergency Management Committee shall call a meeting of the Board as soon as circumstances permit, for the purpose of filling vacancies on the Board and its committees and to take such other action as may be appropriate. The powers of the Emergency Management Committee shall terminate upon the convening of the meeting of the Board above prescribed at which a majority of the members thereof shall be present.

                                   ARTICLE V

                                    OFFICERS

     Section 5.01. Officers; Election or Appointment. The Board shall take such action as may be necessary from time to time to ensure that the Corporation has such officers as are necessary, under this Section 5.01 and the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended, to enable it to sign stock certificates.

     Section 5.02. Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board electing or authorizing the appointment of any officer, each officer shall hold office until his or her successor is elected or appointed and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to such person or persons as the Board may designate. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any officer authorized by the Board to appoint a person to hold an office of the Corporation may also remove such person from such office with or without cause at any time, unless otherwise provided in the resolution of the Board providing such authorization. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board at any regular or special meeting or by an officer authorized by the Board to appoint a person to hold such office.

     Section 5.03. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective
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offices, subject to the control of the Board. A Secretary or such other officer appointed to do so by the Board shall have the duty to record the proceedings of the meetings of the stockholders, the Board and any committees in a book to be kept for that purpose. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

     Section 5.04. Executive Management Committee. There shall be an Executive Management Committee composed of (a) the President and Chief Executive Officer of the Corporation, (b) the Executive Vice President and Chief Operating Officer of the Corporation, (c) the Executive Vice President and Chief Financial Officer of the Corporation, (d) the Senior Vice President of the Corporation and President of AmerisourceBergen Drug Company, (e) the Senior Vice President of the Corporation and President of Pharmerica, Inc. and (f) the Senior Vice President of the Corporation and President of ASD Specialty Healthcare, Inc.

     The Executive Management Committee shall have and may exercise all the powers and authority in the management of the business and affairs of the Corporation, insofar as it pertains to capital expenditures and acquisitions, as the Board may determine.

                                   ARTICLE VI

                         SHARES AND TRANSFERS OF SHARES

     Section 6.01. Stock Certificates; Uncertificated Shares. The shares of stock in the Corporation shall be represented by certificates, provided that the Board of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to any such shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution or resolutions by the Board of the Corporation, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President, and by a Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, representing the number of shares of stock in the Corporation owned by such holder. If such certificate is manually signed by one or more officers or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Certificates representing shares of stock of the Corporation may bear such legends regarding restrictions on transfer or other matters as any officer or officers of the Corporation may determine to be appropriate and lawful.

     (b) If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise required by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series of stock and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares of any class or series of stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series and the qualifications, limitations or restrictions of such preferences and/or rights.

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

     (c) Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

     Section 6.02. Transfers of Stock. Transfers of stock shall be made on the books of the Corporation by the person named in the certificate, or by an attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class or series of stock, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require and with all required stock transfer tax stamps affixed thereto and canceled or accompanied by sufficient funds to pay such taxes.

     Section 6.03. Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, the Board, in its discretion, or any officer or officers thereunto duly authorized by the Board, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed; provided, however, that, in each such case, the applicant for a substitute certificate shall furnish evidence to the Corporation, which it determines in its discretion is satisfactory, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by it.

     Section 6.04. Determination of Holders of Record for Certain Purposes. In order to determine the stockholders or other holders of securities entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or other securities or for the purpose of any other lawful action, the Board may fix, in advance, a record date, not more than sixty
(60) days prior to the date of payment of such dividend or other distribution or allotment of such rights or the date when any such rights in respect of any change, conversion or exchange of stock or securities may be exercised, and in such case only holders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution or to receive such allotment of rights, or to exercise such rights, notwithstanding any transfer of any stock or other securities on the books of the Corporation after any such record date fixed as aforesaid. No record date shall precede the date on which the Board establishes such record date.

                                  ARTICLE VII

                                 CORPORATE SEAL

     Section 7.01. Seal. The Board may provide a suitable Seal containing the name of the Corporation.

     Section 7.02. Affixing and Attesting. The seal of the Corporation shall be in the custody of the Secretary, who shall have power to affix it to the proper corporate instruments and documents, and who shall attest it. In his absence, it may be affixed and attested by an Assistant Secretary, or by the Treasurer or an Assistant Treasurer or by any other person or persons as may be designated by the Board.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     Section 8.01. Fiscal Year. The fiscal year of the Corporation shall end on the thirtieth day of September of each year unless changed by resolution of the Board.

     Section 8.02. Signatures on Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board, or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board.

     Section 8.03. Execution of Proxies. The President, or, in his absence or his disability, any Vice President, may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action
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

taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chairman, the President or any Vice President.

     Section 8.04. References to Article and Section Numbers and to the Bylaws and the Certificate of Incorporation. Whenever in the Bylaws reference is made to an Article or Section number, such reference is to the number of an Article or Section of the Bylaws. Whenever in the Bylaws reference is made to the Bylaws, such reference is to these Bylaws of the Corporation, as amended, and whenever reference is made to the Certificate of Incorporation, such reference is to the Certificate of Incorporation of the Corporation, as amended, including all documents deemed by the General Corporation Law of the State of Delaware to constitute a part thereof.

                                   ARTICLE IX

                                   AMENDMENTS

     Section 9.01. Amendments. The Bylaws may be altered, amended or repealed at any annual meeting of stockholders, or at any special meeting of holders of shares of stock entitled to vote thereon by a vote of the holders of not less than 80% of the shares of stock present in person or by proxy at the meeting and entitled to vote thereon, or (except as otherwise expressly provided in any Bylaw adopted by the stockholders) by the Board at any valid meeting by the affirmative vote of a majority of the whole Board, provided that in the case of a special meeting of stockholders, notice of such proposed alteration, amendment or repeal be included in the notice of meeting.

                                       K-11